Exhibit 8.2

CANADA

CONSOLIDATION	CODIFICATION

Canada Deposit Insurance	Loi sur la Société d’assurance-
Corporation Act	dépôts du Canada

R.S.C., 1985, c. C-3	L.R.C. (1985), ch. C-3

Current to May 29, 2023	À jour au 29 mai 2023

Last amended on April 1, 2023	Dernière modification le 1 avril 2023

Published by the Minister of Justice at the following address:	Publié par le ministre de la Justice à l’adresse suivante :
http://laws-lois.justice.gc.ca	http://lois-laws.justice.gc.ca

OFFICIAL STATUS

OF CONSOLIDATIONS

Subsections 31(1) and (2) of the Legislation Revision and Consolidation Act, in force on June 1, 2009, provide as follows:

Published consolidation is evidence

31 (1) Every copy of a consolidated statute or consolidated regulation published by the Minister under this Act in either print or electronic form is evidence of that statute or regulation and of its contents and every copy purporting to be published by the Minister is deemed to be so published, unless the contrary is shown.

Inconsistencies in Acts

(2) In the event of an inconsistency between a consolidated statute published by the Minister under this Act and the original statute or a subsequent amendment as certified by the Clerk of the Parliaments under the Publication of Statutes Act, the original statute or amendment prevails to the extent of the inconsistency.

CARACTÈRE OFFICIEL

DES CODIFICATIONS

Les paragraphes 31(1) et (2) de la Loi sur la révision et la codification des textes législatifs, en vigueur le 1er juin 2009, prévoient ce qui suit:

Codifications comme élément de preuve

31 (1) Tout exemplaire d’une loi codifiée ou d’un règlement codifié, publié par le ministre en vertu de la présente loi sur support papier ou sur support électronique, fait foi de cette loi ou de ce règlement et de son contenu. Tout exemplaire donné comme publié par le ministre est réputé avoir été ainsi publié, sauf preuve contraire.

Incompatibilité — lois

(2) Les dispositions de la loi d’origine avec ses modifications subséquentes par le greffier des Parlements en vertu de la Loi sur la publication des lois l’emportent sur les dispositions incompatibles de la loi codifiée publiée par le ministre en vertu de la présente loi.

LAYOUT

The notes that appeared in the left or right margins are now in boldface text directly above the provisions to which they relate. They form no part of the enactment, but are inserted for convenience of reference only.

NOTE

This consolidation is current to May 29, 2023. The last amendments came into force on April 1, 2023. Any amendments that were not in force as of May 29, 2023 are set out at the end of this document under the heading “Amendments Not in Force”.

MISE EN PAGE

Les notes apparaissant auparavant dans les marges de droite ou de gauche se retrouvent maintenant en carac-tères gras juste au-dessus de la disposition à laquelle elles se rattachent. Elles ne font pas partie du texte, n’y figurant qu’à titre de repère ou d’information.

NOTE

Cette codification est à jour au 29 mai 2023. Les dernières modifications sont entrées en vigueur le 1 avril 2023. Toutes modifications qui n’étaient pas en vigueur au 29 mai 2023 sont énoncées à la fin de ce document sous le titre « Modifications non en vigueur ».

Current to May 29, 2023	À jour au 29 mai 2023

Last amended on April 1, 2023	Dernière modification le 1 avril 2023

TABLE OF PROVISIONS

An Act to establish the Canada Deposit Insurance Corporation

Short Title

1	Short title

Interpretation

2	Definitions

Her Majesty

2.1	Binding on Her Majesty

Powers, Etc., of Minister

2.2	Delegation

Constitution of the Corporation

3	Corporation established

4	Head office

5	Board of Directors

6	Chairperson

Objects, Powers and Duties

7	Objects

7.1	Power of Governor in Council

7.2	Coming into force

7.3	Recovery of loss

8	Federal institutions

9	Provincial institutions

10	Powers of Corporation

10.01	Exemption — shares of member institution

10.1	Loans to Corporation

11	Powers of directors

11.1	Minister’s direction

11.2	Statutory Instruments Act

11.3	Recovery of loss

TABLE ANALYTIQUE

Loi constituant la Société d’assurance-dépôts du Canada

Titre abrégé

1	Titre abrégé

Définitions

2	Définitions

Sa Majesté

2.1	Obligation de Sa Majesté

Pouvoirs du ministre

2.2	Délégation

Constitution et fonctionnement de la société

3	Constitution

4	Siège social

5	Conseil d’administration

6	Président du conseil

Mission et pouvoirs

7	Objet

7.1	Pouvoir du gouverneur en conseil

7.2	Entrée en vigueur

7.3	Recouvrement des pertes

8	Institutions fédérales

9	Institutions provinciales

10	Pouvoirs de la Société

10.01	Exemption — actions d’une institution membre

10.1	Prêt consenti à la Société

11	Pouvoirs des administrateurs

11.1	Instructions du ministre

11.2	Non-application de la Loi sur les textes réglementaires

11.3	Recouvrement des pertes

Current to May 29, 2023	iii	À jour au 29 mai 2023

Last amended on April 1, 2023		Dernière modification le 1 avril 2023

Canada Deposit Insurance Corporation	Société d’assurance-dépôts du Canada
TABLE OF PROVISIONS	TABLE ANALYTIQUE

Deposit Insurance

12	Duty to insure

12.1	Definitions

13	Deposits with amalgamating institutions

14	Obligation regarding insured amount

14.01	Payment to the Bank of Canada

14.1	Sale of information to liquidator

15	Premiums recoverable

17	Insurance of federal institutions

17.1	Insurance of provincial institutions

17.2	Policy of deposit insurance

18	Form of application for deposit insurance

20	Funds

21	Assessment and collection of premiums

22	Returns

23	Calculation of first premium

24	Where premiums payable

24.1	No set-off on premium payment

25	Overdue charges

25.1	Premium surcharge

25.2	Non-application to special premium

25.3	By-laws — special premium

25.4	Interpretation

Federal Institutions Without Deposit Insurance

26.01	Interpretation

26.02	Application

26.03	Granting of application

26.04	Minister and Superintendent to be informed

26.05	Fees by-law

26.06	Deposits not insured

Inspection of Member Institutions

27	Annual inspections

28	Provincial member institutions

28.1	Costs may be charged back

29	Examination considerations

29.1	Review of returns

Assurance-dépôts

12	Dépôts assurables

12.1	Définitions

13	Cas de fusion

14	Obligation concernant la partie assurée du dépôt

14.01	Versement à la Banque du Canada

14.1	Vente de renseignements

15	Primes recouvrables

17	Assurance des institutions fédérales

17.1	Assurance des institutions provinciales

17.2	Police d’assurance-dépôts

18	Demande d’assurance-dépôts : forme

20	Fonds

21	Fixation et recouvrement des primes

22	Déclarations

23	Calcul de la première prime

24	Primes payables au siège social de la Société

24.1	Pas de compensation

25	Arrérages de frais

25.1	Augmentation de prime

25.2	Non-application aux primes spéciales

25.3	Règlements administratifs — primes spéciales

25.4	Interprétation

Institutions fédérales sans assurance- dépôts

26.01	Sens de dépôt

26.02	Demande à la Socit

26.03	Conditions préalables à l’autorisation

26.04	Avis au ministre et au surintendant

26.05	Frais réglementaires

26.06	Dépôts non assurés

Inspection des institutions membres

27	Examens annuels

28	Institutions provinciales membres

28.1	Frais d’examen

29	Buts de l’examen

29.1	Vérification des déclarations

Current to May 29, 2023	iv	À jour au 29 mai 2023

Last amended on April 1, 2023		Dernière modification le 1 avril 2023

Canada Deposit Insurance Corporation	Société d’assurance-dépôts du Canada
TABLE OF PROVISIONS	TABLE ANALYTIQUE

29.2	Certain reports to be provided to Corporation

30	Reporting breaches

Termination and Cancellation of Insurance

31	Notice of termination

31.1	Acceleration of termination of policy of deposit insurance

32	Termination of policy by provincial member institution

33	Cancellation

34	Effect of termination or cancellation

35	Creditor remedies available

36	Removal of references to deposit insurance

Provincial Insuring Arrangements

37	Provincial deposit insurance

38	Agreements for examination of provincial institutions

39	Short term loans to insuring agents

Restructuring of Federal Member Institutions

Resolution Plans

39.01	Submission of plan

Vesting in Corporation and Appointing Corporation as Receiver

39.1	Report of Superintendent

39.11	Request of Corporation

39.12	Recommendation of Minister

39.13	Order

39.14	Powers of Corporation

39.15	Stay of proceedings

39.151	Stay of proceedings — bridge institution

39.152	Assignments — bridge institution or third party

39.16	Exemption

39.17	Leave of court

39.18	Termination

Non-application of Certain Legislative Provisions

39.181	Not agent or Crown corporation

39.19	Part VII of Bank Act, etc., inapplicable

29.2	Envoi de certains rapports

30	Indications des violations

Résiliation et annulation de l’assurance

31	Avis de résiliation

31.1	Résiliation anticipée de la police d’assurance-dépôts

32	Résiliation par une institution provinciale membre

33	Annulation

34	Effet de l’annulation ou de la résiliation

35	Droits aux recours ouverts aux créanciers

36	Suppression de toute mention d’assurance-dépôts

Arrangements avec les provinces

37	Assurance-dépôts provinciale

38	Accords en vue de l’examen des institutions provinciales

39	Prêts à court terme aux mandataires assureurs

Restructuration des institutions fédérales membres

Plans de règlement

39.01	Soumission des plans

Dévolution à la Société et nomination de la Société comme séquestre

39.1	Rapport du surintendant

39.11	Demande de la Société

39.12	Recommandation du ministre

39.13	Décret

39.14	Transfert des pouvoirs à la Société

39.15	Suspension des procédures

39.151	Suspension des procédures — institution-relais

39.152	Cession — institution-relais ou tiers

39.16	Exemption

39.17	Autorisation judiciaire

39.18	Durée d’application

Non-application de certaines dispositions législatives

39.181	Ni mandataire ni société d’État

39.19	Non-application de la partie VII de la Loi sur les banques, etc.

Current to May 29, 2023	v	À jour au 29 mai 2023

Last amended on April 1, 2023		Dernière modification le 1 avril 2023

Canada Deposit Insurance Corporation	Société d’assurance-dépôts du Canada
TABLE OF PROVISIONS	TABLE ANALYTIQUE

39.191	Provisions do not apply

39.192	Regulation to exempt or adapt

39.193	Office of Superintendent of Financial Institutions

Restructuring Transactions

39.2	Restructuring transactions

39.201	Terms and conditions of transactions

39.202	Deposit liabilities assumed

39.203	Liquidator bound

39.21	Right transferable

39.22	Winding-up

Compensation

39.23	Amount of compensation

39.24	Decision conclusive

39.25	Discharge of liability

39.26	Appointment of assessor

39.27	Sittings and hearings

39.28	Regulations

Creation and Operation of Bridge Institutions

39.371	Incorporation

39.3711	Duration

39.3713	Financial assistance

39.3714	Shares held by Corporation

39.3715	Termination of designation

39.3716	Mandatory dissolution of bridge institution

39.3717	Winding-up of federal member institution

39.3718	Power of the Corporation

39.3719	Remuneration and benefits

39.372	Non-liability with respect to employees

39.3721	Corporation’s directions

39.3722	By-laws — Corporation

Restructuring of Provincial Member Institutions

39.38	Federal-provincial agreements

Financial

40	Financial year

41	Deposit accounts

42	Interest may be paid

39.191	Dispositions inapplicables

39.192	Exemption ou adaptation par règlement

39.193	Bureau du surintendant des institutions financières

Opérations de restructuration

39.2	Opérations de restructuration

39.201	Conditions des opérations

39.202	Dépôts

39.203	Liquidateur lié

39.21	Droit transférable

39.22	Liquidation

Indemnité

39.23	Montant de l’indemnité

39.24	Décisions définitives

39.25	Caractère libératoire

39.26	Nomination d’un évaluateur

39.27	Séances et auditions

39.28	Règlements

Constitution et fonctionnement des institutions-relais

39.371	Constitution

39.3711	Durée

39.3713	Aide financière

39.3714	Actions détenues par la Société

39.3715	Perte du statut

39.3716	Dissolution obligatoire de l’institution-relais

39.3717	Liquidation de l’institution fédérale membre

39.3718	Pouvoir de la Société

39.3719	Rémunération et avantages

39.372	Employés

39.3721	Instructions de la Société

39.3722	Rčglements administratifs — pouvoir de la Société

Restructuration des institutions provinciales membres

39.38	Accords fédéraux-provinciaux

Dispositions financières

40	Exercice

41	Compte de dépôts

42	Versement d’intéręts

Current to May 29, 2023	vi	À jour au 29 mai 2023

Last amended on April 1, 2023		Dernière modification le 1 avril 2023

Canada Deposit Insurance Corporation	Société d’assurance-dépôts du Canada
TABLE OF PROVISIONS	TABLE ANALYTIQUE

43	Auditor

Staff

44	Employment of staff

45	Public Service Superannuation Act

No Liability

45.1	No liability for acts in good faith

45.11	Directors and officers of institutions

45.12	Foreign relief — no recognition or enforcement

Confidentiality

45.2	Confidentiality

45.3	Disclosures prohibited

Winding-up

46	Insolvency and winding-up

Enforcement Provisions

47	False statements

48	Failure to make report known

49	Failure to provide information, etc.

50	General offence

50.1	Punishment

51	Court may order compliance

52	Additional monetary punishment

53	Appeals

54	Recovery and application of fines

SCHEDULE

43	Vérificateur

Personnel

44	Engagement du personnel

45	Loi sur la pension de la fonction publique

Immunité

45.1	Absence de responsabilité en cas de bonne foi

45.11	Administrateurs et dirigeants d’institutions

45.12	Non-reconnaissance ou exécution de redressement étranger

Confidentialité

45.2	Confidentialité

45.3	Communication interdite

Liquidation

46	Insolvabilité et liquidation

Infractions et peines

47	Fausses déclarations

48	Omission de faire connaître le rapport

49	Contravention en matière de publicité

50	Infraction

50.1	Sanction

51	Ordonnance du tribunal

52	Sanction pécuniaire additionnelle

53	Appel

54	Recouvrement des amendes

ANNEXE

Current to May 29, 2023	vii	À jour au 29 mai 2023

Last amended on April 1, 2023		Dernière modification le 1 avril 2023

R.S.C., 1985, c. C-3

An Act to establish the Canada Deposit Insurance Corporation

Short Title

Short title

1 This Act may be cited as the Canada Deposit Insurance Corporation Act.

R.S., c. C-3, s. 1.

Interpretation

Definitions

2 In this Act,

affairs, with respect to a member institution, means its business and the relationships among the member institution and its affiliates and the shareholders, directors and officers of the member institution and its affiliates; (affaires internes)

affiliate, in respect of a member institution that is

(a) a bank, means an entity that is affiliated with the bank within the meaning of the Bank Act, or

(b) other than a bank, means an entity that would be affiliated with the member institution within the meaning of the Bank Act if the member institution were a bank to which that Act applies; (groupe)

appropriate provincial minister, in relation to a provincial institution, means the minister of the Crown of the province of incorporation of the institution responsible for the supervision of the provincial institution; (ministre provincial compétent)

bank means a bank listed in Schedule I or II to the Bank Act; (banque)

Board means the Board of Directors of the Corporation; (conseil)

L.R.C., 1985, ch. C-3

Loi constituant la Société d’assurance-dépôts du Canada

Titre abrégé

Titre abrégé

1 Loi sur la Société d’assurance-dépôts du Canada.

S.R., ch. C-3, art. 1.

Définitions

Définitions

2 Les définitions qui suivent s’appliquent à la présente loi.

action Sont assimilés à une action :

a) le privilège de conversion ou d’échange, octroyé par une institution membre, convertible en tout temps en une action;

b) l’option ou le droit, octroyé par une telle institution, d’acquérir une action ou le privilège visé à l’ali-néa a);

c) la part sociale au sens de l’article 2 de la Loi sur les banques. (share)

actionnaire S’entend notamment du détenteur d’une part sociale d’une coopérative de crédit fédérale. (shareholder)

affaires Les activités commerciales de l’institution membre ainsi que les relations entre celle-ci, les entités de son groupe et leurs associés, actionnaires, administra-teurs et dirigeants. (affairs)

affaires internes [Abrogée, 2016, ch. 7, art. 126]

assurance-dépôts L’assurance visée à l’alinéa 7a). (deposit insurance)

Current to May 29, 2023	1	À jour au 29 mai 2023

Last amended on April 1, 2023		Dernière modification le 1 avril 2023

Canada Deposit Insurance Corporation	Société d’assurance-dépôts du Canada
Interpretation	Définitions
Section 2	Article 2

bridge institution means a federal institution that is designated as a bridge institution by an order made under paragraph 39.13(1)(c); (institution-relais)

by-laws means the by-laws of the Corporation; (règlements administratifs)

Chairman [Repealed, 1996, c. 6, s. 21]

Chairperson means the Chairperson of the Board; (président)

Corporation means the Canada Deposit Insurance Corporation established by section 3; (Société)

deposit and depositor mean respectively a deposit and a depositor as defined in the schedule; (dépôt et déposant)

deposit insurance means the insurance referred to in paragraph 7(a); (assurance-dépôts)

domestic systemically important bank has the same meaning as in section 2 of the Bank Act; (banque d’importance systémique nationale)

federal credit union has the same meaning as in section 2 of the Bank Act; (coopérative de crédit fédérale)

federal institution means a bank, company or association referred to in section 8; (institution fédérale)

federal member institution means a federal institution that is a member institution; (institution fédérale membre)

local cooperative credit society has the same meaning as in section 2 of the Bank Act; (société coopérative de crédit locale)

member institution means a corporation that has deposit insurance under this Act; (institution membre)

Minister means the Minister of Finance; (ministre)

nominee broker means a person who is a party to an agreement or arrangement with a member institution in order to make deposits as a nominee on behalf of another person; (courtier-fiduciaire)

nominee broker deposit means a deposit made at a member institution by a nominee broker acting as a nominee on behalf of another person; (dépôt de courtier-fiduciaire)

banque Banque figurant aux annexes I ou II de la Loi sur les banques. (bank)

banque d’importance systémique nationale S’entend au sens de l’article 2 de la Loi sur les banques. (domestic systemically important bank)

conseil Le conseil d’administration de la Société. (Board)

contrôleur provincial Le fonctionnaire qui, auprès de la province sous l’autorité de laquelle une institution pro-vinciale donnée a reçu la personnalité morale, voit à la surveillance des activités de l’institution. (provincial supervisor)

coopérative de crédit fédérale S’entend au sens de l’article 2 de la Loi sur les banques. (federal credit union)

courtier-fiduciaire Personne qui est partie à une entente ou à un arrangement avec une institution membre afin de déposer des sommes en tant que fiduciaire pour le compte d’une autre personne. (nominee broker)

déclaration Déclaration orale ou écrite. Sont assimilés à une déclaration les marques, signes ou annonces ou marques de commerce. (representation)

dépôt de courtier-fiduciaire Dépôt effectué auprès d’une institution membre par un courtier-fiduciaire qui agit en tant que fiduciaire pour le compte d’une autre personne. (nominee broker deposit)

dépôt et déposant Ont le sens que leur donne l’annexe. (deposit and depositor)

dette subordonnée Dette d’une institution membre dont le remboursement, aux termes du titre qui en fait foi, est subordonné, advenant l’insolvabilité ou la liquidation de celle-ci, au paiement de tous les dépôts auprès d’elle et de toutes ses autres dettes, à l’exception de celles qui, aux termes des titres qui en font foi, sont de rang égal ou inférieur à la dette en question. Sont inclus dans la présente définition :

a) le privilège de conversion ou d’échange, octroyé par une institution membre, convertible en tout temps en une dette subordonnée;

b) l’option ou le droit, octroyé par une telle institution, d’acquérir une dette subordonnée ou le privilège visé à l’alinéa a). (subordinated debt)

Current to May 29, 2023	2	À jour au 29 mai 2023

Last amended on April 1, 2023		Dernière modification le 1 avril 2023

Canada Deposit Insurance Corporation	Société d’assurance-dépôts du Canada
Interpretation	Définitions
Section 2	Article 2

policy of deposit insurance or policy means the instrument evidencing the deposit insurance of a member institution; (police d’assurance-dépôts ou police)

premium year means, in relation to the calculation and payment of premiums pursuant to this Act, the period beginning on May 1 in one year and ending on April 30 in the next year; (exercice comptable des primes)

professional trustee means any of the following who is not a nominee broker:

(a) the public trustee of a province or a similar public official whose duties involve holding moneys in trust for others;

(b) a federal, provincial or municipal government, or a department or agency of such a government;

(c) a lawyer or partnership of lawyers, a law corporation, or a notary or partnership of notaries in the province of Quebec, when they act in that capacity as a trustee of moneys for others;

(d) a person who is acting as a trustee of moneys for others in the course of business and is required by or under a statute to hold the deposit in trust;

(e) a person who is acting as a trustee of moneys for others in the course of business and is subject to the rules of a securities commission, stock exchange or other regulatory or self-regulating organization that audits compliance with those rules; or

(f) a regulated federal or provincial trust company acting in the capacity of a depositor; (fiduciaire pro-fessionnel)

provincial institution means a company referred to in section 9; (institution provinciale)

provincial member institution means a provincial institution that is a member institution; (institution provinciale membre)

provincial supervisor, in relation to a provincial institution, means the official of the province of incorporation of the provincial institution who supervises the affairs of the provincial institution; (contrôleur provincial)

receiver includes a receiver-manager and a sequestrator; (séquestre)

representation means any oral or written statement and includes any advertisement and any mark, sign, trade name or other device; (déclaration)

exercice comptable des primes La période commen-çant le 1er mai et se terminant le 30 avril de l’année suivante, utilisée pour le calcul et le paiement des primes. (premium year)

fiduciaire professionnel S’entend, à l’exception des courtiers-fiduciaires:

a) du curateur public d’une province ou du fonctionnaire semblable qui est chargé de détenir en fiducie ou en fidéicommis des sommes pour autrui;

b) des administrations fédérales, provinciales ou municipales, et des ministères ou organismes de ces administrations;

c) de l’avocat ou de l’étude d’avocats constituée en société de personnes ou en société, ou du notaire de la province de Québec ou de l’étude de notaires consti-tuée en société de personnes, qui agit en cette qualité comme fiduciaire ou fidéicommissaire de sommes pour autrui;

d) de la personne qui agit comme fiduciaire ou fidéi-commissaire de sommes pour autrui dans le cadre de ses activités et qui est tenue par la loi de détenir le dépôt en fiducie ou en fidéicommis;

e) de la personne qui agit comme fiduciaire ou fidéi-commissaire de sommes pour autrui dans le cadre de ses activités et qui est assujettie aux rčgles d’une commission de valeurs mobiličres, d’une bourse ou d’un autre organisme de réglementation ou d’auto-régle-mentation qui vérifie la conformité à ces règles;

f) de la société de fiducie provinciale ou fédérale réglementée qui agit au nom du déposant. (professional trustee)

groupe Ensemble des entités qui font partie du groupe d’une institution membre; dans le cas d’une banque, ce terme s’entend au sens de la Loi sur les banques, dans les autres cas, le sens donné par cette loi s’applique avec les adaptations nécessaires. (affiliate)

institution fédérale Banque, société ou association mentionnée à l’article 8. (federal institution)

institution fédérale membre Institution fédérale qui est une institution membre. (federal member institution)

institution membre Personne morale qui bénéficie de l’assurance-dépôts dans le cadre de la présente loi. (member institution)

Current to May 29, 2023	3	À jour au 29 mai 2023

Last amended on April 1, 2023		Dernière modification le 1 avril 2023

Canada Deposit Insurance Corporation	Société d’assurance-dépôts du Canada
Interpretation	Définitions
Section 2	Article 2

returned payment means any portion of a payment made by the Corporation under subsection 14(2) or (2.1) that is either returned to the Corporation or that otherwise remains under its control; (paiement retourné)

share includes

(a) a conversion or exchange privilege, issued by a member institution, that is convertible at any time into a share,

(b) an option or a right, issued by a member institution, to acquire a share or a privilege referred to in paragraph (a), and

(c) a membership share within the meaning of section 2 of the Bank Act; (action)

shareholder includes the holder of a membership share of a federal credit union; (actionnaire)

subordinated debt means debt of a member institution that, by the terms of any instrument evidencing the debt, will, in the event of the insolvency or winding-up of the member institution, be subordinate in right of payment to all deposit liabilities of the member institution and all other liabilities of the member institution except those that, by their terms, rank equally with or are subordinate to that debt and includes

(a) a conversion or exchange privilege that is convertible at any time into subordinated debt, and

(b) an option or a right to acquire subordinated debt or a privilege referred to in paragraph (a)

issued by a member institution; (dette subordonnée)

Superintendent means the Superintendent of Financial Institutions appointed pursuant to subsection 5(1) of the Office of the Superintendent of Financial Institutions Act. (surintendant)

R.S., 1985, c. C-3, s. 2; R.S., 1985, c. 18 (3rd Supp.), s. 47; 1992, c. 1, s. 142, c. 26, s. 1; 1996, c. 6, s. 21; 1999, c. 28, s. 98; 2001, c. 9, s. 203; 2009, c. 2, s. 233; 2010, c. 12, s. 2094; 2012, c. 5, s. 185; 2016, c. 7, s. 126; 2018, c. 12, s. 202.

institution provinciale Personne morale mentionnée à l’article 9. (provincial institution)

institution provinciale membre Institution provinciale qui est une institution membre. (provincial member institution)

institution-relais Institution fédérale qui est dotée du statut d’institution-relais par décret pris en vertu de l’alinéa 39.13(1)c). (bridge institution)

ministre Le ministre des Finances. (Minister)

ministre provincial compétent Le ministre provincial chargé, dans la province sous l’autorité de laquelle une institution provinciale donnée a obtenu la personnalité morale, de voir à la surveillance de cette institution. (appropriate provincial minister)

paiement retourné Toute partie du paiement effectué par la Société au titre des paragraphes 14(2) ou (2.1) qui lui est retournée ou demeure autrement sous son contrôle. (returned payment)

police d’assurance-dépôts ou police Le document qui fait foi de l’assurance-dépôts d’une institution membre. (policy of deposit insurance or policy)

président Le président du conseil. (Chairperson)

règlements administratifs Les règlements administratifs de la Société. (by-laws)

séquestre S’entend en outre d’un séquestre-gérant. (receiver)

Société La Société d’assurance-dépôts du Canada constituée par l’article 3. (Corporation)

société coopérative de crédit locale S’entend au sens de l’article 2 de la Loi sur les banques. (local cooperative credit society)

surintendant Le surintendant des institutions financières, nommé aux termes du paragraphe 5(1) de la Loi sur le Bureau du surintendant des institutions financières. (Superintendent)

L.R. (1985), ch. C-3, art. 2; L.R. (1985), ch. 18 (3e suppl.), art. 47; 1992, ch. 1, art. 142, ch. 26, art. 1; 1996, ch. 6, art. 21; 1999, ch. 28, art. 98; 2001, ch. 9, art. 203; 2009, ch. 2, art. 233; 2010, ch. 12, art. 2094; 2012, ch. 5, art. 185; 2016, ch. 7, art. 126; 2018, ch. 12, art. 202.

Current to May 29, 2023	4	À jour au 29 mai 2023

Last amended on April 1, 2023		Dernière modification le 1 avril 2023

Canada Deposit Insurance Corporation	Société d’assurance-dépôts du Canada
Her Majesty	Sa Majesté
Sections 2.1-5	Articles 2.1-5

Her Majesty

Binding on Her Majesty

2.1 This Act is binding on Her Majesty in right of Canada or a province.

1992, c. 26, s. 2.

Powers, Etc., of Minister

Delegation

2.2 The Minister may delegate any of the Minister’s powers, duties and functions under this Act to any Minister of State appointed pursuant to the Ministries and Ministers of State Act to assist the Minister.

1996, c. 6, s. 21.1.

Constitution of the Corporation

Corporation established

3 (1) There is hereby established a corporation, to be called the Canada Deposit Insurance Corporation.

Agent of Her Majesty

(2) The Corporation is, for all purposes of this Act, an agent of Her Majesty in right of Canada.

R.S., c. C-3, s. 3; 1984, c. 31, s. 14.

Head office

4 (1) The head office of the Corporation shall be at the city of Ottawa.

Offices and agents

(2) The Corporation may establish offices or employ agents in any part of Canada.

R.S., c. C-3, s. 4.

Board of Directors

5 (1) There shall be a Board of Directors of the Corporation consisting of

(a) the person appointed as the Chairperson under subsection 6(1);

(a.1) the person appointed as the President and Chief Executive Officer of the Corporation under subsection 105(5) of the Financial Administration Act;

(b) the persons who for the time being hold the offices of the Governor of the Bank of Canada, the Deputy Minister of Finance, the Superintendent of Financial

Sa Majesté

Obligation de Sa Majesté

2.1 La présente loi lie Sa Majesté du chef du Canada ou d’une province.

1992, ch. 26, art. 2.

Pouvoirs du ministre

Délégation

2.2 Le ministre peut déléguer des pouvoirs et fonctions que lui confčre la présente loi ŕ tout ministre d’État nom-mé pour lui pręter son concours aux termes de la Loi sur les départements et ministres d’État.

1996, ch. 6, art. 21.1.

Constitution et fonctionnement de la société

Constitution

3 (1) Est constituée la Société d’assurance-dépôts du Canada, dotée de la personnalité morale.

Qualité de mandataire de Sa Majesté

(2) La Société est, pour l’application de la présente loi, mandataire de Sa Majesté du chef du Canada.

S.R., ch. C-3, art. 3; 1984, ch. 31, art. 14.

Siège social

4 (1) Le siège social de la Société est fixé à Ottawa.

Bureaux et mandataires

(2) La Société peut constituer des bureaux et nommer des mandataires sur tout le territoire canadien.

S.R., ch. C-3, art. 4.

Conseil d’administration

5 (1) Le conseil d’administration de la Société se compose des personnes suivantes:

a) la personne nommée en vertu du paragraphe 6(1) à titre de président;

a.1) la personne nommée en vertu du paragraphe 105(5) de la Loi sur la gestion des finances publiques à titre de président et premier dirigeant de la Société;

Current to May 29, 2023	5	À jour au 29 mai 2023

Last amended on April 1, 2023		Dernière modification le 1 avril 2023

Canada Deposit Insurance Corporation	Société d’assurance-dépôts du Canada
Constitution of the Corporation	Constitution et fonctionnement de la société
Section 5	Article 5

Institutions and the Commissioner of the Financial Consumer Agency of Canada;

(b.1) a Deputy Superintendent of Financial Institutions, or an officer of the Office of the Superintendent of Financial Institutions, appointed by the Minister; and

(c) not more than six other members appointed by the Minister with the approval of the Governor in Council.

Disqualifications

(1.1) A person is not eligible to be appointed under paragraph (1)(c) or, having been appointed under that paragraph, to continue as a member of the Board, if the person is

(a) employed in any capacity in the federal public administration or holds any office or position for which any salary or other remuneration is payable out of public moneys;

(b) a member of the Senate or House of Commons of Canada or a member of a provincial legislature; or

(c) a director, officer or employee of a federal institution, a provincial institution or a local cooperative credit society.

Alternate director

(2) A director referred to in paragraph (1)(b) may, from time to time with the approval of the Minister, designate in writing an alternate to attend in the director’s absence at any meeting of the Board of Directors, and the alternate shall be deemed to be a member of the Board while so attending a meeting of the Board.

Vacancy

(3) A vacancy on the Board does not impair the right of the remaining directors to act.

Acting chairperson

(4) Where the office of Chairperson is vacant, the Minister may appoint, for a period not exceeding ninety days, an acting Chairperson who shall, while so acting, be a member of the Board and have all the powers of the Chairperson.

Expenses of directors

(5) A director shall be paid by the Corporation reasonable travel and living expenses incurred by the director while absent from his or her ordinary place of residence

b) le gouverneur de la Banque du Canada, le sous-ministre des Finances, le surintendant des institutions fi-nancičres et le commissaire de l’Agence de la consommation en matičre financičre du Canada;

b.1) un surintendant adjoint des institutions finan-cières, ou un fonctionnaire du Bureau du surintendant des institutions financières, nommé par le ministre;

c) au plus six autres administrateurs nommés par le ministre avec l’agrément du gouverneur en conseil.

Inhabilité

(1.1) Ne peut occuper le poste d’administrateur dans le cadre de l’alinéa (1)c) la personne qui :

a) occupe un emploi au sein de l’administration pu-blique fédérale ou un poste rémunéré avec des fonds publics;

b) est membre du Sénat ou de la Chambre des communes, ou d’une législature provinciale;

c) est administrateur, dirigeant ou employé d’une institution fédérale ou provinciale ou d’une société co-opérative de crédit locale.

Substitut

(2) L’administrateur visé á l’alinéa (1)b) peut, avec l’ap-probation du ministre, désigner par écrit un substitut pour assister en son absence aux réunions du conseil d’administration; ce substitut est réputé ętre un membre du conseil lorsqu’il assiste ŕ ces réunions.

Vacance

(3) Une vacance au sein du conseil n’entrave pas son fonctionnement.

Président suppléant

(4) En cas de vacance du poste de président, le ministre peut nommer un intérimaire pour une période maximale de quatre-vingt-dix jours; l’intérimaire est membre du conseil et assume l’exercice de la présidence.

Indemnités

(5) Les administrateurs de la Société ont droit aux frais de déplacement et de séjour entraînés par l’accomplisse-ment de leurs fonctions hors de leur lieu ordinaire de résidence. Les administrateurs visés à l’alinéa (1)b) n’ont

Current to May 29, 2023	6	À jour au 29 mai 2023

Last amended on April 1, 2023		Dernière modification le 1 avril 2023

Canada Deposit Insurance Corporation	Société d’assurance-dépôts du Canada
Constitution of the Corporation	Constitution et fonctionnement de la société
Sections 5-6	Articles 5-6

in the course of his or her duties as a director but no director referred to in paragraph (1)(b) shall receive any other remuneration for his or her services on the Board.

Remuneration of certain directors

(5.1) A director referred to in paragraph (1)(c) shall be paid by the Corporation for attendance at meetings of the Board such remuneration as may be fixed by the Governor in Council.

R.S., 1985, c. C-3, s. 5; R.S., 1985, c. 18 (2nd Supp.), s. 1, c. 18 (3rd Supp.), s. 48; 1996, c. 6, s. 47(E); 2001, c. 9, s. 204; 2003, c. 22, s. 224(E); 2010, c. 12, s. 2095; 2012, c. 5, s. 206(E); 2022, c. 10, s. 181.

Chairperson

6 (1) The Governor in Council shall appoint a person of proven financial ability to be Chairperson of the Board.

Term of office

(2) Notwithstanding subsection 105(5) of the Financial Administration Act, the Chairperson shall be appointed to hold office during good behaviour for such term as the Governor in Council deems appropriate but may be reappointed on the expiration of his or her term of office and may be removed at any time by the Governor in Council for cause.

Disqualification

(3) No person is eligible to be appointed or to continue as Chairperson who

(a) is not a Canadian citizen ordinarily resident in Canada;

(b) is a member of the Senate or House of Commons or a member of a provincial legislature; or

(c) is a director, officer or employee of a federal institution, a provincial institution or a local cooperative credit society.

(d) [Repealed, 2007, c. 6, s. 402]

Presiding at meetings

(4) The Chairperson shall preside at all meetings of the Board but where at any meeting the Chairperson is absent, one of the directors present thereat who is chosen so to act by the directors present shall preside and have all the powers of the Chairperson.

toutefois droit à aucune autre rémunération pour leurs services à ce titre.

Rémunération de certains administrateurs

(5.1) Les administrateurs visés à l’alinéa (1)c) reçoivent de la Société pour leur présence aux réunions du conseil d’administration la rémunération fixée par le gouverneur en conseil.

L.R. (1985), ch. C-3, art. 5; L.R. (1985), ch. 18 (2e suppl.), art. 1, ch. 18 (3e suppl.), art. 48; 1996, ch. 6, art. 47(A); 2001, ch. 9, art. 204; 2003, ch. 22, art. 224(A); 2010, ch. 12, art. 2095; 2012, ch. 5, art. 206(A); 2022, ch. 10, art. 181.

Président du conseil

6 (1) Le gouverneur en conseil nomme le président du conseil parmi les personnalités à compétence financière reconnue.

Mandat

(2) Par dérogation au paragraphe 105(5) de la Loi sur la gestion des finances publiques, le président est nommé à titre inamovible pour le mandat que fixe le gouverneur en conseil et il peut recevoir un nouveau mandat; toutefois, il peut faire l’objet d’une révocation motivée de la part du gouverneur en conseil.

Incompatibilités

(3) Pour occuper le poste de président, il faut :

a) être citoyen canadien et résider habituellement au Canada;

b) ne pas être membre du Sénat ou de la Chambre des communes, ou d’une législature provinciale;

c) ne pas être administrateur, dirigeant ou employé d’une institution fédérale ou provinciale ou d’une société coopérative de crédit locale.

d) [Abrogé, 2007, ch. 6, art. 402]

Présidence des réunions

(4) Le président préside les réunions du conseil; en cas d’absence de celuici, les administrateurs présents choi-sissent l’un d’entre eux pour présider la réunion et exercer les pouvoirs du président.

Current to May 29, 2023	7	À jour au 29 mai 2023

Last amended on April 1, 2023		Dernière modification le 1 avril 2023

Canada Deposit Insurance Corporation	Société d’assurance-dépôts du Canada
Constitution of the Corporation	Constitution et fonctionnement de la société
Sections 6-7.1	Articles 6-7.1

Remuneration of Chairperson

(5) The Chairperson shall be paid by the Corporation such remuneration as may be fixed by the Governor in Council.

R.S., 1985, c. C-3, s. 6; 1996, c. 6, s. 47(E); 2007, c. 6, s. 402; 2010, c. 12, s. 2096; 2012, c. 5, s. 206(E).

Objects, Powers and Duties

Objects

7 The objects of the Corporation are

(a) to provide insurance against the loss of part or all of deposits;

(b) to promote and otherwise contribute to the stability of the financial system in Canada;

(c) to pursue the objects set out in paragraphs (a) and (b) for the benefit of persons having deposits with member institutions and in such manner as will minimize the exposure of the Corporation to loss; and

(d) to act as the resolution authority for its members.

R.S., 1985, c. C-3, s. 7; R.S., 1985, c. 18 (3rd Supp.), s. 49; 1996, c. 6, s. 22; 2005, c. 30, s. 98; 2017, c. 20, s. 108.

Power of Governor in Council

7.1 (1) The Governor in Council may, by order, exempt the Corporation from the requirement that it pursue its objects in a manner that will minimize its exposure to loss when it takes any action to address a situation that is specified in the order.

Condition precedent

(2) The Governor in Council may make the order only if the Minister is of the opinion, after consultation with the Board, the Governor of the Bank of Canada and the Superintendent, that the requirement that the Corporation pursue its objects in a manner that will minimize its exposure to loss, in respect of a situation that will be specified in the order, might have an adverse effect on the stability of the financial system in Canada or public confidence in that stability.

Repeal

(3) The Governor in Council may repeal the order only if the Minister is of the opinion that the requirement that the Corporation pursue its objects in a manner that will minimize its exposure to loss, in respect of the situation specified in the order, will no longer have an adverse effect on the stability of the financial system in Canada or public confidence in that stability.

2009, c. 2, s. 234.

Rémunération du président

(5) Le président reçoit de la Société la rémunération fixée par le gouverneur en conseil.

L.R. (1985), ch. C-3, art. 6; 1996, ch. 6, art. 47(A); 2007, ch. 6, art. 402; 2010, ch. 12, art. 2096; 2012, ch. 5, art. 206(A).

Mission et pouvoirs

Objet

7 La Société a pour mission :

a) de fournir une assurance contre les risques de perte totale ou partielle de dépôts;

b) d’encourager la stabilité du systčme financier au Canada;

c) de poursuivre les fins visées aux alinéas a) et b) á l’avantage des personnes qui détiennent des dépôts auprčs d’institutions membres et de maničre ŕ mini-miser les possibilités de perte pour elle-męme;

d) d’agir ŕ titre d’autorité de rčglement pour ses institutions membres.

L.R. (1985), ch. C-3, art. 7; L.R. (1985), ch. 18 (3e suppl.), art. 49; 1996, ch. 6, art. 22; 2005, ch. 30, art. 98; 2017, ch. 20, art. 108.

Pouvoir du gouverneur en conseil

7.1 (1) Le gouverneur en conseil peut, par décret, sous-traire la Société á l’exigence d’accomplir sa mission de maničre ŕ minimiser les possibilités de perte pour elle-męme lorsqu’elle prend des mesures visant ŕ remédier á la situation précisée dans le décret.

Condition préalable

(2) Le gouverneur en conseil ne peut prendre le décret que si le ministre est d’avis, aprčs avoir consulté le conseil, le gouverneur de la Banque du Canada et le sur-intendant, que l’exigence imposée á la Société d’accom-plir sa mission de maničre ŕ minimiser les possibilités de perte pour elle-męme pourrait, en ce qui a trait á la situation qui sera précisée dans le décret, ętre préjudiciable á la stabilité du systčme financier au Canada ou á la confiance du public en cette stabilité.

Abrogation

(3) Le gouverneur en conseil ne peut abroger le décret que si le ministre est d’avis que d’assujettir à nouveau la Société à l’exigence d’accomplir sa mission de maniêre à minimiser les possibilités de perte pour elle-męme ne se-rait, en ce qui a trait à la situation en cause, préjudiciable ni à la stabilité du systême financier au Canada ni à la confiance du public en cette stabilité.

2009, ch. 2, art. 234.

Current to May 29, 2023	8	À jour au 29 mai 2023

Last amended on April 1, 2023		Dernière modification le 1 avril 2023

Canada Deposit Insurance Corporation	Société d’assurance-dépôts du Canada
Objects, Powers and Duties	Mission et pouvoirs
Sections 7.2-9	Articles 7.2-9

Coming into force

7.2 (1) An order made under subsection 7.1(1) has effect from the time that it is made.

Statutory Instruments Act

(2) The Statutory Instruments Act does not apply to the order.

Publication

(3) The Minister shall cause a notice to be published in the Canada Gazette that the order has been made or repealed as soon as the Minister is of the opinion that the publication of the notice will not have an adverse effect on the stability of the financial system in Canada or public confidence in that stability.

2009, c. 2, s. 234.

Recovery of loss

7.3 After the publication of a notice in the Canada Gazette that an order was made under subsection 7.1(1), the Corporation shall, in accordance with its by-laws, collect a special premium from member institutions or any class of member institutions in order to recover the loss that the Corporation determines it incurred as a result of pursuing its objects without regard to the requirement that it do so in a manner that minimizes its exposure to loss.

2009, c. 2, s. 234.

Federal institutions

8 For the purposes of this Act, the following are federal institutions:

(a) a bank;

(b) a company to which the Trust and Loan Companies Act applies; and

(c) a retail association within the meaning of regulations made under the Cooperative Credit Associations Act.

R.S., 1985, c. C-3, s. 8; 1991, c. 45, s. 541; 1999, c. 28, s. 99; 2001, c. 9, s. 205; 2005, c. 30, s. 99.

Provincial institutions

9 For the purposes of this Act, an incorporated company that carries on, under an Act of the legislature of a province or a constating instrument under provincial jurisdiction, a business substantially similar to the business of a company to which the Trust and Loan Companies Act applies and that is authorized by or under an Act of the legislature of a province to accept deposits from the public is a provincial institution.

R.S., 1985, c. C-3, s. 9; 1991, c. 45, s. 542.

Entrée en vigueur

7.2 (1) Le décret pris en vertu du paragraphe 7.1(1) prend effet dès sa prise.

Non-application de la Loi sur les textes réglementaires

(2) La Loi sur les textes réglementaires ne s’applique pas au décret.

Publication

(3) Le ministre fait publier un avis dans la Gazette du Canada portant que le décret a été pris ou abrogé dčs qu’il estime que la publication ne sera préjudiciable ni á la stabilité du systčme financier au Canada ni á la confiance du public en cette stabilité.

2009, ch. 2, art. 234.

Recouvrement des pertes

7.3 Après la publication dans la Gazette du Canada de l’avis énonçant qu’un décret a été pris, la Société perçoit, conformément aux rčglements administratifs, auprčs d’institutions membres ou de toute catégorie d’institu-tions membres, une prime spéciale afin de recouvrer les pertes qu’elle a, selon ses calculs, subies, en raison de l’accomplissement de sa mission sans égard á l’exigence de minimiser les possibilités de perte pour elle-męme.

2009, ch. 2, art. 234.

Institutions fédérales

8 Ont qualité d’institutions fédérales dans le cadre de la présente loi:

a) toute banque;

b) toute société régie par la Loi sur les sociétés de fiducie et de prêt;

c) toute association de détail, au sens des règlements pris sous le régime de la Loi sur les associations co-opératives de crédit.

L.R. (1985), ch. C-3, art. 8; 1991, ch. 45, art. 541; 1999, ch. 28, art. 99; 2001, ch. 9, art. 205; 2005, ch. 30, art. 99.

Institutions provinciales

9 Pour l’application de la présente loi, une compagnie constituée en personne morale qui exploite, en vertu d’une loi provinciale ou d’un acte constitutif relevant de la compétence provinciale, une entreprise sensiblement comparable à l’entreprise d’une société régie par la Loi sur les sociétés de fiducie et de prêt et qui, aux termes d’une loi provinciale, est autorisée à accepter des dépôts du public est une institution provinciale.

L.R. (1985), ch. C-3, art. 9; 1991, ch. 45, art. 542.

Current to May 29, 2023	9	À jour au 29 mai 2023

Last amended on April 1, 2023		Dernière modification le 1 avril 2023

Canada Deposit Insurance Corporation	Société d’assurance-dépôts du Canada
Objects, Powers and Duties	Mission et pouvoirs
Section 10	Article 10

Powers of Corporation

10 (1) The Corporation may do all things necessary or incidental to the objects of the Corporation and in particular, but without limiting the generality of the foregoing, the Corporation may, in furtherance of its objects,

(a) acquire assets from a member institution;

(a.1) make or guarantee loans or advances, with or without security, to a member institution;

(a.11) make or guarantee a deposit with a member institution;

(a.12) assume liabilities of a member institution;

(a.2) enter into an agreement with the government of a province, or an agent of the government of a province, respecting any matter relating to the insurance of deposits with provincial institutions in that province;

(b) make any investment and enter into any transaction necessary or desirable for the financial management of the Corporation;

(c) act as liquidator, receiver or inspector of a member institution or a subsidiary thereof, when duly appointed as such and appoint qualified and competent persons, whether employees of the Corporation or not, to carry out any or all of the functions of the Corporation under the appointment of the Corporation;

(d) assume the costs of a winding-up of a member institution when the Corporation is appointed to act as a liquidator in the winding-up, or assume the costs of the receiver when the Corporation is appointed to act as such;

(e) guarantee the payment of the fees of, and the costs incurred by any person as, the liquidator or receiver of a member institution when that person is appointed as such;

(f) acquire assets and assume liabilities of a member institution from its liquidator or receiver;

(f.1) acquire, by way of security or otherwise, shares and subordinated debt of a member institution and to hold and dispose of those shares and subordinated debt;

(g) make an advance for the purpose of paying a claim, against a member institution for which the Corporation is acting as receiver or liquidator, in respect of any insured deposit and of becoming subrogated as an unsecured creditor for the amount of the advance;

Pouvoirs de la Société

10 (1) La Société peut exercer les pouvoirs utiles à la réalisation de sa mission; elle peut notamment :

a) acquérir des éléments d’actif d’une institution membre;

a.1) contre la fourniture d’une sûreté ou non, octroyer des prêts ou des avances à une institution membre ou garantir des prêts ou des avances consentis à celle-ci;

a.11) verser un dépôt à une institution membre ou garantir un dépôt qui y a été effectué;

a.12) prendre en charge des éléments du passif d’une institution membre;

a.2) conclure un accord avec le gouvernement d’une province ou avec le mandataire d’un tel gouvernement sur les questions se rapportant à l’assurance des dépôts faits auprês des institutions provinciales dans la province en question;

b) faire les investissements et les transactions néces-saires ou souhaitables pour la gestion financière de la Société;

c) exercer, lorsqu’elles lui sont confiées, les attributions de liquidateur, séquestre ou inspecteur d’une institution membre ou d’une filiale d’une telle institution et déléguer, dans ce cadre, tout ou partie de ces attributions à des personnes qualifiées et compé-tentes, qu’elles fassent ou non partie de son personnel;

d) lorsqu’elle est nommée liquidateur ou séquestre, prendre en charge les frais de liquidation ou de séquestre, selon le cas;

e) garantir le paiement des honoraires et des frais du liquidateur ou du séquestre d’une institution membre;

f) acquérir des éléments d’actif d’une institution membre auprès de son liquidateur ou séquestre et prendre en charge des éléments du passif de cette institution détenus par son liquidateur ou séquestre;

f.1) acquérir, notamment à titre de sûreté, les actions et les dettes subordonnées d’une institution membre, les détenir et les aliéner;

g) consentir une avance en vue du règlement d’une créance relative à un dépôt assuré contre une institution membre pour laquelle la Société agit en qualité de liquidateur ou séquestre et ètre subrogée à titre de créancier non garanti pour le montant de l’avance;

Current to May 29, 2023	10	À jour au 29 mai 2023

Last amended on April 1, 2023		Dernière modification le 1 avril 2023

Canada Deposit Insurance Corporation	Société d’assurance-dépôts du Canada
Objects, Powers and Duties	Mission et pouvoirs
Section 10	Article 10

(h) make or cause to be made such inspections of a member institution as may be authorized under this Act or a policy of deposit insurance;

(i) acquire, hold and alienate real and personal property;

(i.1) settle or compromise any claim by or against the Corporation; and

(j) do all such other things as may be necessary for the exercising of any power of the Corporation.

Subsidiary corporations

(2) For the purposes of facilitating the acquisition, management or disposal of real property or other assets of a member institution that the Corporation may acquire as the result of its operations, the Corporation may, when authorized by order of the Governor in Council,

(a) procure the incorporation of a corporation, all the shares of which, on incorporation, would be held by, on behalf of or in trust for the Corporation; or

(b) acquire all of the shares of a corporation that, on acquisition, would be held by, on behalf of or in trust for the Corporation.

Subsidiary not an agent

(3) A corporation described in paragraph (2)(a) or (b) is deemed not to be an agent of the Corporation or of Her Majesty in right of Canada.

Assets and liabilities

(3.1) A corporation described in paragraph (2)(a) or (b) may acquire assets and assume liabilities of a member institution from that institution or from its liquidator or receiver.

Conditions applicable to the exercise of certain powers

(4) The Corporation shall, in exercising its powers under paragraph (1)(b), comply with such directions of general application as the Minister may, in writing, give to the Corporation.

R.S., 1985, c. C-3, s. 10; R.S., 1985, c. 18 (3rd Supp.), s. 50; 1992, c. 26, s. 3; 1996, c. 6, s. 23; 2001, c. 9, s. 206; 2016, c. 7, s. 127; 2018, c. 27, s. 157.

h) procéder ou faire procéder auprčs d’une institution membre aux examens qui sont autorisés en vertu de la présente loi ou de la police d’assurance-dépôts applicable;

i) acquérir, détenir et aliéner des biens meubles ou immeubles;

i.1) transiger sur toutes réclamations mettant en cause la Société ou les régler;

j) prendre toutes les autres mesures qui sont néces-saires á l’exercice de ses pouvoirs.

Filiales

(2) Afin de favoriser l’acquisition, la gestion ou l’usage des immeubles et autres éléments d’actif d’une institution membre qu’elle acquiert dans le cours de ses activi-tés, la Société peut, si elle y est autorisée par le gouver-neur en conseil:

a) faire constituer une personne morale dont l’en-semble des actions seront, au moment de la constitution, détenues par elle-même ou en son nom, ou par une fiducie à son bénéfice;

b) acquérir l’ensemble des actions d’une personne morale, lesquelles seront, lors de l’acquisition, déte-nues par elle-même ou en son nom ou par une fiducie à son bénéfice.

Filiale n’est pas mandataire

(3) La personne morale visée aux alinéas (2)a) et b) n’est pas mandataire de la Société ni de Sa Majesté du chef du Canada.

Éléments d’actif et du passif

(3.1) La personne morale visée aux alinéas (2)a) et b) peut acquérir des éléments d’actif d’une institution membre auprès de celle-ci ou auprès de son liquidateur ou séquestre et elle peut prendre en charge des éléments du passif de l’institution membre détenus par celleci ou par son liquidateur ou séquestre.

Conditions d’exercice

(4) La Société doit, dans l’exercice des pouvoirs prévus à l’alinéa (1)b), se conformer aux instructions écrites d’application générale données par le ministre.

L.R. (1985), ch. C-3, art. 10; L.R. (1985), ch. 18 (3e suppl.), art. 50; 1992, ch. 26, art. 3; 1996, ch. 6, art. 23; 2001, ch. 9, art. 206; 2016, ch. 7, art. 127; 2018, ch. 27, art. 157.

Current to May 29, 2023	11	À jour au 29 mai 2023

Last amended on April 1, 2023		Dernière modification le 1 avril 2023

Canada Deposit Insurance Corporation	Société d’assurance-dépôts du Canada
Objects, Powers and Duties	Mission et pouvoirs
Sections 10.01-10.1	Articles 10.01-10.1

Exemption — shares of member institution

10.01 (1) To enable the Corporation to acquire, hold or dispose of shares under paragraph 10(1)(f.1), the Minister may, by order, exempt any person or share specified in the order from any of the following provisions:

(a) sections 47.03, 47.04, 47.06, 47.09, 47.11, 47.15, 47.17, 47.18 and 60.1, subsection 79.2(1) and sections 372, 373, 374, 375, 376, 376.1, 376.2, 377, 377.1, 377.2 379, 382.1, 385, 401.11, 401.2 and 401.3 of the Bank Act;

(b) sections 407, 407.01, 407.02, 407.03, 407.1, 407.2, 408, 411, 428 and 430 of the Insurance Companies Act; and

(c) sections 375, 375.1, 376, 379, 396 and 399 of the Trust and Loan Companies Act.

Conditions

(2) The exemption may be subject to conditions.

Duration of exemption

(3) The exemption ceases to have effect five years after the day on which it comes into force.

Extension

(4) The Minister may, by order, extend the duration of the exemption if general market conditions so warrant.

Statutory Instruments Act

(5) The Statutory Instruments Act does not apply to an order made under this section.

2009, c. 2, s. 235; 2010, c. 12, s. 2097.

Loans to Corporation

10.1 (1) At the request of the Corporation, the Minister may, out of the Consolidated Revenue Fund, lend money to the Corporation on such terms and conditions as the Minister may establish.

Other borrowing

(2) The Corporation may borrow money otherwise than under subsection (1) and may borrow by any means, including the issuance and sale of bonds, debentures, notes or any other evidence of indebtedness.

Total indebtedness

(3) The total principal indebtedness outstanding at any time in respect of borrowings by the Corporation under

Exemption — actions d’une institution membre

10.01 (1) Afin que la Société puisse, en vertu de l’alinéa

10(1)f.1), acquérir, détenir et aliéner des actions d’une institution membre, le ministre peut, par arrêté, exempter de l’application de toute disposition ci-après toute personne ou action que l’arrêté précise :

a) les articles 47.03, 47.04, 47.06, 47.09, 47.11, 47.15, 47.17, 47.18 et 60.1, le paragraphe 79.2(1) et les articles 372, 373, 374, 375, 376, 376.1, 376.2, 377, 377.1, 377.2, 379, 382.1, 385, 401.11, 401.2 et 401.3 de la Loi sur les banques;

b) les articles 407, 407.01, 407.02, 407.03, 407.1, 407.2, 408, 411, 428 et 430 de la Loi sur les sociétés d’assurances;

c) les articles 375, 375.1, 376, 379, 396 et 399 de la Loi sur les sociétés de fiducie et de prêt.

Conditions

(2) L’exemption peut être assortie de conditions.

Durée de validité

(3) Elle cesse d’avoir effet cinq ans après son entrée en vigueur.

Prorogation

(4) Le ministre peut, par arrêté, proroger la durée de l’exemption si les conditions générales du marché le justifient.

Non-application de la Loi sur les textes réglementaires

(5) La Loi sur les textes réglementaires ne s’applique pas aux arrêtés pris en vertu du présent article.

2009, ch. 2, art. 235; 2010, ch. 12, art. 2097.

Prêt consenti à la Société

10.1 (1) À la demande de la Société, le ministre peut lui consentir, aux conditions qu’il fixe, des pręts sur le Trésor.

Pouvoir d’emprunter

(2) Elle peut contracter des emprunts par tout moyen, entre autres par l’émission et la vente de ses titres de créances — obligations, débentures, billets ou tout autre document attestant l’existence d’une créance.

Plafond

(3) Le passif réel de la Société résultant des prêts qui lui ont été consentis sous le régime des paragraphes (1) et

Current to May 29, 2023	12	À jour au 29 mai 2023

Last amended on April 1, 2023		Dernière modification le 1 avril 2023

Canada Deposit Insurance Corporation	Société d’assurance-dépôts du Canada
Objects, Powers and Duties	Mission et pouvoirs
Section 10.1	Article 10.1

subsections (1) and (2), excluding the borrowings under paragraph 60.2(2)(c) of the Financial Administration Act and under subparagraph 60.2(2)(a)(iii) of that Act as it read on September 30, 2020, shall not exceed

(a) $15,000,000,000 or, if it is greater, the amount determined in accordance with subsections (3.1) to (3.5); or

(b) such greater amount as may be authorized for the purposes of this subsection by Parliament under an appropriation Act.

Increase

(3.1) Subject to subsections (3.3) and (3.4), the amount that the total principal indebtedness outstanding at any time in respect of borrowings under subsections (1) and (2) shall not exceed is increased each year to the amount determined by the formula

A + (A × B)

where

A	is $15,000,000,000; and

B	is the rate determined by the formula set out in subsection (3.2).

Rate

(3.2) The rate referred to in the description of B in subsection (3.1) is determined by the formula

(C – D) / D

where

C	is the total amount of deposits insured by the Corporation on April 30 of the current year; and

D	is the total amount of deposits insured by the Corporation on April 30, 2008.

Rounding

(3.3) The amount determined under subsection (3.1) shall be rounded to the nearest billion dollars or, if the amount is equidistant from two consecutive multiples of one billion dollars, it shall be rounded to the higher of those two multiples.

No change

(3.4) The amount that the total principal indebtedness outstanding at any time in respect of borrowings under subsections (1) and (2) shall not exceed does not change if the amount determined under subsection (3.1) for the current year is less than the amount published under subsection (3.6) for the previous year.

(2) — á l’exclusion des pręts qui lui ont été consentis sous le régime de l’alinéa 60.2(2)c) de la Loi sur la gestion des finances publiques ou du sous-alinéa 60.2(2)a)(iii) de cette loi dans sa version au 30 septembre 2020 — ne peut, pour le principal, dépasser 15 000 000 000 $ ou la somme supérieure calculée en application des paragraphes (3.1) à (3.5), cette somme pouvant toutefois être augmentée par une loi de crédits.

Augmentation

(3.1) Sous réserve des paragraphes (3.3) et (3.4), le mon-tant maximal du passif réel de la Société résultant du principal des prêts qui lui ont été consentis sous le ré-gime des paragraphes (1) et (2) augmente chaque année pour atteindre le résultat du calcul suivant:

A + (A × B)

où:

A représente un montant de 15 000 000 000 $;

B le taux calculé selon le paragraphe (3.2).

Taux

(3.2) Le taux est calculé selon la formule suivante:

(C – D) / D

où:

C	représente le montant total des dépôts assurés par la Société au 30 avril de l’année en cours;

D	le montant total des dépôts assurés par la Société au 30 avril 2008.

Arrondissement

(3.3) Le montant calculé selon le paragraphe (3.1) est arrondi au milliard le plus proche ou, s’il comporte un demi-milliard, au milliard supérieur.

Pas de modification

(3.4) Le montant maximal n’est pas modifié si le montant calculé selon le paragraphe (3.1) pour l’année en cours est inférieur à celui publié en application du paragraphe (3.6) pour l’année précédente.

Current to May 29, 2023	13	À jour au 29 mai 2023

Last amended on April 1, 2023		Dernière modification le 1 avril 2023

Canada Deposit Insurance Corporation	Société d’assurance-dépôts du Canada
Objects, Powers and Duties	Mission et pouvoirs
Sections 10.1-11	Articles 10.1-11

Date effective

(3.5) The new amount that the total principal indebtedness outstanding at any time in respect of borrowings under subsections (1) and (2) shall not exceed comes into effect on December 31 of the current year.

Publication

(3.6) The Corporation shall publish the new amount that the total principal indebtedness outstanding at any time in respect of borrowings under subsections (1) and (2) shall not exceed in its annual report following the day on which the new amount comes into effect.

Fees for borrowing

(4) The Minister may fix a fee to be paid by the Corporation to the Receiver General in respect of any borrowings by the Corporation and the Minister shall notify the Corporation in writing of any such fee.

1996, c. 6, s. 24; 1997, c. 15, s. 111(E); 2009, c. 2, s. 236; 2012, c. 5, s. 186; 2018, c. 27, s. 158; 2020, c. 5, s. 32; 2020, c. 6, s. 11.

Powers of directors

11 (1) The Board shall administer the affairs of the Corporation in all things and make, or cause to be made, for the Corporation any description of contract that the Corporation may by law enter into.

By-laws

(2) The Board may make by-laws,

(a) for the administration, management and control of the property and affairs of the Corporation;

(b) governing the functions, duties and remuneration of all officers, agents and employees of the Corporation;

(b.1) concerning conflicts of interest and post-employment matters relating to conflicts of interest in respect of directors, officers and employees of the Corporation;

(c) governing the appointment and activities of any special committees created for the purposes of the Corporation;

(d) governing the time and place for the holding of meetings of the directors, and the quorum and procedure in all things at those meetings;

(e) respecting the development, submission and maintenance of resolution plans by domestic systemically important banks, including specifying the contents of those plans;

Entrée en vigueur

(3.5) Le nouveau montant maximal entre en vigueur le 31 décembre de l’année en cours.

Publication

(3.6) La Société publie le nouveau montant maximal dans son rapport annuel suivant l’entrée en vigueur de celuici.

Droits

(4) Le ministre peut imposer à la Société des droits, payables au receveur général du Canada, pour les em-prunts effectués. Il en avise la Société par écrit.

1996, ch. 6, art. 24; 1997, ch. 15, art. 111(A); 2009, ch. 2, art. 236; 2012, ch. 5, art. 186; 2018, ch. 27, art. 158; 2020, ch. 5, art. 32; 2020, ch. 6, art. 11.

Pouvoirs des administrateurs

11 (1) Le conseil administre la Société à toutes fins et est autorisé à passer ou faire passer les contrats que celleci a le droit de conclure.

Règlements administratifs

(2) Le conseil peut, par règlement administratif:

a) régir la gestion et le contrôle des biens et affaires de la Société;

b) définir les tâches et responsabilités des dirigeants, mandataires et employés de la Société, et fixer leur rémunération;

b.1) régir, en ce qui concerne les administrateurs, dirigeants et employés de la Société, la question des conflits d’intérêts pour la période de l’emploi et par la suite;

c) régir la nomination et les fonctions des comités spéciaux créés dans le cadre des activités de la Société;

d) fixer les dates, heures et lieux de ses réunions, ainsi que le quorum de celles-ci, et régir leur déroulement;

e) régir l’élaboration, la soumission et la tenue à jour de plans de ràglement par les banques d’importance systémique nationale, notamment prévoir le contenu de ces plans;

f) régir les déclarations des institutions membres ou de quiconque sur ce qui constitue ou non un dépôt ou

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Last amended on April 1, 2023		Dernière modification le 1 avril 2023

Canada Deposit Insurance Corporation	Société d’assurance-dépôts du Canada
Objects, Powers and Duties	Mission et pouvoirs
Section 11	Article 11

(f) respecting representations by member institutions and other persons with respect to

(i) what constitutes, or does not constitute, a deposit,

(ii) what constitutes, or does not constitute, a deposit that is insured by the Corporation, and

(iii) who is a member institution;

(f.1) for the purpose of facilitating the Corporation’s exercise of its functions either under section 14 or in the event that an order is made under subsection 39.13(1), respecting the information that the Corporation can require from member institutions with respect to their deposit liabilities and the time within and manner in which it is to be provided to the Corporation;

(f.2) respecting the capabilities that the Corporation can require member institutions to have to facilitate the Corporation’s exercise of its functions either under section 14 or in the event that an order is made under subsection 39.13(1), including the capability to

(i) identify their deposit liabilities, and

(ii) temporarily prevent withdrawals of deposit liabilities;

(g) prescribing anything that, by virtue of any provision of this Act, is to be prescribed by the by-laws;

(h) prescribing the form and manner in which payments under this Act are to be made by the Corporation; and

(i) governing the conduct in all other particulars of the affairs of the Corporation.

Ministerial approval

(2.01) A by-law made under paragraph (2)(e) is not effective unless it has been approved in writing by the Minister.

Deposit liabilities

(2.1) For the purposes of paragraphs (2)(f.1) and (f.2), deposit liabilities include deposits referred to in paragraphs 12(a) to (c) and liabilities referred to in subsections 2(2), (5) and (6) of the schedule.

Subsection 5(1) of the Statutory Instruments Act

(2.2) If a by-law requires approval in writing by the Minister under this Act in order to be effective, then, for the purposes of subsection 5(1) of the Statutory Instruments un dépôt qui est assuré par la Société et relativement à la qualité d’institution membre;

f.1) afin d’aider la Société à exercer ses attributions soit en vertu de l’article 14 soit advenant la prise d’un décret en vertu du paragraphe 39.13(1), régir les renseignements que celleci peut exiger des institutions membres relativement aux obligations sous forme de dépôts qu’elles détiennent et prévoir les modalités —de temps et autre — selon lesquelles elles doivent les lui fournir;

f.2) régir la capacité que la Société peut exiger des institutions membres afin de l’aider à exercer ses attributions soit en vertu de l’article 14 soit advenant la prise d’un décret en vertu du paragraphe 39.13(1), notamment la capacité :

(i) d’identifier les obligations sous forme de dépôts qu’elles détiennent,

(ii) d’empêcher temporairement le retrait de telles obligations;

g) prendre toute mesure de l’ordre des rêglements administratifs prévue par la présente loi;

h) fixer les modalités relatives aux paiements à faire par la Société aux termes de la présente loi;

i) régir la conduite, à tous autres égards, des affaires de la Société.

Agrément du ministre

(2.01) L’agrément écrit du ministre est un préalable à la prise d’effet du rčglement administratif pris en vertu de l’alinéa (2)e).

Sens de obligations sous forme de dépôts

(2.1) Pour l’application des alinéas (2)f.1) et f.2), obligations sous forme de dépôts s’entend notamment des dépôts visés aux alinéas 12a) à c) et des obligations visées aux paragraphes 2(2), (5) et (6) de l’annexe.

Paragraphe 5(1) de la Loi sur les textes réglementaires

(2.2) Lorsqu’en vertu de la présente loi l’agrément écrit du ministre est un préalable à la prise d’effet d’un règlement administratif, celuici est réputé avoir été pris, pour

Current to May 29, 2023	15	À jour au 29 mai 2023

Last amended on April 1, 2023		Dernière modification le 1 avril 2023

Canada Deposit Insurance Corporation	Société d’assurance-dépôts du Canada
Objects, Powers and Duties	Mission et pouvoirs
Sections 11-11.2	Articles 11-11.2

Act, the by-law is deemed to be made on the day on which the Corporation receives that approval.

Inspection powers

(3) In carrying out any inspection authorized by this Act or by a policy of deposit insurance, the directors of the Corporation have all the powers conferred on commissioners appointed under Part II of the Inquiries Act for the purpose of obtaining evidence under oath, and the directors may delegate those powers as occasion requires.

R.S., 1985, c. C-3, s. 11; R.S., 1985, c. 18 (2nd Supp.), s. 2, c. 18 (3rd Supp.), s. 51; 1992, c. 26, s. 4; 2005, c. 30, s. 100; 2010, c. 12, ss. 1886, 1887; 2012, c. 5, s. 187; 2017, c. 20, s. 109.

Minister’s direction

11.1 (1) The Minister may, after consultation with the Board, the Governor of the Bank of Canada and the Superintendent, give a written direction to the Corporation if the Minister is of the opinion that not giving the direction might have an adverse effect on the stability of the financial system in Canada or public confidence in that stability.

Compliance without regard to minimizing loss

(2) The Corporation shall comply with the direction without regard to the requirement referred to in paragraph 7(c) that it pursue its objects in a manner that will minimize its exposure to loss.

Implementation

(3) The Corporation’s directors shall ensure that the direction is implemented in a prompt and efficient manner and, if in so doing they act in accordance with section 115 of the Financial Administration Act, they are not accountable for any consequences arising from the implementation of the direction.

Notification of implementation

(4) After implementing the direction, the Corporation shall notify the Minister without delay that the direction has been implemented.

Best interests

(5) The Corporation’s compliance with a direction is deemed to be in its best interests.

2009, c. 2, s. 237.

Statutory Instruments Act

11.2 (1) The Statutory Instruments Act does not apply to a direction given under subsection 11.1(1).

l’application du paragraphe 5(1) de la Loi sur les textes réglementaires, le jour où la Société obtient cet agrément.

Pouvoirs d’inspection

(3) Dans le cadre des inspections qu’autorisent la présente loi ou les polices d’assurance-dépôts, les administrateurs de la Société sont investis, pour recueillir des dé-positions sous serment, des pouvoirs conférés aux commissaires nommés en vertu de la partie II de la Loi sur les enquêtes; ils peuvent déléguer ces pouvoirs en tant que de besoin.

L.R. (1985), ch. C-3, art. 11; L.R. (1985), ch. 18 (2e suppl.), art. 2, ch. 18 (3e suppl.), art. 51; 1992, ch. 26, art. 4; 2005, ch. 30, art. 100; 2010, ch. 12, art. 1886 et 1887; 2012, ch. 5, art. 187; 2017, ch. 20, art. 109.

Instructions du ministre

11.1 (1) Après avoir consulté le conseil, le gouverneur de la Banque du Canada et le surintendant, le ministre peut donner des instructions écrites à la Société, s’il est d’avis que l’absence d’instructions pourrait être préjudi-ciable à la stabilité du systême financier au Canada ou à la confiance du public en cette stabilité.

Pertes pour la Société

(2) La Société se conforme aux instructions sans égard à l’exigence, prévue à l’alinéa 7c), d’accomplir sa mission de manière ŕ minimiser les possibilités de perte pour elle-même.

Mise en œuvre

(3) Les administrateurs de la Société veillent à la mise en œuvre rapide et efficace des instructions, mais ils ne peuvent être tenus pour responsables des conséquences en découlant si, ce faisant, ils observent l’article 115 de la Loi sur la gestion des finances publiques.

Avis de mise en œuvre

(4) La Société avise sans délai le ministre que les instructions ont été mises en œuvre.

Intérêts de la Société

(5) La Société est présumée agir au mieux de ses intérêts lorsqu’elle se conforme aux instructions.

2009, ch. 2, art. 237.

Non-application de la Loi sur les textes réglementaires

11.2 (1) La Loi sur les textes réglementaires ne s’ap-plique pas aux instructions données en vertu du paragraphe 11.1(1).

Current to May 29, 2023	16	À jour au 29 mai 2023

Last amended on April 1, 2023		Dernière modification le 1 avril 2023

Canada Deposit Insurance Corporation	Société d’assurance-dépôts du Canada
Objects, Powers and Duties	Mission et pouvoirs
Sections 11.2-12.1	Articles 11.2-12.1

Publication

(2) The Minister shall cause a notice to be published in the Canada Gazette that a direction was given under subsection 11.1(1) as soon as the Minister is of the opinion that the publication of the notice will not have an adverse effect on the stability of the financial system in Canada or public confidence in that stability.

2009, c. 2, s. 237.

Recovery of loss

11.3 After the publication of a notice in the Canada Gazette that a direction was given under subsection 11.1(1), the Corporation shall, in accordance with its bylaws, collect a special premium from member institutions or any class of member institutions in order to recover the loss that the Corporation determines it incurred as a result of complying with the direction.

2009, c. 2, s. 237.

Deposit Insurance

Duty to insure

12 The Corporation shall insure each deposit with a member institution except

(a) a deposit that is not payable in Canada;

(b) a deposit in respect of which Her Majesty in right of Canada would be a preferred claimant; and

(c) so much of any one deposit as exceeds one hundred thousand dollars.

R.S., 1985, c. C-3, s. 12; 2005, c. 30, s. 101; 2018, c. 12, s. 203; 2020, c. 5, s. 12.

12.01 [Repealed, 2020, c. 5, s. 14]

Definitions

12.1 (1) The following definitions apply in this section.

continuation day, in respect of a local cooperative credit society continued as a federal credit union, means the day set out in the federal credit union’s letters patent continuing the local cooperative credit society as a federal credit union. (date de prorogation)

pre-existing deposit means a deposit that was made with a local cooperative credit society before it is continued as a federal credit union and that remains outstanding on the continuation day. (dépôt préexistant)

transition period, in respect of a pre-existing deposit, means

Publication

(2) Le ministre fait publier un avis dans la Gazette du Canada portant que les instructions ont été données dès qu’il estime que la publication ne sera préjudiciable ni á la stabilité du système financier au Canada ni à la confiance du public en cette stabilité.

2009, ch. 2, art. 237.

Recouvrement des pertes

11.3 Après la publication de l’avis dans la Gazette du Canada, la Société perçoit, conformément aux règle-ments administratifs, auprès d’institutions membres ou de toute catégorie d’institutions membres, une prime spéciale afin de recouvrer les pertes qu’elle a, selon ses calculs, subies parce qu’elle s’est conformée aux instructions.

2009, ch. 2, art. 237.

Assurance-dépôts

Dépôts assurables

12 La Société assure tous les dépôts faits à une institution membre, sauf:

a) les dépôts payables à l’étranger;

b) les dépôts dont Sa Majesté du chef du Canada serait créancier privilégié;

c) la fraction d’un dépôt qui excède cent mille dollars.

L.R. (1985), ch. C-3, art. 12; 2005, ch. 30, art. 101; 2018, ch. 12, art. 203; 2020, ch. 5, art.

12.

12.01 [Abrogé, 2020, ch. 5, art. 14]

Définitions

12.1 (1) Les définitions qui suivent s’appliquent au présent article.

date de prorogation Date indiquée dans les lettres patentes prorogeant une société coopérative de crédit locale comme coopérative de crédit fédérale. (continuation day)

dépôt préexistant Dépôt fait à une société coopérative de crédit locale avant sa prorogation comme coopérative de crédit fédérale et qui affiche un solde positif à la date de prorogation. (pre-existing deposit)

période transitoire Dans le cas d’un dépôt préexistant à terme fixe, la période entre la date de prorogation et la

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Last amended on April 1, 2023		Dernière modification le 1 avril 2023

Canada Deposit Insurance Corporation	Société d’assurance-dépôts du Canada
Deposit Insurance	Assurance-dépôts
Sections 12.1-13	Articles 12.1-13

(a) in the case of a pre-existing deposit that is to be repaid on a fixed day, the period that begins on the continuation day and ends on that fixed day; and

(b) in the case of any other pre-existing deposit, the period that begins on the continuation day and ends on the day that is 180 days after the continuation day. (période transitoire)

Duty to insure certain pre-existing deposits

(2) Despite paragraph 12(c) and subsection 3(1.1) of the schedule, but subject to the other provisions of this Act, if a pre-existing deposit is held by a federal credit union that is a member institution and all or a portion of the pre-existing deposit would have been guaranteed or insured under the law of a province if the local cooperative credit society had not been continued as a federal credit union, the Corporation shall insure the pre-existing deposit during the transition period up to the amount that would have been guaranteed or insured under the law of that province.

Duty to insure certain pre-existing deposits repayable on a fixed day

(3) Despite paragraph 2(2)(a) of the schedule, the Corporation shall insure a pre-existing deposit during the transition period if the deposit is held by a federal credit union that is a member institution and

(a) is repayable on a fixed day that is more than five years after the deposit was made with the local cooperative credit society that was continued as a federal credit union; and

(b) would have been guaranteed or insured under the law of a province if the local cooperative credit society had not been continued as a federal credit union.

Deemed separate deposit

(4) During the transition period, a pre-existing deposit, less any withdrawals from the pre-existing deposit, is deemed, for the purposes of deposit insurance with the Corporation, to be a deposit separate from any deposit made on or after the continuation day.

Deemed withdrawal from pre-existing deposit

(5) During the transition period, any withdrawal — up to the amount of the pre-existing deposit — is deemed, for the purposes of deposit insurance with the Corporation, to be withdrawn from the pre-existing deposit.

2010, c. 12, s. 2098; 2018, c. 27, s. 159.

Deposits with amalgamating institutions

13 (1) When a person has deposits with two or more member institutions that amalgamate and continue in fin du terme, et dans le cas de tout autre dépôt préexis-tant, la période de 180 jours suivant la date de prorogation. (transition period)

Obligation d’assurer certains dépôts préexistants

(2) Malgré l’alinéa 12c) et le paragraphe 3(1.1) de l’an-nexe, mais sous réserve des autres dispositions de la pré-sente loi, lorsque, en vertu d’une loi provinciale, des dépôts préexistants auraient fait, en tout ou en partie, l’objet d’une garantie ou auraient été assurés s’il n’y avait pas eu prorogation de la société coopérative de crédit locale en coopérative de crédit fédérale, la Société assure ces dépôts jusqu’ŕ concurrence du montant assuré par la loi provinciale visée, pendant la période transitoire, s’ils sont détenus par une coopérative de crédit fédérale qui est une institution membre.

Obligation d’assurer certains dépôts préexistants à terme fixe

(3) Malgré l’alinéa 2(2)a) de l’annexe, les dépôts préexistants ayant un terme de plus de cinq ans avec la société coopérative de crédit locale prorogée comme coopérative de crédit fédérale qui, en vertu d’une loi provinciale, au-raient fait l’objet d’une garantie ou auraient été assurés s’il n’y avait pas eu prorogation de la société coopérative de crédit locale en coopérative de crédit fédérale, sont as-surés par la Société pendant la période transitoire, s’il sont détenus par une coopérative de crédit fédérale qui est une institution membre.

Dépôt réputé distinct

(4) Pendant la période de transition, un dépôt préexistant, déduction faite des retraits, est réputé être un dépôt distinct de tout autre dépôt effectué à compter de la date de prorogation en ce qui concerne l’assurancedépôts auprčs de la Société.

Retraits réputés du dépôt pré-existant

(5) Pendant la période transitoire, toute somme retirée est, en ce qui concerne l’assurance-dépôts auprčs de la Société, réputée l’ętre du dépôt préexistant et ce, jusqu’ŕ concurrence du solde du dépôt préexistant.

2010, ch. 12, art. 2098; 2018, ch. 27, art. 159.

Cas de fusion

13 (1) En cas de fusion d’institutions membres, les dépôts qu’une même personne détenait au moment de la

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Last amended on April 1, 2023		Dernière modification le 1 avril 2023

Canada Deposit Insurance Corporation	Société d’assurance-dépôts du Canada
Deposit Insurance	Assurance-dépôts
Section 13	Article 13

operation as one member institution, in this section referred to as the “amalgamated institution”, a deposit of that person with an amalgamating institution on the day on which the amalgamated institution is formed, less any withdrawals from the deposit, shall, for the purposes of deposit insurance with the Corporation, be deemed to be and continue to be separate from any deposit of that person on that day with the other amalgamating institution or institutions that become part of the amalgamated institution for a period of two years or, in the case of a term deposit with a remaining term exceeding two years, to the maturity of the term deposit.

Deposits with amalgamated institution

(2) A deposit made by a person referred to in subsection (1) with an amalgamated institution after the day on which the amalgamated institution is formed shall be insured by the Corporation only to the extent that the aggregate of that person’s deposits with the amalgamated institution, exclusive of the deposit in respect of which the calculation is made, is less than one hundred thousand dollars.

Exception

(2.1) A deposit that is insured under subsection 12.1(2) is not to be taken into account when calculating the aggregate of a person’s deposits under subsection (2).

Where assets acquired

(3) For the purpose of deposit insurance with the Corporation, if a member institution assumes deposit liabilities of another member institution, those member institutions are deemed to be amalgamating institutions and subsections (1) to (2.1) apply if a person has deposits with both institutions.

Deemed deposits

(4) Where a member institution assumes deposit liabilities of another member institution, the deposits in respect of those liabilities are, for the purposes of sections 21, 23 and 25.1, deemed to be deposited with the member institution that assumes them as of the day on which they are assumed.

Deemed withdrawal from deposit

(5) During the period referred to in subsection (1), any withdrawal by a person — up to the total amount, on the day on which the amalgamated institution is formed, of that person’s deposits with the two or more member institutions that amalgamate — shall, for the purposes of deposit insurance with the Corporation, be deemed to be withdrawn from those deposits.

R.S., 1985, c. C-3, s. 13; 1992, c. 26, s. 5; 1996, c. 6, s. 25; 2005, c. 30, s. 102; 2010, c. 12, s. 2099; 2018, c. 27, s. 160.

fusion dans deux ou plusieurs des parties à la fusion, déduction faite des retraits, continuent d’ętre réputés des dépôts distincts dans le cadre de l’assurance-dépôts, et ce pour une période de deux ans ou, s’il s’agit d’un dépôt à terme dont le terme à courir dépasse deux ans, jusqu’à son exigibilité.

Dépôts postérieurs à la fusion

(2) Tout dépôt effectué par la personne visée au paragraphe (1) dans l’institution née de la fusion, aprčs la date de celle-ci, n’est assuré par la Société que dans la mesure oů le total de ses dépôts dans cette institution, compte non tenu du dépôt qui fait l’objet du calcul, est inférieur ŕ cent mille dollars.

Exception

(2.1) Il n’est pas tenu compte des dépôts mentionnés au paragraphe 12.1(2), lorsqu’on détermine le total des dé-pôts visé au paragraphe (2).

Acquisition de l’actif

(3) Les paragraphes (1) à (2.1) s’appliquent en outre aux cas où une institution membre prend en charge les dépôts d’une autre institution membre, ces institutions étant, à cette fin, réputées ętre parties à une fusion.

Dépôts

(4) Les dépôts ainsi pris en charge sont, pour l’applica-tion des articles 21, 23 et 25.1 réputés ętre les dépôts de l’institution membre ŕ partir de la date oů elle en prend charge.

Retraits des dépôts

(5) Pendant la période mentionnée au paragraphe (1), toute somme retirée est, dans le cadre de l’assurance-dé-pôts, réputée l’être des dépôts que la personne détenait au moment de la fusion dans deux ou plusieurs des parties à la fusion, et ce jusqu’à concurrence du solde de ces dépôts.

L.R. (1985), ch. C-3, art. 13; 1992, ch. 26, art. 5; 1996, ch. 6, art. 25; 2005, ch. 30, art. 102; 2010, ch. 12, art. 2099; 2018, ch. 27, art. 160.

Current to May 29, 2023	19	À jour au 29 mai 2023

Last amended on April 1, 2023		Dernière modification le 1 avril 2023

Canada Deposit Insurance Corporation	Société d’assurance-dépôts du Canada
Deposit Insurance	Assurance-dépôts
Section 14	Article 14

Obligation regarding insured amount

14 (1) As soon as possible after the Corporation is obliged to make payment in respect of a deposit insured by deposit insurance, it shall make available to the person that in its opinion appears to be entitled to be paid in respect of the deposit an amount of money equal to so much of the person’s deposit as is insured by the Corporation.

Inability to form opinion

(1.01) The Corporation shall not make any money available under subsection (1) to a nominee broker or a professional trustee in relation to a trust deposit if information that the Corporation has requested under paragraph 7(1)(b) of the schedule or paragraph 11(b) of the schedule, as the case may be, has not been provided in relation to that deposit.

How amount to be made available

(1.1) The amount is to be made available by making a monetary payment to the person or a deposit to the credit of the person at another member institution, whether or not the person has an account at that institution. The Corporation may make the amount available in more than one instalment if, in its opinion, it is appropriate to do so.

Obligatory payment

(2) The Corporation shall, in the manner described in subsection (1.1), make payment in respect of any deposit insured by deposit insurance if a winding-up order has been made in respect of the member institution that holds the deposit.

Discretionary payment

(2.1) The Corporation may, in the manner described in subsection (1.1), make payment in respect of any deposit insured by deposit insurance if

(a) the member institution that holds the deposit is unable, by reason of an order of a court or of any action taken by a supervisory or regulatory body, to make any payment in respect of the deposit;

(b) the policy of deposit insurance of the member institution that holds the deposit is terminated or cancelled; or

(c) an order is made in respect of the federal member institution under subsection 39.13(1).

(2.2) [Repealed, 1996, c. 6, s. 26]

Obligation concernant la partie assurée du dépôt

14 (1) Dès que possible après la naissance de son obligation de faire un paiement relatif à un dépôt couvert par l’assurance-dépôts, la Société paie á la personne qui, selon elle, y a droit une somme égale à la partie assurée du dépôt.

Impossibilité d’estimer le droit au paiement

(1.01) La Société ne fait pas le paiement visé au paragraphe (1) à un courtier-fiduciaire ou à un fiduciaire pro-fessionnel relativement à un dépôt en fiducie si les ren-seignements visés à l’alinéa 7(1)b) de l’annexe ou à l’alinéa 11b) de l’annexe, selon le cas, n’ont pas été fournis relativement à ce dépôt.

Mode de paiement

(1.1) La Société s’acquitte de son obligation soit sous forme de paiement monétaire fait à la personne, soit sous forme de dépôt effectué à une autre institution membre et porté au crédit de la personne, que celleci ait ou non un compte dans cette institution. Si elle l’estime approprié, elle peut s’acquitter de son obligation en plusieurs versements.

Paiement obligatoire

(2) Elle est tenue d’effectuer, conformément au paragraphe (1.1), les paiements relatifs aux dépôts couverts par l’assurance-dépôts dans les cas où l’institution membre qui détient le dépôt a fait l’objet d’une ordonnance de liquidation.

Paiement discrétionnaire

(2.1) La Société peut, conformément au paragraphe (1.1), effectuer des paiements relatifs aux dépôts couverts par l’assurance-dépôts dans les cas suivants :

a) l’institution membre qui détient le dépôt est sous le coup d’une ordonnance d’un tribunal ou d’une mesure d’un organisme de contrôle ou de réglementation l’empêchant d’effectuer un paiement au titre du dépôt;

b) la police d’assurance-dépôts de l’institution membre qui détient le dépôt est résiliée ou annulée;

c) l’institution fédérale membre est visée par le décret pris en application du paragraphe 39.13(1).

(2.2) [Abrogé, 1996, ch. 6, art. 26]

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Last amended on April 1, 2023		Dernière modification le 1 avril 2023

Canada Deposit Insurance Corporation	Société d’assurance-dépôts du Canada
Deposit Insurance	Assurance-dépôts
Section 14	Article 14

How interest on deposit to be calculated

(2.3) For the purpose of calculating the payment of the Corporation in respect of any deposit insured by deposit insurance where a winding-up order has been made in respect of the member institution that holds the deposit, the interest accruing and payable in relation to the deposit shall be included only to the date of the commencement of the winding-up.

Corporation may pay interest

(2.4) Where the Corporation makes a payment pursuant to subsection (2), the Corporation may pay, in addition to the amount the Corporation is obliged to pay, interest on that amount at a rate determined in accordance with rules prescribed by the by-laws for the period commencing on the date of the commencement of the winding-up in respect of the member institution that holds the deposit and ending on the date of the making of the payment in respect of the deposit, but the aggregate of the payments made under this subsection and subsection (2) in relation to the deposit shall in no case exceed one hundred thousand dollars.

How interest and deposit to be calculated

(2.5) For the purpose of calculating the payment of the Corporation in respect of any deposit insured by deposit insurance where the Corporation makes a payment pursuant to subsection (2.1),

(a) subject to paragraph (b), the interest accruing and payable in relation to the deposit shall be included only to the date of the payment by the Corporation; or

(b) if a proceeding for the winding-up of the member institution that holds the deposit has been commenced before the date of the payment by the Corporation but a winding-up order has not yet been made, the interest accruing and payable in relation to the deposit shall be included only to the date of the commencement of the winding-up.

Interest on index-linked deposits

(2.51) The interest referred to in subsection (2.3) or (2.5) in relation to a deposit held by a member institution shall be determined in accordance with rules prescribed by the by-laws if a payment to be made by the member institution in respect of the deposit is to be determined, in whole or in part, by reference in any way to

(a) the market price of a security, commodity or financial instrument;

(b) the exchange rate between any two currencies;

Calcul des intérêts sur les dépôts

(2.3) Dans le calcul du paiement de la Société à l’égard d’un dépôt couvert par l’assurance-dépôts dans les cas où l’institution membre qui détient celui-ci a fait l’objet d’une ordonnance de liquidation, ne sont pris en compte que les intérêts courus et payables à la date du commencement de la liquidation.

Paiement d’intéręts discrétionnaire

(2.4) Dans les cas où elle effectue un paiement confor-mément au paragraphe (2), la Société peut, en sus de toute autre somme qu’elle est tenue de payer, verser, pour la période commençant à la date du commencement de la liquidation et se terminant à la date du paiement, des intérêts à un taux fixé conformément à des règles prévues par les règlements administratifs; le total des paiements effectués conformément au présent paragraphe et au paragraphe (2) à l’égard du dépôt en question ne peut toutefois dépasser cent mille dollars.

Calcul du dépôt et des intérêts

(2.5) Dans le calcul du paiement de la Société à l’égard d’un dépôt couvert par l’assurance-dépôts dans les cas où ce paiement s’effectue conformément au paragraphe (2.1), ne sont pris en compte:

a) sous réserve de l’alinéa b), que les intérêts courus et payables à la date du paiement;

b) si, avant la date de ce paiement, des procédures de mise en liquidation de l’institution membre qui dé-tient les dépôts ont commencé, mais qu’aucune ordonnance n’a été rendue, que les intérêts courus et payables à la date du commencement de la liquidation.

Intérêts payables sur les dépôts

(2.51) Les intérêts visés aux paragraphes (2.3) et (2.5) sont déterminés, le cas échéant, en conformité avec les règles prévues par les règlements administratifs lorsque l’obligation de l’institution membre est fonction, en tout ou en partie, soit de la valeur marchande d’une valeur mobilière, d’une denrée ou d’un instrument financier, soit du taux de change applicable entre deux devises, soit d’un taux établi en fonction de cette valeur ou de ce taux de change, soit d’un indice ou d’une valeur de référence prévus par ces règles.

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Canada Deposit Insurance Corporation	Société d’assurance-dépôts du Canada
Deposit Insurance	Assurance-dépôts
Section 14	Article 14

(c) a reference rate determined by reference to any one or more of those prices or rates; or

(d) any other kind of variable index or reference point that may be described in rules prescribed by the bylaws.

Exception

(2.6) Where a winding-up order is made in respect of a member institution, subsection (2) does not apply to any deposit in respect of which payment was made pursuant to subsection (2.1).

Preparatory examination

(2.7) If the Corporation believes that it would be in the best interests of both the depositors with the member institution and the Corporation that preparations be made to make a payment under this Act in respect of a deposit held by a member institution, the Corporation may make or cause to be made by any person designated by the Corporation, an examination of the books, records and accounts of the member institution relating to its deposit liabilities. For the purposes of the examination, the Corporation and the person designated by it have a right of access to those books, records and accounts and are entitled to require the member institution’s directors, officers, auditors and any receiver or liquidator of the member institution to furnish any information and explanations regarding the deposits held by the member institution that the Corporation or person may require.

Costs of examination

(2.8) The costs incurred by the Corporation in carrying out an examination in respect of a member institution under subsection (2.7) shall be paid by the member institution and may be recovered by the Corporation as a debt due and payable to the Corporation.

Date of computing liability

(2.9) For the purposes of calculating the payment to be made by the Corporation in respect of any deposit insured by deposit insurance, the amount of the deposit shall be determined, where the Corporation makes a payment pursuant to

(a) subsection (2), as of the date of the commencement of the winding-up;

(b) subsection (2.1) in the winding-up circumstances described in paragraph (2.5)(b), as of the date of the commencement of the winding-up; or

(c) subsection (2.1), otherwise than in the winding-up circumstances described in paragraph (2.5)(b), as of

Exception

(2.6) Dans les cas où une ordonnance de liquidation est rendue à l’égard d’une institution membre, le paragraphe (2) ne s’applique pas aux dépôts à l’égard desquels un paiement a été effectué conformément au paragraphe (2.1).

Examen préparatoire

(2.7) Si elle est d’avis qu’elle-même et les déposants au-près d’une institution membre auraient intérêt à ce que des préparatifs soient entrepris pour qu’un paiement pré-vu à la présente loi à l’égard d’un dépôt détenu par l’insti-tution soit effectué, la Société peut soit faire elle-même, soit faire faire par une personne qu’elle désigne, un exa-men des livres, comptes et registres de l’institution en rapport avec les obligations de cette dernière sous forme de dépôts. Dans le cadre de cet examen, la Société et la personne qu’elle désigne ont droit d’accès à ces livres, comptes et registres et peuvent exiger tant des adminis-trateurs, des dirigeants et des vérificateurs de l’institu-tion que d’un séquestre ou d’un liquidateur de cette der-nière qu’ils leur fournissent les renseignements et explications qu’elles jugent utiles à l’égard des dépôts dé-tenus par cette institution.

Frais

(2.8) ) Les dépenses engagées par la Société pour l’exa-men lui sont remboursées par l’institution membre concernée et peuvent être recouvrées comme une créance.

Calcul du montant

(2.9) Dans le calcul du paiement de la Société à l’égard d’un dépôt couvert par l’assurance-dépôts, le montant du dépôt pris en compte est:

a) si le paiement est fait en vertu du paragraphe (2), le montant à la date du commencement de la liquidation;

b) s’il est fait en vertu du paragraphe (2.1) dans les circonstances visées à l’alinéa (2.5)b), le montant à la date du commencement de la liquidation;

c) s’il est fait en vertu du paragraphe (2.1) dans des circonstances autres que celles visées à l’alinéa (2.5)b), le montant à la date où survient un des cas prévus à ce

Current to May 29, 2023	22	À jour au 29 mai 2023

Last amended on April 1, 2023		Dernière modification le 1 avril 2023

Canada Deposit Insurance Corporation	Société d’assurance-dépôts du Canada
Deposit Insurance	Assurance-dépôts
Section 14	Article 14

the date on which any of the circumstances described in subsection (2.1) first occurs in respect of the member institution concerned.

Posting requirement

(2.91) For the purposes of calculating the payment to be made by the Corporation in respect of any deposit insured by deposit insurance, the deposit, other than accrued interest, must be posted in the member institution’s records in accordance with the member institution’s regular transaction posting process as of the applicable date referred to in subsection (2.9).

Foreign currency exchange

(2.92) For the purposes of calculating the payment to be made by the Corporation in respect of any deposit payable in a foreign currency that is insured by deposit insurance, the amount of the deposit must be determined in Canadian currency in accordance with the Bank of Canada’s published exchange rate on the applicable date referred to in subsection (2.9) or, if there is no such published rate, the last exchange rate published by the member institution before that applicable date.

Discharge of liability

(3) Payment under this section by the Corporation in respect of any deposit insured by deposit insurance discharges the Corporation from all liability to the extent of the amount of the payment made in respect of that deposit, and in no case is the Corporation under any obligation to see to the proper application in any way of the payment so made.

Subrogation

(4) Where the Corporation makes a payment under this section in respect of any deposit with a member institution, the Corporation is subrogated, to the extent of the amount of the payment made, to all the rights and interests of the depositor and may maintain an action in respect of those rights and interests in the name of the depositor or in the name of the Corporation.

Subrogation — returned payment

(4.01) In the case of a returned payment, at the expiry of one year from the applicable date referred to in subsection (2.9), the Corporation is subrogated, to the extent of the amount of the returned payment, to all the rights and interests of the depositor and may maintain an action in respect of those rights and interests in the name of the depositor or in the name of the Corporation.

Priority

(4.1) If the Corporation is subrogated to the rights and interests of a depositor under subsection (4) or (4.01) in paragraphe à l’égard du dépôt détenu par l’institution membre.

Obligation de reporter le dépôt

(2.91) Dans le calcul du paiement de la Société à l’égard d’un dépôt couvert par l’assurance-dépôts, le dépôt — exception faite des intérêts afférents — doit être reporté dans les registres de l’institution membre conformément au processus habituel de report des opérations à la date applicable visée au paragraphe (2.9).

Devises étrangères

(2.92) Dans le calcul du paiement de la Société à l’égard d’un dépôt payable en devises étrangères couvert par l’as-surance-dépôts, le montant du dépôt est calculé en devises canadiennes conformément au taux de change pu-blié par la Banque du Canada à la date applicable visée au paragraphe (2.9) ou, dans le cas où un taux n’est pas publié, au dernier taux publié par l’institution membre avant cette date.

Extinction de la responsabilité

(3) Tout paiement effectué par la Société en application du présent article pour un dépôt couvert par l’assurance-dépôts la dégage de toute responsabilité jusqu’à concurrence du montant de ce paiement; celle-ci n’est en aucun cas tenue de veiller à l’affectation du montant payé.

Subrogation

(4) En effectuant un paiement en application du présent article, la Société est subrogée, jusqu’à concurrence du montant du paiement, dans les droits du déposant; elle peut, pour faire valoir ces droits, ester en justice sous son propre nom ou celui du déposant.

Subrogation : paiement retourné

(4.01) Dans les cas d’un paiement retourné, la Société est subrogée dans les droits du déposant, à compter d’un an après la date applicable visée au paragraphe (2.9), jus-qu’à concurrence du montant du paiement retourné. Elle peut, pour faire valoir ces droits, ester en justice sous son propre nom ou celui du déposant.

Priorité

(4.1) Lorsque la Société est subrogée dans les droits du déposant en vertu des paragraphes (4) ou (4.01) à l’égard

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Last amended on April 1, 2023		Dernière modification le 1 avril 2023

Canada Deposit Insurance Corporation	Société d’assurance-dépôts du Canada
Deposit Insurance	Assurance-dépôts
Sections 14-14.01	Articles 14-14.01

respect of any deposit with a member institution that is being wound up, the Corporation ranks,

(a) to the extent that the payment was made under subsection (2) or (2.1), including in the case of a returned payment, equally with the depositor in respect of their deposit; and

(b) to the extent that the payment includes any interest paid under subsection (2.4), equally with the depositor in respect of interest accruing and payable on their deposit after the date of the making of the winding-up order.

No set-off or compensation

(4.2) Despite section 73 of the Winding-up and Restructuring Act, if the Corporation makes a payment under this section in respect of any deposit with a member institution, the law of set-off or compensation does not apply to a claim by the Corporation on the estate of the member institution in respect of that payment.

Assignment

(5) Where the Corporation deems it advisable, it may withhold payment in respect of any deposit with a member institution until it has received an assignment in writing of all the rights and interests of the depositor in relation to the deposit.

Time limitation for claims

(6) No action may be taken against the Corporation in respect of the obligation of the Corporation to make a payment in relation to a deposit held by a member institution that is being wound up unless the action is commenced within ten years after the date of the commencement of the winding-up.

Interpretation

(7) In this section, commencement of the winding-up means the time a winding-up is deemed to commence pursuant to section 5 of the Winding-up and Restructuring Act.

R.S., 1985, c. C-3, s. 14; R.S., 1985, c. 18 (3rd Supp.), s. 52; 1992, c. 26, s. 6; 1996, c. 6, s. 26; 1997, c. 15, s. 112; 2005, c. 30, s. 103; 2007, c. 6, s. 403; 2009, c. 2, s. 238; 2012, c. 5, s. 188; 2018, c. 12, s. 204; 2018, c. 27, s. 161.

Payment to the Bank of Canada

14.01 (1) The Corporation shall pay to the Bank of Canada an amount equal to a returned payment within three months after the expiry of a 10-year period from the applicable date referred to in subsection 14(2.9), and payment to the Bank of Canada accordingly discharges the Corporation from all liability in respect of the returned payment.

d’un dépôt détenu par une institution membre qui fait l’objet d’une liquidation, la Société prend rang:

a) également avec le déposant à l’égard de son dépôt, si le paiement a eu lieu conformément aux paragraphes (2) ou (2.1), notamment dans le cas d’un paiement retourné;

b) également avec le déposant à l’égard des intéręts courus et à payer en rapport avec son dépôt après la date à laquelle est rendue l’ordonnance de liquidation, si le paiement comprend des intérêts payés conformé-ment au paragraphe (2.4).

Aucune compensation

(4.2) Malgré l’article 73 de la Loi sur les liquidations et les restructurations, les règles de la compensation ne s’appliquent pas aux réclamations de la Société sur l’actif d’une institution membre mise en liquidation relatives à des paiements effectués par la Société en vertu du pré-sent article à l’égard de dépôts détenus par cette institution membre.

Cession

(5) La Société peut, si elle le juge utile, exiger du déposant, avant de faire le paiement relatif au dépôt, la cession par écrit de tous les droits que celui-ci peut faire valoir relativement à ce dépôt.

Délai de réclamation

(6) Se prescrivent par dix ans après le commencement de la liquidation les recours pour forcer la Société à effectuer le paiement relatif au dépôt d’une institution membre mise en liquidation.

Définition de commencement de la liquidation

(7) Pour l’application du présent article, le commencement de la liquidation s’entend au sens de l’article 5 de la Loi sur les liquidations et les restructurations.

L.R. (1985), ch. C-3, art. 14; L.R. (1985), ch. 18 (3e suppl.), art. 52; 1992, ch. 26, art. 6; 1996, ch. 6, art. 26; 1997, ch. 15, art. 112; 2005, ch. 30, art. 103; 2007, ch. 6, art. 403; 2009, ch. 2, art. 238; 2012, ch. 5, art. 188; 2018, ch. 12, art. 204; 2018, ch. 27, art. 161.

Versement à la Banque du Canada

14.01 (1) La Société verse à la Banque du Canada une somme égale au paiement retourné, au plus tard trois mois après l’expiration de la période de dix ans qui suit la date applicable visée au paragraphe 14(2.9), le versement libérant la Société de toute responsabilité à cet égard.

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Deposit Insurance	Assurance-dépôts
Sections 14.01-14.1	Articles 14.01-14.1

Notice

(2) The Corporation shall mail to each person to whom a returned payment remains payable, at the person’s address in so far as the address is known to the Corporation, a notice that the returned payment remains unpaid and that payment of an amount equal to the returned payment will be paid by the Corporation to the Bank of Canada. The notice must be sent at least six months before the date by which payment is to be made by the Corporation to the Bank of Canada and must also include the mailing address and websites where information can be obtained on how to claim the returned payment from the Corporation before payment is made by the Corporation to the Bank of Canada.

Provision of information

(3) The Corporation shall, on making a payment under subsection (1), provide to the Bank of Canada the amount of the returned payment and, in so far as it is known to the Corporation, any information that the Bank of Canada determines is necessary to verify the identity of the depositor who is entitled to the returned payment, including

(a) the depositor’s name;

(b) the depositor’s address;

(c) information relating to the depositor’s pieces of identification; and

(d) information relating to another person’s authority to act on behalf of the depositor.

Payment to claimant

(4) Subject to section 22 of the Bank of Canada Act, if payment has been made to the Bank of Canada under subsection (1) in respect of any returned payment, and if payment is demanded from the Bank of Canada by the person who, but for that subsection, would be entitled to receive the returned payment, the Bank of Canada is liable to pay an amount equal to the amount so paid to it to the claimant.

Enforcing liability

(5) The liability of the Bank of Canada under subsection (4) may be enforced by action or other civil proceeding against the Bank of Canada in any court of competent jurisdiction.

2012, c. 5, s. 189.

Sale of information to liquidator

14.1 (1) The Corporation may sell to the liquidator of a member institution appointed under the Winding-up

Avis

(2) Dans la mesure où elle connaît leur adresse, la Société expédie par la poste aux personnes auxquelles le paiement retourné demeure à payer un avis précisant qu’une somme équivalente sera versée à la Banque du Canada; l’avis est envoyé au moins six mois avant le versement à la Banque du Canada et donne l’adresse postale et les sites Web où peuvent être obtenus des renseignements concernant la procédure de demande de paiement à la Société préalablement au versement à la Banque du Canada.

Détails à fournir

(3) Lors du versement à la Banque du Canada, la Société est tenue de fournir à celle-ci le montant du paiement retourné et, dans la mesure où elle les connaît, les renseignements que la Banque du Canada estime nécessaires à l’identification du déposant y ayant droit, notamment:

a) le nom du déposant;

b) son adresse;

c) les renseignements concernant ses pièces d’identité;

d) ceux concernant l’habilitation en vertu de laquelle une autre personne peut agir en son nom.

Paiement au réclamant

(4) Sous réserve de l’article 22 de la Loi sur la Banque du Canada, lorsqu’elle a reçu un versement au titre du paragraphe (1) en ce qui touche un paiement retourné et qu’un paiement lui est réclamé par la personne qui, n’était ce paragraphe, aurait droit au paiement retourné, la Banque du Canada est tenue de lui payer une somme égale à celle qui lui a été versée.

Exécution de l’obligation

(5) La Banque du Canada peut être poursuivie, quant à l’obligation prévue au paragraphe (4), par voie d’action ou autre procédure civile intentée devant tout tribunal compétent.

2012, ch. 5, art. 189.

Vente de renseignements

14.1 (1) La Société peut vendre au liquidateur d’une institution membre nommé en vertu de la Loi sur les

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Sections 14.1-17	Articles 14.1-17

and Restructuring Act any information that was gathered or produced at the expense of the Corporation, if that expense is not one that may be recovered by the Corporation from the member institution under subsection

14(2.8).

Payment part of winding-up costs

(2) Any amount paid by the liquidator for that information is deemed for the purpose of section 94 of the Winding-up and Restructuring Act to be a cost incurred in the winding-up of the member institution.

1997, c. 15, s. 113.

Premiums recoverable

15 A premium assessed by the Corporation against a member institution for the purposes of this Act constitutes a debt owing to Her Majesty in right of Canada and the amount thereof together with any interest levied by the Corporation as an overdue charge is recoverable by action in any court of competent jurisdiction.

R.S., 1985, c. C-3, s. 15; R.S., 1985, c. 18 (2nd Supp.), s. 3, c. 18 (3rd Supp.), s. 53.

16 [Repealed, R.S., 1985, c. 18 (3rd Supp.), s. 53]

Insurance of federal institutions

17 (1) The Corporation shall, in the manner and to the extent provided in this Act and the by-laws, insure the deposits held by a federal institution in respect of which an order approving the commencement and carrying on of business has been made by the Superintendent unless

(a) that order prohibits the institution from accepting deposits in Canada;

(b) that order authorizes the institution to accept deposits in Canada solely in accordance with subsection 413(3) of the Bank Act, subsection 378.1(2) of the Cooperative Credit Associations Act or subsection 413(2) of the Trust and Loan Companies Act;

(c) the institution has been authorized under section 26.03 to accept deposits payable in Canada while no longer being a member institution; or

(d) the institution’s policy of deposit insurance has been terminated under section 31 or cancelled under section 33.

Effect of amendment to order

(2) If the order approving the commencement and carrying on of business by a federal institution is at any time amended so as to not contain the prohibition or restriction referred to in paragraphs (1)(a) and (b), respectively, liquidations et les restructurations l’information collectée ou produite à ses frais lorsque ceuxci ne sont pas recouvrables auprès de l’institution membre au titre du paragraphe 14(2.8).

Coûts de liquidation

(2) Le montant payé par le liquidateur fait partie des frais de liquidation d’une institution membre pour l’application de l’article 94 de cette loi.

1997, ch. 15, art. 113.

Primes recouvrables

15 La prime exigible d’une institution membre aux termes de la présente loi constitue une créance de Sa Majesté du chef du Canada; son recouvrement, ainsi que celui des intérêts exigés par la Société sur les arrérages, peut être poursuivi devant tout tribunal compétent.

L.R. (1985), ch. C-3, art. 15; L.R. (1985), ch. 18 (2e suppl.), art. 3, ch. 18 (3e suppl.), art. 53.

16 [Abrogé, L.R. (1985), ch. 18 (3e suppl.), art. 53]

Assurance des institutions fédérales

17 (1) La Société assure, selon les modalités prévues par la présente loi et les règlements administratifs, les dépôts détenus par toute institution fédérale à l’égard de laquelle un agrément de fonctionnement a été délivré par le surintendant, sauf dans les cas suivants :

a) l’agrément de fonctionnement interdit à l’institution d’accepter des dépôts au Canada;

b) il ne l’autorise à accepter des dépôts au Canada qu’en conformité avec le paragraphe 413(3) de la Loi sur les banques, le paragraphe 378.1(2) de la Loi sur les associations coopératives de crédit ou le paragraphe 413(2) de la Loi sur les sociétés de fiducie et de prêt;

c) l’institution a été autorisée en vertu de l’article 26.03 à accepter des dépôts payables au Canada alors qu’elle n’avait plus la qualité d’institution membre;

d) la police d’assurance-dépôts de l’institution a été résiliée au titre de l’article 31 ou annulée au titre de l’article 33.

Effet de la modification de l’agrément de fonctionnement

(2) Si l’agrément de fonctionnement est modifié de manière qu’il ne contienne pas l’interdiction ou la restriction visées aux alinéas (1)a) et b), la modification produit les effets suivants :

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Sections 17-17.1	Articles 17-17.1

(a) on the day on which the amendment takes effect, any authorization under section 26.03 that permits the institution to accept deposits payable in Canada while no longer being a member institution is revoked;

(b) on the day on which the amendment takes effect, any existing cancellation of the institution’s policy of deposit insurance under paragraph 33(1)(b) or (c) or subsection 33(2) is revoked; and

(c) as of the day on which the amendment takes effect, the Corporation shall insure the deposits held by the institution under subsection (1).

Exception

(3) Subsection (2) does not apply in respect of a federal institution whose policy of deposit insurance has been terminated under section 31 or cancelled under paragraph 33(1)(a).

Notice to Corporation

(4) The Superintendent shall notify the Corporation of

(a) every application to incorporate a federal institution, or to continue a corporation as a federal institution, in respect of which the Superintendent is likely to make an order approving the commencement and carrying on of business that does not contain the prohibition or restriction referred to in paragraphs (1)(a) and (b), respectively; and

(b) every application by a federal institution to have its order approving the commencement and carrying on of business amended so as to not contain the prohibition or restriction referred to in paragraphs (1)(a) and (b), respectively.

R.S., 1985, c. C-3, s. 17; R.S., 1985, c. 18 (3rd Supp.), s. 54; 1991, c. 45, s. 543; 2005, c. 30, s. 104; 2007, c. 6, s. 404; 2012, c. 5, s. 190.

Insurance of provincial institutions

17.1 On the application of a provincial institution, the Corporation may insure the deposits held by the institution in the manner and to the extent provided in this Act and the by-laws, if

(a) the Corporation approves the institution for deposit insurance;

(b) the institution is authorized by the province of its incorporation to apply for deposit insurance;

(c) the institution agrees, in carrying on its business, not to exercise powers substantially different from the powers exercisable by a company to which the Trust and Loan Companies Act applies; and

a) toute autorisation qui a été accordée à l’institution fédérale en vertu de l’article 26.03 au titre de laquelle elle peut accepter des dépôts payables au Canada sans avoir la qualité d’institution membre est révoquée à la date de prise d’effet de la modification;

b) toute annulation de la police d’assurance-dépôts de l’institution effectuée en vertu des alinéas 33(1)b) ou c) ou du paragraphe 33(2) est révoquée à la date de prise d’effet de la modification;

c) la Société est tenue d’assurer les dépôts détenus par l’institution en conformité avec le paragraphe (1) à compter de la date de prise d’effet de la modification.

Exception

(3) Le paragraphe (2) ne s’applique pas à l’institution fédérale dont la police d’assurance-dépôts a été résiliée au titre de l’article 31 ou annulée au titre de l’alinéa 33(1)a).

Notification

(4) Le surintendant notifie à la Société:

a) toute demande de constitution en personne morale d’une institution fédérale — ou de prorogation d’une personne morale en institution fédérale — à l’égard de laquelle il est susceptible de délivrer un agrément de fonctionnement qui ne contient pas l’interdiction ou la restriction visées aux alinéas (1)a) et b);

b) toute demande présentée par une institution fédérale en vue de faire modifier son agrément de fonctionnement de manière qu’il ne contienne pas l’inter-diction ou la restriction visées aux alinéas (1)a) et b).

L.R. (1985), ch. C-3, art. 17; L.R. (1985), ch. 18 (3e suppl.), art. 54; 1991, ch. 45, art. 543; 2005, ch. 30, art. 104; 2007, ch. 6, art. 404; 2012, ch. 5, art. 190.

Assurance des institutions provinciales

17.1 À la demande d’une institution provinciale, la Société peut, selon les modalités prévues par la présente loi et les règlements administratifs, assurer les dépôts déte-nus par une telle institution, si les conditions suivantes sont réunies:

a) la Société agrée l’institution;

b) l’institution est autorisée à demander une police d’assurance-dépôts par la province où elle a été constituée;

c) l’institution consent à ne pas exercer, dans l’exploitation de son entreprise, des pouvoirs notablement

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(d) the Corporation is satisfied that at all times the Corporation will have adequate access to information regarding the institution.

2007, c. 6, s. 404.

Policy of deposit insurance

17.2 Every member institution is deemed to have obtained a policy of deposit insurance on the day on which it became a member institution.

2007, c. 6, s. 404.

Form of application for deposit insurance

18 (1) An application for deposit insurance shall be in the form, and accompanied by a fee of the amount and type, that may be prescribed by the by-laws.

(2) [Repealed, R.S., 1985, c. 18 (3rd Supp.), s. 55]

Contents of policy

(3) The policy of deposit insurance shall consist of the provisions that may be prescribed by the by-laws.

Records retained outside Canada

(3.1) Where a member institution that is authorized to do so under the by-laws retains at a place outside Canada records referred to in the policy of deposit insurance, including for the purpose of any examination by or on behalf of the Corporation, the Corporation may, in the case referred to in paragraph (a), and shall, in the case referred to in paragraph (b), direct the institution to maintain a copy of those records in Canada:

(a) if the Corporation is of the opinion that it does not have immediate, direct, complete and ongoing access to those records; or

(b) if the Corporation is advised by the Minister that the Minister is of the opinion that it is not in the national interest for the institution not to maintain a copy of those records in Canada.

By-laws

(3.2) The Board may make by-laws respecting:

(a) what constitutes immediate, direct, complete and ongoing access, for the purpose of paragraph (3.1)(a); and

(b) the time within and manner in which a member institution is required to comply with a direction under subsection (3.1).

différents de ceux que peut exercer une société régie par la Loi sur les sociétés de fiducie et de prêt;

d) la Société est convaincue qu’elle aura continuelle-ment accès à tout renseignement se rapportant à l’institution.

2007, ch. 6, art. 404.

Police d’assurance-dépôts

17.2 L’institution membre est réputée avoir obtenu une police d’assurance-dépôts à la date où elle est devenue une telle institution.

2007, ch. 6, art. 404.

Demande d’assurance-dépôts : forme

18 (1) La demande d’assurance-dépôts se fait selon la forme prévue aux règlements administratifs et doit être accompagnée du paiement des droits dont le montant ou la nature sont fixés par ceux-ci.

(2) [Abrogé, L.R. (1985), ch. 18 (3e suppl.), art. 55]

Clauses de la police

(3) La police d’assurance-dépôts comporte les clauses prévues par règlement administratif.

Documents conservés à l’étranger

(3.1) Lorsque l’institution membre qui est autorisée à cette fin, en vertu des règlements administratifs, conserve, dans un lieu à l’étranger, les registres visés dans la police d’assurance-dépôts, notamment en vue d’un examen par la Société ou en son nom, celle-ci peut, dans le cas prévu à l’alinéa a), et doit, dans celui prévu à l’alinéa b), lui ordonner d’en conserver des copies au Canada :

a) la Société est d’avis qu’elle n’a pas d’accès immé-diat, direct, complet et continu à ces registres;

b) le ministre l’avise que, selon lui, il n’est pas dans l’intérêt national que l’institution membre ne conserve pas de copies au Canada.

Règlements administratifs

(3.2) Le conseil peut prendre des règlements administratifs concernant:

a) ce qui constitue un accès immédiat, direct, complet et continu pour l’application de l’alinéa (3.1)a);

b) le délai dans lequel l’institution membre doit se conformer à l’ordre donné en vertu du paragraphe (3.1) et la manière de le faire.

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Policies deemed to be amended

(4) If a by-law respecting the content of the policy of deposit insurance is amended, or revoked and replaced, every policy of deposit insurance is deemed to be amended or replaced accordingly.

R.S., 1985, c. C-3, s. 18; R.S., 1985, c. 18 (3rd Supp.), s. 55; 1992, c. 26, s. 7; 1999, c. 28, s. 100; 2007, c. 6, s. 405; 2020, c. 1, s. 21.

19 [Repealed, R.S., 1985, c. 18 (3rd Supp.), s. 56]

Funds

20 The Corporation shall maintain funds for the purpose of carrying out its objects.

R.S., 1985, c. C-3, s. 20; 2018, c. 27, s. 162.

Assessment and collection of premiums

21 (1) The Corporation shall, for each premium year, assess and collect from each member institution an annual premium in an amount equal to the lesser of

(a) the annual premium for that member institution determined under the by-laws, and

(b) the maximum annual premium.

By-laws re premiums

(2) The Board may make by-laws respecting the determination of annual premiums for member institutions and, without restricting the generality of the foregoing, may make by-laws

(a) for the establishment of a system of classifying member institutions in different categories;

(b) respecting the criteria or factors to be taken into account or procedures to be followed by the Corporation in determining the category in which a member institution is classified; and

(c) fixing the amount of, or providing for the manner of determining the amount of, the annual premium applicable to each category.

When by-law not effective

(3) A by-law made under subsection (2) is not effective unless it has been approved in writing by the Minister.

Maximum annual premium

(4) In this section, maximum annual premium means, in respect of a member institution, the greater of

(a) $5,000, and

(b) one third of one per cent, or such smaller proportion of one per cent as may be fixed in respect of the

Présomption

(4) En cas de modification ou de remplacement d’un règlement administratif régissant leur contenu, les polices d’assurance-dépôts sont réputées être modifiées ou remplacées en conséquence.

L.R. (1985), ch. C-3, art. 18; L.R. (1985), ch. 18 (3e suppl.), art. 55; 1992, ch. 26, art. 7; 1999, ch. 28, art. 100; 2007, ch. 6, art. 405; 2020, ch. 1, art. 21.

19 [Abrogé, L.R. (1985), ch. 18 (3e suppl.), art. 56]

Fonds

20 La Société constitue des fonds en vue de l’accomplissement de sa mission.

L.R. (1985), ch. C-3, art. 20; 2018, ch. 27, art. 162.

Fixation et recouvrement des primes

21 (1) La Société perçoit auprès de chaque institution membre la prime annuelle maximale ou, si le montant en est inférieur, la prime fixée par règlement administratif.

Règlements administratifs

(2) Le conseil peut, par règlement administratif:

a) établir un système pour regrouper les institutions membres en catégories;

b) prévoir les critčres, les facteurs et la procédure à suivre par la Société pour déterminer l’appartenance à chaque catégorie;

c) fixer la prime annuelle pour chaque catégorie ou prévoir la méthode pour ce faire.

Agrément nécessaire

(3) L’agrément écrit du ministre est un préalable à la prise d’effet du règlement administratif.

Primes annuelles maximales

(4) Pour l’application du présent article, la prime annuelle maximale payable par une institution membre est de 5 000 $ ou, si le montant en est supérieur, du tiers pour cent ou toute fraction moindre fixée par le gouverneur en conseil pour l’exercice du total des dépôts ou parties de dépôt que la Société estime assurés et qui sont

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premium year by the Governor in Council, of an amount equal to the sum of so much of the deposits as are considered to be insured by the Corporation and deposited with the member institution as of April 30 in the immediately preceding premium year.

Calculation of deposits

(5) For the purposes of this section, a member institution may use any method approved by the Corporation for that premium year to determine or estimate the aggregate amount of its deposits that are considered to be insured by the Corporation.

R.S., 1985, c. C-3, s. 21; R.S., 1985, c. 18 (3rd Supp.), s. 57; 1996, c. 6, s. 27; 2007, c. 6, s. 406; 2018, c. 27, s. 163.

Returns

22 (1) The premium payable by a member institution shall be based on returns to be certified by the institution and submitted in such form and at such time as the Corporation may require.

Payable in instalments

(2) One half of the premium payable by a member institution shall be paid to the Corporation on or before July 15 in the premium year for which the premium is payable and the remainder shall be paid to the Corporation, without interest, on or before December 15 in that premium year.

R.S., 1985, c. C-3, s. 22; 1996, c. 6, s. 28.

Calculation of first premium

23 (1) The premium payable by a member institution in respect of the premium year in which it becomes a member institution shall be the same proportion of the lesser of

(a) the annual premium for that member determined by by-law made under subsection 21(2) based on an amount equal to the sum of so much of the deposits as are considered to be insured by the Corporation and deposited with the member institution as of the end of the month in which it becomes a member institution, and

(b) the greater of

(i) $5,000, and

(ii) one third of one per cent, or such smaller proportion of one per cent as may be fixed in respect of the premium year by the Governor in Council, of an amount equal to the sum of so much of the deposits as are considered to be insured by the Corporation and deposited with the member institution as of the

détenus par l’institution membre le 30 avril de l’exercice comptable des primes précédent.

Calcul des dépôts

(5) Dans le cadre du calcul mentionné au paragraphe (1), l’institution membre peut déterminer ou estimer le montant total des dépôts que la Société estime assurés selon toute méthode approuvée par celle-ci pour l’exercice comptable des primes en cause.

L.R. (1985), ch. C-3, art. 21; L.R. (1985), ch. 18 (3e suppl.), art. 57; 1996, ch. 6, art. 27; 2007, ch. 6, art. 406; 2018, ch. 27, art. 163.

Déclarations

22 (1) La détermination du montant de la prime payable par l’institution membre se fait à partir des déclarations que celle-ci, après en avoir attesté l’exactitude, transmet à la Société, en la forme et au moment fixés par celle-ci.

Versements échelonnés

(2) La moitié de la prime payable par l’institution membre est versée à la Société au plus tard le 15 juillet de l’exercice comptable des primes courant et le solde est versé, sans intérêt, au plus tard le 15 décembre de cet exercice.

L.R. (1985), ch. C-3, art. 22; 1996, ch. 6, art. 28.

Calcul de la première prime

23 (1) La prime payable par l’institution membre pour l’exercice comptable des primes au cours duquel elle le devient est égale aux n/365 — où n est le nombre de jours pendant lesquels les dépôts sont assurés par la Société au cours de cet exercice — du moins élevé des montants suivants:

a) la prime fixée dans le cadre des règlements administratifs prévus au paragraphe 21(2) en fonction du total des dépôts ou parties de dépôt que la Société estime assurés et détenus par l’institution au dernier jour du mois où elle devient une institution membre;

b) le montant le plus élevé de 5 000 $ et du tiers pour cent — ou la fraction moindre fixée par le gouverneur en conseil pour l’exercice — du total des dépôts ou parties de dépôt que la Société estime assurés et détenus par l’institution au dernier jour du mois où elle devient une institution membre.

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end of the month in which it becomes a member institution,

as the number of days in which any of the deposits with that member institution are insured by the Corporation in that premium year is of 365.

Payment of first premium

(2) Despite subsection 22(2), the premium payable by a member institution under subsection (1) must be paid to the Corporation, without interest, within 30 days after the end of the month in which the member institution becomes a member institution.

R.S., 1985, c. C-3, s. 23; R.S., 1985, c. 18 (3rd Supp.), s. 58; 1996, c. 6, s. 29; 2001, c. 9, s. 207; 2007, c. 6, s. 407.

Where premiums payable

24 All premiums payable shall be paid to the Corporation at its head office.

R.S., 1985, c. C-3, s. 24; R.S., 1985, c. 18 (3rd Supp.), s. 58; 2009, c. 2, s. 239.

No set-off on premium payment

24.1 No member institution shall, without the prior agreement of the Corporation, reduce or extinguish a premium payment, interest or other payment to be made to the Corporation by reason of a set-off or claim by the member institution against the Corporation.

1996, c. 6, s. 30; 2001, c. 9, s. 208.

Overdue charges

25 Notwithstanding anything in sections 21 to 23, the Corporation may charge interest at a rate equal to the rate prescribed pursuant to subsection 161(1) of the Income Tax Act plus two per cent on the unpaid amount of any premium instalment not paid on or before the due date of that instalment.

R.S., 1985, c. C-3, s. 25; R.S., 1985, c. 18 (3rd Supp.), s. 58.

Premium surcharge

25.1 (1) Notwithstanding sections 21 to 25, where, in the opinion of the Corporation, a member institution is engaging in such practice as may be prescribed in the bylaws as warranting a premium surcharge, the Corporation, after

(a) consultation with the Superintendent or the provincial supervisor, as the case may be, and

(b) giving the member institution an opportunity to make written representations,

may assess and collect from the member institution a premium surcharge in respect of the premium year or any part thereof.

Paiement de la première prime

(2) Malgré le paragraphe 22(2), la prime payable par l’institution membre conformément au paragraphe (1) est versée à la Société, sans intérêt, dans les trente jours suivant la fin du mois au cours duquel l’institution devient membre.

L.R. (1985), ch. C-3, art. 23; L.R. (1985), ch. 18 (3e suppl.), art. 58; 1996, ch. 6, art. 29; 2001, ch. 9, art. 207; 2007, ch. 6, art. 407.

Primes payables au siège social de la Société

24 Les primes à payer sont versées à la Société au siège social de cette dernière.

L.R. (1985), ch. C-3, art. 24; L.R. (1985), ch. 18 (3e suppl.), art. 58; 2009, ch. 2, art. 239.

Pas de compensation

24.1 L’institution membre ne peut, sans le consentement de la Société, invoquer la compensation ou l’existence d’une créance contre la Société pour réduire ou supprimer le paiement notamment d’une prime ou de l’intérêt.

1996, ch. 6, art. 30; 2001, ch. 9, art. 208.

Arrérages de frais

25 Malgré les articles 21 à 23, la Société peut percevoir un intérêt de retard, à un taux égal à celui qui est prescrit conformément au paragraphe 161(1) de la Loi de l’impôt sur le revenu, majoré de deux pour cent, sur le montant impayé de tout versement de prime non effectué à la date d’échéance.

L.R. (1985), ch. C-3, art. 25; L.R. (1985), ch. 18 (3e suppl.), art. 58.

Augmentation de prime

25.1 (1) Malgré les articles 21 à 25, la Société peut augmenter la prime d’une institution membre à l’égard de l’exercice comptable des primes en cours ou de toute partie de celui-ci, dans les cas où elle est d’avis que l’institution se livre à une pratique dont il est prévu aux règlements administratifs qu’elle justifie l’augmentation. Avant de ce faire, elle:

a) consulte le surintendant ou le contrôleur provincial, selon le cas;

b) donne à l’institution la possibilité de présenter ses observations par écrit.

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Last amended on April 1, 2023		Dernière modification le 1 avril 2023

Canada Deposit Insurance Corporation	Société d’assurance-dépôts du Canada
Deposit Insurance	Assurance-dépôts
Sections 25.1-25.3	Articles 25.1-25.3

Amount of premium surcharge

(2) The amount of the premium surcharge that may be assessed against and collected from a member institution under subsection (1) in respect of any premium year shall be such amount as the Corporation may determine to be fair in the circumstances and in no case shall exceed an amount equal to one sixth of one per cent of so much of each deposit as is considered to be insured by the Corporation and deposited with the member institution as of April 30 in the immediately preceding premium year.

Application of sections 21 to 25

(3) The provisions of sections 21 to 25 that are not inconsistent with subsections (1) and (2) apply, with such modifications as the circumstances require, in respect of any premium surcharge assessed under subsection (1).

R.S., 1985, c. 18 (2nd Supp.), s. 4, c. 18 (3rd Supp.), s. 59; 1996, c. 6, s. 31; 2007, c. 6, s. 408.

Non-application to special premium

25.2 Section 21, subsection 22(2), section 23 and subsection 37(5) do not apply to a special premium.

2009, c. 2, s. 240.

By-laws — special premium

25.3 (1) In respect of each order made under subsection

7.1(1) or each direction given under subsection 11.1(1), the Board may make by-laws respecting the recovery from member institutions or any class of member institutions of the loss referred to in section 7.3 or 11.3, as the case may be, including by-laws

(a) fixing the special premium payable by member institutions or any class of member institutions or providing for the manner of fixing the special premium;

(b) establishing a system of classifying member institutions in different classes;

(c) establishing the criteria or factors to be taken into account or procedures to be followed by the Corporation in determining the class in which a member institution is classified; or

(d) respecting the time and manner in which a special premium shall be paid.

When by-law not effective

(2) A by-law made under subsection (1) is not effective unless it has been approved in writing by the Minister.

2009, c. 2, s. 240.

Montant de l’augmentation de prime

(2) Le montant de l’augmentation à l’égard d’un exercice comptable des primes est celui que la Société estime justifié dans les circonstances; il ne peut en aucun cas dépasser un sixičme pour cent de la partie de chaque dépôt que la Société estime assuré, dans le cas d’un dépôt détenu par l’institution le 30 avril de l’exercice comptable des primes précédent.

Application des articles 21 à 25

(3) Les dispositions des articles 21 à 25 qui ne sont pas incompatibles avec les paragraphes (1) et (2) s’appliquent, compte tenu des adaptations de circonstance, à l’égard de toute augmentation de prime visée au paragraphe (1).

L.R. (1985), ch. 18 (2e suppl.), art. 4, ch. 18 (3e suppl.), art. 59; 1996, ch. 6, art. 31; 2007, ch. 6, art. 408.

Non-application aux primes spéciales

25.2 L’article 21, le paragraphe 22(2), l’article 23 et le paragraphe 37(5) ne s’appliquent pas aux primes spéciales.

2009, ch. 2, art. 240.

Rêglements administratifs — primes spéciales

25.3 (1) À l’égard de chacun des décrets pris en vertu du paragraphe 7.1(1) et de chacune des instructions données en vertu du paragraphe 11.1(1), le conseil peut prendre des règlements administratifs concernant le recouvrement, auprès d’institutions membres ou de toute catégorie d’institutions membres, des pertes visées aux articles 7.3 ou 11.3, notamment des règlements administratifs :

a) fixant la prime spéciale à payer par les institutions membres ou par toute catégorie d’institutions membres ou prévoyant la méthode pour la fixer;

b) établissant un système pour regrouper les institutions membres en catégories;

c) prévoyant les critères, les facteurs et la procédure à suivre par la Société pour déterminer l’appartenance à chaque catégorie;

d) régissant les modalités de paiement de la prime spéciale.

Agrément nécessaire

(2) L’agrément écrit du ministre est un préalable à la prise d’effet de ces règlements administratifs.

2009, ch. 2, art. 240.

Current to May 29, 2023	32	À jour au 29 mai 2023

Last amended on April 1, 2023		Dernière modification le 1 avril 2023

Canada Deposit Insurance Corporation	Société d’assurance-dépôts du Canada
Deposit Insurance	Assurance-dépôts
Sections 25.4-26.02	Articles 25.4-26.02

Interpretation

25.4 For the purposes of sections 21 to 25.3, the deposits that are considered to be insured by the Corporation include the total amount of all deposits held in accounts that are identified as professional trustee accounts in accordance with section 9 of the schedule.

2018, c. 12, s. 205.

26 (1) [Repealed, 2018, c. 27, s. 164]

(2) [Repealed, 1996, c. 6, s. 32]

Federal Institutions Without Deposit Insurance

Interpretation

26.01 (1) Subject to subsections (2) and (3), for the purposes of sections 26.02 to 26.06, deposit has the meaning that would be given to it by the schedule, for the purposes of deposit insurance, if the schedule were read without reference to subsections 2(2), (5) and (6) of the schedule.

Exception

(2) For the purposes of subparagraph 26.03(1)(c)(iii) and paragraph 26.03(1)(d), deposit has the meaning that would be given to it by the schedule, for the purposes of deposit insurance, but does not include deposits not payable in Canada.

Exception

(3) For the purposes of paragraph 26.03(1)(b) and subsection 26.03(2), deposit has the meaning that would be given to it by the schedule, for the purposes of deposit insurance, if the schedule were read without reference to subsections 2(2), (5) and (6) of the schedule, but does not include deposits prescribed by the by-laws.

By-laws

(4) The Board may make by-laws

(a) prescribing the deposits referred to in subsection (3); and

(b) prescribing terms and conditions with respect to the acceptance of those deposits.

1997, c. 15, s. 114; 1999, c. 28, s. 101; 2018, c. 12, s. 206.

Application

26.02 If a federal member institution intends to accept deposits payable in Canada while no longer being a member institution, it must apply to the Corporation for an authorization to do so. The application must be in a form

Interprétation

25.4 Pour l’application des articles 21 à 25.3, les dépôts que la Société estime assurés comprennent le montant total des dépôts détenus dans un compte assimilé à un compte de fiduciaire professionnel en application de l’ar-ticle 9 de l’annexe.

2018, ch. 12, art. 205.

26 (1) [Abrogé, 2018, ch. 27, art. 164]

(2) [Abrogé, 1996, ch. 6, art. 32]

Institutions fédérales sans assurance-dépôts

Sens de dépôt

26.01 (1) Dans les articles 26.02 à 26.06 et sous réserve des paragraphes (2) et (3), dépôt s’entend au sens que lui donne l’annexe, dans le cadre de l’assurance-dépôts, exception faite des paragraphes 2(2), (5) et (6) de celle-ci.

Exception

(2) Pour l’application du sous-alinéa 26.03(1)c)(iii) et de l’alinéa 26.03(1)d), dépôt s’entend au sens que lui donne l’annexe, dans le cadre de l’assurance-dépôts, à l’exclu-sion toutefois des dépôts payables à l’étranger.

Exception

(3) Pour l’application de l’alinéa 26.03(1)b) et du paragraphe 26.03(2), dépôt s’entend au sens que lui donne l’annexe, dans le cadre de l’assurance-dépôts, exception faite des paragraphes 2(2), (5) et (6) de celle-ci, à l’exclu-sion toutefois des dépôts prévus par les règlements administratifs.

Règlements administratifs

(4) Le conseil peut, par règlement administratif:

a) prévoir les dépôts visés au paragraphe (3);

b) prévoir les modalités et conditions relatives à l’acceptation de ces dépôts.

1997, ch. 15, art. 114; 1999, ch. 28, art. 101; 2018, ch. 12, art. 206.

Demande à la Société

26.02 L’institution fédérale membre qui envisage d’accepter des dépôts payables au Canada alors qu’elle n’a plus la qualité d’institution membre doit demander à la

Current to May 29, 2023	33	À jour au 29 mai 2023

Last amended on April 1, 2023		Dernière modification le 1 avril 2023

Canada Deposit Insurance Corporation	Société d’assurance-dépôts du Canada
Federal Institutions Without Deposit Insurance	Institutions fédérales sans assurance-dépôts
Sections 26.02-26.03	Articles 26.02-26.03

that is acceptable to the Corporation and must contain the information that the Corporation may require.

1997, c. 15, s. 114; 2007, c. 6, s. 410.

Granting of application

26.03 (1) Subject to section 26.04, the Corporation may give that authorization if

(a) [Repealed, 2001, c. 9, s. 209]

(b) the sum of all the deposits held by the federal member institution that are less than $150,000 and payable in Canada is less than one per cent of the sum of all the deposits held by the institution that are payable in Canada;

(c) the institution has informed all its depositors, in accordance with any rules that may be prescribed by the by-laws,

(i) that the institution has applied to become authorized to accept deposits while no longer being a member institution,

(ii) that after the institution receives that authorization, no deposit with the institution will be insured in whole or in part by the Corporation, and

(iii) that the institution’s obligation to repay the deposit to the depositor will be assumed by a member institution if an option referred to in subparagraph (d)(i) or (ii) is not exercised;

(d) in respect of each deposit that is held by the institution, the institution has

(i) obtained from the depositor an acknowledgement in writing that the deposit will no longer be insured in whole or in part by the Corporation after the institution receives authorization to accept deposits without being a member institution,

(ii) at the request in writing of the depositor, paid to the depositor the principal amount of the deposit and interest determined in accordance with rules prescribed by the by-laws and has not charged any fee or penalty in connection with the payment, or

(iii) obtained from a member institution an agreement in writing to assume the institution’s liability in relation to the deposit on the same terms and conditions; and

(e) the institution has paid to the Corporation a fee determined in accordance with rules prescribed by the by-laws.

Société, d’une manière qui agrée à celle-ci, l’autorisation d’accepter de tels dépôts.

1997, ch. 15, art. 114; 2007, ch. 6, art. 410.

Conditions préalables à l’autorisation

26.03 (1) Sous réserve de l’article 26.04, la Société peut donner l’autorisation si les conditions suivantes sont réunies:

a) [Abrogé, 2001, ch. 9, art. 209]

b) la somme des dépôts de moins de 150 000 $ payables au Canada représente moins de un pour cent de la somme de tous les dépôts payables au Canada détenus par l’institution fédérale membre;

c) l’institution a informé chaque déposant, en confor-mité avec les règles prévues par les règlements admi-nistratifs:

(i) qu’elle a présenté la demande prévue à l’article 26.02,

(ii) que les dépôts ne seront pas, une fois l’autorisation obtenue, assurés par la Société,

(iii) qu’une autre institution membre aura l’obliga-tion de lui rembourser ses dépôts, faute par lui d’exercer une des options prévues aux sous-alinéas d)(i) ou (ii);

d) l’institution a, à l’égard de tous les dépôts d’un déposant:

(i) soit obtenu une reconnaissance écrite de sa part selon laquelle ses dépôts ne seront pas, une fois l’institution autorisée, assurés par la Société,

(ii) soit payé au déposant, à la demande présentée par écrit par ce dernier, une somme représentant le principal et les intérêts afférents au dépôt calculés en conformité avec les règles prévues par les règle-ments administratifs sans avoir exigé de droit ou de pénalité à l’égard du paiement,

(iii) soit obtenu d’une autre institution membre l’engagement écrit de prendre en charge tous ses dépôts aux mêmes conditions;

e) l’institution a versé les droits prévus par les règle-ments administratifs.

Current to May 29, 2023	34	À jour au 29 mai 2023

Last amended on April 1, 2023		Dernière modification le 1 avril 2023

Canada Deposit Insurance Corporation	Société d’assurance-dépôts du Canada
Federal Institutions Without Deposit Insurance	Institutions fédérales sans assurance-dépôts
Sections 26.03-26.06	Articles 26.03-26.06

Exchange rate

(2) For the purpose of subsection (1), the rate of exchange that shall be applied on any day in determining the amount in Canadian dollars of a deposit in a currency of a country other than Canada shall be determined in accordance with rules prescribed by the by-laws.

1997, c. 15, s. 114; 1999, c. 28, s. 102; 2001, c. 9, s. 209; 2007, c. 6, s. 411.

Minister and Superintendent to be informed

26.04 (1) Before giving an authorization under subsection 26.03(1), the Corporation must inform the Minister and the Superintendent that it proposes to give the authorization.

Minister may prevent authorization

(2) If the Minister is of the opinion that giving the authorization would not be in the public interest, the Minister may, within thirty days after being informed about the proposal to give the authorization, direct the Corporation not to give the authorization.

Authorization after 30 days

(3) If the Minister does not issue that direction within those 30 days, the Corporation may then give the authorization under subsection 26.03(1). The giving of the authorization cancels the policy of deposit insurance of the federal member institution to which the authorization is given.

Amendment of order

(4) If the Corporation gives the authorization under subsection 26.03(1), the Superintendent must, under paragraph 54(1)(a) of the Bank Act, paragraph 62(1)(a) of the Cooperative Credit Associations Act or paragraph 58(1)(b) of the Trust and Loan Companies Act, as the case may be, amend the federal member institution’s order approving the commencement and carrying on of business accordingly.

1997, c. 15, s. 114; 1999, c. 28, s. 103; 2007, c. 6, s. 412.

Fees by-law

26.05 A by-law prescribing rules for the purpose of paragraph 26.03(1)(e) is not effective unless it has been approved in writing by the Minister.

1997, c. 15, s. 114.

Deposits not insured

26.06 After a federal member institution has been given authorization under subsection 26.03(1), no deposit with the institution is insured in whole or in part by the Corporation.

1997, c. 15, s. 114; 2007, c. 6, s. 413.

Taux de change

(2) Le taux de change applicable pour déterminer le montant en dollars canadiens d’un dépôt fait en devises étrangčres est déterminé conformément aux règles prévues par les règlements administratifs.

1997, ch. 15, art. 114; 1999, ch. 28, art. 102; 2001, ch. 9, art. 209; 2007, ch. 6, art. 411.

Avis au ministre et au surintendant

26.04 (1) La Société doit, avant d’agréer la demande d’une institution fédérale membre, informer le ministre et le surintendant de ses intentions.

Veto du ministre

(2) S’il croit l’autorisation contraire à l’intérêt public, le ministre peut, dans les trente jours après en avoir été in-formé par la Société, ordonner à celle-ci de ne rien faire.

Autorisation automatique

(3) Faute par le ministre de se prononcer dans les trente jours, la Société peut procéder à l’autorisation. L’octroi de l’autorisation a pour effet d’annuler la police d’assu-rance-dépôts de l’institution en cause.

Modification de l’agrément de fonctionnement

(4) Si la Société donne son autorisation, le surintendant modifie en conséquence l’agrément de fonctionnement de l’institution en cause en conformité avec le paragraphe 54(1)a) de la Loi sur les banques, le paragraphe 62(1) de la Loi sur les associations coopératives de crédit ou l’ali-néa 58(1)b) de la Loi sur les sociétés de fiducie et de prêt, selon le cas.

1997, ch. 15, art. 114; 1999, ch. 28, art. 103; 2007, ch. 6, art. 412.

Frais réglementaires

26.05 L’agrément écrit du ministre est un préalable à la prise d’effet de tout règlement administratif prescrivant des droits pour l’application de l’alinéa 26.03(1)e).

1997, ch. 15, art. 114.

Dépôts non assurés

26.06 Les dépôts faits auprès d’une institution fédérale membre autorisée au titre du paragraphe 26.03(1) ne sont pas assurés par la Société.

1997, ch. 15, art. 114; 2007, ch. 6, art. 413.

Current to May 29, 2023	35	À jour au 29 mai 2023

Last amended on April 1, 2023		Dernière modification le 1 avril 2023

Canada Deposit Insurance Corporation	Société d’assurance-dépôts du Canada
Inspection of Member Institutions	Inspection des institutions membres
Sections 27-28.1	Articles 27-28.1

Inspection of Member Institutions

Annual inspections

27 (1) The Superintendent shall, notwithstanding any other Act of Parliament, examine on behalf of the Corporation the affairs of each federal member institution once in each year and at the times that the Corporation may require for a specified purpose.

Costs

(2) Where an examination under subsection (1) is made for a specified purpose, such costs incurred in relation thereto as in the opinion of the Superintendent are extraordinary shall be borne by the Corporation.

R.S., 1985, c. C-3, s. 27; R.S., 1985, c. 18 (3rd Supp.), s. 60; 1991, c. 45, s. 544; 1999, c. 28, s. 104.

Provincial member institutions

28 It is a condition of the policy of deposit insurance of a provincial member institution that

(a) the Corporation or a person designated by the Corporation may, at least once in each year and at such other times as the Corporation deems appropriate, make or cause to be made such inspections of the affairs of the provincial member institution as the Corporation or that person may deem to be necessary or expedient;

(b) the Corporation and the person designated by the Corporation have, for the purposes referred to in paragraph (a), a right of access to the records of the member institution; and

(c) the member institution will cause its officers and auditors to furnish such information and explanations pertaining to its affairs as the Corporation or the person designated by the Corporation may require.

R.S., 1985, c. C-3, s. 28; R.S., 1985, c. 18 (3rd Supp.), s. 60.

Costs may be charged back

28.1 Where an examination or an inspection is carried out other than once in each year, the Corporation may

(a) pay the costs of the examination or inspection;

(b) charge the costs to the member institution in respect of which they were incurred; and

(c) recover the costs from the member institution as a debt due and payable to the Corporation.

1996, c. 6, s. 33; 1999, c. 28, s. 105.

Inspection des institutions membres

Examens annuels

27 (1) Malgré toute autre loi fédérale, le surintendant procède, au moins une fois l’an et aux moments fixés par la Société pour un motif déterminé, à l’examen, au nom de la Société, des affaires de chaque institution fédérale membre.

Frais

(2) Dans les cas où un examen a lieu pour un motif déterminé, les frais qui en découlent et que le surintendant estime être extraordinaires sont imputés à la Société.

L.R. (1985), ch. C-3, art. 27; L.R. (1985), ch. 18 (3e suppl.), art. 60; 1991, ch. 45, art. 544; 1999, ch. 28, art. 104.

Institutions provinciales membres

28 Font partie des conditions de la police d’assurance-dépôts d’une institution provinciale membre:

a) la possibilité pour la Société ou la personne qu’elle désigne de procéder ou faire procéder, au moins une fois par année et chaque fois que la Société l’estime indiqué, à tout examen des affaires de l’institution qu’elle-même ou cette personne estime utile;

b) le droit, pour la Société et la personne qu’elle désigne d’avoir, aux fins visées à l’alinéa a), accès aux registres de l’institution;

c) l’obligation pour l’institution de voir à ce que ses dirigeants et vérificateurs fournissent les renseignements et explications relatifs aux affaires de l’institu-tion que la Société ou la personne désignée exige.

L.R. (1985), ch. C-3, art. 28; L.R. (1985), ch. 18 (3e suppl.), art. 60.

Frais d’examen

28.1 Les dépenses occasionnées par tout examen sup-plémentaire durant la même année peuvent être payées par la Société et recouvrées auprès de l’institution membre concernée comme une créance de la Société.

1996, ch. 6, art. 33; 1999, ch. 28, art. 105.

Current to May 29, 2023	36	À jour au 29 mai 2023

Last amended on April 1, 2023		Dernière modification le 1 avril 2023

Canada Deposit Insurance Corporation	Société d’assurance-dépôts du Canada
Inspection of Member Institutions	Inspection des institutions membres
Section 29	Article 29

Examination considerations

29 (1) The person who conducts an examination under section 27 or an inspection under section 28 in respect of a member institution shall make all examinations or inspections that the person considers necessary to

(a) provide, by way of a rating or any other means, an assessment of the safety and soundness of the member institution, including its financial condition;

(b) comment on the operations of the member institution;

(b.1) if the member institution is a domestic systemically important bank, provide an assessment of its capacity to absorb losses that it is required to maintain under section 485 of the Bank Act; and

(c) if the member institution is a provincial institution and the Corporation and the person agree, comment on whether the provisions of the statutes governing the provincial institution are being complied with.

Reports

(2) The person shall provide written reports to the Corporation on the matters referred to in paragraphs (1)(a) to (c) in a timely manner.

Right of Corporation to information

(3) The Corporation is entitled to all information obtained by or produced by or for the person, whether in the course of conducting the examination or inspection or otherwise, regarding the affairs of the member institution or any of its affiliates or of any person dealing with the member institution or any of its affiliates.

Obligation to provide other information

(4) Without limiting subsection (3), the person shall provide the Corporation with any information that the person considers relevant to any matter referred to in any of paragraphs (1)(a) to (c) or to any report provided under subsection (2).

Obligation to inform

(5) The person shall without delay inform the Corporation if, at any time, whether in the course of conducting an examination or inspection or otherwise, there comes to the attention of the person any change in the circumstances of the member institution that might materially affect the position of the Corporation as an insurer.

R.S., 1985, c. C-3, s. 29; R.S., 1985, c. 18 (3rd Supp.), s. 61; 1992, c. 26, s. 8(E); 1996, c. 6, s. 34; 1999, c. 28, s. 106; 2001, c. 9, s. 210; 2005, c. 30, s. 105; 2016, c. 7, s. 128.

Buts de l’examen

29 (1) Le responsable de l’examen prévu aux articles 27 et 28 doit faire tous les examens qu’il estime nécessaires:

a) pour fournir une évaluation de la fiabilité et de la solidité de l’institution, y compris sa situation finan-cière, en lui donnant une cote ou d’une autre maničre;

b) pour donner son avis sur le fonctionnement de l’institution;

b.1) s’agissant d’une institution membre qui est une banque d’importance systémique nationale, pour fournir une évaluation de la capacité de l’institution à absorber des pertes qu’elle est tenue de maintenir aux termes de l’article 485 de la Loi sur les banques;

c) s’agissant d’une institution membre qui est une institution provinciale, pour donner son avis, sous réserve de l’accord entre la Société et lui-même, sur l’ob-servation par celle-ci des dispositions législatives qui la régissent.

Rapport

(2) Le responsable de l’examen transmet des rapports sur les questions visées aux alinéas (1)a) à c) à la Société, par écrit et dans les meilleurs délais.

Droit de la Société aux renseignements

(3) La Société a droit à tous les renseignements recueillis par le responsable d’un examen ou produits par ou pour lui, dans le cadre de l’examen ou d’une autre manière, re-latifs aux affaires de l’institution membre, d’une entité de son groupe ou de toute personne traitant avec celles-ci.

Obligation de fournir les renseignements

(4) Sans que soit limitée la portée du paragraphe (3), le responsable de l’examen est tenu de fournir à la Société les renseignements qu’il estime utiles à l’examen de toute question visée aux alinéas (1)a) à c) ou à tout rapport transmis dans le cadre du paragraphe (2).

Obligation d’informer

(5) Le responsable de l’examen est tenu d’informer sans délai la Société si à un moment quelconque, au cours d’un examen ou d’une autre manière, il constate que des changements survenus dans la situation de l’institution membre peuvent avoir un effet important sur la situation de la Société, en sa qualité d’assureur.

L.R. (1985), ch. C-3, art. 29; L.R. (1985), ch. 18 (3e suppl.), art. 61; 1992, ch. 26, art. 8(A); 1996, ch. 6, art. 34; 1999, ch. 28, art. 106; 2001, ch. 9, art. 210; 2005, ch. 30, art. 105; 2016, ch. 7, art. 128.

Current to May 29, 2023	37	À jour au 29 mai 2023

Last amended on April 1, 2023		Dernière modification le 1 avril 2023

Canada Deposit Insurance Corporation	Société d’assurance-dépôts du Canada
Inspection of Member Institutions	Inspection des institutions membres
Sections 29.1-30	Articles 29.1-30

Review of returns

29.1 If requested to do so by the Corporation, the person who conducts an examination under section 27 or an inspection under section 28 in respect of a member institution shall review, or cause another person to review on the person’s behalf, within the time specified by the Corporation, the correctness of the returns made by the member institution on which its premiums are based and through which its premium classification is in part determined.

2001, c. 9, s. 210.

Certain reports to be provided to Corporation

29.2 When a report is sent by the Superintendent to the Minister under section 643 of the Bank Act, section 505 of the Trust and Loan Companies Act or section 437 of the Cooperative Credit Associations Act, a copy of the report shall be sent by the Superintendent at the same time to the Corporation.

2001, c. 9, s. 210.

Reporting breaches

30 (1) If, in the Corporation’s opinion, a member institution is in breach of a provision of this Act or the regulations, a by-law of the Corporation or a condition of its policy of deposit insurance, the Corporation may send a report of the facts to the chief executive officer or chairperson of the board of directors of the member institution. The report may be sent by registered mail or delivered by hand and a copy of it must be provided to the Minister.

Presentation of report to directors

(2) The chief executive officer or chairperson of the board of directors of a member institution to whom a report has been sent or delivered under subsection (1) shall, within 15 days after the receipt of the report, cause

(a) the report to be presented to a meeting of the board of directors of the member institution and to be incorporated in the minutes of the meeting; and

(b) a certified copy of that portion of the minutes of the meeting that relates to the presentation of the report to be sent by registered mail to the chief executive officer of the Corporation at its head office.

R.S., 1985, c. C-3, s. 30; R.S., 1985, c. 18 (3rd Supp.), s. 62; 1992, c. 26, s. 9(E); 1996, c. 6, s. 35; 2005, c. 30, s. 106; 2012, c. 5, s. 193(E); 2016, c. 7, s. 129.

Vérification des déclarations

29.1 Sur demande de la Société, le responsable de l’exa-men dont a fait l’objet une institution membre doit, dans le délai précisé par la Société, assurer ou faire assurer en son nom la vérification de l’exactitude des déclarations de l’institution à partir desquelles est déterminé le montant de la prime payable par elle et qui sert à déterminer, en partie, sa catégorie de prime.

2001, ch. 9, art. 210.

Envoi de certains rapports

29.2 Le surintendant fait parvenir sans délai à la Société une copie des rapports qu’il envoie au ministre en vertu de l’article 643 de la Loi sur les banques, de l’article 505 de la Loi sur les sociétés de fiducie et de prêt ou de l’ar-ticle 437 de la Loi sur les associations coopératives de crédit.

2001, ch. 9, art. 210.

Indications des violations

30 (1) Si elle est d’avis qu’une institution membre contrevient à une disposition de la présente loi ou d’un règlement, à un règlement administratif ou à une condition de sa police d’assurance-dépôts, la Société peut, dans un rapport, signaler les faits en question au premier dirigeant, ou au président du conseil d’administration, de l’institution. Le rapport peut ętre expédié par courrier recommandé ou remis personnellement et copie de celui-ci est envoyée au ministre.

Présentation du rapport aux administrateurs

(2) Dans les quinze jours suivant la réception du rapport visé au paragraphe (1), le premier dirigeant, ou le président du conseil d’administration, de l’institution membre veille:

a) à ce que le rapport soit présenté au conseil d’administration lors d’une réunion de celui-ci et incorporé au procčs-verbal de la réunion;

b) à ce qu’une copie certifiée conforme de la partie du procès-verbal de la réunion se rapportant à l’étude du rapport soit envoyée au premier dirigeant de la Société au siège social de cette dernière.

L.R. (1985), ch. C-3, art. 30; L.R. (1985), ch. 18 (3e suppl.), art. 62; 1992, ch. 26, art. 9(A); 1996, ch. 6, art. 35; 2005, ch. 30, art. 106; 2012, ch. 5, art. 193(A); 2016, ch. 7, art. 129.

Current to May 29, 2023	38	À jour au 29 mai 2023

Last amended on April 1, 2023		Dernière modification le 1 avril 2023

Canada Deposit Insurance Corporation	Société d’assurance-dépôts du Canada
Termination and Cancellation of Insurance	Résiliation et annulation de l’assurance
Section 31	Article 31

Termination and Cancellation of Insurance

Notice of termination

31 (1) Where a report has been sent or delivered under subsection 30(1) and the progress made by the member institution in remedying the breach is not satisfactory to the Corporation, the Corporation shall, by notice,

(a) where the member institution is a federal member institution, so inform the institution and the Minister; and

(b) where the member institution is a provincial member institution, give the institution not less than thirty days notice of the termination of its policy of deposit insurance.

Copy to provincial Minister

(2) Where a notice of termination is given to a provincial member institution under subsection (1), the Corporation shall forthwith send a copy thereof to the appropriate provincial Minister.

Termination of policy

(3) The policy of deposit insurance of a provincial member institution shall terminate on the expiration of the period specified in the notice given under subsection (1) unless, before the expiration of that period,

(a) the Corporation is satisfied that the member institution is taking the necessary action to remedy the breach to which the notice relates; or

(b) the appropriate provincial Minister requests an extension of the period to enable the necessary remedial action to be taken, in which case the termination may be deferred by the Corporation for a further period not exceeding sixty days.

Where report on federal member institution

(4) Where a report has been sent or delivered under subsection 30(1) in respect of a federal member institution and the member institution and the Minister have been informed in accordance with subsection (1) by the Corporation that the Corporation is not satisfied with the member institution’s progress in remedying the breach to which the report relates, the Corporation may, unless the Minister advises the Corporation that the Minister is of the opinion that it is not in the public interest to do so, give the member institution not less than thirty days notice of the termination of its policy of deposit insurance.

Résiliation et annulation de l’assurance

Avis de résiliation

31 (1) Si, après avoir transmis le rapport visé au paragraphe 30(1), elle estime que les mesures prises par l’institution pour faire cesser la contravention ne sont pas sa-tisfaisantes, la Société:

a) avise en ce sens l’institution et le ministre, s’il s’agit d’une institution fédérale membre;

b) donne un préavis d’au moins trente jours de rési-liation de la police d’assurance-dépôts, dans le cas d’une institution provinciale membre.

Copie au ministre provincial compétent

(2) La Société expédie sans délai au ministre provincial compétent une copie de tout préavis de résiliation donné à une institution provinciale membre conformément au paragraphe (1).

Résiliation de la police d’assurance-dépôts

(3) La police d’assurance-dépôts d’une institution pro-vinciale membre est résiliée dès l’expiration du délai prévu au préavis donné conformément au paragraphe (1), sauf si, entretemps:

a) ou bien la Société est convaincue que l’institution prend les mesures nécessaires pour faire cesser la contravention;

b) ou bien le ministre provincial compétent demande une prolongation du délai afin que les mesures néces-saires soient prises, la résiliation pouvant alors ętre différée pour une période supplémentaire d’au plus soixante jours.

Rapport concernant une institution fédérale membre

(4) Dans les cas où le rapport prévu au paragraphe 30(1) vise une institution fédérale membre et où elle a informé celle-ci et le ministre qu’elle n’est pas satisfaite des mesures prises par l’institution pour faire cesser la contravention, la Société peut, à moins d’avis contraire du ministre fondé sur l’intérêt public, donner à l’institution un préavis d’au moins trente jours de la résiliation de sa police d’assurance-dépôts.

Current to May 29, 2023	39	À jour au 29 mai 2023

Last amended on April 1, 2023		Dernière modification le 1 avril 2023

Canada Deposit Insurance Corporation	Société d’assurance-dépôts du Canada
Termination and Cancellation of Insurance	Résiliation et annulation de l’assurance
Sections 31-31.1	Articles 31-31.1

Termination of policy

(5) The policy of deposit insurance of a federal member institution shall terminate on the expiration of the period specified in the notice given under subsection (4) or such later period not exceeding sixty days as the Corporation may determine unless, before the expiration of that period, the Corporation is satisfied that the member institution is taking the necessary action to remedy the breach to which the notice relates.

Conditions of extension

(5.1) The Corporation may impose conditions on a federal member institution in connection with any extension of the period referred to in subsection (5) and failure by the federal member institution to comply with any such condition constitutes a termination of the extension.

Revoking notice

(6) Where, at any time after a notice of termination has been given to a member institution under subsection

31(1) or (4), the Corporation is satisfied that as the result of any action by the member institution, or any other person, the risk to depositors or to the Corporation has been averted or substantially reduced, the Corporation may revoke its notice of termination.

R.S., 1985, c. C-3, s. 31; R.S., 1985, c. 18 (3rd Supp.), s. 62; 1992, c. 26, s. 10(E); 1996, c. 6, s. 36; 2005, c. 30, s. 107.

Acceleration of termination of policy of deposit insurance

31.1 (1) Despite any other provision of this Act, if, at any time after a notice of termination has been given to a provincial member institution under subsection 31(1), the Corporation concludes that

(a) the financial condition of the provincial member institution has deteriorated since the giving of the notice, and

(b) the interests of depositors will be adversely affected by any further delay in terminating the provincial member institution’s policy of deposit insurance,

the Corporation shall without delay send a notice by registered mail, or deliver a notice by hand, to the provincial member institution and to the appropriate provincial Minister, to the effect that the policy of deposit insurance of the institution will be terminated on the expiration of a period of five days after the receipt of the notice by the institution.

Revocation

(2) The Board of Directors of the Corporation or one of its committees established for the purpose may, before the expiry of the period specified in the notice, revoke the

Résiliation de la police

(5) La police d’assurance-dépôts d’une institution fédé-rale membre est résiliée dès l’expiration soit du délai in-diqué au préavis, soit de toute prorogation d’un maximum de soixante jours que peut prévoir la Société sauf si, entre-temps, la Société est convaincue que l’institution prend les mesures nécessaires pour faire cesser la contravention.

Prorogation

(5.1) La Société peut, à l’égard de l’institution fédérale membre, assujettir la prorogation à certaines conditions. Faire défaut à ces conditions emporte résiliation de la prorogation.

Annulation du préavis

(6) La Société peut annuler le préavis donné en vertu du paragraphe 31(1) ou (4) dans tous les cas où elle est convaincue que les mesures prises par l’institution membre en cause ou par toute autre personne ont pour effet d’écarter ou de sensiblement diminuer le risque couru par les déposants ou par elle-même.

L.R. (1985), ch. C-3, art. 31; L.R. (1985), ch. 18 (3e suppl.), art. 62; 1992, ch. 26, art. 10(A); 1996, ch. 6, art. 36; 2005, ch. 30, art. 107.

Résiliation anticipée de la police d’assurance-dépôts

31.1 (1) Malgré les autres dispositions de la présente loi, la Société est tenue de donner à l’institution provin-ciale membre à qui elle a transmis le préavis de résiliation prévu au paragraphe 31(1) et au ministre provincial compétent un nouveau préavis portant que la police d’as-surance-dépôts de l’institution sera résiliée à l’expiration des cinq jours suivant la réception de celui-ci par l’insti-tution, si elle est convaincue:

a) d’une part, que la situation financière de l’institu-tion s’est détériorée depuis le premier préavis;

b) d’autre part, que les intéręts des déposants seront lésés si la police n’est pas résiliée sans délai.

Le préavis peut être transmis par courrier recommandé ou remis personnellement.

Annulation du préavis

(2) Le conseil d’administration de la Société, ou un de ses comités établi à cette fin, peut, s’il l’estime indiqué, avant l’expiration du délai prévu dans le préavis, annuler

Current to May 29, 2023	40	À jour au 29 mai 2023

Last amended on April 1, 2023		Dernière modification le 1 avril 2023

Canada Deposit Insurance Corporation	Société d’assurance-dépôts du Canada
Termination and Cancellation of Insurance	Résiliation et annulation de l’assurance
Sections 31.1-33	Articles 31.1-33

notice if, after considering any written representations made by the provincial member institution, it is satisfied that it is appropriate to do so.

(3) [Repealed, 2007, c. 6, s. 414]

Revocation

(4) The Corporation shall revoke a notice sent or delivered under subsection (1) where the appropriate provincial Minister or provincial supervisor, as the case may be, has taken control of the provincial member institution or its assets.

Termination of policy

(5) Unless a notice sent or delivered under subsection (1) is revoked under subsection (3) or (4), the policy of deposit insurance of the provincial member institution to which the notice was sent or delivered shall terminate on the expiration of the period specified in the notice.

Effect of revocation

(6) The revocation of a notice under subsection (3) or (4) does not revoke a notice given under subsection 31(1).

R.S., 1985, c. 18 (3rd Supp.), s. 62; 1996, c. 6, s. 37; 2007, c. 6, s. 414.

Termination of policy by provincial member institution

32 (1) A provincial member institution may terminate a policy of deposit insurance by giving such notice of termination as may be required by the policy.

Effect of termination

(2) Unless the policy of deposit insurance of a provincial member institution otherwise provides, section 34 applies in respect of deposits with the institution on the termination of the policy by the institution.

R.S., 1985, c. C-3, s. 32; R.S., 1985, c. 18 (3rd Supp.), s. 62.

Cancellation

33 (1) Subject to subsection (3), the policy of deposit insurance of a member institution may be cancelled by the Corporation if, in the opinion of the Corporation, the member institution

(a) is or is about to become insolvent;

(b) has ceased to accept deposits; or

(c) has not begun to accept deposits within a period of two years beginning on the day on which it became a member institution.

celui-ci après avoir pris en considération toute observation écrite présentée par l’institution provinciale membre.

(3) [Abrogé, 2007, ch. 6, art. 414]

Annulation du préavis

(4) La Société annule le préavis prévu au paragraphe (1) dans les cas où soit le ministre provincial compétent, soit le contrôleur provincial, a pris le contrôle de l’institution provinciale membre ou des éléments d’actif de celle-ci.

Résiliation de la police

(5) Sauf cas d’annulation du préavis prévus aux paragraphes (3) ou (4), la police d’assurance-dépôts de l’insti-tution provinciale membre à qui le préavis prévu au paragraphe (1) a été transmis est résiliée dès l’expiration du délai qui y est mentionné.

Effet de l’annulation

(6) L’annulation du préavis prévu aux paragraphes (3) ou (4) n’entraîne pas l’annulation de celui qui a été donné en application du paragraphe 31(1).

L.R. (1985), ch. 18 (3e suppl.), art. 62; 1996, ch. 6, art. 37; 2007, ch. 6, art. 414.

Résiliation par une institution provinciale membre

32 (1) Une institution provinciale membre peut résilier sa police d’assurance-dépôts en donnant l’avis de résiliation prévu par celle-ci.

Effet de la résiliation

(2) Sauf disposition contraire de la police d’assurance-dépôts de l’institution provinciale membre, l’article 34 s’applique aux dépôts que celle-ci détient au moment de la résiliation.

L.R. (1985), ch. C-3, art. 32; L.R. (1985), ch. 18 (3e suppl.), art. 62.

Annulation

33 (1) Sous réserve du paragraphe (3), la police d’assu-rance-dépôts d’une institution membre peut être annulée par la Société si, à son avis, l’institution:

a) soit est insolvable ou est sur le point de le devenir;

b) soit a cessé d’accepter des dépôts;

c) soit n’a pas commencé à accepter des dépôts au cours de la période de deux ans débutant le jour où elle est devenue une institution membre.

Current to May 29, 2023	41	À jour au 29 mai 2023

Last amended on April 1, 2023		Dernière modification le 1 avril 2023

Canada Deposit Insurance Corporation	Société d’assurance-dépôts du Canada
Termination and Cancellation of Insurance	Résiliation et annulation de l’assurance
Sections 33-34	Articles 33-34

Cancellation

(2) If a member institution intends to cease to accept deposits, it must notify the Corporation and the institution’s policy of deposit insurance may, subject to subsection (3), be cancelled by the Corporation.

No cancellation in certain cases

(3) The Corporation shall notify the Minister and the Superintendent of the action it is proposing to take under subsection (1) or (2) and it shall not take the action if it is advised by the Minister that in the opinion of the Minister taking the action would not be in the public interest.

R.S., 1985, c. C-3, s. 33; R.S., 1985, c. 18 (3rd Supp.), s. 62; 1996, c. 6, s. 38; 2007, c. 6, s. 415; 2012, c. 5, s. 194.

Effect of termination or cancellation

34 (1) If the policy of deposit insurance of a member institution is terminated or cancelled by the Corporation, the deposits with the institution on the day the termination or cancellation takes effect, less any withdrawals from those deposits, continue to be insured under the terminated or cancelled policy of deposit insurance for a period of two years or, in the case of a term deposit with a remaining term exceeding two years, to the maturity of the term deposit.

Non-application of continued coverage

(2) Subsection (1) does not apply in respect of a deposit with

(a) a member institution if the deposit has been assumed by another member institution; or

(b) a former member institution that has received authorization to accept deposits payable in Canada without being a member institution and the policy of deposit insurance of which has been cancelled.

Corporations not member institutions

(3) A corporation is not considered to be a member institution by reason only that its deposits continue to be insured under subsection (1).

Continuing obligations

(4) Termination or cancellation of a policy of deposit insurance does not relieve a former member institution from obligations and liabilities to the Corporation that have accrued before the termination or cancellation.

Amendment of order

(5) If the policy of deposit insurance of a federal member institution is cancelled by the Corporation under paragraph 33(1)(b) or (c) or subsection 33(2), the

Annulation

(2) Si elle envisage de cesser d’accepter des dépôts, l’ins-titution membre en informe la Société. Le cas échéant, la police d’assurances-dépôts peut, sous réserve du paragraphe (3), être annulée par la Société.

Annulation contraire à l’intéręt public

(3) La Société avise le ministre et le surintendant de sa décision, mais elle ne peut la mettre à exécution si, de l’avis du ministre, elle est contraire à l’intérêt public.

L.R. (1985), ch. C-3, art. 33; L.R. (1985), ch. 18 (3e suppl.), art. 62; 1996, ch. 6, art. 38; 2007, ch. 6, art. 415; 2012, ch. 5, art. 194.

Effet de l’annulation ou de la résiliation

34 (1) Malgré l’annulation de la police d’assurance-dé-pôts ou sa résiliation, les dépôts détenus par l’institution membre à la date de prise d’effet de l’annulation ou de la résiliation, défalcation faite des retraits opérés sur ces dépôts, continuent d’être couverts par la police d’assu-rance-dépôts pour une période de deux ans ou, s’il s’agit d’un dépôt à terme dont le terme à courir dépasse deux ans, jusqu’à son exigibilité.

Couverture interrompue

(2) Le paragraphe (1) ne s’applique pas:

a) au dépôt détenu par une institution membre qui a été pris en charge par une autre;

b) au dépôt effectué auprčs d’une ancienne institution membre qui a été autorisée à accepter des dépôts payables au Canada sans avoir la qualité d’institution membre et dont la police d’assurance-dépôts a été annulée.

Précision

(3) Une personne morale ne conserve pas la qualité d’institution membre du seul fait que ses dépôts continuent d’être assurés en vertu du paragraphe (1).

Obligations ou dettes envers la Société

(4) L’annulation de l’assurance-dépôts ou la résiliation de la police n’ont pas pour effet de soustraire l’ancienne institution membre aux obligations ou aux dettes que celle-ci a contractées auprès de la Société avant qu’elles ne surviennent.

Modification de l’agrément de fonctionnement

(5) En cas d’annulation de la police d’assurance-dépôts d’une institution fédérale membre au titre des alinéas 33(1)b) ou c) ou du paragraphe 33(2), le surintendant

Current to May 29, 2023	42	À jour au 29 mai 2023

Last amended on April 1, 2023		Dernière modification le 1 avril 2023

Canada Deposit Insurance Corporation	Société d’assurance-dépôts du Canada
Termination and Cancellation of Insurance	Résiliation et annulation de l’assurance
Sections 34-36	Articles 34-36

Superintendent must, under paragraph 54(1)(a) of the Bank Act, paragraph 62(1)(a) of the Cooperative Credit Associations Act or paragraph 58(1)(b) of the Trust and Loan Companies Act, as the case may be, amend the federal member institution’s order approving the commencement and carrying on of business to prohibit the institution from accepting deposits in Canada.

R.S., 1985, c. C-3, s. 34; 1996, c. 6, s. 39; 1999, c. 28, s. 107; 2007, c. 6, s. 416; 2012, c. 5, s. 195.

Creditor remedies available

35 (1) Where in the opinion of the Corporation a member institution is or is about to become insolvent, the Corporation is deemed to be a creditor of the member institution and the Corporation may initiate and take any measures or proceedings that a creditor of the member institution may initiate or take under law to preserve the assets of the member institution or to have it wound up or liquidated.

No measures to be taken in certain cases

(1.1) The Corporation shall notify the Minister of the action it is proposing to take under subsection (1) and shall not take the action if it is advised by the Minister that in the opinion of the Minister taking the action would not be in the public interest.

Presumption

(2) For the purposes of this section, the Corporation is deemed to be a creditor of a member institution despite the termination or cancellation of the institution’s policy of deposit insurance.

R.S., 1985, c. C-3, s. 35; R.S., 1985, c. 18 (3rd Supp.), s. 63; 1992, c. 27, s. 90; 1993, c. 34, s. 14; 1996, c. 6, s. 40; 2007, c. 6, s. 417.

Removal of references to deposit insurance

36 (1) If the policy of deposit insurance of a member institution is terminated or cancelled, the member institution shall notify its depositors of that fact and shall remove all references to deposit insurance under this Act from all forms of advertising by the institution.

Public notice

(2) The Corporation may, in the manner and through any news media that it considers appropriate, give public notice of the termination or cancellation of the policy of deposit insurance of a member institution if, in the opinion of the Corporation, the public interest requires that such notice be given.

R.S., 1985, c. C-3, s. 36; 2007, c. 6, s. 418.

modifie en conséquence son agrément de fonctionne-ment en conformité avec l’alinéa 54(1)a) de la Loi sur les banques, le paragraphe 62(1) de la Loi sur les associations coopératives de crédit ou l’alinéa 58(1)b) de la Loi sur les sociétés de fiducie et de prêt, selon le cas, pour lui interdire d’accepter des dépôts au Canada.

L.R. (1985), ch. C-3, art. 34; 1996, ch. 6, art. 39; 1999, ch. 28, art. 107; 2007, ch. 6, art. 416; 2012, ch. 5, art. 195.

Droits aux recours ouverts aux créanciers

35 (1) Si elle estime qu’une institution membre est insolvable ou sur le point de le devenir, la Société est répu-tée être un créancier de cette institution et elle peut recourir aux mesures ou procédures que le droit met à la portée des créanciers de l’institution pour en protéger l’actif ou en provoquer la liquidation.

Mesures spéciales

(1.1) La Société avise le ministre des mesures qu’elle se propose de prendre aux termes du paragraphe (1). Elle ne peut exécuter celles qui, de l’avis du ministre, sont contraires à l’intérêt public.

Assimilation

(2) Pour l’application du présent article, la Société est réputée être créancière d’une institution membre malgré la résiliation ou l’annulation de la police d’assurance-dépôts de celle-ci.

L.R. (1985), ch. C-3, art. 35; L.R. (1985), ch. 18 (3e suppl.), art. 63; 1992, ch. 27, art. 90; 1993, ch. 34, art. 14; 1996, ch. 6, art. 40; 2007, ch. 6, art. 417.

Suppression de toute mention d’assurance-dépôts

36 (1) L’institution membre dont la police d’assurance-dépôts a été annulée ou résiliée, selon le cas, est tenue de révéler ce fait à ses déposants et de retrancher, de tous ses textes publicitaires, toute mention relative à l’assu-rance-dépôts prévue par la présente loi.

Avis public

(2) La Société peut, selon les modalités et par les moyens d’information qu’elle juge appropriés, donner un avis public de l’annulation ou de la résiliation de la police d’as-surance-dépôts d’une institution membre, si elle estime que l’intérêt public justifie cette mesure.

L.R. (1985), ch. C-3, art. 36; 2007, ch. 6, art. 418.

Current to May 29, 2023	43	À jour au 29 mai 2023

Last amended on April 1, 2023		Dernière modification le 1 avril 2023

Canada Deposit Insurance Corporation	Société d’assurance-dépôts du Canada
Provincial Insuring Arrangements	Arrangements avec les provinces
Section 37	Article 37

Provincial Insuring Arrangements

Provincial deposit insurance

37 (1) If under the law of any province the government of the province or an agent of that government guarantees or insures any of the deposits with a provincial institution operating within the province, the Corporation, subject to section 17.1 and any agreement entered into under subsection (3), may

(a) insure some or all of the deposits with the institution; or

(b) amend the institution’s policy of deposit insurance, to exclude from the policy any of the deposits with the institution.

(2) [Repealed, 2007, c. 6, s. 419]

Agreement with province

(3) The Corporation may, with the approval of the Governor in Council, enter into an agreement with the government, or an agent of the government, of a province referred to in subsection (1), to provide for reciprocal arrangements relating to the administration or operation of the law of that province and of this Act.

Regulations

(4) For the purpose of enabling the Corporation to carry out an insuring arrangement referred to in subsection (1) or provided for in an agreement under subsection (3), the Governor in Council may, by regulation, make provision for any matter or thing arising from the insuring arrangement or agreement.

Refund of premiums

(5) Where the Corporation during any premium year ceases to insure any of the deposits held by a member institution that is a provincial institution, by reason of the fact that such deposits are guaranteed or insured pursuant to the law of a province, the Corporation may refund to that provincial institution the proportion of the premium paid by the provincial institution to the Corporation for that premium year in respect of those deposits that bears the same relation to the premium for the full premium year in respect of those deposits that the unexpired part of the premium year bears to the full premium year, but in no case shall a refund be made that will reduce the premium paid by the provincial institution to the Corporation for the premium year to less than five thousand dollars.

Arrangements avec les provinces

Assurance-dépôts provinciale

37 (1) Si le gouvernement d’une province ou un manda-taire de celui-ci garantit ou assure, aux termes de la légis-lation provinciale, certains dépôts détenus par une institution provinciale exerçant ses activités dans la province, la Société, sous réserve de l’article 17.1 et de tout accord conclu en vertu du paragraphe (3), peut, en ce qui concerne cette institution :

a) assurer tout ou partie des dépôts qu’elle détient;

b) modifier, pour en exclure certains dépôts, sa police d’assurance-dépôts.

(2) [Abrogé, 2007, ch. 6, art. 419]

Accords avec une province

(3) La Société peut, avec l’approbation du gouverneur en conseil, conclure avec le gouvernement ou le mandataire visés au paragraphe (1) un accord prévoyant des arrangements réciproques quant à l’application de la législation de cette province et à celle de la présente loi.

Règlements

(4) Le gouverneur en conseil peut, par règlement, prendre toute mesure utile à la mise en œuvre par la So-ciété des arrangements ou accords prévus aux paragraphes (1) et (3).

Remboursement des primes

(5) Si elle cesse d’assurer des dépôts détenus par une institution provinciale membre du fait que ceux-ci sont garantis ou assurés aux termes de la législation provin-ciale, la Société peut rembourser à cette institution, sur la prime que celle-ci a versée à l’égard de ces dépôts pour l’exercice comptable des primes en cours, la partie de la prime correspondant à ces dépôts, au prorata de la fraction non écoulée de cet exercice; elle ne peut toutefois ramener à moins de cinq mille dollars le montant de la prime à verser par l’institution pour cet exercice comptable des primes.

Current to May 29, 2023	44	À jour au 29 mai 2023

Last amended on April 1, 2023		Dernière modification le 1 avril 2023

Canada Deposit Insurance Corporation	Société d’assurance-dépôts du Canada
Provincial Insuring Arrangements	Arrangements avec les provinces
Sections 37-39	Articles 37-39

Saving

(6) Nothing in this section shall be construed as authorizing the Corporation to insure deposits contrary to section 12.

Definition of deposits

(7) In this section, deposits includes a part of a deposit.

R.S., 1985, c. C-3, s. 37; R.S., 1985, c. 18 (3rd Supp.), s. 64; 2007, c. 6, s. 419.

Agreements for examination of provincial institutions

38 (1) Notwithstanding section 28, the Corporation may enter into an agreement with the government, or an agent of the government, of a province referred to in subsection 37(1) to provide for

(a) the exchange between the Corporation and that government or agent of information that is obtained by any examination of provincial institutions required by this Act or the law of that province; and

(b) special examinations, by representatives of both parties to the agreement and at the request of either party, of any of the provincial institutions that are member institutions operating in that province.

In lieu of examination

(2) The Corporation may accept information received from an exchange of information referred to in paragraph (1)(a) in lieu of any examination required by this Act.

R.S., c. C-3, s. 32.

Short term loans to insuring agents

39 The Corporation may, with the approval of the Governor in Council and on such terms and conditions as the Governor in Council may prescribe, enter into an agreement with an agent of the government of a province that guarantees or insures deposits with provincial institutions in that province, to extend to that agent short term loans, secured by such security as the Corporation deems adequate, to enable that agent to meet short term requirements for liquid funds arising from its operations.

R.S., c. C-3, s. 33.

Réserve

(6) Le présent article n’a pas pour effet d’autoriser la So-ciété à assurer les dépôts visés à l’article 12.

Définition de dépôts

(7) Au présent article, dépôts s’entend en outre d’une partie d’un dépôt.

L.R. (1985), ch. C-3, art. 37; L.R. (1985), ch. 18 (3e suppl.), art. 64; 2007, ch. 6, art. 419.

Accords en vue de l’examen des institutions provinciales

38 (1) Malgré l’article 28, la Société peut conclure avec le gouvernement ou le mandataire visés au paragraphe 37(1) un accord prévoyant :

a) l’échange entre les parties de renseignements provenant de l’examen des institutions provinciales requis par la présente loi ou la législation provinciale;

b) le recours à des examens spéciaux d’institutions provinciales membres exerçant leur activité dans la province à effectuer par des représentants des deux parties, sur demande de l’une d’elles.

Assimilation à l’examen

(2) La Société peut considérer les renseignements reçus à la suite de l’échange visé à l’alinéa (1)a) comme tenant lieu de tout examen requis par la présente loi.

S.R., ch. C-3, art. 32.

Prêts à court terme aux mandataires assureurs

39 La Société peut, avec l’approbation du gouverneur en conseil et selon les modalités qu’il fixe, conclure, avec un mandataire du gouvernement d’une province qui garantit ou assure les dépôts détenus par des institutions provinciales dans la province, un accord en vue de lui consentir des prêts à court terme, garantis par les sûretés qu’elle estime suffisantes, afin de lui permettre de faire face à ses besoins de liquidités à court terme dans le cadre de ses activités.

S.R., ch. C-3, art. 33.

Current to May 29, 2023	45	À jour au 29 mai 2023

Last amended on April 1, 2023		Dernière modification le 1 avril 2023

Canada Deposit Insurance Corporation	Société d’assurance-dépôts du Canada
Restructuring of Federal Member Institutions	Restructuration des institutions fédérales membres
Sections 39.01-39.1	Articles 39.01-39.1

Restructuring of Federal Member Institutions

Resolution Plans

Submission of plan

39.01 A domestic systemically important bank shall, on the request of the Corporation, develop and maintain a resolution plan that meets the requirements referred to in paragraph 11(2)(e) and shall submit that plan to the Corporation.

2017, c. 20, s. 110.

Vesting in Corporation and Appointing Corporation as Receiver

Report of Superintendent

39.1 (1) Where the Superintendent is of the opinion that

(a) a federal member institution has ceased, or is about to cease, to be viable, and

(b) the viability of the federal member institution cannot be restored or preserved by the exercise of the Superintendent’s powers under the Bank Act, the Trust and Loan Companies Act or the Cooperative Credit Associations Act,

the Superintendent, after providing the federal member institution with a reasonable opportunity to make representations, shall, in writing, report thereon to the Corporation.

Forming opinion

(2) For the purposes of subsection (1), the Superintendent may take into account all matters the Superintendent considers relevant, but in all cases the Superintendent shall have regard to whether, in the opinion of the Superintendent,

(a) the federal member institution is dependent to an excessive extent on loans, advances, guarantees or other financial assistance to sustain its operations;

(b) the federal member institution has lost the confidence of depositors and the public;

(c) the federal member institution’s regulatory capital, within the meaning assigned to that expression by the Bank Act, the Trust and Loan Companies Act or the Cooperative Credit Associations Act, whichever is

Restructuration des institutions fédérales membres

Plans de règlement

Soumission des plans

39.01 La banque d’importance systémique nationale doit, à la demande de la Société, élaborer et tenir à jour un plan de règlement qui est conforme aux exigences vi-sées à l’alinéa 11(2)e) et soumettre ce plan à la Société.

2017, ch. 20, art. 110.

Dévolution à la Société et nomination de la Société comme séquestre

Rapport du surintendant

39.1 (1) Le surintendant doit, après avoir donné à l’ins-titution l’occasion de présenter ses observations, signaler dans un rapport écrit, à la Société, tout cas où, selon lui, une institution fédérale membre a cessé d’être viable ou est sur le point de ne plus l’être, d’une part, et ne peut le redevenir ou le rester męme s’il exerçait les pouvoirs pré-vus à la Loi sur les banques, à la Loi sur les sociétés de fiducie et de prêt ou à la Loi sur les associations coopé-ratives de crédit, d’autre part.

Facteurs à prendre en compte

(2) Pour l’application du paragraphe (1), le surintendant prend en compte tous les facteurs qu’il juge pertinents; il doit notamment déterminer si, à son avis :

a) le maintien des opérations de l’institution fédérale membre dépend dans une trop grande mesure de prêts, d’avances, de garanties ou d’une autre aide financière;

b) l’institution fédérale membre a perdu la confiance des déposants et du public;

c) son capital réglementaire, au sens de la Loi sur les banques, de la Loi sur les sociétés de fiducie et de prêt ou de la Loi sur les associations coopératives de cré-dit, selon le cas, est nettement insuffisant ou sur le point de l’être;

Current to May 29, 2023	46	À jour au 29 mai 2023

Last amended on April 1, 2023		Dernière modification le 1 avril 2023

Canada Deposit Insurance Corporation	Société d’assurance-dépôts du Canada
Restructuring of Federal Member Institutions	Restructuration des institutions fédérales membres
Vesting in Corporation and Appointing Corporation as Receiver	Dévolution à la Société et nomination de la Société comme séquestre
Sections 39.1-39.12	Articles 39.1-39.12

applicable, is or is about to become substantially deficient; or

(d) the federal member institution has failed to pay any liability that has become due and payable or will not be able to pay its liabilities as they become due and payable.

Report by Superintendent on winding-up circumstances

(3) Where the Superintendent is of the opinion that

(a) circumstances exist in respect of a federal member institution that would allow the Superintendent to take control of the federal member institution under the Bank Act, the Trust and Loan Companies Act or the Cooperative Credit Associations Act, and

(b) if such control were taken, grounds would exist for the making of a winding-up order in respect of the federal member institution,

the Superintendent, after providing the federal member institution with a reasonable opportunity to make representations, shall, in writing, report thereon to the Corporation.

Urgency

(4) Despite subsections (1) and (3), the Superintendent may report to the Corporation orally if he or she is of the opinion that the federal member institution’s circumstances must be considered without delay.

1992, c. 26, s. 11; 1996, c. 6, s. 41; 2001, c. 9, s. 211; 2009, c. 2, s. 242.

Request of Corporation

39.11 On receipt of a report made by the Superintendent under section 39.1, the Corporation may

(a) after determining that a transaction referred to in section 39.2 is reasonably likely to be expeditiously carried out after the making of the order, request the Minister to recommend that one or more orders be made under subsection 39.13(1); or

(b) in the case of a domestic systemically important bank, request the Minister to recommend that one or more orders be made under subsection 39.13(1) and that an order be made under subsection 39.13(1.3).

1992, c. 26, s. 11; 1996, c. 6, s. 41; 1999, c. 31, s. 28(F); 2016, c. 7, s. 130.

Recommendation of Minister

39.12 If a request referred to in section 39.11 is made by the Corporation, the Minister may, if he or she is of the opinion that it is in the public interest to do so, recommend to the Governor in Council that one or more orders

d) elle n’a pas acquitté une créance ou ne pourra faire face à ses obligations au fur et à mesure qu’elles de-viendront exigibles.

Rapport du surintendant

(3) Lorsqu’il est d’avis qu’une institution fédérale membre est dans une situation qui l’autorise, au titre de la Loi sur les banques, de la Loi sur les sociétés de fiducie et de prêt ou de la Loi sur les associations coopératives de crédit, à en prendre le contrôle et qu’il y aurait lieu, le cas échéant, de demander sa mise en liquidation, le sur-intendant lui donne l’occasion de présenter ses observations et fait un rapport écrit à la Société.

Urgence

(4) Malgré les paragraphes (1) et (3), le surintendant peut faire rapport verbalement si, à son avis, l’institution fédérale membre est dans une situation qui doit être étu-diée sans délai.

1992, ch. 26, art. 11; 1996, ch. 6, art. 41; 2001, ch. 9, art. 211; 2009, ch. 2, art. 242.

Demande de la Société

39.11 Sur réception du rapport du surintendant, la Société peut:

a) aprčs avoir déterminé qu’une opération visée à l’article 39.2 sera probablement effectuée rapidement après la prise du décret, demander au ministre de recommander la prise d’un ou de plusieurs décrets en application du paragraphe 39.13(1);

b) dans le cas d’une banque d’importance systémique nationale, demander au ministre de recommander la prise d’un ou de plusieurs décrets en application du paragraphe 39.13(1) et d’un décret en application du paragraphe 39.13(1.3).

1992, ch. 26, art. 11; 1996, ch. 6, art. 41; 1999, ch. 31, art. 28(F); 2016, ch. 7, art. 130.

Recommandation du ministre

39.12 En cas de demande de la Société en ce sens et s’il est d’avis qu’il est dans l’intérêt public de le faire, le ministre peut recommander au gouverneur en conseil la prise, à l’égard de l’institution fédérale membre, d’un ou

Current to May 29, 2023	47	À jour au 29 mai 2023

Last amended on April 1, 2023		Dernière modification le 1 avril 2023

Canada Deposit Insurance Corporation	Société d’assurance-dépôts du Canada
Restructuring of Federal Member Institutions	Restructuration des institutions fédérales membres
Vesting in Corporation and Appointing Corporation as Receiver	Dévolution à la Société et nomination de la Société comme séquestre
Sections 39.12-39.13	Articles 39.12-39.13

be made under subsection 39.13(1) in respect of the federal member institution and, in the case of a domestic systemically important bank, that an order be made under subsection 39.13(1.3) in respect of that institution.

1992, c. 26, s. 11; 1996, c. 6, s. 41; 2016, c. 7, s. 130.

Order

39.13 (1) The Governor in Council may, on the recommendation of the Minister made under section 39.12, by order,

(a) vest in the Corporation the shares and subordinated debt of the federal member institution that are specified in the order;

(b) appoint the Corporation as receiver in respect of the federal member institution;

(c) direct the Minister to incorporate a federal institution designated in the order as a bridge institution and specify the date and time as of which the federal member institution’s deposit liabilities are assumed; or

(d) direct the Corporation to carry out a conversion under subsection 39.2(2.3).

Condition precedent

(1.1) The making of an order, under paragraph (1)(b), appointing the Corporation as receiver of the federal member institution is a condition precedent to the making of an order under paragraph (1)(c) in respect of the federal member institution.

Conditions for conversion

(1.2) An order may be made under paragraph (1)(d) in respect of the federal member institution only if the institution is a domestic systemically important bank and an order has also been made under paragraph (1)(a) or (b) in respect of the institution.

Order — longer period

(1.3) The Governor in Council may, on the recommendation of the Minister made under section 39.12, by order, require the Corporation to apply for a winding-up order in respect of the federal member institution in accordance with subsection 39.22(1.1).

Effects of vesting order

(2) An order made under paragraph (1)(a)

(a) vests in the Corporation the shares and subordinated debt that are subject to the order, free from any adverse claim, including any claim that a transfer was wrongful or that a particular adverse person was the owner of or had an interest or right in respect of the de plusieurs décrets en application du paragraphe 39.13(1) et, dans le cas d’une banque d’importance systé-mique nationale, d’un décret en application du paragraphe 39.13(1.3).

1992, ch. 26, art. 11; 1996, ch. 6, art. 41; 2016, ch. 7, art. 130.

Décret

39.13 (1) Sur recommandation du ministre, le gouverneur en conseil peut prendre un décret :

a) portant dévolution à la Société des actions et des dettes subordonnées de l’institution fédérale membre qui sont précisées dans le décret;

b) la nommant séquestre de celle-ci;

c) ordonnant au ministre de constituer une institution fédérale, conférant à celle-ci le statut d’institution-relais et précisant le moment à compter duquel les obligations sous forme de dépôts de l’institution fédérale membre sont prises en charge;

d) ordonnant à la Société d’effectuer la conversion visée au paragraphe 39.2(2.3).

Condition préalable

(1.1) La prise d’un décret qui nomme, en vertu de l’alinéa (1)b), la Société séquestre d’une institution fédérale membre constitue une condition préalable à la prise d’un décret au titre de l’alinéa (1)c) à l’égard de cette institution.

Conditions relatives à la conversion

(1.2) Un décret ne peut être pris en vertu de l’alinéa (1)d) à l’égard de l’institution fédérale membre que si elle est une banque d’importance systémique nationale et qu’un décret a aussi été pris au titre des alinéas (1)a) ou b) à son égard.

Décret : période plus longue

(1.3) Sur la recommandation du ministre faite au titre de l’article 39.12, le gouverneur en conseil peut prendre un décret exigeant que la Société demande, à l’égard de l’institution fédérale membre, une ordonnance de liquidation conformément au paragraphe 39.22(1.1).

But du décret portant dévolution

(2) Le décret pris au titre de l’alinéa (1)a) :

a) porte dévolution à la Société des actions et des dettes subordonnées visées par le décret, libres de toute opposition, notamment toute allégation soit d’illégalité du transfert, soit d’un droit ou d’un intérêt de l’opposant sur ces dernières, entre autres à titre de

Current to May 29, 2023	48	À jour au 29 mai 2023

Last amended on April 1, 2023		Dernière modification le 1 avril 2023

Canada Deposit Insurance Corporation	Société d’assurance-dépôts du Canada
Restructuring of Federal Member Institutions	Restructuration des institutions fédérales membres
Vesting in Corporation and Appointing Corporation as Receiver	Dévolution à la Société et nomination de la Société comme séquestre
Section 39.13	Article 39.13

shares or subordinated debt, even though the Corporation knows of the adverse claim;

(b) extinguishes any such adverse claim to the extent that the claim is a claim that a person other than the Corporation is the owner of or has an interest or right in respect of the shares or subordinated debt;

(c) does not extinguish any such adverse claim to the extent that the claim is a personal claim against a person other than the Corporation or a person claiming under it;

(d) does not prevent a secured creditor or assignee or successor in interest of the person who was the holder of the shares or subordinated debt immediately before the making of the order from being entitled to receive compensation under section 39.23; and

(e) gives the Corporation the right to recover, out of the assets of the federal member institution and in priority to all other claims, all the costs, charges and expenses properly incurred by the Corporation in furtherance of the order, including those related to its operation of the institution.

Federal credit union

(2.1) In addition to subsection (2), if an order made under paragraph (1)(a) is in respect of a federal credit union, the Corporation has the powers, rights and privileges it would have if it were a member of the federal credit union and the federal credit union is exempt from any requirement to have a minimum number of members for so long as the shares are vested in the Corporation.

Effects of receivership order

(3) An order made under paragraph (1)(b)

(a) constitutes the Corporation as the exclusive receiver of the assets and undertaking of the federal member institution or of such part thereof as may be specified in the order;

(b) gives the Corporation, as receiver, in respect of the assets and undertaking of the federal member institution or such part thereof as may be specified in the order, the power to

(i) enter the federal member institution and take possession and control of the assets and require any person therein to account for and deliver up to the Corporation possession and control of the assets,

(ii) subject to subparagraph (iii), sell or otherwise dispose of the assets and undertaking by private or propriétaire, męme si la Société en connaissait l’exis-tence;

b) éteint toute opposition dans la mesure oů celle-ci est fondée sur le droit ou l’intéręt d’une autre per-sonne que la Société sur les actions ou dettes, entre autres à titre de propriétaire;

c) ne l’éteint pas dans la mesure oů il s’agit d’une opposition personnelle à l’encontre d’une autre personne que la Société ou un ayant cause de celle-ci;

d) ne porte pas atteinte au droit du créancier garanti ou de l’ayant cause de la personne qui détenait des actions ou des dettes subordonnées au moment de la prise du décret de recevoir l’indemnité visée à l’article

39.23;

e) donne à la Société le droit de recouvrer, sur l’actif de l’institution fédérale membre et en priorité sur toutes les autres créances contre celle-ci, les dépenses, charges et frais légitimes qu’elle a engagés pour la réa-lisation de l’objet du décret, notamment ceux liés au fonctionnement de l’institution.

Coopérative de crédit fédérale

(2.1) En outre, si le décret portant dévolution est pris à l’égard d’une coopérative de crédit fédérale, la Société dé-tient les pouvoirs, droits et privilčges conférés à un membre de la coopérative de crédit fédérale et celle-ci est soustraite à l’obligation de maintenir un nombre minimal de membres tant que ses actions sont dévolues à la Socié-té.

Décret nommant séquestre

(3) Le décret pris en vertu de l’alinéa (1)b) fait de la Société le séquestre unique de tout ou partie de l’actif et de l’entreprise de l’institution fédérale membre, selon les termes du décret, et lui donne le pouvoir, entre autres :

a) de prendre possession de l’actif et de forcer toute personne, notamment un autre séquestre ou un créancier, à céder la possession et le contrôle de l’actif et à rendre compte;

b) sous réserve de l’alinéa c), d’aliéner les éléments d’actif et l’entreprise, notamment par vente publique ou privée de la façon et suivant les conditions jugées utiles par la Société;

c) d’aliéner les éléments d’actif visés par un accord créant une sûreté en faveur de la personne qui prend en charge l’obligation qui en est l’objet;

Current to May 29, 2023	49	À jour au 29 mai 2023

Last amended on April 1, 2023		Dernière modification le 1 avril 2023

Canada Deposit Insurance Corporation	Société d’assurance-dépôts du Canada
Restructuring of Federal Member Institutions	Restructuration des institutions fédérales membres
Vesting in Corporation and Appointing Corporation as Receiver	Dévolution à la Société et nomination de la Société comme séquestre
Section 39.13	Article 39.13

public sale or in such other manner and on such terms and conditions as the Corporation deems appropriate,

(iii) sell or otherwise dispose of any asset that is subject to an agreement creating a security interest to any person who agrees to assume the obligation secured by the security interest,

(iv) arrange for the assumption by any person of all or any part of the federal member institution’s liabilities,

(v) carry on the business of the federal member institution to the extent that the Corporation deems is necessary or beneficial to the receivership,

(vi) sue for, defend, compromise and settle, in the name of the federal member institution, any claim made by or against it,

(vii) in the name of the federal member institution, do all acts and execute all receipts and other documents and for that purpose, when necessary, use its seal, and

(viii) do all such other things as may be necessary or incidental to the exercise of the Corporation’s rights, powers, privileges and immunities as receiver; and

(c) gives the Corporation the right to recover, out of the assets of the federal member institution and in priority to all other claims, all the costs, charges and expenses properly incurred by the Corporation in furtherance of the order, including those related to its operation of the institution.

For greater certainty — bankruptcy

(4) For greater certainty, shares and subordinated debt that are subject to an order made under paragraph (1)(a) and that, immediately before the making of the order, are vested in a trustee in bankruptcy under the Bankruptcy and Insolvency Act are vested in the Corporation.

For greater certainty — exercising rights

(4.1) For greater certainty, an order made under paragraph (1)(a) or (b) prevents any person, other than the Corporation, who is the holder of shares or subordinated debt or other debts or liabilities of the federal member institution or who is a party to or a beneficiary of a contract with the institution, and any secured creditor or assignee or successor in interest of such a person, from exercising any voting or other rights arising from the person’s status in any manner that could defeat or interfere with the rights, powers, privileges and immunities of

d) de faire les arrangements nécessaires pour qu’une personne prenne en charge le passif de l’institution fédérale membre;

e) d’exploiter l’entreprise de l’institution fédérale membre dans la mesure où elle l’estime nécessaire ou avantageux dans le cadre de la mise sous séquestre;

f) d’intenter ou de contester, au nom d’une institution fédérale membre, toute action relative à des créances ou dettes de celle-ci et, dans le cadre de ces actions, de transiger ou de faire des compromis, en son nom;

g) de faire tous actes, passer et signer tous contrats, reçus et autres documents au nom de l’institution fédérale membre, et employer à cette fin, si nécessaire, le sceau de l’institution;

h) de faire tout acte nécessaire à l’exercice de ses attributions à titre de séquestre.

Le décret lui donne également le droit de recouvrer, sur l’actif de l’institution fédérale membre et en priorité sur toutes les autres créances contre celle-ci, les dépenses, charges et frais légitimes qu’elle a engagés pour la réalisation de l’objet du décret, notamment ceux liés au fonctionnement de l’institution.

Précision : faillite

(4) Il est entendu que les actions et les dettes subordonnées visées par le décret pris au titre de l’alinéa (1)a), qui, au moment de la prise du décret, étaient dévolues à un syndic de faillite en vertu de la Loi sur la faillite et l’insolvabilité, sont dévolues par le décret à la Société.

Précision : exercice de droits

(4.1) Il est entendu que le décret pris au titre des alinéas (1)a) ou b) empèche toute personne, sauf la Société, détentrice d’actions ou de dettes subordonnées ou d’autres dettes ou d’éléments du passif de l’institution fédérale membre ou partie à un contrat avec l’institution ou bénéficiaire de celui-ci, et tout créancier garanti ou ayant cause de cette personne d’exercer quelque droit, notamment un droit de vote, rattaché à son statut d’une façon

Current to May 29, 2023	50	À jour au 29 mai 2023

Last amended on April 1, 2023		Dernière modification le 1 avril 2023

Canada Deposit Insurance Corporation	Société d’assurance-dépôts du Canada
Restructuring of Federal Member Institutions	Restructuration des institutions fédérales membres
Vesting in Corporation and Appointing Corporation as Receiver	Dévolution à la Société et nomination de la Société comme séquestre
Section 39.13	Article 39.13

the Corporation as holder of shares or subordinated debt or as receiver, as the case may be.

Receiver order dealings

(5) Where an order is made under paragraph (1)(b),

(a) the Corporation, as receiver, may exercise its powers, rights, privileges and immunities without leave, approval or other intervention of a court, but may seek the assistance of a superior court in order to give effect to those powers, rights, privileges and immunities,

(b) an asset of the federal member institution that is acquired from the Corporation, as receiver, shall, except to the extent that it is an asset referred to in subparagraph (3)(b)(iii), be acquired free of any adverse claim of the federal member institution or any other person, and

(c) the Corporation, as receiver, may cause or refrain from causing any obligation of the federal member institution to be performed and may cause the federal member institution to incur an obligation or do so on its behalf, and the Corporation shall not, by reason of its appointment as receiver or any action taken by it, be held to have assumed or incurred any obligation of the federal member institution for its own account.

Non-liability — environmental matters

(5.1) Without limiting the generality of subsection (5) and despite anything in federal or provincial law, the Corporation, as receiver, is not liable in that capacity for any environmental condition that arose or environmental damage that occurred

(a) before the Corporation’s appointment as receiver; or

(b) after the Corporation’s appointment as receiver unless it is established that the condition arose or the damage occurred as a result of the Corporation’s gross negligence or wilful misconduct or, in Quebec, the Corporation’s gross or intentional fault.

Reports, etc., still required

(5.2) Nothing in subsection (5.1) exempts the Corporation, as receiver, from any duty to report or make disclosure imposed by a law referred to in that subsection.

Non-liability — certain orders

(5.3) Without limiting the generality of subsection (5) and despite anything in federal or provincial law but qui pourrait porter préjudice aux attributions de la Socié-té en tant que détenteur d’actions ou de dettes subordonnées ou en tant que séquestre, selon le cas.

Pouvoirs du séquestre

(5) Le décret nommant la Société séquestre n’a pas pour effet de la rendre responsable des obligations de l’institu-tion fédérale membre ni de ses actes posés en qualité de séquestre. Il a toutefois pour effet :

a) de lui permettre, à ce titre, d’exercer ses attributions sans l’autorisation d’une cour supérieure, quoi-qu’elle puisse y recourir pour faire respecter ses déci-sions;

b) d’immuniser les biens d’une institution fédérale membre, autres que ceux visés à l’alinéa (3)c), acquis de la Société en sa qualité de séquestre, contre les re-cours en réclamation, y compris ceux de l’institution fédérale membre;

c) de lui permettre soit d’empęcher l’exécution d’une obligation de l’institution fédérale membre, soit d’au-toriser celle-ci à s’obliger, soit de s’obliger pour elle.

Non-responsabilité : questions environnementales

(5.1) Sans que soit limitée la portée du paragraphe (5) et par dérogation au droit fédéral et provincial, la Société, en tant que séquestre, est dégagée de toute responsabilité découlant de tout fait ou dommage affectant l’environnement survenu :

a) avant sa nomination à ce titre;

b) après sa nomination, à moins qu’il ne soit établi que le fait ou le dommage résulte de sa négligence grave ou de son inconduite volontaire ou, au Québec, de sa faute lourde ou intentionnelle.

Rapports et autres toujours requis

(5.2) Le paragraphe (5.1) ne dispense pas la Société, en tant que séquestre, de l’obligation de faire rapport ou de communiquer des renseignements prévue par le droit applicable en l’espèce.

Non-responsabilité : certains décrets

(5.3) Sans que soit limitée la portée du paragraphe (5) et par dérogation au droit fédéral et provincial mais sous

Current to May 29, 2023	51	À jour au 29 mai 2023

Last amended on April 1, 2023		Dernière modification le 1 avril 2023

Canada Deposit Insurance Corporation	Société d’assurance-dépôts du Canada
Restructuring of Federal Member Institutions	Restructuration des institutions fédérales membres
Vesting in Corporation and Appointing Corporation as Receiver	Dévolution à la Société et nomination de la Société comme séquestre
Section 39.13	Article 39.13

subject to subsection (5.2), if an order is made that has the effect of requiring the Corporation, as receiver, to remedy any environmental condition or environmental damage affecting property involved in the receivership, the Corporation, as receiver, is not liable for failure to comply with the order, and is not liable for any costs that are or would be incurred by any person in carrying out the terms of the order,

(a) if, within the time that is specified in the order, or within 10 days after the appointment of the Corporation as receiver if the order is in effect when the Corporation is appointed as receiver, the Corporation, as receiver,

(i) complies with the order, or

(ii) on notice to the person who issued the order, abandons, disposes of or otherwise releases any interest in any real property, or any right in any immovable, affected by the condition or damage; or

(b) if the Corporation, as receiver, had, before the order was made, abandoned, disposed of or otherwise released any interest in any real property, or any right in any immovable, affected by the condition or damage.

Non-liability — employees

(5.4) Without limiting the generality of subsection (5) and despite anything in federal or provincial law, the Corporation, as receiver, is not liable in respect of a liability, including one as a successor employer,

(a) that is in respect of the employees or former employees of the federal member institution or a predecessor of the federal member institution or in respect of a pension plan for the benefit of those employees or former employees; and

(b) that existed before the Corporation is appointed as receiver or that is calculated by reference to a period before the Corporation’s appointment.

Liability of other successor employers

(5.5) Subsection (5.4) does not affect the liability of a successor employer other than the Corporation, as receiver.

Order conclusive

(6) An order made under this section and any action taken or decision made in furtherance of such an order are for all purposes final and conclusive and shall not be questioned or reviewed in any court.

1992, c. 26, ss. 11, 16; 1996, c. 6, s. 41; 2009, c. 2, s. 243; 2010, c. 12, ss. 1888, 2100; 2012, c. 5, s. 196; 2016, c. 7, s. 131.

réserve du paragraphe (5.2), lorsqu’un décret a pour effet d’obliger la Société, en tant que séquestre, à réparer le fait ou le dommage affectant l’environnement et touchant une propriété visée par une mise sous séquestre, elle est, à ce titre, dégagée de toute responsabilité découlant du non-respect du décret et de toute responsabilité relativement aux frais engagés ou pouvant l’ętre par toute per-sonne lors de l’exécution des modalités du décret dans les cas suivants :

a) la Société, en tant que séquestre, dans le délai pré-cisé dans le décret ou, si le décret est en vigueur au moment de sa nomination, dans les dix jours suivant sa nomination, selon le cas :

(i) se conforme au décret,

(ii) sur avis à la personne qui a pris le décret, aban-donne tout droit sur l’immeuble en cause ou tout intéręt sur le bien réel en cause, en dispose ou s’en déssaisit;

b) la Société, en tant que séquestre, avait, avant la prise du décret, abandonné tout droit sur l’immeuble en cause ou tout intéręt sur le bien réel en cause, en avait disposé ou s’en était dessaisi.

Non responsabilité : employés

(5.4) Sans que soit limitée la portée du paragraphe (5) et par dérogation au droit fédéral et provincial, la Société, en tant que séquestre, n’est aucunement responsable des obligations, y compris celles d’employeur successeur, qui, à la fois:

a) ont trait aux employés ou aux anciens employés de l’institution fédérale membre ou d’un de ses prédéces-seurs ou à un régime de retraite pour le bénéfice de ces employés ou anciens employés;

b) existaient avant sa nomination en tant que sé-questre ou sont calculées en fonction d’une période antérieure à celle-ci.

Obligations d’un employeur successeur

(5.5) Le paragraphe (5.4) ne dégage de sa responsabilité aucun employeur successeur autre que la Société en tant que séquestre.

Caractère définitif

(6) Le décret pris au titre du présent article ainsi que toute action ou décision prise pour la réalisation de son objet sont, à tous égards, définitifs et ne sont susceptibles d’aucun recours judiciaire.

1992, ch. 26, art. 11 et 16; 1996, ch. 6, art. 41; 2009, ch. 2, art. 243; 2010, ch. 12, art. 1888 et 2100; 2012, ch. 5, art. 196; 2016, ch. 7, art. 131.

Current to May 29, 2023	52	À jour au 29 mai 2023

Last amended on April 1, 2023		Dernière modification le 1 avril 2023

Canada Deposit Insurance Corporation	Société d’assurance-dépôts du Canada
Restructuring of Federal Member Institutions	Restructuration des institutions fédérales membres
Vesting in Corporation and Appointing Corporation as Receiver	Dévolution à la Société et nomination de la Société comme séquestre
Sections 39.131-39.14	Articles 39.131-39.14

39.131 [Repealed, 2016, c. 7, s. 132]

39.132 [Repealed, 2016, c. 7, s. 132]

Powers of Corporation

39.14 (1) If an order is made under paragraph

39.13(1)(a) or (b) in respect of a federal member institution, the powers, duties, functions, rights and privileges of the directors of the federal member institution and those of its officers who are responsible for its management are suspended except to the extent that is specified in writing by the Corporation. The Corporation may exercise those powers, rights and privileges and perform those duties and functions.

Suspension of powers, rights, etc.

(1.1) In addition to subsection (1), if an order made under paragraph 39.13(1)(a) or (b) is in respect of a federal credit union, the powers, rights and privileges of its members are suspended, but nothing in this subsection affects the powers, rights and privileges of the Corporation under subsection 39.13(2.1).

Shareholders

(1.2) If an order is made under paragraph 39.13(1)(a) or (b) in respect of a federal member institution, the powers, rights and privileges of its shareholders to vote or give approvals are suspended and the Corporation may exercise those powers, rights and privileges.

Persons to assist

(2) The Corporation may appoint one or more persons to assist it in the management of any federal member institution or in carrying out the Corporation’s functions as holder of shares or subordinated debt or as receiver and may delegate to those persons any of the powers, duties, functions, rights or privileges of the directors and officers of the federal member institution.

(3) [Repealed, 2016, c. 7, s. 133]

Power to appoint and remove

(4) If an order is made under paragraph 39.13(1)(b) in respect of a federal member institution, the Corporation may appoint or remove any director of the federal member institution.

Corporation’s directions

(5) If an order is made under paragraph 39.13(1)(a) or (b) in respect of a federal member institution, the Corporation may give directions to the board of directors of the federal member institution, including to make, amend or repeal any by-law of the institution.

39.131 [Abrogé, 2016, ch. 7, art. 132]

39.132 [Abrogé, 2016, ch. 7, art. 132]

Transfert des pouvoirs à la Société

39.14 (1) Le décret pris au titre des alinéas 39.13(1)a) ou b) à l’égard d’une institution fédérale membre suspend, sauf dans la mesure prévue par écrit par la Société, les attributions des administrateurs de l’institution et des dirigeants qui sont chargés de sa gestion et les confère à la Société.

Suspension des pouvoirs, droits et privilèges des membres

(1.1) En outre, lorsque le décret portant dévolution ou le décret nommant la Société séquestre est pris à l’égard d’une coopérative de crédit fédérale, il suspend les pouvoirs, droits et privilčges de ses membres. Toutefois, il ne suspend pas ceux qui sont conférés à la Société en vertu du paragraphe 39.13(2.1).

Actionnaires

(1.2) Le décret pris au titre des alinéas 39.13(1)a) ou b) à l’égard d’une institution fédérale membre suspend les pouvoirs, droits et privilèges des actionnaires de l’institu-tion de voter ou d’accorder leur approbation et les confère à la Société.

Assistance

(2) La Société peut nommer une ou plusieurs personnes pour l’aider à gérer l’institution fédérale membre ou à exercer ses fonctions de détenteur d’actions ou de dettes subordonnées ou de séquestre et leur déléguer les attributions des administrateurs et dirigeants de l’institution fédérale membre.

(3) [Abrogé, 2016, ch. 7, art. 133]

Pouvoir de nommer et de révoquer

(4) Lorsqu’un décret est pris au titre de l’alinéa

39.13(1)b) à l’égard d’une institution fédérale membre, la Société peut nommer ou révoquer tout administrateur de l’institution.

Instructions de la Société

(5) Lorsqu’un décret est pris au titre des alinéas 39.13(1)a) ou b) à l’égard d’une institution fédérale membre, la Société peut donner des instructions au conseil d’administration de l’institution. Elle peut lui

Current to May 29, 2023	53	À jour au 29 mai 2023

Last amended on April 1, 2023		Dernière modification le 1 avril 2023

Canada Deposit Insurance Corporation	Société d’assurance-dépôts du Canada
Restructuring of Federal Member Institutions	Restructuration des institutions fédérales membres
Vesting in Corporation and Appointing Corporation as Receiver	Dévolution à la Société et nomination de la Société comme séquestre
Sections 39.14-39.15	Articles 39.14-39.15

Implementation

(6) The board of directors of the federal member institution shall ensure that a direction given under subsection (5) is implemented in a prompt and efficient manner and shall, after implementing a direction, notify the Corporation without delay that it has been implemented.

By-laws — board of directors

(7) The board of directors of the federal member institution may, with the prior approval of the Corporation, make, amend or repeal any by-law of the institution.

1992, c. 26, s. 11; 1996, c. 6, s. 41; 2010, c. 12, s. 2101; 2016, c. 7, s. 133.

Stay of proceedings

39.15 (1) Where an order is made under subsection 39.13(1),

(a) no action or other civil proceeding before a judicial or quasi-judicial body and no arbitration may be commenced or continued against the federal member institution or in respect of its assets other than a proceeding under the Winding-up and Restructuring Act commenced by the Corporation or the Attorney General of Canada;

(b) no attachment, garnishment, execution or other method of enforcement of a judgment or order against the federal member institution or its assets may take place or continue;

(c) no creditor of the federal member institution has any remedy against the federal member institution or its assets;

(d) except in the normal course of clearing and settlement processes, including the consolidation of accounts in respect of those processes or the services referred to in paragraph (5)(c), no creditor has any right of set-off or compensation against the federal member institution;

(e) no person may terminate or amend any agreement with the federal member institution or claim an accelerated payment, or forfeiture of the term, under such an agreement by reason only of

(i) the insolvency or deteriorated financial condition of the federal member institution or any of its affiliates, providers of credit support or guarantors,

(ii) a non-monetary default, before the order was made, by the federal member institution or any of donner instruction notamment de prendre, de modifier ou d’abroger tout rčglement administratif de l’institution.

Mise en œuvre

(6) Le conseil d’administration de l’institution fédérale membre veille à la mise en œuvre rapide et efficace des instructions données au titre du paragraphe (5) et avise sans délai la Société qu’elles ont été mises en œuvre.

Règlements administratifs : conseil d’administration

(7) Le conseil d’administration de l’institution fédérale membre peut, avec l’approbation préalable de la Société, prendre, modifier ou abroger tout rčglement administratif de l’institution.

1992, ch. 26, art. 11; 1996, ch. 6, art. 41; 2010, ch. 12, art. 2101; 2016, ch. 7, art. 133.

Suspension des procédures

39.15 (1) Le décret pris en application de l’article 39.13 a pour effet de suspendre:

a) toutes les actions ou autres procédures civiles dans les instances engagées devant un organisme judiciaire ou quasi judiciaire contre l’institution visée ou son actif et toutes les procédures arbitrales, à l’exception toutefois de celles intentées par la Société ou le procureur général du Canada en vertu de la Loi sur les liquidations et les restructurations;

b) toute saisie ou autre mesure d’exécution d’un jugement ou d’une ordonnance à l’encontre de l’institution ou de son actif;

c) les recours des créanciers à son encontre ou à l’encontre de son actif;

d) sauf dans le cadre normal des processus de rčglement et de compensation, notamment la consolidation des comptes à l’égard de tels processus ou de services visés à l’alinéa (5)c), le droit des créanciers d’opérer compensation à son égard;

e) la résiliation ou la modification de tout contrat conclu avec l’institution fédérale membre ou l’exercice de toute clause de déchéance du terme comprise dans un tel contrat en raison uniquement, selon le cas :

(i) de l’insolvabilité ou de la détérioration de la situation financière de l’institution, de toute entité de son groupe, de son garant ou de quiconque lui offre un soutien au crédit,

(ii) du défaut par l’institution ou une entité de son groupe, avant la prise du décret, de se conformer à une obligation non pécuniaire prévue au contrat,

Current to May 29, 2023	54	À jour au 29 mai 2023

Last amended on April 1, 2023		Dernière modification le 1 avril 2023

Canada Deposit Insurance Corporation	Société d’assurance-dépôts du Canada
Restructuring of Federal Member Institutions	Restructuration des institutions fédérales membres
Vesting in Corporation and Appointing Corporation as Receiver	Dévolution à la Société et nomination de la Société comme séquestre
Section 39.15	Article 39.15

its affiliates in the performance of obligations under the agreement,

(iii) a monetary default, before the order was made, under the agreement by the federal member institution or any of its affiliates that is remedied within 60 days after the day on which the order is made,

(iv) the making of the order or any change of control or ownership of the federal member institution or any of its affiliates that is related to the making of the order,

(v) the assignment or assumption of the agreement to or by a bridge institution or a third party,

(vi) the transfer to a third party of all or part of the assets or liabilities of the federal member institution or any of its affiliates,

(vii) a conversion under subsection 39.2(2.3) in respect of the federal member institution, or

(viii) a conversion of any of the federal member institution’s shares or liabilities in accordance with the contractual terms of those shares or liabilities; and

(f) no person may terminate the federal member institution’s membership in an organization by reason only of

(i) the insolvency or deteriorated financial condition of the federal member institution or any of its affiliates, providers of credit support or guarantors,

(ii) a non-monetary default, before the order was made, by the federal member institution or any of its affiliates in the performance of obligations under the rules of the organization,

(iii) a monetary default, before the order was made, under the rules of the organization by the federal member institution or any of its affiliates that is remedied within 60 days after the day on which the order is made,

(iv) the making of the order or any change of control or ownership of the federal member institution or any of its affiliates that is related to the making of the order,

(v) the transfer of the federal member institution’s membership to a bridge institution or a third party,

(iii) du défaut par l’institution ou une entité de son groupe, avant la prise du décret, de se conformer à une obligation pécuniaire prévue au contrat auquel l’institution ou l’entité a remédié dans les soixante jours suivant la date de la prise du décret,

(iv) de la prise du décret ou d’un changement de contrôle ou de propriété de l’institution ou d’une entité de son groupe lié à la prise du décret,

(v) de la cession du contrat à une institutionrelais ou à un tiers ou de la prise en charge du contrat par une institution relais ou un tiers,

(vi) du transfert à un tiers de tout ou partie des éléments de l’actif ou du passif de l’institution fédérale membre ou d’une entité de son groupe,

(vii) de la conversion effectuée au titre du paragraphe 39.2(2.3) à l’égard de l’institution,

(viii) de la conversion de toute action ou tout élément du passif de l’institution conformément aux termes du contrat assorti à ces actions ou éléments du passif;

f) la perte, par l’institution fédérale membre, de sa qualité de membre d’une organisation en raison uniquement, selon le cas :

(i) de l’insolvabilité ou de la détérioration de la situation financiére de l’institution, de toute entité de son groupe, de son garant ou de quiconque lui offre un soutien au crédit,

(ii) du défaut par l’institution ou une entité de son groupe, avant la prise du décret, de se conformer à une obligation non pécuniaire prévue dans les régles de l’organisation,

(iii) du défaut par l’institution ou une entité de son groupe, avant la prise du décret, de se conformer à une obligation pécuniaire prévue dans les régles de l’organisation auquel l’institution ou l’entité a remédié dans les soixante jours suivant la date de la prise du décret,

(iv) de la prise du décret ou d’un changement de contrôle ou de propriété de l’institution ou d’une entité de son groupe,

(v) de la transmission par l’institution fédérale membre de sa qualité de membre d’une organisation à une institutionrelais ou à un tiers,

Current to May 29, 2023	55	À jour au 29 mai 2023

Last amended on April 1, 2023		Dernière modification le 1 avril 2023

Canada Deposit Insurance Corporation	Société d’assurance-dépôts du Canada
Restructuring of Federal Member Institutions	Restructuration des institutions fédérales membres
Vesting in Corporation and Appointing Corporation as Receiver	Dévolution à la Société et nomination de la Société comme séquestre
Section 39.15	Article 39.15

(vi) the transfer to a third party of all or part of the assets or liabilities of the federal member institution or any of its affiliates,

(vii) a conversion under subsection 39.2(2.3) in respect of the federal member institution, or

(viii) a conversion of any of the federal member institution’s shares or liabilities in accordance with the contractual terms of those shares or liabilities.

Stay of proceedings — before conversion

(1.1) If an order is made under paragraph 39.13(1)(d), no person may terminate or amend any agreement with the federal member institution that is in relation to any of that institution’s shares or liabilities that are prescribed by the regulations made under subsection

39.2(10), claim an accelerated payment or forfeiture of the term under such an agreement or demand payment of any amount under such an agreement, by reason only of a monetary default by that institution in the performance of obligations under the agreement when that default occurs after the order was made but before a conversion under subsection 39.2(2.3) in respect of that institution.

Agreements overridden

(2) Where an order is made under subsection 39.13(1), any stipulation in an agreement is of no force or effect if it

(a) has the effect of providing for or permitting anything that, in substance, is contrary to paragraph (1)(e), subsection (1.1) or paragraph 39.13(3)(b); or

(b) provides, in substance, that the federal member institution ceases to have the rights — or, in the case of a bridge institution, does not have the rights — to use or deal with assets that the federal member institution or bridge institution would otherwise have, on

(i) the insolvency or deteriorated financial condition of the federal member institution or any of its affiliates, providers of credit support or guarantors,

(ii) a non-monetary default, before the order was made, by the federal member institution or any of its affiliates in the performance of obligations under the agreement,

(iii) a monetary default, before the order was made, under the agreement by the federal member institution or any of its affiliates that is remedied within 60 days after the day on which the order is made,

(vi) du transfert à un tiers de tout ou partie des éléments de l’actif ou du passif de l’institution fédérale membre ou d’une entité de son groupe,

(vii) de la conversion effectuée au titre du paragraphe 39.2(2.3) à l’égard de l’institution,

(viii) de la conversion de toute action ou tout élément du passif de l’institution conformément aux termes du contrat assorti à ces actions ou éléments du passif.

Suspension des procédures avant la conversion

(1.1) Le décret pris en vertu de l’alinéa 39.13(1)d) a pour effet de suspendre la résiliation ou la modification de tout contrat conclu avec l’institution fédérale membre relativement à toute action ou à tout élément du passif de l’institution qui est visé par un réglement pris en vertu du paragraphe 39.2(10), le rčglement de toute somme exigible au titre d’un tel contrat ou l’exercice de toute clause de déchéance du terme comprise dans un tel contrat, en raison uniquement du défaut par l’institution, aprés la prise du décret, mais avant que soit effectuée la conversion au titre du paragraphe 39.2(2.3) à l’égard de l’institution, de se conformer à une obligation pécuniaire prévue au contrat.

Incompatibilité

(2) Si un décret est pris aux termes du paragraphe 39.13(1), est inopérante toute disposition d’un contrat qui :

a) soit est incompatible avec l’alinéa (1)e), le paragraphe (1.1) ou l’alinéa 39.13(3)b);

b) soit prévoit, pour l’essentiel, que l’institution fédérale membre est déchue des droits ou, dans le cas de l’institutionrelais, n’a pas les droits que l’une ou l’autre aurait normalement de se servir des biens visés ou de faire d’autres opérations à leur égard, si l’une ou l’autre des situations suivantes survient:

(i) l’insolvabilité ou la détérioration de la situation financiére de l’institution fédérale membre, de toute entité de son groupe, de son garant ou de quiconque lui offre un soutien au crédit,

(ii) le défaut par l’institution ou une entité de son groupe, avant la prise du décret, de se conformer à une obligation non pécuniaire prévue au contrat,

(iii) le défaut par l’institution ou une entité de son groupe, avant la prise du décret, de se conformer à une obligation pécuniaire prévue au contrat auquel l’institution ou l’entité a remédié dans les soixante jours suivant la date de la prise du décret,

Current to May 29, 2023	56	À jour au 29 mai 2023

Last amended on April 1, 2023		Dernière modification le 1 avril 2023

Canada Deposit Insurance Corporation	Société d’assurance-dépôts du Canada
Restructuring of Federal Member Institutions	Restructuration des institutions fédérales membres
Vesting in Corporation and Appointing Corporation as Receiver	Dévolution à la Société et nomination de la Société comme séquestre
Section 39.15	Article 39.15

(iv) the making of the order or any change of control or ownership of the federal member institution or any of its affiliates that is related to the making of the order,

(v) the assignment or assumption of the agreement to or by a bridge institution or a third party,

(vi) the transfer to a third party of all or part of the assets or liabilities of the federal member institution or any of its affiliates,

(vii) a conversion under subsection 39.2(2.3) in respect of the federal member institution, or

(viii) a conversion of any of the federal member institution’s shares or liabilities in accordance with the contractual terms of those shares or liabilities.

Organization’s rules — no force or effect

(2.1) If an order is made under subsection 39.13(1), any stipulation in the rules of an organization is of no force or effect if it

(a) has the effect of providing for or permitting anything that, in substance, is contrary to paragraph (1)(f) or 39.13(3)(b); or

(b) provides, in substance, that the federal member institution ceases to have the rights — or, in the case of the bridge institution, does not have the rights — of a member of the organization, that the federal member institution or the bridge institution would otherwise have, on

(i) the insolvency or deteriorated financial condition of the federal member institution or any of its affiliates, providers of credit support or guarantors,

(ii) a non-monetary default, before the order was made, by the federal member institution or any of its affiliates in the performance of obligations under the rules of the organization,

(iii) a monetary default, before the order was made, under the rules of the organization by the federal member institution or any of its affiliates that is remedied by the institution within 60 days after the day on which the order is made,

(iv) the making of the order or any change of control or ownership of the federal member institution or any of its affiliates that is related to the making of the order,

(iv) la prise du décret ou un changement de contrôle ou de propriété de l’institution ou d’une entité de son groupe lié à la prise du décret,

(v) la cession du contrat à une institutionrelais ou à un tiers ou la prise en charge du contrat par une institutionrelais ou un tiers,

(vi) le transfert à un tiers de tout ou partie des éléments de l’actif ou du passif de l’institution fédérale membre ou d’une entité de son groupe,

(vii) la conversion effectuée au titre du paragraphe 39.2(2.3) à l’égard de l’institution,

(viii) la conversion de toute action ou tout élément du passif de l’institution conformément aux termes du contrat assorti à ces actions ou éléments du passif.

Incompatibilité — régles d’une organisation

(2.1) Si un décret est pris en vertu du paragraphe 39.13(1), est inopérante toute disposition des rčgles d’une organisation qui:

a) soit est incompatible avec les alinéas (1)f) ou 39.13(3)b);

b) soit prévoit, pour l’essentiel, que l’institution fédérale membre est déchue des droits ou, dans le cas de l’institutionrelais, n’a pas les droits que l’une ou l’autre aurait normalement en tant que membre de l’organisation, si l’une ou l’autre des situations suivantes survient :

(i) l’insolvabilité ou la détérioration de la situation financiére de l’institution fédérale membre, de toute une entité de son groupe, de son garant ou de quiconque lui offre un soutien au crédit,

(ii) le défaut par l’institution ou une entité de son groupe, avant la prise du décret, de se conformer à une obligation non pécuniaire prévue dans les régles de l’organisation,

(iii) le défaut par l’institution ou une entité de son groupe, avant la prise du décret, de se conformer à une obligation pécuniaire prévue dans les régles de l’organisation auquel l’institution ou l’entité a remédié dans les soixante jours suivant la date de la prise du décret,

(iv) la prise du décret ou un changement de contrôle ou de propriété de l’institution ou d’une entité de son groupe lié à la prise du décret,

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Last amended on April 1, 2023		Dernière modification le 1 avril 2023

Canada Deposit Insurance Corporation	Société d’assurance-dépôts du Canada
Restructuring of Federal Member Institutions	Restructuration des institutions fédérales membres
Vesting in Corporation and Appointing Corporation as Receiver	Dévolution à la Société et nomination de la Société comme séquestre
Section 39.15	Article 39.15

(v) the transfer of the federal member institution’s membership to a bridge institution or a third party,

(vi) the transfer to a third party of all or part of the assets or liabilities of the federal member institution or any of its affiliates,

(vii) a conversion under subsection 39.2(2.3) in respect of the federal member institution, or

(viii) a conversion of any of the federal member institution’s shares or liabilities in accordance with the contractual terms of those shares or liabilities.

Clearing arrangements

(3) Subsections (1) to (2.1) do not apply so as to prevent a member of the Canadian Payments Association from acting or ceasing to act as a clearing agent for a federal member institution in accordance with the Canadian Payments Act and the by-laws and rules of that Association.

Exception

(3.1) Despite subsection (3), if a clearing agent that is a member of the Canadian Payments Association acts in that capacity for a federal member institution at the time an order is made under subsection 39.13(1) in respect of the institution, the clearing agent shall continue to act in that capacity for the institution after the order is made, if the Corporation has given an undertaking to provide the financial assistance that the institution needs in order to discharge its obligations to the clearing agent as they become due.

Clearing house

(3.2) Subsections (1) to (2.1) do not apply so as to prevent a clearing house

(a) from acting or ceasing to act in that capacity for a federal member institution; or

(b) from exercising its rights under its settlement rules, as defined in subsection 8(5) of the Payment Clearing and Settlement Act.

Exception

(3.3) Despite subsection (3.2), a clearing house that acts in that capacity for a federal member institution at the time an order is made under subsection 39.13(1) in respect of the institution shall continue to act in that capacity for the institution and subsections (1) to (2.1) apply in

(v) la transmission par l’institution fédérale membre de sa qualité de membre de l’organisation à une institutionrelais ou à un tiers,

(vi) le transfert à un tiers de tout ou partie des éléments de l’actif ou du passif de l’institution fédérale membre ou d’une entité de son groupe,

(vii) la conversion effectuée au titre du paragraphe 39.2(2.3) à l’égard de l’institution,

(viii) la conversion de toute action ou tout élément du passif de l’institution conformément aux termes du contrat assorti à ces actions ou éléments du passif.

Accords de compensation

(3) Les paragraphes (1) à (2.1) n’ont pas pour effet d’empęcher un membre de l’Association canadienne des paie-ments d’agir ou de cesser d’agir à titre d’agent de compensation pour le compte de l’institution fédérale membre conformément à la Loi canadienne sur les paie-ments et aux rčgles et règlements administratifs de l’As-sociation.

Exception

(3.1) Malgré le paragraphe (3), lorsqu’un agent de compensation qui est membre de l’Association canadienne des paiements agit à ce titre, au moment de la prise d’un décret au titre du paragraphe 39.13(1), pour le compte d’une institution fédérale membre à l’égard de laquelle le décret est pris, l’agent est tenu de continuer d’agir à ce titre après la prise du décret, si la Société s’est engagée à fournir à l’institution l’aide financière dont elle a besoin pour s’acquitter de ses obligations envers lui, au fur et à mesure qu’elles deviennent exigibles.

Chambre de compensation

(3.2) Les paragraphes (1) à (2.1) n’ont pas pour effet d’empęcher une chambre de compensation :

a) d’agir ou de cesser d’agir à ce titre, pour le compte de l’institution fédérale membre;

b) d’exercer ses droits en vertu des règles applicables au règlement, au sens du paragraphe 8(5) de la Loi sur la compensation et le règlement des paiements.

Exception

(3.3) Malgré le paragraphe (3.2), lorsqu’une chambre de compensation agit à ce titre, au moment de la prise d’un décret au titre du paragraphe 39.13(1), pour le compte d’une institution fédérale membre à l’égard de laquelle le décret est pris, la chambre, si la Société s’est engagée à

Current to May 29, 2023	58	À jour au 29 mai 2023

Last amended on April 1, 2023		Dernière modification le 1 avril 2023

Canada Deposit Insurance Corporation	Société d’assurance-dépôts du Canada
Restructuring of Federal Member Institutions	Restructuration des institutions fédérales membres
Vesting in Corporation and Appointing Corporation as Receiver	Dévolution à la Société et nomination de la Société comme séquestre
Section 39.15	Article 39.15

respect of the clearing house, if the Corporation has given an undertaking to provide the financial assistance that the institution needs in order to discharge its obligations to the clearing house as they become due.

Rights subject to set-off or compensation

(4) A federal member institution in respect of which an order is made under subsection 39.13(1) may not enforce against a person a right to receive an amount against which the person, but for paragraph (1)(d), would have a right of set-off or compensation.

Further supplies and advances

(5) Nothing in subsection (1) or (2) shall be construed

(a) as prohibiting a person from requiring payments to be made in cash for goods, services, use of leased or licensed property or other valuable consideration provided after the making of the order;

(b) as requiring the advance to a federal member institution in respect of which an order is made under subsection 39.13(1) of money or credit after the making of the order; or

(c) as requiring the provision to a federal member institution in respect of which an order is made under subsection 39.13(1) of any of the following services where to do so would be likely, in the reasonable opinion of the person providing the service, to result in that person advancing money or credit to the federal member institution after the making of the order or to give rise, after the making of the order, to a claim of that person against the federal member institution, namely,

(i) cash management services,

(ii) services related to the redemption of debt instruments,

(iii) services related to the issuance of letters of credit or guarantees,

(iv) cheque certification services,

(v) currency supply services,

(vi) funds transfer services and remittance order services,

(vii) securities delivery and settlement services,

(viii) charge, credit, debit and payment card services,

fournir à l’institution l’aide financière dont elle a besoin pour s’acquitter de ses obligations envers la chambre, au fur et à mesure qu’elles deviennent exigibles, est tenue de continuer d’agir à ce titre et les paragraphes (1) à (2.1) s’appliquent à l’égard de la chambre.

Réserve

(4) L’institution fédérale membre visée par le décret pris en application de l’article 39.13 ne peut faire valoir son droit de recevoir un montant à l’encontre duquel un tiers, en l’absence de l’alinéa (1)d), aurait un droit de compensation.

Fourniture de biens et avances

(5) Les paragraphes (1) et (2) n’ont pas pour effet :

a) d’empęcher quiconque d’exiger un paiement en argent pour la fourniture de biens ou services ou l’utili-sation de biens loués ou sous licence après la prise du décret;

b) de rendre obligatoire le versement d’une avance en argent ou sous forme de crédit après la prise du décret à l’institution fédérale membre visée par le décret;

c) de rendre obligatoire la prestation par une personne à l’institution fédérale membre visée par le décret des services suivants si cela devait vraisemblablement, selon ce que la personne peut raisonnablement en penser, entraîner après la prise du décret l’avance par celle-ci d’argent ou de crédit à l’institution ou la formation d’une réclamation à son encontre:

(i) la gestion de trésorerie,

(ii) les services afférents au remboursement des titres d’emprunt,

(iii) les services afférents à l’émission de lettres de crédit ou de garanties,

(iv) la certification de chèques,

(v) l’approvisionnement en numéraire,

(vi) les virements de fonds et les ordres de paiement,

(vii) la livraison de titres et le règlement,

(viii) les services afférents aux cartes de crédit, de débit ou de paiement,

(ix) les guichets automatiques bancaires et les services de compensation intraréseau,

Current to May 29, 2023	59	À jour au 29 mai 2023

Last amended on April 1, 2023		Dernière modification le 1 avril 2023

Canada Deposit Insurance Corporation	Société d’assurance-dépôts du Canada
Restructuring of Federal Member Institutions	Restructuration des institutions fédérales membres
Vesting in Corporation and Appointing Corporation as Receiver	Dévolution à la Société et nomination de la Société comme séquestre
Section 39.15	Article 39.15

(ix) automated banking and teller machine services,

(x) electronic funds transfer at point of sale services,

(xi) consignment cheque services,

(xii) other services similar to those referred to in subparagraphs (i) to (xi),

(xiii) any service of a kind prescribed by the regulations, and

(xiv) a guarantee of liabilities in respect of any of the services referred to in subparagraphs (i) to (xiii).

Security agreements, assignments and transfers

(6) Paragraphs (1)(b) to (e) and subsection (2) do not apply in respect of a remedy under, or a stipulation of, a security agreement creating a security interest in assets of a federal member institution or an agreement assigning or transferring the institution’s right, title or interest in any real property or immovable situated in Canada, including any mortgage or hypothec on that real property or immovable, if

(a) an obligation secured by the agreement is to the Bank of Canada or the Corporation; or

(b) the Superintendent, on the application of the federal member institution, exempted the agreement from the application of those paragraphs and that subsection before the making of an order under subsection 39.13(1) and the Corporation does not undertake

(i) to ensure that the obligations secured by the security interest or the assignment or transfer will be assumed by a bridge institution or a third party, or

(ii) to provide the federal member institution with the financial assistance that it needs to discharge the obligations secured by the security interest or the assignment or transfer as they become due.

Eligible financial contracts

(7) Nothing in subsection (1), (2) or (2.1) prevents the following actions from being taken in accordance with the provisions of an eligible financial contract:

(a) the termination or amendment of the contract;

(b) the accelerated payment or forfeiture of the term under the contract;

(x) les virements de fonds électroniques aux lieux de services de vente,

(xi) les services de chèques en consignation,

(xii) les autres services semblables à ceux visés aux sousalinéas (i) à (xi),

(xiii) les services du type prévu par règlement,

(xiv) la garantie des obligations relatives aux services mentionnés aux sousalinéas (i) à (xiii).

Contrats de garantie ou prévoyant la cession ou le transfert

(6) Les alinéas (1)b) à e) et le paragraphe (2) ne s’appliquent pas aux dispositions d’un contrat de garantie créant une sûreté sur les biens d’une institution fédérale membre ou à celles d’un contrat cédant ou transférant les droits, les titres ou les intérêts de l’institution relatifs à des immeubles ou biens réels situés au Canada, notamment des hypothêques sur ces immeubles ou biens réels, ni aux recours que prévoit le contrat, si :

a) soit l’obligation que garantit le contrat a été contractée à l’égard de la Banque du Canada ou de la Société;

b) soit le surintendant a, sur demande de l’institution, soustrait le contrat à l’application de ces alinéas et de ce paragraphe avant la prise d’un décret au titre du paragraphe 39.13(1) et, la Société ne s’engage :

(i) ni à veiller à ce que l’obligation garantie par la sùreté ou la cession ou le transfert soit prise en charge par une institution-relais ou un tiers,

(ii) ni à fournir à l’institution l’aide financière dont elle a besoin pour s’acquitter d’obligations garanties par la sûreté ou la cession ou le transfert au fur et à mesure qu’elles deviennent exigibles.

Contrats financiers admissibles

(7) Les paragraphes (1), (2) et (2.1) n’ont pas pour effet d’empêcher l’accomplissement, conformément au contrat financier admissible, des opérations suivantes :

a) la résiliation ou la modification du contrat;

b) l’exercice de toute clause de déchéance du terme comprise dans le contrat;

Current to May 29, 2023	60	À jour au 29 mai 2023

Last amended on April 1, 2023		Dernière modification le 1 avril 2023

Canada Deposit Insurance Corporation	Société d’assurance-dépôts du Canada
Restructuring of Federal Member Institutions	Restructuration des institutions fédérales membres
Vesting in Corporation and Appointing Corporation as Receiver	Dévolution à la Société et nomination de la Société comme séquestre
Section 39.15	Article 39.15

(c) the exercise of remedies for a failure to satisfy an obligation under or in connection with the contract, including the payment of an amount payable — or the delivery of property deliverable — under or in connection with the contract;

(d) the netting or setting off or compensation of an amount payable under or in connection with the contract;

(e) any dealing with financial collateral

(i) to satisfy an amount payable — or the delivery of property deliverable — under or in connection with the contract,

(ii) for the purpose of calculating an amount payable under or in connection with the contract by way of netting, setting off or compensation of the financial collateral or application of the proceeds or value of the financial collateral, or

(iii) as a remedy for a failure described in paragraph (c); or

(f) any dealing with financial collateral, other than a dealing set out in paragraph (e).

Interpretation

(7.01) For the purposes of paragraphs (7)(e) and (f), dealings with financial collateral include

(a) the sale or foreclosure or, in Quebec, the surrender of financial collateral; and

(b) the netting, setting off or compensation of financial collateral or the application of the proceeds or value of financial collateral.

(7.02) and (7.03) [Repealed, 2016, c. 7, s. 134]

Stay — eligible financial contracts

(7.1) If an order is made under subsection 39.13(1), the actions referred to in paragraphs (7)(a), (b) and (f) are not to be taken by reason only of

(a) the insolvency or deteriorated financial condition of the federal member institution, any of its affiliates or any of its providers of credit support or guarantors in respect of the institution’s obligations under the eligible financial contract;

(b) the assignment or assumption of the eligible financial contract to or by a bridge institution or a third party;

c) l’exercice de recours en cas de défaut d’exécution de toute obligation en vertu du contrat ou à son égard, notamment le défaut de verser toute somme due ou de livrer tout bien à livrer en vertu du contrat ou à son égard;

d) la compensation relativement à toute somme due en vertu du contrat ou à son égard;

e) toute opération, à l’égard de la garantie financiére afférente qui vise:

(i) soit l’exécution de toute obligation de verser toute somme due ou de livrer tout bien à livrer en vertu du contrat ou à son égard,

(ii) soit le calcul des sommes dues en vertu du contrat ou à son égard à titre de compensation de la garantie financière ou d’affectation de son produit ou de sa valeur,

(iii) soit l’exercice d’un recours pour un défaut visé à l’alinéa c);

f) toute opération, à l’égard de la garantie financičre affèrente, autre que celle visée à l’alinéa e).

Application

(7.01) Pour l’application des alinéas (7)e) et f), une opé-ration à l’égard de la garantie financiére comprend notamment:

a) la vente, la demande en forclusion ou, au Québec, la demande en délaissement;

b) la compensation ou l’affectation de son produit ou de sa valeur.

(7.02) et (7.03) [Abrogés, 2016, ch. 7, art. 134]

Suspension : contrats financiers admissibles

(7.1) Si un décret est pris au titre du paragraphe

39.13(1), les opérations visées aux alinéas (7)a), b) et f) ne peuvent être accomplies en raison uniquement, selon le cas:

a) de l’insolvabilité ou de la détérioration de la situation financiére de l’institution fédérale membre, de toute entité de son groupe ou de quiconque lui offre un soutien au crédit à l’égard de ses obligations prévues au contrat financier admissible ou garantit ces obligations;

Current to May 29, 2023	61	À jour au 29 mai 2023

Last amended on April 1, 2023		Dernière modification le 1 avril 2023

Canada Deposit Insurance Corporation	Société d’assurance-dépôts du Canada
Restructuring of Federal Member Institutions	Restructuration des institutions fédérales membres
Vesting in Corporation and Appointing Corporation as Receiver	Dévolution à la Société et nomination de la Société comme séquestre
Section 39.15	Article 39.15

(c) the making of the order or any change of control or ownership of the federal member institution or any of its affiliates that is related to the making of the order;

(d) a conversion under subsection 39.2(2.3) in respect of the federal member institution; or

(e) a conversion of any of the federal member institution’s shares or liabilities in accordance with the contractual terms of those shares or liabilities.

Stay terminated — notice

(7.101) If the Corporation considers that all or substantially all of the federal member institution’s assets will be transferred to a third party and that an eligible financial contract of that institution will not be assigned to a third party, it may give notice to that effect to the parties to that contract, in which case paragraphs (7.1)(a) and (c) cease to apply in respect of that contract at the date and time the notice is issued.

Stay terminated

(7.102) Paragraph (7.1)(a) and, if the order made under subsection 39.13(1) directs the incorporation of a bridge institution, paragraph (7.1)(c) cease to apply to an eligible financial contract at 5:00 p.m. at the location of the Corporation’s head office on the second business day after the day on which the order is made under subsection

39.13(1), unless the Corporation has undertaken, before that time, to assign the contract to a bridge institution.

Interpretation

(7.103) For greater certainty, paragraph (7.1)(a) and, if applicable, paragraph (7.1)(c) cease to apply in respect of an eligible financial contract to which both subsection (7.101) and (7.102) apply on the earlier of the date and time that a notice is issued under subsection (7.101) and the date and time set out in subsection (7.102).

Insolvency or deteriorated financial condition

(7.104) Despite subsections (7.101) and (7.102), an action set out in paragraph (7)(a), (b) or (f) may only be taken by reason of the insolvency or deteriorated financial condition described in paragraph (7.1)(a) if that insolvency or deteriorated financial condition exists on the date and time paragraph (7.1)(a) ceases to apply.

b) de la cession du contrat financier admissible à une institutionrelais ou à un tiers ou de la prise en charge du contrat par une institutionrelais ou un tiers;

c) de la prise du décret ou d’un changement de contrôle ou de propriété de l’institution ou d’une entité de son groupe lié à la prise du décret;

d) de la conversion effectuée au titre du paragraphe 39.2(2.3) à l’égard de l’institution;

e) de la conversion de toute action ou tout élément du passif de l’institution conformément aux termes du contrat assorti à ces actions ou éléments du passif.

Cessation de la suspension : avis

(7.101) Si elle estime que tous ou presque tous les éléments d’actif de l’institution fédérale membre seront transférés à un tiers et qu’un contrat financier admissible de l’institution ne sera pas cédé à un tiers, la Société peut envoyer un avis à cet effet aux parties à ce contrat, auquel cas les alinéas (7.1)a) et c) cessent de s’appliquer au contrat, à la date et à l’heure oů l’avis est donné.

Cessation de la suspension

(7.102) L’alinéa (7.1)a) et, si un décret ordonnant la constitution d’une institutionrelais est pris au titre du paragraphe 39.13(1), l’alinéa (7.1)c) cessent de s’appliquer aux contrats financiers admissibles à compter de dixsept heures, heure du lieu où se trouve le siége social de la Société, le deuxičme jour ouvrable suivant la date de la prise du décret au titre du paragraphe 39.13(1), sauf à ceux que la Société s’est engagée, avant ce moment, à céder à une institutionrelais.

Précision

(7.103) Il est entendu que l’alinéa (7.1)a) et, le cas échéant, l’alinéa (7.1)c) cessent de s’appliquer aux contrats financiers admissibles auxquels s’appliquent les paragraphes (7.101) et (7.102), selon le premier des moments ciaprès à arriver:

a) à la date et à l’heure oů l’avis visé au paragraphe (7.101) est donné;

b) à la date et à l’heure prévues au paragraphe (7.102).

Insolvabilité ou détérioration de la situation financière

(7.104) Malgré les paragraphes (7.101) et (7.102), les opérations visées aux alinéas (7)a), b) et f) ne peuvent être accomplies en raison de l’insolvabilité ou de la dété-rioration de la situation financière visée à l’alinéa (7.1)a) que si cette insolvabilité ou détérioration existe au moment où l’alinéa (7.1)a) cesse de s’appliquer.

Current to May 29, 2023	62	À jour au 29 mai 2023

Last amended on April 1, 2023		Dernière modification le 1 avril 2023

Canada Deposit Insurance Corporation	Société d’assurance-dépôts du Canada
Restructuring of Federal Member Institutions	Restructuration des institutions fédérales membres
Vesting in Corporation and Appointing Corporation as Receiver	Dévolution à la Société et nomination de la Société comme séquestre
Section 39.15	Article 39.15

Evidence

(7.105) Nothing in paragraphs (7.1)(b) to (e) prevents a person from relying on the facts that led to the making of an order under subsection 39.13(1) as evidence of the insolvency or deteriorated financial condition described in paragraph (7.1)(a).

Agreements overridden

(7.11) Any stipulation in an eligible financial contract is of no force or effect if it

(a) has the effect of providing for or permitting anything that, in substance, is contrary to subsection (7.1); or

(b) provides, in substance, that, by reason of the occurrence of any circumstance described in paragraphs (7.1)(a) to (e), the federal member institution ceases to have the rights — or, in the case of a bridge institution, does not have the rights — to use or deal with assets that the federal member institution or bridge institution would otherwise have.

Exception

(7.12) Subsection (7.1) does not apply in respect of an eligible financial contract between the federal member institution and

(a) Her Majesty in right of Canada;

(b) the government of a foreign country;

(c) a central bank; or

(d) a clearing house, unless the Corporation has given the undertaking referred to in subsection (3.3) in respect of the institution.

Assignment of eligible financial contracts

(7.2) Subject to subsection (7.21), the Corporation may assign to a bridge institution or a third party eligible financial contracts — including any claim under such contracts — that are between a federal member institution and an entity or any of the following entities if the Corporation assigns all of those eligible financial contracts to the bridge institution or the third party:

(a) another entity that is controlled — directly or indirectly — by the entity;

(b) another entity that controls — directly or indirectly — the entity; or

(c) another entity that is controlled — directly or indirectly — by the entity referred to in paragraph (b).

Preuve

(7.105) Les alinéas (7.1)b) à e) n’ont pas pour effet d’empêcher quiconque d’invoquer les faits qui ont mené à la prise d’un décret au titre du paragraphe 39.13(1) comme preuve de l’insolvabilité ou de la détérioration financière visée à l’alinéa (7.1)a).

Incompatibilité

(7.11) Est inopérante toute disposition d’un contrat financier admissible, selon le cas:

a) dont l’effet est de prévoir ou d’autoriser quoi que ce soit qui, pour l’essentiel, est incompatible avec le paragraphe (7.1);

b) qui prévoit, pour l’essentiel, que, en raison de la survenance de l’une ou l’autre des situations visées aux alinéas (7.1)a) à e), l’institution fédérale membre est déchue des droits — ou, dans le cas de l’institutionrelais, n’a pas les droits — qu’elle aurait normalement de se servir des biens visés ou de faire d’autres opéra-tions à leur égard.

Exception

(7.12) Le paragraphe (7.1) ne s’applique pas aux contrats financiers admissibles conclus entre l’institution fédérale membre et l’une des entités suivantes:

a) Sa Majesté du chef du Canada;

b) le gouvernement d’un pays étranger;

c) une banque centrale;

d) une chambre de compensation, sauf si la Société a pris un engagement au titre du paragraphe (3.3) à l’égard de l’institution.

Cession des contrats financiers admissibles

(7.2) Sous réserve du paragraphe (7.21), s’agissant de contrats financiers admissibles, y compris les créances exigibles au titre de ceuxci, conclus entre une institution fédérale membre et l’entité en cause ou toute autre entité ciaprčs, la Société ne peut les céder à une institutionrelais ou à un tiers que si elle les lui cède tous:

a) toute entitée contrôlée — directement ou indirectement — par l’entité en cause;

b) toute entité contrôlant — directement ou indirectement — l’entité en cause;

c) toute autre entité contrôlée — directement ou indirectement — par l’entité visée à l’alinéa b).

Current to May 29, 2023	63	À jour au 29 mai 2023

Last amended on April 1, 2023		Dernière modification le 1 avril 2023

Canada Deposit Insurance Corporation	Société d’assurance-dépôts du Canada
Restructuring of Federal Member Institutions	Restructuration des institutions fédérales membres
Vesting in Corporation and Appointing Corporation as Receiver	Dévolution à la Société et nomination de la Société comme séquestre
Section 39.15	Article 39.15

Eligible third parties

(7.21) The Corporation may assign eligible financial contracts to a third party under subsection (7.2) if the third party has met any condition that may be prescribed in the by-laws and has certified in writing that

(a) it maintains all material licences and registrations that are required for the continued operation of its business and, if applicable, that it is in good standing in respect of those licences and registrations;

(b) it has, on its balance sheet, assets that exceed its liabilities;

(c) it is able to discharge its obligations in respect of the assigned eligible financial contracts as they become due; and

(d) its creditworthiness, taking into account any credit support or guarantee in respect of its obligations under the assigned contracts, is at least as good as the federal member institution’s creditworthiness was immediately before the order was made under subsection 39.13(1), taking into account any credit support or guarantee in respect of the federal member institution’s obligations under those contracts.

Effects of assignment of eligible financial contracts

(7.3) If any of the eligible financial contracts are assigned to or assumed by a bridge institution or a third party,

(a) the Corporation shall assign all of the federal member institution’s obligations arising from the eligible financial contracts, and the bridge institution or the third party shall assume those obligations; and

(b) the federal member institution’s interest or right in property that secures its obligations under the eligible financial contracts is transferred to the bridge institution or the third party.

Application of this section

(7.4) A federal member institution that is part of a class prescribed by the by-laws must ensure in accordance with the by-laws that this section — or provisions that have substantially the same effect as this section — applies to any eligible financial contract to which the institution is a party and that is part of a class prescribed by the by-laws.

Tiers admissibles

(7.21) La Société ne peut céder un contrat financier admissible à un tiers au titre du paragraphe (7.2) que si celuici a rempli toute condition prévue par les règlements administratifs et a attesté par écrit:

a) qu’il détient tous les permis et inscriptions importants qui sont essentiels à l’exécution continue de ses affaires et, le cas échéant, qu’il est en règle à l’égard de ces permis et inscriptions;

b) qu’il possède un bilan où les actifs excèdent les passifs;

c) qu’il est en mesure de s’acquitter de ses obligations à l’égard des contrats financiers admissibles cédés, au fur et à mesure qu’elles deviennent exigibles;

d) que la qualité de son crédit — compte tenu de tout soutien au crédit ou de toute garantie à l’égard de ses obligations en vertu des contrats cédés — est au moins équivalente à celle de l’institution fédérale membre au moment de la prise du décret au titre du paragraphe 39.13(1) compte tenu de tout soutien au crédit ou de toute garantie à l’égard des obligations de l’institution en vertu de ces contrats.

Effets de la cession des contrats financiers admissibles

(7.3) Si des contrats financiers admissibles sont cédés à une institution-relais ou à un tiers ou pris en charge par une institution-relais ou un tiers :

a) la Société cède toutes les obligations de l’institution fédérale membre résultant de ces contrats et l’ institutionrelais ou le tiers prend en charge ces obligations;

b) les intérêts ou les droits de l’institution fédérale membre sur les biens garantissant l’exécution de ses obligations prévues à ces contrats sont transférés à l’institution-relais ou au tiers.

Application du présent article

(7.4) L’institution fédérale membre qui appartient à une catégorie prévue par règlement administratif veille, conformément aux règlements administratifs, à ce que le présent article — ou des dispositions ayant sensiblement le męme effet que cet article — s’applique aux contrats financiers admissibles auxquels elle est partie qui appartiennent à une catégorie prévue par règlement administratif.

Current to May 29, 2023	64	À jour au 29 mai 2023

Last amended on April 1, 2023		Dernière modification le 1 avril 2023

Canada Deposit Insurance Corporation	Société d’assurance-dépôts du Canada
Restructuring of Federal Member Institutions	Restructuration des institutions fédérales membres
Vesting in Corporation and Appointing Corporation as Receiver	Dévolution à la Société et nomination de la Société comme séquestre
Section 39.15	Article 39.15

By-laws

(7.5) The Board may make by-laws respecting the manner in which a federal member institution referred to in subsection (7.4) is to ensure that this section — or provisions that have substantially the same effect as this section — applies to an eligible financial contract referred to in that subsection.

Different treatment

(7.6) The by-laws made under subsection (7.5) may distinguish among classes of federal member institutions and classes of eligible financial contracts.

Regulations

(8) The Governor in Council may make regulations prescribing

(a) kinds of services for the purposes of subparagraph (5)(c)(xiii); and

(b) kinds of agreements for the purposes of the definition eligible financial contract in subsection (9).

Definitions

(9) The following definitions apply in this section.

business day means a day, other than a Saturday or a holiday at the location of the head office of the federal member institution. (jour ouvrable)

clearing agent has the same meaning as in section 1 of the Canadian Payments Association By-law No. 3 —Payment Items and Automated Clearing Settlement System. (agent de compensation)

clearing house means

(a) a clearing house, as defined in section 2 of the Payment Clearing and Settlement Act, that provides clearing, settlement or payment message exchange services for a clearing and settlement system designated under section 4 of that Act; or

(b) a securities and derivatives clearing house, as defined in subsection 13.1(3) of the Payment Clearing and Settlement Act. (chambre de compensation)

eligible financial contract means an agreement of a prescribed kind. (contrat financier admissible)

financial collateral has the same meaning as in subsection 13(2) of the Payment Clearing and Settlement Act. (garantie financière)

Règlements administratifs

(7.5) Le conseil peut prendre des règlements administratifs concernant la manière dont l’institution fédérale membre visée au paragraphe (7.4) doit veiller à ce que le présent article — ou des dispositions ayant sensiblement le męme effet que cet article — s’applique aux contrats financiers admissibles visés à ce paragraphe.

Traitement différent

(7.6) Les règlements administratifs pris au titre du paragraphe (7.5) peuvent traiter différemment les catégories d’institutions fédérales membres et de contrats financiers admissibles.

Règlements

(8) Le gouverneur en conseil peut, par règlement, prévoir des types de services pour l’application du sous-alinéa (5)c)(xiii) et des catégories de contrats pour l’application de la définition de contrat financier admissible au paragraphe (9).

Définitions

(9) Les définitions qui suivent s’appliquent au présent article.

accord de transfert de titres pour obtention de crédit Accord aux termes duquel la propriété d’un bien est transférée en vue de garantir le paiement d’une somme ou l’exécution d’une obligation relativement à un contrat financier admissible. (title transfer credit support agreement)

agent de compensation S’entend au sens de l’article 1 du Règlement administratif no 3 de l’Association canadienne des paiements — instruments de paiement et système automatisé de compensation et de règlement. (clearing agent)

chambre de compensation S’entend, selon le cas:

a) d’une chambre de compensation, au sens de l’article 2 de la Loi sur la compensation et le règlement des paiements, qui fournit des services de compensation, de règlement ou d’échange pour un système de compensation et de règlement qui, aux termes de l’article 4 de cette loi, est assujetti par désignation à la partie I de celleci;

b) d’une chambre spécialisée au sens du paragraphe 13.1(3) de la même loi. (clearing house)

Current to May 29, 2023	65	À jour au 29 mai 2023

Last amended on April 1, 2023		Dernière modification le 1 avril 2023

Canada Deposit Insurance Corporation	Société d’assurance-dépôts du Canada
Restructuring of Federal Member Institutions	Restructuration des institutions fédérales membres
Vesting in Corporation and Appointing Corporation as Receiver	Dévolution à la Société et nomination de la Société comme séquestre
Sections 39.15-39.152	Articles 39.15-39.152

title transfer credit support agreement means an agreement under which title to property has been provided for the purpose of securing the payment or performance of an obligation in respect of an eligible financial contract. (accord de transfert de titres pour obtention de crédit)

1992, c. 26, s. 11; 1996, c. 6, s. 41; 2001, c. 9, s. 212; 2007, c. 29, s. 103; 2009, c. 2, s. 245; 2010, c. 12, ss. 1889, 1890; 2012, c. 5, s. 198, c. 31, s. 166; 2016, c. 7, s. 134; 2017, c. 33, ss. 180, 186; 2021, c. 23, s. 126.

Stay of proceedings — bridge institution

39.151 (1) Any action or other civil proceeding before a judicial or quasi-judicial body and any arbitration, to which a bridge institution may become a party by virtue of acquiring an asset or assuming a liability of the federal member institution shall be stayed for a period of 90 days from the day on which the bridge institution acquires the asset or assumes the liability.

Waiver

(2) The bridge institution may waive the stay referred to in subsection (1).

1992, c. 26, s. 11; 1996, c. 6, s. 41; 2009, c. 2, s. 246; 2012, c. 5, s. 199.

Assignments — bridge institution or third party

39.152 (1) Subject to subsection (2), if an agreement with a federal member institution is assigned to or assumed by a bridge institution or a third party,

(a) a person is prohibited from terminating or amending the agreement, or claiming an accelerated payment or forfeiture of the term under the agreement, by reason only of

(i) the insolvency or deteriorated financial condition of the federal member institution or any of its affiliates, providers of credit support or guarantors,

(ii) the making of an order under subsection 39.13(1) or any change of control or ownership of the federal member institution or any of its affiliates that is related to the making of the order,

(iii) a non-monetary default, before the order was made, by the federal member institution or any of its affiliates in the performance of obligations under the agreement,

contrat financier admissible Contrat d’une catégorie prévue par règlement. (eligible financial contract)

garantie financière S’entend au sens du paragraphe 13(2) de la Loi sur la compensation et le règlement des paiements. (financial collateral)

jour ouvrable Jour qui, au lieu où se trouve le siège social de l’institution fédérale membre, n’est ni un samedi ni un jour férié. (business day)

1992, ch. 26, art. 11; 1996, ch. 6, art. 41; 2001, ch. 9, art. 212; 2007, ch. 29, art. 103; 2009, ch. 2, art. 245; 2010, ch. 12, art. 1889 et 1890; 2012, ch. 5, art. 198, ch. 31, art. 166; 2016, ch. 7, art. 134; 2017, ch. 33, art. 180 et 186; 2021, ch. 23, art. 126.

Suspension des procédures — institution-relais

39.151 (1) Toutes les actions ou autres procédures civiles dans les instances engagées devant un organisme judiciaire ou quasi judiciaire et toutes les procédures arbitrales, auxquelles l’institutionrelais peut devenir partie du fait qu’elle acquiert tout actif de l’institution fédérale membre ou du fait qu’elle prend en charge toute dette de celleci sont suspendues pour une période de quatrevingt-dix jours; pour chacun des actifs ou des dettes, la période débute le jour de son acquisition ou de sa prise en charge.

Renonciation

(2) L’institutionrelais peut renoncer à la suspension des actions ou procédures visées au paragraphe (1).

1992, ch. 26, art. 11; 1996, ch. 6, art. 41; 2009, ch. 2, art. 246; 2012, ch. 5, art. 199.

Cession — institution-relais ou tiers

39.152 (1) Sous réserve du paragraphe (2), si un contrat conclu avec une institution fédérale membre est cédé à une institutionrelais ou à un tiers ou pris en charge par une institutionrelais ou un tiers:

a) il ne peut être résilié ou modifié et aucune clause de déchéance du terme comprise dans un tel contrat ne peut être exercée en raison uniquement, selon le cas:

(i) de l’insolvabilité ou de la détérioration de la situation financière de l’institution fédérale membre, de toute entité de son groupe, de son garant ou de quiconque lui offre un soutien au crédit,

(ii) de la prise d’un décret au titre du paragraphe 39.13(1) ou d’un changement de contrôle ou de propriété de l’institution ou d’une entité de son groupe lié à la prise du décret,

(iii) du défaut par l’institution fédérale membre ou une entité de son groupe, avant la prise du décret, de se conformer à une obligation non pécuniaire prévue au contrat,

Current to May 29, 2023	66	À jour au 29 mai 2023

Last amended on April 1, 2023		Dernière modification le 1 avril 2023

Canada Deposit Insurance Corporation	Société d’assurance-dépôts du Canada
Restructuring of Federal Member Institutions	Restructuration des institutions fédérales membres
Vesting in Corporation and Appointing Corporation as Receiver	Dévolution à la Société et nomination de la Société comme séquestre
Section 39.152	Article 39.152

(iv) a monetary default, before the order was made, under the agreement by the federal member institution or any of its affiliates that is remedied within 60 days after the day on which the agreement is assigned or assumed,

(v) the assignment or assumption of the agreement to or by a bridge institution or a third party,

(vi) the transfer to a third party of all or part of the assets or liabilities of the federal member institution or any of its affiliates,

(vii) a conversion under subsection 39.2(2.3) in respect of the federal member institution, or

(viii) a conversion of any of the federal member institution’s shares or liabilities in accordance with the contractual terms of those shares or liabilities; and

(b) any stipulation in the agreement that has the effect of providing for or permitting anything that, in substance, is contrary to any of subparagraphs (a)(i) to (viii) or provides, in substance, that the bridge institution or the third party does not have the rights to use or deal with assets that the bridge institution or the third party would otherwise have by reason of the occurrence of any circumstance described in those subparagraphs, is of no force or effect.

Exception

(2) Subparagraphs (1)(a)(iii) and (iv) do not apply to an eligible financial contract, as defined in subsection 39.15(9).

Membership in organization

(3) If a bridge institution or a third party becomes a member of an organization in place of a federal member institution, it is prohibited for the organization to terminate the membership of the bridge institution or of the third party by reason only of

(a) the insolvency or deteriorated financial condition of the federal member institution or any of its affiliates, providers of credit support or guarantors;

(b) the making of an order under subsection 39.13(1) or any change of control or ownership of the federal member institution or any of its affiliates that is related to the making of the order;

(c) a non-monetary default, before the order was made, by the federal member institution or any of its

(iv) du défaut par l’institution fédérale membre ou une entité de son groupe, avant la prise du décret, de se conformer à une obligation pécuniaire prévue au contrat auquel l’institution ou l’entité a remédié dans les soixante jours suivant la date de la cession ou de la prise en charge du contrat,

(v) de la cession du contrat à une institutionrelais ou à un tiers ou de la prise en charge du contrat par une institutionrelais ou un tiers,

(vi) du transfert à un tiers de tout ou partie des éléments de l’actif ou du passif de l’institution fédérale membre ou d’une entité de son groupe,

(vii) de la conversion effectuée au titre du paragraphe 39.2(2.3) à l’égard de l’institution fédérale membre,

(viii) de la conversion de toute action ou tout élément du passif de l’institution fédérale membre conformément aux termes du contrat assorti à ces actions ou éléments du passif;

b) toute disposition du contrat qui, pour l’essentiel, est contraire à l’une ou l’autre des mesures prévues aux sous-alinéas a)(i) à (viii) ou prévoit que l’institutionrelais ou le tiers n’a pas les droits qu’il aurait normalement de se servir des biens visés ou de faire d’autres opérations à leur égard en raison de l’une ou l’autre de ces mesures est inopérante.

Exception

(2) Les sousalinéas (1)a)(iii) et (iv) ne s’appliquent pas au contrat financier admissible au sens du paragraphe 39.15(9).

Adhésion à une organisation

(3) Si une institutionrelais ou un tiers devient membre d’une organisation à la place d’une institution fédérale membre, l’organisation ne peut mettre fin à son adhésion en raison uniquement, selon le cas:

a) de l’insolvabilité ou de la détérioration de la situation financière de l’institution fédérale membre, de toute entité de son groupe, de son garant ou de quiconque lui offre un soutien au crédit;

b) de la prise d’un décret au titre du paragraphe 39.13(1) ou d’un changement de contrôle ou de propriété de l’institution ou d’une entité de son groupe lié à la prise du décret;

c) du défaut par l’institution fédérale membre ou une entité de son groupe, avant la prise du décret, de se

Current to May 29, 2023	67	À jour au 29 mai 2023

Last amended on April 1, 2023		Dernière modification le 1 avril 2023

Canada Deposit Insurance Corporation	Société d’assurance-dépôts du Canada
Restructuring of Federal Member Institutions	Restructuration des institutions fédérales membres
Vesting in Corporation and Appointing Corporation as Receiver	Dévolution à la Société et nomination de la Société comme séquestre
Sections 39.152-39.17	Articles 39.152-39.17

affiliates in the performance of obligations under the rules of the organization;

(d) a monetary default, before the order was made, under the rules of the organization by the federal member institution or any of its affiliates that is remedied within 60 days after the day on which the order is made;

(e) the transfer of the federal member institution’s membership to a bridge institution or a third party;

(f) the transfer to a third party of all or part of the assets or liabilities of the federal member institution or any of its affiliates;

(g) a conversion under subsection 39.2(2.3) in respect of the federal member institution; or

(h) a conversion of any of the federal member institution’s shares or liabilities in accordance with the contractual terms of those shares or liabilities.

2012, c. 5, s. 199; 2016, c. 7, s. 135.

Exemption

39.16 The Governor in Council may, in an order made under subsection 39.13(1), provide that subsection 39.15(1) or (2) or any portion thereof does not apply in respect of the federal member institution.

1992, c. 26, s. 11; 1996, c. 6, s. 41.

Leave of court

39.17 (1) A superior court may, on any terms that it considers proper, grant leave to a person to do anything that the person would otherwise be prevented from doing by section 39.15 or lift, or reduce the length of, a stay under section 39.151 if the court is satisfied

(a) that the person is likely to be materially prejudiced if leave is not granted; or

(b) that it is equitable on other grounds to grant leave.

Corporation to be made party

(2) The Corporation must be joined as a respondent in any application under subsection (1) and is entitled to such notice of the application as the court considers proper.

conformer à une obligation non pécuniaire prévue dans les règles de l’organisation;

d) du défaut par l’institution fédérale membre ou une entité de son groupe, avant la prise du décret, de se conformer à une obligation pécuniaire prévue dans les règles de l’organisation auquel l’institution ou l’entité a remédié dans les soixante jours suivant la date de la prise du décret;

e) de la transmission par l’institution fédérale membre de sa qualité de membre de l’organisation à une institutionrelais ou à un tiers;

f) du transfert à un tiers de tout ou partie des éléments de l’actif ou du passif de l’institution fédérale membre ou d’une entité de son groupe;

g) de la conversion effectuée au titre du paragraphe 39.2(2.3) à l’égard de l’institution fédérale membre;

h) de la conversion de toute action ou tout élément du passif de l’institution fédérale membre conformément aux termes du contrat assorti à ces actions ou éléments du passif.

2012, ch. 5, art. 199; 2016, ch. 7, art. 135.

Exemption

39.16 Le gouverneur en conseil peut prévoir dans le décret pris en vertu de l’article 39.13 que les paragraphes 39.15(1) ou (2) ou une partie de ceuxci ne s’appliquent pas à l’institution fédérale membre qui en fait l’objet.

1992, ch. 26, art. 11; 1996, ch. 6, art. 41.

Autorisation judiciaire

39.17 (1) Une cour supérieure peut, aux conditions qu’elle estime indiquées, soit autoriser une personne à accomplir un acte qui lui serait par ailleurs interdit aux termes de l’article 39.15, soit lever la suspension visée à l’article 39.151 ou en réduire la durée, si elle est convaincue que:

a) soit cette personne subirait un préjudice grave si l’autorisation lui était refusée;

b) soit il est juste pour d’autres raisons de lui accorder celleci.

Société partie à la demande

(2) La Société est partie à la demande visée au paragraphe (1) à titre de défenderesse et a droit de recevoir avis de celleci de la façon que la cour estime indiquée.

Current to May 29, 2023	68	À jour au 29 mai 2023

Last amended on April 1, 2023		Dernière modification le 1 avril 2023

Canada Deposit Insurance Corporation	Société d’assurance-dépôts du Canada
Restructuring of Federal Member Institutions	Restructuration des institutions fédérales membres
Vesting in Corporation and Appointing Corporation as Receiver	Dévolution à la Société et nomination de la Société comme séquestre
Sections 39.17-39.18	Articles 39.17-39.18

Orders of national effect

(3) An order of a superior court of a province under subsection (1) may, if the order so provides, have effect in all or a part of Canada outside the province.

1992, c. 26, s. 11; 1996, c. 6, s. 41; 2012, c. 5, s. 200.

Termination

39.18 (1) Subject to subsection (2), sections 39.14 and 39.15 cease to apply in respect of a federal member institution

(a) on the date specified in a notice described in subsection 39.2(3) in respect of the federal member institution; or

(b) on the date that a winding-up order is made in respect of the federal member institution.

Exceptions

(2) If a notice referred to in paragraph (1)(a) has been published but an order described in paragraph (1)(b) has not been made,

(a) paragraph 39.15(1)(e) or (f) or subsection 39.15(2) or (2.1) continues to apply to the extent that it produced its effects by reason of

(i) the insolvency or deteriorated financial condition of the federal member institution or any of its affiliates, providers of credit support or guarantors,

(ii) the making of the order under subsection 39.13(1) or any change of control or ownership of the federal member institution or any of its affiliates that is related to the making of the order,

(iii) a non-monetary default, before the order was made, by the federal member institution or any of its affiliates in the performance of obligations under an agreement or the rules of an organization,

(iv) a monetary default, before the order was made, under an agreement or the rules of an organization by the federal member institution or any of its affiliates that was remedied within 60 days after the day on which the order was made,

(v) a conversion under subsection 39.2(2.3) in respect of the federal member institution, or

(vi) a conversion of any of the federal member institution’s shares or liabilities in accordance with contractual terms of those shares or liabilities; and

(b) subsections 39.15(7.1) to (7.3) continue to apply.

Ordonnance à l’échelle nationale

(3) Si elle le prévoit, l’ordonnance de la cour supérieure s’applique, dans tout ou partie du Canada, à l’extérieur de la province concernée.

1992, ch. 26, art. 11; 1996, ch. 6, art. 41; 2012, ch. 5, art. 200.

Durée d’application

39.18 (1) Sous réserve du paragraphe (2), les articles 39.14 et 39.15 cessent de s’appliquer à l’institution fédérale membre:

a) soit à la date précisée à son égard dans l’avis prévu au paragraphe 39.2(3);

b) soit à la date du prononcé à son égard d’une ordonnance de liquidation.

Exceptions

(2) Si l’avis visé à l’alinéa (1)a) a été publié mais que l’ordonnance visée à l’alinéa (1)b) n’a pas été prononcée:

a) les alinéas 39.15(1)e) ou f) ou les paragraphes 39.15(2) ou (2.1) continuent de s’appliquer dans la mesure où ils ont produit leurs effets en raison, selon le cas:

(i) de l’insolvabilité ou de la détérioration de la situation financière de l’institution fédérale membre, de toute entité de son groupe, de son garant ou de quiconque lui offre un soutien au crédit,

(ii) de la prise du décret au titre du paragraphe 39.13(1) ou d’un changement de contrôle ou de propriété de l’institution ou d’une entité de son groupe lié à la prise du décret,

(iii) du défaut par l’institution ou une entité de son groupe, avant la prise du décret, de se conformer à une obligation non pécuniaire prévue dans un contrat ou dans les règles d’une organisation,

(iv) du défaut par l’institution ou une entité de son groupe, avant la prise du décret, de se conformer à une obligation pécuniaire prévue dans un contrat ou dans les règles d’une organisation auquel l’institution ou l’entité a remédié dans les soixante jours suivant la date de la prise du décret,

(v) de la conversion effectuée au titre du paragraphe 39.2(2.3) à l’égard de l’institution,

(vi) de la conversion de toute action ou tout élément du passif de l’institution conformément aux termes du contrat assorti à ces actions ou éléments du passif;

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Last amended on April 1, 2023		Dernière modification le 1 avril 2023

Canada Deposit Insurance Corporation	Société d’assurance-dépôts du Canada
Restructuring of Federal Member Institutions	Restructuration des institutions fédérales membres
Vesting in Corporation and Appointing Corporation as Receiver	Dévolution à la Société et nomination de la Société comme séquestre
Sections 39.18-39.19	Articles 39.18-39.19

Stay terminated by order

(3) The Governor in Council may, by order, declare that paragraph (2)(a) ceases to apply in respect of the federal member institution if the Governor in Council considers that all or substantially all of the institution’s assets have been transferred to a bridge institution or a third party.

1992, c. 26, s. 11; 1996, c. 6, s. 41; 2012, c. 31, s. 167; 2016, c. 7, s. 136; 2017, c. 33, s. 181.

Non-application of Certain Legislative Provisions

Not agent or Crown corporation

39.181 (1) A federal member institution that is a subsidiary of the Corporation as a result of an order made under paragraph 39.13(1)(a) or (b), a bridge institution or a subsidiary of either of those institutions is not an agent of the Corporation or Her Majesty in right of Canada and, despite Part X of the Financial Administration Act, is not a parent Crown corporation, or a wholly-owned subsidiary, within the meaning of section 83 of that Act. Their respective directors, officers and employees are not part of the federal public administration.

Exception

(2) Despite subsection (1), Division V of Part X of the Financial Administration Act and the regulations made under that Division apply to the federal member institution, the bridge institution or a subsidiary of either of those institutions as if it were a Crown corporation within the meaning of section 83 of that Act.

2016, c. 7, s. 137.

Part VII of Bank Act, etc., inapplicable

39.19 (1) The following enactments do not apply in respect of shares of a federal member institution that are vested in the Corporation by an order made under paragraph 39.13(1)(a):

(a) section 12.1, paragraph 28(1)(a.1), section 35.1, paragraphs 40(f) and (g), sections 40.1, 47.03, 47.04, 47.06, 47.11, 47.12, 47.15, 47.17 and 47.18, subsection 53(2), paragraph 54(1)(b), section 60.1, subsections 79.2(1) and (2) and sections 159.1, 372, 373, 374, 375, 376, 376.1, 376.2, 377, 377.1, 377.2, 379, 382.1, 385, 401.11, 401.2 and 401.3 of the Bank Act;

b) les paragraphes 39.15(7.1) à (7.3) continuent de s’appliquer.

Cessation de la suspension par décret

(3) Le gouverneur en conseil peut, par décret, déclarer que l’alinéa (2)a) cesse de s’appliquer à l’institution fédérale membre s’il est d’avis que tous ou presque tous les éléments d’actif de celleci ont été transférés à une institutionrelais ou à un tiers.

1992, ch. 26, art. 11; 1996, ch. 6, art. 41; 2012, ch. 31, art. 167; 2016, ch. 7, art. 136; 2017, ch. 33, art. 181.

Non-application de certaines dispositions législatives

Ni mandataire ni société d’État

39.181 (1) L’institution fédérale membre qui est une filiale de la Société en raison d’un décret pris au titre des alinéas 39.13(1)a) ou b), une institutionrelais et les filiales de l’une ou l’autre de ces institutions ne sont pas mandataires de la Société ni de Sa Majesté du chef du Canada, ni d’une société d’État mère ou d’une filiale à cent pour cent d’une telle société, au sens de l’article 83 de la Loi sur la gestion des finances publiques, malgré la partie X de cette loi. Leurs administrateurs, dirigeants et employés ne font pas partie de l’administration publique fédérale.

Exception

(2) Malgré le paragraphe (1), la section V de la partie X de la Loi sur la gestion des finances publiques et ses règlements d’application s’appliquent à l’institution fédérale membre, à l’institutionrelais ou à toute filiale de celles-ci comme s’il s’agissait d’une société d’État, au sens de l’article 83 de cette loi.

2016, ch. 7, art. 137.

Non-application de la partie VII de la Loi sur les banques, etc.

39.19 (1) Les dispositions suivantes ne s’appliquent pas aux actions d’une institution fédérale membre qui ont été dévolues à la Société par le décret visé à l’article 39.13:

a) l’article 12.1, l’alinéa 28(1)a.1), l’article 35.1, les alinéas 40f) et g), les articles 40.1, 47.03, 47.04, 47.06, 47.11, 47.12, 47.15, 47.17 et 47.18, le paragraphe 53(2), l’alinéa 54(1)b), l’article 60.1, les paragraphes 79.2(1) et (2) et les articles 159.1, 372, 373, 374, 375, 376, 376.1, 376.2, 377, 377.1, 377.2, 379, 382.1, 385, 401.11, 401.2 et 401.3 de la Loi sur les banques;

b) les articles 407, 407.01, 407.02, 407.03, 407.1, 407.2, 408, 411, 428 et 430 de la Loi sur les sociétés d’assurances;

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Last amended on April 1, 2023		Dernière modification le 1 avril 2023

Canada Deposit Insurance Corporation	Société d’assurance-dépôts du Canada
Restructuring of Federal Member Institutions	Restructuration des institutions fédérales membres
Non-application of Certain Legislative Provisions	Non-application de certaines dispositions législatives
Sections 39.19-39.192	Articles 39.19-39.192

(b) sections 407, 407.01, 407.02, 407.03, 407.1, 407.2, 408, 411, 428 and 430 of the Insurance Companies Act; and

(c) sections 375, 375.1, 376, 379 and 396 and subsection 399(2) of the Trust and Loan Companies Act.

Public holding requirement re parent

(2) An exemption from the application of section 385 of the Bank Act, section 411 of the Insurance Companies Act or section 379 of the Trust and Loan Companies Act that is granted under section 388 of the Bank Act, section 414 of the Insurance Companies Act or section 382 of the Trust and Loan Companies Act continues in force notwithstanding that the entity that controls the bank, insurance company, trust company or loan company is a federal member institution the shares of which are vested in the Corporation by an order made under paragraph

39.13(1)(a).

Termination

(3) Subsections (1) and (2) cease to apply in respect of a federal member institution on the date specified in a notice described in subsection 39.2(3) in respect of the federal member institution.

1992, c. 26, s. 11; 1996, c. 6, s. 41; 2001, c. 9, s. 213; 2010, c. 12, s. 2102.

Provisions do not apply

39.191 (1) Section 12.1, paragraph 28(1)(a.1), section

35.1, paragraphs 40(f) and (g), section 40.1, 47.11, 47.12, 47.15 and 47.18, subsection 53(2), paragraph 54(1)(b) and section 159.1 of the Bank Act do not apply if the Corporation is appointed as receiver of a federal member institution that is a federal credit union by an order made under paragraph 39.13(1)(b).

Termination

(2) Subsection (1) ceases to apply in respect of a federal member institution on the date specified in a notice described in subsection 39.2(3) in respect of the federal member institution.

2010, c. 12, s. 2103.

Regulation to exempt or adapt

39.192 (1) The Governor in Council may, by regulation,

(a) exempt federal member institutions in respect of which an order is made under subsection 39.13(1), bridge institutions or affiliates of either of those institutions, or any class of those institutions or class of their affiliates, or any other person from the application of any provision of this Act or the regulations or of the following Acts or the regulations made under them:

c) les articles 375, 375.1, 376, 379 et 396 et le paragraphe 399(2) de la Loi sur les sociétés de fiducie et de prêt.

Maintien en vigueur de l’exemption

(2) L’exemption de l’application de l’article 385 de la Loi sur les banques, de l’article 411 de la Loi sur les sociétés d’assurances ou de l’article 379 de la Loi sur les sociétés de fiducie et de prêt accordée en vertu de l’article 388 de la Loi sur les banques, de l’article 414 de la Loi sur les sociétés d’assurances ou de l’article 382 de la Loi sur les sociétés de fiducie et de prêt demeure en vigueur męme si l’entité qui contrôle la banque, la société d’assurances, la société de fiducie ou la société de prêt est une institution fédérale membre dont les actions ont été dévolues à la Société par le décret visé à l’article 39.13.

Cessation d’effet

(3) Les paragraphes (1) et (2) cessent de s’appliquer à l’institution fédérale membre à la date indiquée dans l’avis prévu au paragraphe 39.2(3).

1992, ch. 26, art. 11; 1996, ch. 6, art. 41; 2001, ch. 9, art. 213; 2010, ch. 12, art. 2102.

Dispositions inapplicables

39.191 (1) L’article 12.1, l’alinéa 28(1)a.1), l’article 35.1, les alinéas 40f) et g), les articles 40.1, 47.11, 47.12, 47.15 et 47.18, le paragraphe 53(2), l’alinéa 54(1)b) et l’article 159.1 de la Loi sur les banques ne s’appliquent pas si la Société est nommée, en vertu d’un décret visé à l’article 39.13, séquestre d’une institution fédérale membre qui est une coopérative de crédit fédérale.

Cessation d’effet

(2) Le paragraphe (1) cesse de s’appliquer à l’institution fédérale membre à la date indiquée dans l’avis prévu au paragraphe 39.2(3).

2010, ch. 12, art. 2103.

Exemption ou adaptation par règlement

39.192 (1) Le gouverneur en conseil peut, par règlement:

a) soustraire les institutions fédérales membres à l’égard desquelles un décret est pris au titre du paragraphe 39.13(1), les institutionsrelais, les entités du groupe de l’une ou l’autre de ces institutions — ou toute catégorie de telles institutions ou de telles entités — ou toutes autres personnes, à l’application de toute disposition de la présente loi, de la Loi sur les

Current to May 29, 2023	71	À jour au 29 mai 2023

Last amended on April 1, 2023		Dernière modification le 1 avril 2023

Canada Deposit Insurance Corporation	Société d’assurance-dépôts du Canada
Restructuring of Federal Member Institutions	Restructuration des institutions fédérales membres
Non-application of Certain Legislative Provisions	Non-application de certaines dispositions législatives
Section 39.192	Article 39.192

(i) the Bank Act,

(ii) the Canadian Payments Act,

(iii) the Cooperative Credit Associations Act,

(iv) the Financial Consumer Agency of Canada Act,

(v) the Insurance Companies Act,

(vi) the Office of the Superintendent of Financial Institutions Act,

(vii) the Trust and Loan Companies Act, and

(viii) the Winding-up and Restructuring Act; or

(b) provide that any provision of this Act or the regulations or of the Acts referred to in paragraph (a) or the regulations made under them applies to federal member institutions in respect of which an order is made under subsection 39.13(1), bridge institutions or affiliates of either of those institutions, or any class of those institutions or class of their affiliates, or any other person but only in the manner and to the extent provided for in the regulation made under this subsection, and adapt that provision for the purpose of that application.

Order directed at a given federal member institution

(2) The Governor in Council or the Minister may, by order, do anything that may be done by regulation under subsection (1) in respect of a federal member institution in respect of which an order is made under subsection 39.13(1), a bridge institution, an affiliate of either of those institutions or any other person.

Scope or conditions

(3) An exemption made under paragraph (1)(a) or subsection (2) may be limited in scope or duration or subject to conditions.

Coming into force

(4) An order made by the Minister does not take effect before the later of the date specified in a notice described in subsection 39.2(3) in respect of the federal member institution and the day on which an order made by the Governor in Council under subsection (2) expires.

banques, de la Loi canadienne sur les paiements, de la Loi sur les associations coopératives de crédit, de la Loi sur l’Agence de la consommation en matière financière du Canada, de la Loi sur les sociétés d’assurances, de la Loi sur le Bureau du surintendant des institutions financières, de la Loi sur les sociétés de fiducie et de prêt et de la Loi sur les liquidations et les restructurations ou de leurs règlements;

b) prévoir que toute disposition de ces lois ou de leurs règlements ne s’applique aux institutions fédérales membres à l’égard desquelles un décret est pris au titre du paragraphe 39.13(1), aux institutionsrelais, aux entités du groupe de l’une ou l’autre de ces institutions — ou à toute catégorie de telles institutions ou de telles entités — ou à toutes autres personnes que selon les modalités et dans la mesure prévues par le règlement pris en vertu du présent paragraphe, et adapter ces dispositions à cette application.

Décret ou arrêté à l’égard d’une institution fédérale membre donnée

(2) Le gouverneur en conseil peut, par décret, et le ministre peut, par arrêtè, prendre à l’égard d’une institution fédérale membre à l’égard de laquelle un décret est pris au titre du paragraphe 39.13(1), d’une institutionrelais, de toute entité du groupe de cellesci ou de toute autre personne toute mesure visée au paragraphe (1) qu’il peut prendre par règlement.

Portée et conditions

(3) L’exemption visée à l’alinéa (1)a) et au paragraphe (2) peut être de portée ou de durée limitées ou assortie de conditions.

Entrée en vigueur de l’arrêté

(4) L’arręté ne peut prendre effet avant la date précisée dans l’avis prévu au paragraphe 39.2(3) à l’égard de l’institution fédérale membre ou, si elle est postérieure, la date oů le décret pris au titre du paragraphe (2) cesse d’avoir effet.

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Last amended on April 1, 2023		Dernière modification le 1 avril 2023

Canada Deposit Insurance Corporation	Société d’assurance-dépôts du Canada
Restructuring of Federal Member Institutions	Restructuration des institutions fédérales membres
Non-application of Certain Legislative Provisions	Non-application de certaines dispositions législatives
Sections 39.192-39.193	Articles 39.192-39.193

Expiry

(5) An order made by the Minister expires one year after the day on which the order comes into force or any shorter period specified in the order.

Extension

(6) The Minister may, by order, grant one or more extensions of the applicable period set out in subsection (5) —of up to one year each — but the last extension must expire not later than five years after the date specified in the notice described in subsection 39.2(3).

Statutory Instruments Act

(7) The Statutory Instruments Act does not apply to an order made under subsection (2).

Publication

(8) The Minister shall cause an order made under subsection (2) to be published in the Canada Gazette as soon as he or she considers it appropriate to do so.

2016, c. 7, s. 138.

Office of Superintendent of Financial Institutions

39.193 (1) Despite subsection 4(2) of the Office of the Superintendent of Financial Institutions Act, if an order is made under subsection 39.13(1) in respect of a federal member institution, the objects of the Office of the Superintendent of Financial Institutions, in respect of the institution or, in the case of an order made under paragraph 39.13(1)(c), a bridge institution, are

(a) to monitor the institution in order to assess its financial condition and determine whether it is complying with its governing statute law and supervisory requirements under that law; and

(b) to report the Office’s findings to the Minister and the Corporation.

Application

(2) Subsection (1) applies during the period that begins on the day on which the order is made and ends

(a) on the date specified in a notice described in subsection 39.2(3) in respect of the federal member institution; or

(b) on the day on which the bridge institution ceases to be designated as such.

2016, c. 7, s. 138.

Cessation d’effet de l’arrêté

(5) L’arrêté du ministre cesse d’avoir effet un an — ou la période plus courte précisée dans l’arręté — après la date de son entrée en vigueur.

Prorogations

(6) Le ministre peut, par arrêté, accorder une ou plusieurs prorogations — d’au plus un an chacune — du dé-lai applicable visé au paragraphe (5), sans que la durée totale de celuici, y compris ses prorogations, puisse excéder cinq ans à compter de la date précisée dans l’avis prévu au paragraphe 39.2(3).

Loi sur les textes réglementaires

(7) La Loi sur les textes réglementaires ne s’applique pas au décret ni à l’arręté.

Publication

(8) Le ministre fait publier le décret ou l’arrêté, selon le cas, dans la Gazette du Canada dès qu’il le juge opportun.

2016, ch. 7, art. 138.

Bureau du surintendant des institutions financières

39.193 (1) Malgré le paragraphe 4(2) de la Loi sur le Bureau du surintendant des institutions financières, si un décret est pris au titre du paragraphe 39.13(1) à l’égard d’une institution fédérale membre, le Bureau du surintendant des institutions financières poursuit à l’égard de l’institution ou, dans le cas d’un décret pris au titre de l’alinéa 39.13(1)c), à l’égard de l’institutionrelais, les objectifs suivants:

a) surveiller l’institution afin d’évaluer la situation financière de celleci et de vérifier si elle se conforme aux lois qui la régissent et aux exigences découlant de l’application de ces lois;

b) communiquer ses conclusions au ministre et à la Société.

Durée d’application

(2) Le paragraphe (1) s’applique durant la période commençant à la date de la prise du décret et se terminant:

a) soit à la date précisée à l’égard de l’institution fédérale membre dans l’avis prévu au paragraphe 39.2(3);

b) soit à la date à laquelle l’institutionrelais perd son statut d’institutionrelais.

2016, ch. 7, art. 138.

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Last amended on April 1, 2023		Dernière modification le 1 avril 2023

Canada Deposit Insurance Corporation	Société d’assurance-dépôts du Canada
Restructuring of Federal Member Institutions	Restructuration des institutions fédérales membres
Restructuring Transactions	Opérations de restructuration
Section 39.2	Article 39.2

Restructuring Transactions

Restructuring transactions

39.2 (1) If an order is made under paragraph 39.13(1)(a), the Corporation may, in addition to any other of its rights and powers, carry out, or cause the federal member institution to carry out,

(a) a transaction or series of transactions that involves the sale of all or part of the shares or subordinated debt of the federal member institution;

(b) a transaction that involves the amalgamation of the federal member institution;

(c) a transaction or series of transactions that involves the sale or other disposition by the federal member institution of all or part of its assets or the assumption by another person of all or part of its liabilities, or both; and

(d) any other transaction or series of transactions the purpose of which is to restructure the business of the federal member institution.

Transactions for disposition of assets or restructuring

(2) If an order is made under paragraph 39.13(1)(b), the Corporation, as receiver, may, in addition to any other of its rights and powers, carry out

(a) a transaction or series of transactions that involves the sale or other disposition of all or part of the assets of the federal member institution or the assumption by another person of all or part of its liabilities, or both; and

(b) any other transaction or series of transactions the purpose of which is to restructure the business of the federal member institution.

No approval required — transaction with bridge institution

(2.1) If a transaction referred to in subsection (1) or (2) between the Corporation, as receiver for a federal member institution, and a bridge institution requires the approval of the Minister or the Superintendent under the Bank Act, the Cooperative Credit Associations Act, the Insurance Companies Act or the Trust and Loan Companies Act, that approval is not required despite those Acts.

Approval by Minister

(2.2) If a transaction referred to in subsection (1) or (2), other than one described in subsection (2.1), requires the

Opérations de restructuration

Opérations de restructuration

39.2 (1) En cas de prise d’un décret au titre de l’alinéa 39.13(1)a), la Société peut, en plus de ses autres attributions, effectuer ou faire effectuer par l’institution fédérale membre les opérations suivantes:

a) la vente, en bloc ou par tranches, en tout ou en partie, des actions ou des dettes subordonnées de l’institution fédérale membre;

b) la fusion de celleci avec une autre institution;

c) la disposition par l’institution fédérale membre, en bloc ou par tranches, notamment par vente, de tout ou partie de son actif et la prise en charge, en bloc ou par tranches, de son passif, en tout ou en partie, ou une de ces opérations;

d) toute autre opération, en bloc ou par tranches, visant la restructuration de l’activité de l’institution fédérale membre.

Opérations pour disposer de l’actif ou restructurer l’activité

(2) En cas de prise d’un décret au titre de l’alinéa 39.13(1)b), la Société, en sa qualité de séquestre, peut en outre effectuer les opérations suivantes:

a) la disposition, en bloc ou par tranches, notamment par vente, de tout ou partie de l’actif de l’institution fédérale membre et la prise en charge, en bloc ou par tranches, de son passif, en tout ou en partie, ou une de ces opérations;

b) toute autre opération, en bloc ou par tranches, visant la restructuration de l’activité de l’institution fédérale membre.

Approbation non requise : institution-relais

(2.1) L’opération visée aux paragraphes (1) ou (2) conclue entre la Société, en sa qualité de séquestre de l’institution fédérale membre, et l’institutionrelais n’est pas subordonnée à l’approbation du ministre ou du sur-intendant sous le régime de la Loi sur les banques, de la Loi sur les associations coopératives de crédit, de la Loi sur les sociétés d’assurances ou de la Loi sur les sociétés de fiducie et de prêt, malgré ce que prévoient ces lois.

Approbation du ministre

(2.2) Pour toute opération visée aux paragraphes (1) ou (2), autre que celle visée au paragraphe (2.1),

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Last amended on April 1, 2023		Dernière modification le 1 avril 2023

Canada Deposit Insurance Corporation	Société d’assurance-dépôts du Canada
Restructuring of Federal Member Institutions	Restructuration des institutions fédérales membres
Restructuring Transactions	Opérations de restructuration
Section 39.2	Article 39.2

approval of the Superintendent under the Bank Act, the Cooperative Credit Associations Act, the Insurance Companies Act or the Trust and Loan Companies Act, that approval is not required despite those Acts but the transaction has no force or effect until the Minister approves it after consultation with the Superintendent.

Conversion

(2.3) An order made under paragraph 39.13(1)(d) gives the Corporation the power to convert, or cause the federal member institution to convert, in whole or in part — by means of a transaction or series of transactions and in one or more steps — the institution’s shares and liabilities that are prescribed by the regulations made under subsection (10) into common shares of that institution or of any of its affiliates.

Terms and conditions

(2.4) Subject to any regulations made under subsection (10) and any by-laws made under subsection (12), the Corporation shall set the terms and conditions of the conversion, including its timing.

Publication

(2.5) As soon as feasible after the conversion, the Corporation shall cause a notice of it to be published in the Canada Gazette and on the federal member institution’s website.

Completion of transaction

(3) If the Corporation considers that a transaction or series of transactions referred to in this section has been substantially completed and that no other such transactions are expected in respect of the federal member institution, it shall cause a notice to that effect to be published in the Canada Gazetteand on the institution’s website. The notice must specify the date on which the notice is to take effect.

Negative pledges inapplicable

(4) No restriction on the rights of the federal member institution, including the right to amalgamate, to sell or otherwise dispose of any of its assets or to provide for the assumption of any of its liabilities, other than a restriction provided for in an Act of Parliament, applies so as to prevent the Corporation, the federal member institution or any other person from carrying out a transaction referred to in this section.

(5) [Repealed, 2016, c. 7, s. 139]

subordonnée à l’approbation du surintendant au titre de la Loi sur les banques, de la Loi sur les associations coopératives de crédit, de la Loi sur les sociétés d’assurances ou de la Loi sur les sociétés de fiducie et de prêt, l’approbation n’est pas nécessaire, malgré ce que prévoient ces lois, mais l’opération n’a d’effet qu’une fois approuvée par le ministre, après consultation du surintendant.

Conversion

(2.3) Le décret pris au titre de l’alinéa 39.13(1)d) donne à la Société le pouvoir de convertir ou de faire convertir par l’institution fédérale membre en tout ou en partie — par l’entremise d’une opération, en bloc ou par tranches et en une ou plusieurs étapes — les actions et éléments du passif de l’institution qui sont visés par un règlement pris en vertu du paragraphe (10) en actions ordinaires de l’institution ou de toute entité de son groupe.

Conditions

(2.4) Sous réserve des règlements pris en vertu du paragraphe (10) et des règlements administratifs pris en vertu du paragraphe (12), la Société fixe les conditions de la conversion, notamment l’échéance de celleci.

Publication

(2.5) Dès que possible après la conversion, la Société en fait publier un avis dans la Gazette du Canada et sur le site Web de l’institution fédérale membre.

Fin de l’opération

(3) Si elle estime qu’une opération, en bloc ou par tranches, visée au présent article est, pour l’essentiel, terminée et qu’aucune autre opération qui y est visée n’est prévue à l’égard de l’institution fédérale membre, la Société en fait publier un avis dans la Gazette du Canada et sur le site Web de l’institution indiquant la date de la prise d’effet de celuici.

Restrictions non applicables

(4) Les restrictions relatives aux droits de l’institution fédérale membre, y compris le droit de fusionner, de disposer, notamment par la vente, des éléments de son actif ou de prévoir la prise en charge d’éléments de son passif, à l’exception des restrictions prévues par une loi fédérale, n’ont pas pour effet d’empęcher l’institution, la Société ou toute autre personne d’effectuer une opération visée au présent article.

(5) [Abrogé, 2016, ch. 7, art. 139]

Current to May 29, 2023	75	À jour au 29 mai 2023

Last amended on April 1, 2023		Dernière modification le 1 avril 2023

Canada Deposit Insurance Corporation	Société d’assurance-dépôts du Canada
Restructuring of Federal Member Institutions	Restructuration des institutions fédérales membres
Restructuring Transactions	Opérations de restructuration
Section 39.2	Article 39.2

Novation

(6) Any person who assumes a liability of the federal member institution under a transaction referred to in subsection (1) or (2) becomes liable — instead of the federal member institution — to discharge the liability, on approval of the transaction by the Minister or as soon as the person assumes the liability if the transaction does not require the Minister’s approval.

Exception

(7) Subsection (6) does not apply to the bridge institution’s assumption of any portion of the federal member institution’s liability that is not insured by the Corporation.

Novation — trust

(8) A trust company within the meaning of subsection 57(2) of the Trust and Loan Companies Act that is designated as a bridge institution may become a trustee in substitution for the federal member institution without formality or the consent of any beneficiary of the trust.

Effects of conversion

(9) The conversion of shares or liabilities under subsection (2.3)

(a) subject to paragraphs (b) and (c), extinguishes any claim, interest or right in respect of the shares or liabilities, or part of them, that were converted;

(b) does not extinguish any claim to the extent that the claim is a personal claim against a person other than the Corporation, the federal member institution or a person claiming under the Corporation or the federal member institution; and

(c) does not prevent a secured creditor or an assignee or successor in interest of the person who was the holder of the shares or liabilities immediately before the conversion from being entitled to receive compensation under section 39.23.

Regulations

(10) The Governor in Council may make regulations respecting conversion for the purposes of this section.

Regulations — application

(11) Regulations made under subsection (10) may, if they so provide, apply in respect of shares and liabilities

(a) that were issued or that originated before the day on which the first regulation made under that

Transfert des obligations

(6) La personne qui prend en charge toute obligation de l’institution fédérale membre en vertu de l’opération visée aux paragraphes (1) ou (2) devient responsable à la place de celleci de leur exécution dès l’approbation par le ministre de l’opération ou dès la prise en charge des obligations, dans le cas d’une opération qui ne requiert pas cette approbation.

Exception

(7) Le paragraphe (6) ne s’applique pas à la prise en charge par l’institutionrelais d’une fraction d’une dette de l’institution fédérale membre qui n’est pas un dépôt assuré par la Société.

Transfert des obligations — fiducie

(8) La société de fiducie au sens du paragraphe 57(2) de la Loi sur les sociétés de fiducie et de prêt qui est dotée du statut d’institutionrelais peut devenir fiduciaire, en remplacement de l’institution fédérale membre, sans le consentement du bénéficiaire ni formalité.

Effets de la conversion

(9) La conversion des actions ou des éléments du passif au titre du paragraphe (2.3) a les effets suivants:

a) sous réserve des alinéas b) et c), elle éteint les créances, droits ou intéręts qui existaient à l’égard de ces actions ou éléments du passif, ou partie de ceuxci, qui ont été convertis;

b) elle n’éteint pas les créances dans la mesure où il s’agit de créances personnelles à l’encontre d’une personne autre que la Société, l’institution fédérale membre ou un ayant cause de la Société ou de l’institution;

c) elle ne porte pas atteinte au droit du créancier garanti ou de l’ayant cause de la personne qui détenait des actions ou des éléments du passif au moment de la conversion de recevoir l’indemnité visée à l’article 39.23.

Règlements

(10) Le gouverneur en conseil peut prendre des règlements concernant la conversion pour l’application du présent article.

Règlement : application

(11) Les règlements pris en vertu du paragraphe (10) peuvent, s’ils comportent une disposition en ce sens, s’appliquer aux actions et aux éléments du passif:

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Last amended on April 1, 2023		Dernière modification le 1 avril 2023

Canada Deposit Insurance Corporation	Société d’assurance-dépôts du Canada
Restructuring of Federal Member Institutions	Restructuration des institutions fédérales membres
Restructuring Transactions	Opérations de restructuration
Sections 39.2-39.202	Articles 39.2-39.202

subsection comes into force if, on or after that day, they are amended or, in the case of liabilities, their term is extended; or

(b) that are issued or that originate on or after that day.

By-laws

(12) The Corporation may make by-laws respecting conversion for the purposes of this section, including by-laws that prescribe, for the purposes of subsection (2.3), the interim instruments into which shares and liabilities may be converted before they are converted into common shares.

Inconsistency

(13) In the event of any inconsistency between the regulations made under subsection (10) and the by-laws made under subsection (12), the regulations prevail to the extent of the inconsistency.

1992, c. 26, s. 11; 1996, c. 6, s. 41; 2009, c. 2, s. 247; 2016, c. 7, s. 139.

Terms and conditions of transactions

39.201 (1) If the Corporation as receiver for a federal member institution carries out a transaction with a bridge institution, the Corporation shall establish the terms and conditions of the transaction, including

(a) which assets the bridge institution shall acquire and the consideration to be paid for the assets acquired; and

(b) which liabilities the bridge institution shall assume and the consideration to be paid for the liabilities assumed.

Reasonable consideration

(2) The consideration referred to in paragraph (1)(a) shall be reasonable in the circumstances.

(3) [Repealed, 2016, c. 7, s. 140]

2009, c. 2, s. 248; 2016, c. 7, s. 140.

Deposit liabilities assumed

39.202 (1) A bridge institution shall assume a federal member institution’s deposit liabilities that are both insured by the Corporation and posted in the federal member institution’s records as of the date and time specified in the order referred to in paragraph 39.13(1)(c).

a) qui ont été émis ou créés avant la date d’entrée en vigueur du premier règlement pris en vertu de ce paragraphe s’ils ont été modifiés ou, dans le cas d’éléments du passif, si la durée de leur terme a été prolongée à cette date ou postérieurement;

b) qui sont émis ou créés à cette date ou postérieurement.

Règlements administratifs

(12) La Société peut prendre des règlements administratifs concernant la conversion pour l’application du présent article, notamment des règlements administratifs fixant, pour l’application du paragraphe (2.3), dans quels titres intérimaires les actions et les éléments du passif peuvent ętre convertis avant d’ętre convertis en actions ordinaires.

Incompatibilité

(13) Les dispositions des règlements pris en vertu du paragraphe (10) l’emportent sur les dispositions incompatibles des règlements administratifs pris en vertu du paragraphe (12).

1992, ch. 26, art. 11; 1996, ch. 6, art. 41; 2009, ch. 2, art. 247; 2016, ch. 7, art. 139.

Conditions des opérations

39.201 (1) Si la Société, en sa qualité de séquestre d’une institution fédérale membre, conclut toute opération avec l’institutionrelais, elle fixe toutes les conditions de l’opération, notamment:

a) quels actifs l’institutionrelais acquiert et la contrepartie à verser;

b) quelles dettes l’institutionrelais prend en charge et la contrepartie à verser.

Contrepartie raisonnable

(2) La contrepartie visée à l’alinéa (1)a) doit ętre raisonnable eu égard aux circonstances.

(3) [Abrogé, 2016, ch. 7, art. 140]

2009, ch. 2, art. 248; 2016, ch. 7, art. 140.

Dépôts

39.202 (1) L’institutionrelais prend en charge les dépôts auprès de l’institution fédérale membre qui, à la fois, sont assurés par la Société et, au moment prévu dans le décret pris en vertu de l’alinéa 39.13(1)c), sont reportés dans les registres de l’institution fédérale membre.

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Last amended on April 1, 2023		Dernière modification le 1 avril 2023

Canada Deposit Insurance Corporation	Société d’assurance-dépôts du Canada
Restructuring of Federal Member Institutions	Restructuration des institutions fédérales membres
Restructuring Transactions	Opérations de restructuration
Sections 39.202-39.203	Articles 39.202-39.203

Interest

(1.1) Any interest accrued on the deposit liabilities referred to in subsection (1) is assumed by the bridge institution.

Deeming deposits or withdrawals not entered

(1.2) Any deposit or withdrawal that is made on or before that date and time but is not posted in the records of the federal member institution as of that date and time, and any deposit or withdrawal made after that date and time, are deemed to be deposited with or withdrawn from, as the case may be, the bridge institution.

Interest

(1.3) Any interest accruing on the deposits referred to in subsection (1.2) is owed by the bridge institution.

Subrogation

(2) If the bridge institution assumes any portion of a federal member institution’s liability that is not insured by the Corporation, the bridge institution is subrogated to all the rights and interests of the creditor against the federal member institution in relation to the entire liability and may maintain an action in respect of those rights and interests in its own name or in the name of the creditor.

Creditor’s rights and interests

(3) As soon as the bridge institution receives an amount equal to the liabilities that are not insured by the Corporation that it assumed, the rights and interests in respect of the balance remaining revert to the creditor.

2009, c. 2, s. 248; 2010, c. 12, s. 1891.

Liquidator bound

39.203 (1) The liquidator of a federal member institution appointed under the Winding-up and Restructuring Act is bound by the terms and conditions of any transaction that involves the sale or other disposition of the federal member institution’s assets or the assumption by a bridge institution of any portion of the federal member institution’s liabilities and shall carry out those transactions or cause them to be carried out.

Expenses

(2) All costs, charges and expenses properly incurred by the liquidator in complying with the terms and conditions of any transaction referred to in subsection (1), including the liquidator’s remuneration, are payable by the bridge institution.

2009, c. 2, s. 248.

Intérêts

(1.1) L’institution-relais prend en charge les intêręts courus sur les dépôts visés au paragraphe (1).

Dépôts et retraits réputés

(1.2) Les dépôts et les retraits faits jusqu’au moment vi-sé au paragraphe (1), mais non reportés dans les registres de l’institution fédérale membre, ainsi que ceux faits après ce moment, sont réputés être des dépôts et des retraits faits auprès de l’institution-relais.

Intérêts

(1.3) L’institution-relais est responsable des intéręts courus sur les dépôts visés au paragraphe (1.2).

Subrogation

(2) L’institution-relais qui prend en charge une fraction d’une dette de l’institution fédérale membre qui n’est pas un dépôt assuré par la Société est subrogée dans les droits et intérêts du créancier contre l’institution fédérale membre à l’égard de la totalité de la créance en cause. Elle peut, pour faire valoir ces droits et intêrêts, ester en justice sous son propre nom ou celui du créancier.

Droits et intérêts du créancier

(3) Dès que l’institution-relais reçoit une somme égale à celle qu’elle a prise en charge en ce qui a trait aux créances qui ne sont pas des dépôts assurés par la Société, les droits et intérêts à l’égard du solde non recouvré sont rétrocédés au créancier.

2009, ch. 2, art. 248; 2010, ch. 12, art. 1891.

Liquidateur lié

39.203 (1) Le liquidateur de l’institution fédérale membre nommé en vertu de la Loi sur les liquidations et les restructurations est lié par les conditions de toute opération comportant soit la disposition d’actifs de celle-ci, soit la prise en charge de dettes de celle-ci par l’institution-relais. Il lui incombe d’effectuer ou de faire effectuer l’opération.

Dépenses

(2) L’institution-relais paie au liquidateur les dépenses, charges et frais légitimes, y compris sa rémunération, qu’il supporte afin de respecter les conditions de l’opération.

2009, ch. 2, art. 248.

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Last amended on April 1, 2023		Dernière modification le 1 avril 2023

Canada Deposit Insurance Corporation	Société d’assurance-dépôts du Canada
Restructuring of Federal Member Institutions	Restructuration des institutions fédérales membres
Restructuring Transactions	Opérations de restructuration
Sections 39.21-39.22	Articles 39.21-39.22

Right transferable

39.21 If the assets that are sold under a transaction described in section 39.2 or by a bank designated as a bridge institution include any outstanding security under section 426 or 427 of the Bank Act, the buyer of the assets may hold the security for the life of the loan to which the security relates and all the provisions of that Act relating to the security and its enforcement continue to apply to the buyer as though the buyer were a bank.

1992, c. 26, s. 11; 1996, c. 6, s. 41; 2009, c. 2, s. 249.

Winding-up

39.22 (1) The Corporation shall apply for a winding-up order in respect of a federal member institution under the Winding-up and Restructuring Act if a notice has not been published under subsection 39.2(3) in respect of the institution on or before

(a) the day that is 12 months after the day on which the order is made under subsection 39.13(1); or

(b) the day on which any extension of that period ends.

Winding-up — certain cases

(1.1) Despite subsection (1), if an order is made under paragraph 39.13(1)(d) or subsection 39.13(1.3) in respect of the institution, the Corporation shall apply for a winding-up order in respect of the institution under the Winding-up and Restructuring Act if a notice has not been published under subsection 39.2(3) in respect of the institution on or before

(a) the day that is one year after the day on which the order is made under subsection 39.13(1) or any shorter period specified in the order made under paragraph 39.13(1)(d) or subsection 39.13(1.3), as the case may be; or

(b) the day on which any extension of the applicable period ends.

Deeming

(2) For the purposes of the Winding-up and Restructuring Act, the Corporation is deemed to be a creditor of the federal member institution.

Extension

(3) The Governor in Council may, by order made on the recommendation of the Minister, grant one or more extensions of the period set out in subsection (1) but the last extension must expire not later than the day that is

Droit transférable

39.21 Dans le cas où un des éléments de l’actif vendu par la Société ou l’institution fédérale membre conformé-ment à l’article 39.2 ou par une banque dotée du statut d’institution-relais est la sûreté visée aux articles 426 ou 427 de la Loi sur les banques, l’acheteur peut la détenir pendant toute la durée du prêt qu’elle garantit et les dispositions de cette loi relatives à cette sûreté et à sa réali-sation continuent de s’appliquer à l’acheteur comme s’il était la banque.

1992, ch. 26, art. 11; 1996, ch. 6, art. 41; 2009, ch. 2, art. 249.

Liquidation

39.22 (1) La Société demande l’ordonnance de liquidation prévue par la Loi sur les liquidations et les restructurations à l’égard de l’institution fédérale membre si au-cun avis n’a été publié au titre du paragraphe 39.2(3) à l’égard de celle-ci au plus tard:

a) soit douze mois après la date de la prise du décret au titre du paragraphe 39.13(1);

b) soit à l’expiration de toute prorogation de ce délai.

Liquidation : cas particuliers

(1.1) Malgré le paragraphe (1), si un décret est pris au titre de l’alinéa 39.13(1)d) ou du paragraphe 39.13(1.3) à l’égard de l’institution, la Société demande l’ordonnance de liquidation prévue par la Loi sur les liquidations et les restructurations à l’égard de l’institution si aucun avis n’a été publié au titre du paragraphe 39.2(3) à l’égard de celle-ci au plus tard :

a) soit un an après la date de la prise du décret au titre du paragraphe 39.13(1) ou tout autre délai plus court précisé dans le décret pris au titre de l’alinéa 39.13(1)d) ou du paragraphe 39.13(1.3), selon le cas;

b) soit à l’expiration de toute prorogation du délai applicable.

Présomption

(2) Pour l’application de la Loi sur les liquidations et les restructurations, la Société est réputée être un créancier de l’institution fédérale membre.

Prorogations

(3) Le gouverneur en conseil peut, par décret pris sur recommandation du ministre, accorder une ou plusieurs prorogations du délai visé au paragraphe (1), sans que la durée totale de celui-ci, y compris ses prorogations, puisse excéder dix-huit mois.

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Last amended on April 1, 2023		Dernière modification le 1 avril 2023

Canada Deposit Insurance Corporation	Société d’assurance-dépôts du Canada
Restructuring of Federal Member Institutions	Restructuration des institutions fédérales membres
Restructuring Transactions	Opérations de restructuration
Sections 39.22-39.24	Articles 39.22-39.24

18 months after the day on which the order is made under subsection 39.13(1).

Extension — certain cases

(4) The Governor in Council may, by order made on the recommendation of the Minister, grant one or more extensions of the applicable period set out in subsection (1.1) — of up to one year each — but the last extension must expire not later than five years after the day on which the order is made under subsection 39.13(1).

1992, c. 26, s. 11; 1996, c. 6, s. 41; 2016, c. 7, s. 141; 2021, c. 23, s. 127.

Compensation

Amount of compensation

39.23 (1) If an order is made under subsection 39.13(1), the Corporation shall, in accordance with the regulations and the by-laws, determine the amount of compensation, if any, to be paid to a prescribed person.

Persons entitled to compensation

(2) Only a prescribed person who is, as a result of the application of the regulations, in a worse financial position than they would have been had the federal member institution been liquidated under the Winding-up and Restructuring Act is entitled to be paid compensation.

Duty to pay compensation

(3) The Corporation shall pay the compensation and shall decide whether to pay it wholly or partly in cash or wholly or partly in any other form, including shares, that the Corporation considers appropriate.

Determining amount — no comparison with others

(4) In determining the amount of compensation to which a person is entitled, the following shall not be taken into account:

(a) any shares or other interest or right received by another person as a result of an order made under subsection 39.13(1) or retained by another person; and

(b) any common shares received by another person as a result of a conversion of shares or liabilities in accordance with the contractual terms of those shares or liabilities.

1992, c. 26, s. 11; 1996, c. 6, s. 41; 2016, c. 7, s. 142; 2021, c. 23, s. 128.

Decision conclusive

39.24 Except as otherwise provided in this Act, a decision made by the Corporation under section 39.23 or by

Prorogations : cas particuliers

(4) Le gouverneur en conseil peut, par décret pris sur re-commandation du ministre, accorder une ou plusieurs prorogations — d’au plus un an chacune — du délai applicable visé au paragraphe (1.1), sans que la durée totale de celui-ci, y compris ses prorogations, puisse excéder cinq ans.

1992, ch. 26, art. 11; 1996, ch. 6, art. 41; 2016, ch. 7, art. 141; 2021, ch. 23, art. 127.

Indemnité

Montant de l’indemnité

39.23 (1) Si un décret est pris au titre du paragraphe 39.13(1), la Société décide, en conformité avec les règle-ments et les règlements administratifs, du montant de l’indemnité à verser, le cas échéant, aux personnes visées par règlement.

Personnes qui ont droit à une indemnité

(2) Seules les personnes visées par règlement qui, en raison de l’application des règlements, se trouvent dans une situation financière plus défavorable que celle dans la-quelle elles auraient été si l’institution fédérale membre avait été liquidée en vertu de la Loi sur les liquidations et les restructurations peuvent recevoir une indemnité.

Obligation de verser l’indemnité

(3) La Société verse l’indemnité et décide de le faire en argent, en tout ou en partie, ou sous toute autre forme, en tout ou en partie, notamment en actions, qu’elle estime indiquée.

Détermination du montant : aucune comparaison avec autrui

(4) Afin de déterminer le montant de l’indemnité auquel une personne a droit, il n’est pas tenu compte :

a) des actions ou d’autres droits ou intérêts qu’une autre personne reçoit en raison d’un décret pris au titre du paragraphe 39.13(1) ou conserve;

b) des actions ordinaires reçues par une autre personne en raison de la conversion d’actions ou d’éléments du passif conformément aux termes du contrat qui est assorti à ces actions ou éléments du passif.

1992, ch. 26, art. 11; 1996, ch. 6, art. 41; 2016, ch. 7, art. 142; 2021, ch. 23, art. 128.

Décisions définitives

39.24 Sauf disposition contraire de la présente loi, les décisions prises par la Société au titre de l’article 39.23 et

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Last amended on April 1, 2023		Dernière modification le 1 avril 2023

Canada Deposit Insurance Corporation	Société d’assurance-dépôts du Canada
Restructuring of Federal Member Institutions	Restructuration des institutions fédérales membres
Compensation	Indemnité
Sections 39.24-39.27	Articles 39.24-39.27

an assessor appointed under section 39.26 is for all purposes final and conclusive and shall not be questioned or reviewed in any court.

1992, c. 26, s. 11; 1996, c. 6, s. 41; 2009, c. 2, s. 250; 2016, c. 7, s. 142.

39.241 [Repealed, 1996, c. 6, s. 41]

Discharge of liability

39.25 Payment of the compensation by the Corporation under section 39.23 discharges the Corporation from its obligations under that section and in no case is the Corporation under any obligation to see to the proper application in any way of any such payment.

1992, c. 26, s. 11; 1996, c. 6, s. 41; 2016, c. 7, s. 142.

Appointment of assessor

39.26 In the circumstances prescribed by the regulations, the Governor in Council shall, by order, appoint as assessor a judge who is in receipt of a salary under the Judges Act to review a decision made by the Corporation under subsection 39.23(1) and determine the amount of compensation, if any, to be paid to a prescribed person.

1992, c. 26, s. 11; 1996, c. 6, s. 41; 2016, c. 7, s. 142.

Sittings and hearings

39.27 (1) An assessor may sit at any place and shall arrange for the sittings and hearings that may be required.

Powers of assessor

(2) The assessor has all the powers conferred on a commissioner appointed under Part II of the Inquiries Act for the purpose of obtaining evidence under oath.

Persons to assist

(3) An assessor may appoint a person to assist him or her in performing his or her functions.

Payment

(4) Fees and disbursements payable to the person may be included by the assessor in an amount awarded in respect of costs under subsection (5) or (6).

Costs of prescribed person

(5) If the assessor determines that it is just and reasonable that costs in the proceeding before the assessor be awarded to a prescribed person and against the Corporation, the amount that the assessor determines to be just and reasonable to award in respect of those costs is payable by the Corporation to the prescribed person.

celles prises par l’évaluateur nommé en vertu de l’article 39.26 sont, à tous égards, définitives et ne sont susceptibles d’aucun recours judiciaire.

1992, ch. 26, art. 11; 1996, ch. 6, art. 41; 2009, ch. 2, art. 250; 2016, ch. 7, art. 142.

39.241 [Abrogé, 2016, ch. 7, art. 142]

Caractère libératoire

39.25 Le versement par la Société de l’indemnité en application de l’article 39.23 dégage celle-ci de toute obligation découlant de cet article et la Société n’est en aucun cas tenue de veiller à l’affectation de la somme versée.

1992, ch. 26, art. 11; 1996, ch. 6, art. 41; 2016, ch. 7, art. 142.

Nomination d’un évaluateur

39.26 Dans les circonstances prévues par règlement, le gouverneur en conseil nomme, par décret, à titre d’éva-luateur un juge qui reçoit un traitement en vertu de la Loi sur les juges pour réviser la décision de la Société prise au titre du paragraphe 39.23(1) et décider du montant de l’indemnité à verser, le cas échéant, aux personnes visées par règlement.

1992, ch. 26, art. 11; 1996, ch. 6, art. 41; 2016, ch. 7, art. 142.

Séances et auditions

39.27 (1) L’évaluateur peut siéger en tout lieu et prendre les mesures nécessaires à cet effet.

Pouvoirs de l’évaluateur

(2) L’évaluateur jouit des pouvoirs conférés aux commis-saires en vertu de la partie II de la Loi sur les enquêtes pour la réception des dépositions sous serment.

Assistance

(3) L’évaluateur peut s’adjoindre toute personne pour l’aider à exécuter ses attributions.

Honoraires

(4) L’évaluateur peut inclure les honoraires et déboursés auxquels a droit la personne visée au paragraphe (3) dans le montant des frais déterminés conformément aux paragraphes (5) ou (6).

Frais des personnes visées

(5) Dans le cas où l’évaluateur estime justifié qu’il soit accordé à la personne visée par règlement des frais afférents à l’instance dont il est saisi, lesquels sont à verser par la Société, celle-ci est tenue de verser le montant qu’il estime justifié d’accorder à l’égard de ces frais.

Current to May 29, 2023	81	À jour au 29 mai 2023

Last amended on April 1, 2023		Dernière modification le 1 avril 2023

Canada Deposit Insurance Corporation	Société d’assurance-dépôts du Canada
Restructuring of Federal Member Institutions	Restructuration des institutions fédérales membres
Compensation	Indemnité
Sections 39.27-39.34	Articles 39.27-39.34

Costs of Corporation

(6) If the assessor determines that it is just and reasonable that costs in the proceeding before the assessor be awarded to the Corporation and against a prescribed person, the amount that the assessor determines to be just and reasonable to award in respect of those costs constitutes a debt payable by the prescribed person to the Corporation and may be recovered as such in any court of competent jurisdiction.

1992, c. 26, s. 11; 1996, c. 6, s. 41; 2016, c. 7, s. 142.

Regulations

39.28 (1) The Governor in Council may make regulations respecting compensation for the purposes of sections 39.23 to 39.27, including regulations

(a) prescribing persons referred to in subsection 39.23(1);

(b) respecting the factors that the Corporation shall or shall not consider in making a decision under subsection 39.23(1);

(c) respecting the circumstances in which an assessor must be appointed under section 39.26;

(d) respecting the factors that an assessor shall or shall not consider in making a decision; and

(e) respecting procedural requirements.

By-laws

(2) The Corporation may make by-laws respecting compensation for the purposes of section 39.23.

Inconsistency

(3) In the event of any inconsistency between the regulations made under subsection (1) and the by-laws made under subsection (2), the regulations prevail to the extent of the inconsistency.

1992, c. 26, s. 11; 1996, c. 6, s. 41; 2016, c. 7, s. 142.

39.29 [Repealed, 2016, c. 7, s. 142]

39.3 [Repealed, 2016, c. 7, s. 142]

39.31 [Repealed, 2016, c. 7, s. 142]

39.32 [Repealed, 2016, c. 7, s. 142]

39.33 [Repealed, 2016, c. 7, s. 142]

39.34 [Repealed, 2016, c. 7, s. 142]

Frais de la Société

(6) Dans le cas où l’évaluateur estime justifié qu’il soit accordé à la Société des frais afférents à l’instance dont il est saisi, lesquels sont à verser par toute personne visée par règlement, le montant qu’il estime justifié d’accorder à l’égard de ces frais constitue une créance de la Société qu’elle peut recouvrer à ce titre devant tout tribunal compétent.

1992, ch. 26, art. 11; 1996, ch. 6, art. 41; 2016, ch. 7, art. 142.

Règlements

39.28 (1) Le gouverneur en conseil peut prendre des règlements concernant les indemnités, pour l’application des articles 39.23 à 39.27, notamment des règlements :

a) précisant les personnes visées au paragraphe 39.23(1);

b) concernant les facteurs dont la Société doit tenir compte ou pas dans les décisions prises au titre du paragraphe 39.23(1);

c) concernant les circonstances dans lesquelles il est tenu de nommer un évaluateur pour l’application de l’article 39.26;

d) concernant les facteurs dont l’évaluateur doit tenir compte ou pas dans ses décisions;

e) concernant les exigences procédurales.

Règlements administratifs

(2) La Société peut prendre des règlements administratifs concernant les indemnités pour l’application de l’article 39.23.

Incompatibilité

(3) Les dispositions des règlements pris en vertu du paragraphe (1) l’emportent sur les dispositions incompatibles des règlements administratifs pris en vertu du paragraphe (2).

1992, ch. 26, art. 11; 1996, ch. 6, art. 41; 2016, ch. 7, art. 142.

39.29 [Abrogé, 2016, ch. 7, art. 142]

39.3 [Abrogé, 2016, ch. 7, art. 142]

39.31 [Abrogé, 2016, ch. 7, art. 142]

39.32 [Abrogé, 2016, ch. 7, art. 142]

39.33 [Abrogé, 2016, ch. 7, art. 142]

39.34 [Abrogé, 2016, ch. 7, art. 142]

Current to May 29, 2023	82	À jour au 29 mai 2023

Last amended on April 1, 2023		Dernière modification le 1 avril 2023

Canada Deposit Insurance Corporation	Société d’assurance-dépôts du Canada
Restructuring of Federal Member Institutions	Restructuration des institutions fédérales membres
Compensation	Indemnité
Sections 39.35-39.3711	Articles 39.35-39.3711

39.35 [Repealed, 2016, c. 7, s. 142]

39.36 [Repealed, 2016, c. 7, s. 142]

39.361 [Repealed, 2016, c. 7, s. 142]

39.37 [Repealed, 2016, c. 7, s. 142]

Creation and Operation of Bridge Institutions

Incorporation

39.371 (1) The Minister shall, without delay after an order is made under paragraph 39.13(1)(c), issue letters patent incorporating a federal institution.

Incorporating Act

(2) The letters patent are issued under whichever of the following Acts regulates the federal member institution that is the subject of the Superintendent’s report under subsection 39.1(1) or (3):

(a) the Bank Act;

(b) the Cooperative Credit Associations Act; or

(c) the Trust and Loan Companies Act.

Order to commence and carry on business

(3) The Superintendent shall, without delay after the letters patent are issued, make an order approving the commencement and carrying on of business by the federal institution referred to in subsection (1).

Content of Superintendent’s order — limitation

(4) The Superintendent’s order shall not prohibit the federal institution, during the period that it is designated as a bridge institution, from accepting deposits in Canada and shall not make the federal institution, during that period, subject to subsection 413(3) of the Bank Act, subsection 378.1(2) of the Cooperative Credit Associations Act or subsection 413(2) of the Trust and Loan Companies Act.

2009, c. 2, s. 251.

Duration

39.3711 (1) Subject to section 39.3715, the federal institution referred to in subsection 39.371(1) is designated as a bridge institution for a period of two years.

39.35 [Abrogé, 2016, ch. 7, art. 142]

39.36 [Abrogé, 2016, ch. 7, art. 142]

39.361 [Abrogé, 2016, ch. 7, art. 142]

39.37 [Abrogé, 2016, ch. 7, art. 142]

Constitution et fonctionnement des institutions-relais

Constitution

39.371 (1) Le ministre, sans délai après la prise d’un décret au titre de l’alinéa 39.13(1)c), délivre des lettres patentes pour la constitution d’une institution fédérale.

Loi constitutive

(2) Les lettres patentes sont délivrées en vertu de celle des lois ci-après qui régit l’institution fédérale membre visée par le rapport du surintendant fait en application des paragraphes 39.1(1) ou (3) :

a) la Loi sur les banques;

b) la Loi sur les associations coopératives de crédit;

c) la Loi sur les sociétés de fiducie et de prêt.

Agrément de fonctionnement

(3) Sans délai après la délivrance des lettres patentes, le surintendant délivre à l’institution fédérale nouvellement constituée un agrément de fonctionnement.

Contenu de l’agrément de fonctionnement —limitations

(4) L’agrément de fonctionnement ne peut, durant la période où l’institution fédérale est dotée du statut d’institution-relais, lui interdire d’accepter des dépôts au Canada ni l’assujettir au paragraphe 413(3) de la Loi sur les banques, au paragraphe 378.1(2) de la Loi sur les associations coopératives de crédit ou au paragraphe 413(2) de la Loi sur les sociétés de fiducie et de prêt.

2009, ch. 2, art. 251.

Durée

39.3711 (1) Sous réserve de l’article 39.3715, l’institution fédérale visée au paragraphe 39.371(1) conserve le statut d’institution-relais pour une période de deux ans.

Current to May 29, 2023	83	À jour au 29 mai 2023

Last amended on April 1, 2023		Dernière modification le 1 avril 2023

Canada Deposit Insurance Corporation	Société d’assurance-dépôts du Canada
Restructuring of Federal Member Institutions	Restructuration des institutions fédérales membres
Creation and Operation of Bridge Institutions	Constitution et fonctionnement des institutions-relais
Sections 39.3711-39.3717	Articles 39.3711-39.3717

Extensions

(2) The Governor in Council may, by order, on the recommendation of the Minister, grant up to three extensions — of one year each — of the period referred to in subsection (1).

2009, c. 2, s. 251.

39.3712 [Repealed, 2016, c. 7, s. 143]

Financial assistance

39.3713 The Corporation shall provide the financial assistance that a bridge institution needs in order to discharge its obligations, except for its obligations to the Corporation, as they become due.

2009, c. 2, s. 251.

Shares held by Corporation

39.3714 The Corporation may hold shares in a bridge institution only if the Corporation is the sole shareholder.

2009, c. 2, s. 251.

Termination of designation

39.3715 A federal institution’s designation as a bridge institution terminates if

(a) the Corporation is no longer the sole shareholder; or

(b) the federal institution is amalgamated with a body corporate that is not a bridge institution.

2009, c. 2, s. 251.

Mandatory dissolution of bridge institution

39.3716 If a bridge institution’s designation has not terminated under section 39.3715, the federal institution’s board of directors shall take all necessary steps to dissolve the federal institution if

(a) all or substantially all of the federal institution’s assets have been sold or otherwise disposed of; and

(b) all or substantially all of its liabilities have been assumed or discharged.

2009, c. 2, s. 251.

Winding-up of federal member institution

39.3717 (1) If the Corporation considers that substantially all of the transfers of assets and liabilities of a federal member institution to a bridge institution have been substantially completed, the Corporation shall apply for a winding-up order under the Winding-up and Restructuring Act in respect of the federal member institution.

Prorogations

(2) Sur recommandation du ministre, le gouverneur en conseil peut accorder, par décret, jusqu’à trois prorogations — d’une période d’un an chacune — de ce statut.

2009, ch. 2, art. 251.

39.3712 [Abrogé, 2016, ch. 7, art. 143]

Aide financière

39.3713 La Société fournit à l’institution-relais l’aide fi-nancière dont celle-ci a besoin pour s’acquitter de ses obligations — à l’exception de ses obligations envers la Société — au fur et à mesure qu’elles deviennent exigibles.

2009, ch. 2, art. 251.

Actions détenues par la Société

39.3714 La Société ne peut détenir des actions de l’institutionrelais que si elle en est l’actionnaire unique.

2009, ch. 2, art. 251.

Perte du statut

39.3715 L’institution fédérale perd le statut d’institu-tion-relais dès que survient l’une ou l’autre des situations suivantes:

a) la Société n’est plus l’actionnaire unique;

b) l’institution fédérale fusionne avec une personne morale qui n’est pas une institutionrelais.

2009, ch. 2, art. 251.

Dissolution obligatoire de l’institution-relais

39.3716 Le conseil d’administration de l’institution fédérale dotée du statut d’institution-relais qui n’a pas perdu ce statut en application de l’article 39.3715 prend les mesures utiles à sa dissolution si:

a) d’une part, celle-ci a disposé de tous ou presque tous ses éléments d’actif;

b) d’autre part, toutes ou presque toutes ses dettes ont été prises en charge ou acquittées.

2009, ch. 2, art. 251.

Liquidation de l’institution fédérale membre

39.3717 (1) La Société présente la demande d’ordonnance de mise en liquidation prévue par la Loi sur les liquidations et les restructurations à l’égard de l’institution fédérale membre si, de l’avis de la Société, presque tous les transferts des actifs et des dettes de celle-ci à l’institution-relais sont pour l’essentiel terminés.

Current to May 29, 2023	84	À jour au 29 mai 2023

Last amended on April 1, 2023		Dernière modification le 1 avril 2023

Canada Deposit Insurance Corporation	Société d’assurance-dépôts du Canada
Restructuring of Federal Member Institutions	Restructuration des institutions fédérales membres
Creation and Operation of Bridge Institutions	Constitution et fonctionnement des institutions-relais
Sections 39.3717-39.3719	Articles 39.3717-39.3719

Creditor

(2) For the purposes of the Winding-up and Restructuring Act, the Corporation is deemed to be a creditor of the federal member institution.

Exception

(3) If the Superintendent has taken control of the federal member institution or its assets and has requested the Attorney General of Canada to apply for a winding-up order or informs the Corporation that he or she intends to request that the Attorney General of Canada apply for that order, the Corporation is not required to apply for a winding-up order.

2009, c. 2, s. 251.

Power of the Corporation

39.3718 (1) The Corporation may hold any federal institution’s shares that the Corporation acquires in the course of a sale or other disposition of its shares of the bridge institution or that a bridge institution acquires in the course of a sale or other disposition of its assets.

Maximum period

(2) The Corporation may hold the shares for a period of no more than five years from the day on which they are acquired and may dispose of them.

Extension

(3) The Minister may, by order, extend the period referred to in subsection (2) if general market conditions so warrant.

Provisions inapplicable

(4) The following provisions do not apply with respect to the shares referred to in subsection (1):

(a) sections 401.2 and 401.3 of the Bank Act; (b) sections 428 and 430 of the Insurance Companies Act; and

(c) sections 396 and 399 of the Trust and Loan Companies Act.

2009, c. 2, s. 251.

Remuneration and benefits

39.3719 An employee or officer of the Corporation shall not receive remuneration or benefits from a bridge institution for being a director or officer of that institution.

2009, c. 2, s. 251.

Créancier

(2) Pour l’application de la Loi sur les liquidations et les restructurations, la Société est réputée ętre un créancier de l’institution fédérale membre.

Exception

(3) Dans le cas où le surintendant a pris le contrôle de l’institution fédérale membre ou de son actif, la Société n’est pas tenue de présenter la demande d’ordonnance de mise en liquidation si le surintendant a demandé au pro-cureur général du Canada de le faire ou informe la Socié-té qu’il a l’intention de demander à celui-ci de le faire.

2009, ch. 2, art. 251.

Pouvoir de la Société

39.3718 (1) La Société peut détenir des actions de toute institution fédérale qu’elle a acquises dans le cadre de la disposition de ses actions de l’institution-relais ou que l’institution-relais a acquises dans le cadre de la disposition de ses actifs.

Période maximale

(2) Elle peut les détenir pour une période maximale de cinq ans à compter de l’acquisition et en disposer.

Prorogation

(3) Le ministre peut, par arrêté, proroger ce délai si les conditions générales du marché le justifient.

Non-application

(4) Les dispositions ci-après ne s’appliquent pas à l’égard des actions visées au paragraphe (1) :

a) les articles 401.2 et 401.3 de la Loi sur les banques;

b) les articles 428 et 430 de la Loi sur les sociétés d’assurances;

c) les articles 396 et 399 de la Loi sur les sociétés de fiducie et de prêt.

2009, ch. 2, art. 251.

Rémunération et avantages

39.3719 L’employé ou le dirigeant de la Société ne re-çoit aucune rémunération ni avantage de l’institution-relais pour l’exercice de ses fonctions d’administrateur ou de dirigeant de cette dernière.

2009, ch. 2, art. 251.

Current to May 29, 2023	85	À jour au 29 mai 2023

Last amended on April 1, 2023		Dernière modification le 1 avril 2023

Canada Deposit Insurance Corporation	Société d’assurance-dépôts du Canada
Restructuring of Federal Member Institutions	Restructuration des institutions fédérales membres
Creation and Operation of Bridge Institutions	Constitution et fonctionnement des institutions-relais
Sections 39.372-39.3723	Articles 39.372-39.3723

Non-liability with respect to employees

39.372 (1) If a bridge institution becomes the employer of employees of a federal member institution, the bridge institution is not liable in respect of a liability, including one as a successor employer,

(a) that is in respect of the employees or former employees of the federal member institution or a predecessor of the federal member institution or in respect of a pension plan for the benefit of those employees or former employees; and

(b) that exists before the bridge institution becomes the employer or that is calculated by reference to a period before the bridge institution becomes the employer.

Liability of other successor employers

(2) Subsection (1) does not affect the liability of a successor employer other than the bridge institution.

2009, c. 2, s. 251; 2012, c. 5, s. 201.

Corporation’s directions

39.3721 (1) The Corporation may give directions to the board of directors of a bridge institution.

Implementation

(2) The board of directors of the bridge institution shall ensure that the directions are implemented in a prompt and efficient manner and shall, after implementing a direction, notify the Corporation without delay that it has been implemented.

2009, c. 2, s. 251; 2016, c. 7, s. 144.

By-laws — Corporation

39.3722 (1) The Corporation may give directions to the board of directors of a bridge institution to make, amend or repeal any by-law.

By-laws — board of directors

(2) The board of directors of a bridge institution may, with the prior approval of the Corporation, make, amend or repeal any by-law.

Meaning of by-law

(3) For the purposes of subsections (1) and (2), by-law means a by-law of the bridge institution.

2009, c. 2, s. 251; 2016, c. 7, s. 145.

39.3723 [Repealed, 2016, c. 7, s. 146]

Employés

39.372 (1) Du fait qu’elle devient l’employeur d’em-ployés de l’institution fédérale membre, l’institution-relais n’est aucunement responsable des obligations, y compris des obligations d’employeur successeur, qui, à la fois:

a) ont trait aux employés ou aux anciens employés de l’institution fédérale membre ou d’un de ses prédéces-seurs ou à un régime de retraite pour le bénéfice de ces employés ou anciens employés;

b) existaient avant qu’elle devienne l’employeur ou sont calculées en fonction d’une période antérieure à celle où elle l’est devenue.

Obligations d’un employeur successeur

(2) Le paragraphe (1) ne dégage de sa responsabilité aucun employeur successeur autre que l’institution-relais.

2009, ch. 2, art. 251; 2012, ch. 5, art. 201.

Instructions de la Société

39.3721 (1) La Société peut donner des instructions au conseil d’administration de l’institution-relais.

Mise en œuvre

(2) Le conseil d’administration de l’institution-relais veille à la mise en œuvre rapide et efficace des instructions de la Société et avise sans délai celle-ci qu’elles ont été mises en œuvre.

2009, ch. 2, art. 251; 2016, ch. 7, art. 144.

Règlements administratifs — pouvoir de la Société

39.3722 (1) La Société peut donner instruction au conseil d’administration de l’institution-relais de prendre, de modifier ou d’abroger tout règlement admi-nistratif.

Pouvoir du conseil d’administration

(2) Le conseil d’administration de l’institution-relais peut, avec l’approbation préalable de la Société, prendre, modifier ou abroger tout règlement administratif.

Sens de règlement administratif

(3) Aux paragraphes (1) et (2), règlement administratif s’entend de tout règlement administratif de l’institution-relais.

2009, ch. 2, art. 251; 2016, ch. 7, art. 145.

39.3723 [Abrogé, 2016, ch. 7, art. 146]

Current to May 29, 2023	86	À jour au 29 mai 2023

Last amended on April 1, 2023		Dernière modification le 1 avril 2023

Canada Deposit Insurance Corporation	Société d’assurance-dépôts du Canada
Restructuring of Provincial Member Institutions	Restructuration des institutions provinciales membres
Sections 39.38-43	Articles 39.38-43

Restructuring of Provincial Member Institutions

Federal-provincial agreements

39.38 (1) The Minister may, with the approval of the Governor in Council, enter into an agreement with an appropriate provincial minister providing for the application of any of sections 39.1 to 39.28 to provincial member institutions incorporated under the laws of that province.

Orders

(2) If an agreement has been entered into with an appropriate provincial minister, the Governor in Council may make orders, which are to be consistent with the agreement, providing for the application of any of sections 39.1 to 39.28 to provincial member institutions incorporated under the laws of that province and adapting any of the provisions of those sections in their application to those provincial member institutions.

1996, c. 6, s. 41; 2016, c. 7, s. 147.

Financial

Financial year

40 The financial year of the Corporation shall end on December 31 in each year unless the Governor in Council otherwise directs.

R.S., c. C-3, s. 34; 1984, c. 31, s. 14.

Deposit accounts

41 The Corporation may maintain in its own name one or more accounts

(a) with the Bank of Canada;

(b) with any member institution; and

(c) with the approval of the Minister, with any financial institution outside Canada.

R.S., 1985, c. C-3, s. 41; R.S., 1985, c. 18 (3rd Supp.), s. 65.

Interest may be paid

42 The Bank of Canada may pay interest on any money that the Corporation deposits with it.

R.S., 1985, c. C-3, s. 42; 1985, c. 18 (3rd Supp.), s. 66; 1992, c. 26, s. 12; 1996, c. 6, s. 42; 2014, c. 20, s. 109.

Auditor

43 The Auditor General of Canada is the auditor of the Corporation.

R.S., c. C-3, s. 38; 1976-77, c. 34, s. 30(F); 1984, c. 31, s. 14.

Restructuration des institutions provinciales membres

Accords fédéraux-provinciaux

39.38 (1) Le ministre peut, avec l’agrément du gouverneur en conseil, conclure avec le ministre provincial com-pétent un accord prévoyant l’application de tout ou partie des articles 39.1 à 39.28 aux institutions provinciales membres instituées en personne morale sous le régime des lois de la province en question.

Décrets

(2) Une fois l’accord conclu, le gouverneur en conseil peut prendre les décrets d’application correspondants, dans la mesure où ils sont compatibles avec l’accord, y compris en ce qui touche l’adaptation des nouvelles dispositions à ces institutions.

1996, ch. 6, art. 41; 2016, ch. 7, art. 147.

Dispositions financières

Exercice

40 Sauf instruction contraire du gouverneur en conseil, l’exercice de la Société codncide avec l’année civile.

S.R., ch. C-3, art. 34; 1984, ch. 31, art. 14.

Compte de dépôts

41 La Société peut, en son propre nom, détenir un ou plusieurs comptes:

a) auprès de la Banque du Canada;

b) auprès des institutions membres;

c) avec l’approbation du ministre, auprès de toute institution financière établie à l’étranger.

L.R. (1985), ch. C-3, art. 41; L.R. (1985), ch. 18 (3e suppl.), art. 65.

Versement d’intérêts

42 La Banque du Canada peut verser des intérèts sur les fonds déposés auprès d’elle par la Société.

L.R. (1985), ch. C-3, art. 42; 1985, ch. 18 (3e suppl.), art. 66; 1992, ch. 26, art. 12; 1996, ch. 6, art. 42; 2014, ch. 20, art. 109.

Vérificateur

43 Le vérificateur général du Canada est le vérificateur de la Société.

S.R., ch. C-3, art. 38; 1976-77, ch. 34, art. 30(F); 1984, ch. 31, art. 14.

Current to May 29, 2023	87	À jour au 29 mai 2023

Last amended on April 1, 2023		Dernière modification le 1 avril 2023

Canada Deposit Insurance Corporation	Société d’assurance-dépôts du Canada
Staff	Personnel
Sections 44-45	Articles 44-45

Staff

Employment of staff

44 (1) The Corporation may, notwithstanding any other Act, employ such officers, agents and employees as are necessary for the purposes of the Corporation and, subject to section 45, the officers, agents and employees of the Corporation shall be deemed not to be employed in the federal public administration.

Oath of fidelity and secrecy

(2) Each officer, agent or employee of the Corporation shall, before entering on his or her duties with the Corporation, take an oath of fidelity and secrecy in the form prescribed by the by-laws.

Use of departmental facilities

(3) In carrying out its functions under this Act, the Corporation may, with the approval of the Minister, make use of the personnel, facilities and services of the Office of the Superintendent of Financial Institutions and the Department of Finance to any extent not incompatible, in the opinion of the Minister, with the administration of that Office or Department.

R.S., 1985, c. C-3, s. 44; R.S., 1985, c. 18 (3rd Supp.), s. 67; 2003, c. 22, s. 224(E); 2012, c. 5, s. 206(E).

Public Service Superannuation Act

45 (1) The officers and employees of the Corporation shall be deemed to be employed in the public service for the purposes of the Public Service Superannuation Act and the Corporation shall be deemed to be a Public Service corporation for the purposes of section 37 of that Act.

Application of other Acts

(2) For the purposes of the Government Employees Compensation Act and any regulation made pursuant to section 9 of the Aeronautics Act, the Chairperson and employees of the Corporation shall be deemed to be employees in the federal public administration.

Superannuation

(3) The Public Service Superannuation Act does not apply to the Chairperson, unless the Governor in Council otherwise directs, or to the director of the Corporation who holds the office of Governor of the Bank of Canada.

R.S., 1985, c. C-3, s. 45; 1996, c. 6, s. 47(E); 2003, c. 22, ss. 224(E), 225(E).

Personnel

Engagement du personnel

44 (1) La Société peut, malgré toute autre loi, engager le personnel et les mandataires nécessaires à ses activités; sous réserve de l’article 45, ce personnel et ces manda-taires n’appartiennent pas à l’administration publique fé-dérale.

Serment de fidélité et de secret professionnel

(2) Avant d’entrer en fonctions, les membres du personnel et les mandataires de la Société doivent prèter le ser-ment de fidélité et de secret professionnel prévu aux règlements administratifs.

Accord de prestation de services

(3) La Société peut, avec l’approbation du ministre, faire usage, dans le cadre de ses activités, du personnel, des installations et des services du Bureau du surintendant des institutions financières et du ministère des Finances dans la mesure où cet usage n’est pas, de l’avis du ministre, incompatible avec le fonctionnement du Bureau ou du ministère.

L.R. (1985), ch. C-3, art. 44; L.R. (1985), ch. 18 (3e suppl.), art. 67; 2003, ch. 22, art. 224(A); 2012, ch. 5, art. 206(A).

Loi sur la pension de la fonction publique

45 (1) Les membres du personnel de la Société sont ré-putés appartenir à la fonction publique pour l’application de la Loi sur la pension de la fonction publique et la So-ciété est réputée ętre un organisme de la fonction pu-blique pour l’application de l’article 37 de cette loi.

Application d’autres lois

(2) Pour l’application de la Loi sur l’indemnisation des agents de l’État et des règlements pris en vertu de l’article 9 de la Loi sur l’aéronautique, le président et les employés de la Société sont réputés appartenir à l’adminis-tration publique fédérale.

Pension

(3) La Loi sur la pension de la fonction publique ne s’applique au président que si le gouverneur en conseil l’or-donne et ne s’applique pas à l’administrateur de la Société qui occupe le poste de gouverneur de la Banque du Canada.

L.R. (1985), ch. C-3, art. 45; 1996, ch. 6, art. 47(A); 2003, ch. 22, art. 224(A) et 225(A).

Current to May 29, 2023	88	À jour au 29 mai 2023

Last amended on April 1, 2023		Dernière modification le 1 avril 2023

Canada Deposit Insurance Corporation	Société d’assurance-dépôts du Canada
No Liability	Immunité
Sections 45.1-45.11	Articles 45.1-45.11

No Liability

No liability for acts in good faith

45.1 (1) Her Majesty in right of Canada, any servant or agent of Her Majesty, the Corporation, its directors, officers and employees and any person acting on behalf of the Corporation are not liable to any member institution, depositor with, or creditor or shareholder of, any member institution, or to any other person, for any damages, payment, compensation, contribution or indemnity that any such member institution, depositor, creditor, shareholder or other person may suffer or claim by reason of anything done or omitted to be done, in good faith, in the exercise, execution or performance — or the purported exercise, execution or performance — of any powers, duties and functions under this Act.

Obligation remains

(2) Nothing in subsection (1) shall be construed to relieve the Corporation from the obligation to make payment in respect of a deposit insured under this Act or to pay compensation under section 39.23.

R.S., 1985, c. 18 (3rd Supp.), s. 68; 2016, c. 7, s. 148.

Directors and officers of institutions

45.11 (1) Directors and officers of a federal member institution in respect of which an order is made under paragraph 39.13(1)(a) or (b) or of a bridge institution are not liable for any damages, payment, compensation, contribution or indemnity that any person may suffer or claim by reason of anything done or omitted to be done during the period set out in subsection (3), in good faith, in the exercise, execution or performance of any powers, duties and functions as directors or officers of the institution.

Indemnification

(2) Section 119 of the Financial Administration Act and the regulations made under that section apply to the directors and officers referred to in subsection (1) in respect of anything done or omitted to be done in the exercise, execution or performance of their powers, duties and functions during the period set out in subsection (3), as if the federal member institution or the bridge institution were a Crown corporation within the meaning of section 83 of that Act.

Time period

(3) The period referred to in subsections (1) and (2) begins on the day on which the order is made under subsection 39.13(1) and ends

Immunité

Absence de responsabilité en cas de bonne foi

45.1 (1) Sa Majesté du chef du Canada et ses préposés ou mandataires et la Société, ses administrateurs, dirigeants et employés, de même que toute personne qui agit en son nom, sont déchargés de toute responsabilité en-vers les institutions membres, leurs déposants, créan-ciers ou actionnaires, ou toute autre personne, pour les dommages-intérêts, paiements, dédommagements, contributions et indemnités que ceux-ci pourraient exiger en raison d’actes ou d’omissions qui se font, de bonne foi, dans l’exercice effectif ou censé tel des pouvoirs et fonctions au titre de la présente loi.

Obligation de la Société

(2) Le paragraphe (1) n’a pas pour effet de soustraire la Société à l’obligation d’effectuer un paiement se rapportant à un dépôt assuré conformément à la présente loi ou de verser l’indemnité visée à l’article 39.23.

L.R. (1985), ch. 18 (3e suppl.), art. 68; 2016, ch. 7, art. 148.

Administrateurs et dirigeants d’institutions

45.11 (1) Les administrateurs et les dirigeants d’une institution fédérale membre à l’égard de laquelle un dé-cret est pris au titre des alinéas 39.13(1)a) ou b) ou d’une institution-relais sont déchargés de toute responsabilité pour les dommages-intérêts, paiements, dédommage-ments, contributions et indemnités que toute personne pourrait exiger en raison d’actes ou d’omissions qu’ils font, de bonne foi, durant la période visée au paragraphe (3), dans l’exercice de leurs attributions.

Indemnisation

(2) L’article 119 de la Loi sur la gestion des finances publiques et ses règlements d’application s’appliquent aux administrateurs et dirigeants visés au paragraphe (1) à l’égard d’actes ou d’omissions qu’ils font dans l’exercice de leurs attributions durant la période visée au paragraphe (3) comme si l’institution fédérale membre ou l’institution-relais était une société d’État, au sens de l’article 83 de cette loi.

Période

(3) La période visée aux paragraphes (1) et (2) commence à la date de la prise du décret au titre du paragraphe 39.13(1) et se termine :

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Canada Deposit Insurance Corporation	Société d’assurance-dépôts du Canada
No Liability	Immunité
Sections 45.11-45.2	Articles 45.11-45.2

(a) on the date specified in a notice described in subsection 39.2(3) in respect of the federal member institution;

(b) on the day on which the bridge institution ceases to be designated as such; or

(c) on the day on which a winding-up order is made in respect of the federal member institution or the bridge institution.

2009, c. 2, s. 252; 2016, c. 7, s. 149.

Foreign relief — no recognition or enforcement

45.12 (1) Except with the consent of the Attorney General of Canada, no judgment, order or other relief given in a proceeding outside Canada in respect of an order made under subsection 39.13(1) shall be recognized or enforceable in any manner in Canada.

No proceedings

(2) Except with the consent of the Attorney General of Canada, no proceedings shall be commenced in any court in Canada in respect of the judgment, order or other relief given outside Canada.

2016, c. 7, s. 149.

Confidentiality

Confidentiality

45.2 (1) All information regarding the affairs of a federal institution, provincial institution or local cooperative credit society, or of any person dealing with one, that is obtained or produced by or for the Corporation is confidential and shall be treated accordingly.

Information to Governor of the Bank of Canada

(1.1) The Corporation may, if it is satisfied that the information will be treated as confidential by the Governor of the Bank of Canada or any officer of the Bank of Canada authorized in writing by the Governor of the Bank of Canada, disclose any information referred to in subsection (1) to the Governor or the designated officer for the purpose of carrying out the Bank of Canada’s objects under the Retail Payment Activities Act or, in relation to any provisions of that Act that are not in force, for the purpose of planning to carry out those objects.

Information from the Superintendent

(2) The Corporation may, if it is satisfied that the information will be treated as confidential by the recipient

a) soit à la date précisée à l’égard de l’institution fédérale membre dans l’avis prévu au paragraphe 39.2(3);

b) soit à la date à laquelle l’institution-relais perd son statut d’institution-relais;

c) soit à la date de la prise de l’ordonnance de liquidation à l’égard de l’institution fédérale membre ou de l’institution-relais.

2009, ch. 2, art. 252; 2016, ch. 7, art. 149.

Non-reconnaissance ou exécution de redressement étranger

45.12 (1) Aucun jugement ou ordonnance rendu ou autre mesure de redressement accordée lors d’une procé-dure engagée à l’étranger et se rapportant à un décret pris au titre du paragraphe 39.13(1) ne sera reconnu ni exécuté au Canada sans le consentement du procureur général du Canada.

Aucune procédure

(2) Aucune procédure ne peut être intentée auprès d’un tribunal au Canada à l’égard du jugement, de l’ordon-nance ou de la mesure de redressement rendu ou accor-dée à l’étranger sans le consentement du procureur géné-ral du Canada.

2016, ch. 7, art. 149.

Confidentialité

Confidentialité

45.2 (1) Les renseignements recueillis par la Société, ou produits par ou pour elle, sur les affaires d’une institution fédérale, d’une institution provinciale ou d’une so-ciété coopérative de crédit locale, ou d’une personne effectuant des opérations avec celles-ci sont confidentiels et sont traités en conséquence.

Renseignements: Banque du Canada

(1.1) La Société peut, pour la réalisation de la mission de la Banque du Canada au titre de la Loi sur les activités associées aux paiements de détail ou, relativement à toute disposition non en vigueur de cette loi, pour la pla-nification de cette réalisation, communiquer les rensei-gnements visés au paragraphe (1) au gouverneur de la Banque du Canada ou à tout fonctionnaire de la Banque du Canada que celui-ci a délégué par écrit si elle est convaincue qu’ils seront traités de façon confidentielle par le destinataire.

Renseignements provenant du surintendant

(2) Après avoir consulté le surintendant, la Société peut communiquer aux entités mentionnées ci-après les

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Canada Deposit Insurance Corporation	Société d’assurance-dépôts du Canada
Confidentiality	Confidentialité
Sections 45.2-45.3	Articles 45.2-45.3

and after consultation with the Superintendent, disclose any information obtained from the Superintendent regarding the affairs of a federal member institution

(a) to any government agency or body that regulates or supervises financial institutions, for purposes related to that regulation or supervision;

(b) to any other agency or body that regulates or supervises financial institutions, for purposes related to that regulation or supervision; or

(c) to any deposit insurer or any compensation association for purposes related to its operation.

Information respecting nominee brokers

(3) The Corporation may, if it is satisfied that the information will be treated as confidential by the recipient, disclose information that is obtained by it — or is produced by or for it — respecting the non-compliance of a nominee broker with section 7 of the schedule to

(a) any government agency or body that regulates or supervises nominee brokers, for purposes related to that regulation or supervision; or

(b) any other agency or body that regulates or supervises nominee brokers, for purposes related to that regulation or supervision.

Making information public

(4) Despite subsection (1), for the purpose of protecting the interests and rights of beneficiaries of nominee broker deposits, the Corporation may make information referred to in subsection (3) available to the public in a manner that it considers advisable.

R.S., 1985, c. 18 (3rd Supp.), s. 68; 1996, c. 6, s. 43; 2001, c. 9, s. 214; 2010, c. 12, s. 2104; 2012, c. 5, ss. 203, 223; 2018, c. 12, s. 207; 2021, c. 23, s. 178.

Disclosures prohibited

45.3 (1) Subject to subsection 12(1) of the Privacy Act, any information with respect to the affairs of a federal member institution in respect of which an order is made under paragraph 39.13(1)(a) or (b), a bridge institution, a subsidiary of either of those institutions or any person dealing with such an institution or subsidiary is confidential, shall be treated accordingly and shall not be disclosed.

Duration of prohibition

(2) The prohibition applies only during the period set out in subsection 45.11(3).

renseignements obtenus de celui-ci concernant les affaires d’une institution fédérale membre si elle est convaincue qu’ils seront traités de façon confidentielle par le destinataire:

a) une agence ou un organisme public qui réglemente ou supervise des institutions financières, à des fins liées à la réglementation ou à la supervision;

b) une autre agence ou un autre organisme qui régle-mente ou supervise des institutions financières, à des fins liées à la réglementation ou à la supervision;

c) tout assureur-dépôts ou association d’indemnisation, pour l’accomplissement de leurs fonctions.

Renseignements — courtiers-fiduciaires

(3) La Société peut, si elle est convaincue qu’ils seront traités de façon confidentielle par le destinataire, com-muniquer aux entités mentionnées ci-après les rensei-gnements recueillis par elle, ou produits par ou pour elle, concernant la non-conformité d’un courtier-fiduciaire à l’article 7 de l’annexe:

a) l’agence publique ou l’organisme public qui régle-mente ou supervise des courtiers-fiduciaires, à des fins liées à la réglementation ou à la supervision;

b) toute autre agence ou tout autre organisme qui ré-glemente ou supervise des courtiers-fiduciaires, à des fins liées à la réglementation ou à la supervision.

Publication des renseignements

(4) Malgré le paragraphe (1), la Société peut rendre public les renseignements visés au paragraphe (3) de la manière qui lui paraît opportune afin de protéger les droits et les intéręts des bénéficiaires des dépôts d’un courtier-fiduciaire.

L.R. (1985), ch. 18 (3e suppl.), art. 68; 1996, ch. 6, art. 43; 2001, ch. 9, art. 214; 2010, ch. 12, art. 2104; 2012, ch. 5, art. 203 et 223; 2018, ch. 12, art. 207; 2021, ch. 23, art. 178.

Communication interdite

45.3 (1) Sous réserve du paragraphe 12(1) de la Loi sur la protection des renseignements personnels, les rensei-gnements sur les affaires d’une institution fédérale membre à l’égard de laquelle un décret est pris au titre des alinéas 39.13(1)a) ou b), d’une institution-relais, d’une filiale de celles-ci ou d’une personne effectuant des opérations avec une telle institution ou filiale sont confi-dentiels, sont traités en conséquence et ne peuvent être communiqués.

Durée de l’interdiction

(2) L’interdiction ne s’applique que durant la période visée au paragraphe 45.11(3).

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Canada Deposit Insurance Corporation	Société d’assurance-dépôts du Canada
Confidentiality	Confidentialité
Section 45.3	Article 45.3

Exception — entity or person

(3) The prohibition does not apply if the information is disclosed

(a) to any government agency or body that regulates or supervises financial institutions, for purposes related to that regulation or supervision;

(b) to any other agency or body that regulates or supervises financial institutions, for purposes related to that regulation or supervision;

(c) to the Financial Transactions and Reports Analysis Centre of Canada established by section 41 of the Proceeds of Crime (Money Laundering) and Terrorist Financing Act, for the purpose of complying with that Act;

(d) to the Corporation for the purposes of fulfilling its functions under this Act or as a shareholder of the federal member institution or the bridge institution;

(e) to the Minister of Finance, the Deputy Minister of Finance or any officer of the Department of Finance authorized in writing by the Deputy Minister of Finance;

(f) to the Governor of the Bank of Canada or any officer of the Bank of Canada authorized in writing by the Governor of the Bank of Canada, for the purposes of policy analysis related to the regulation of financial institutions, for the purpose of carrying out the Bank of Canada’s objects under the Retail Payment Activities Act or, in relation to any provisions of that Act that are not in force, for the purpose of planning to carry out those objects;

(g) to the Canada Revenue Agency solely for the purpose of the Income Tax Act or the Excise Tax Act; or

(h) to any other entity or person that is prescribed by regulation, in any circumstance or condition prescribed by regulation.

Other exceptions

(4) The prohibition does not apply if the information is disclosed

(a) in the normal conduct of the business of the federal member institution, the bridge institution or a subsidiary of either of those institutions;

(b) for the purposes of selling the shares or assets of the federal member institution, the bridge institution or a subsidiary of either of those institutions;

Exceptions — personnes et entités

(3) L’interdiction ne s’applique pas si la communication est faite :

a) à une agence ou à un organisme public qui régle-mente ou supervise des institutions financières, à des fins liées à la réglementation ou à la supervision;

b) à une autre agence ou à un autre organisme qui ré-glemente ou supervise des institutions financières, à des fins liées à la réglementation ou à la supervision;

c) au Centre d’analyse des opérations et déclarations financières du Canada, constitué par l’article 41 de la Loi sur le recyclage des produits de la criminalité et le financement des activités terroristes, dans le but d’as-surer l’observation de cette loi;

d) à la Société, pour l’accomplissement de ses fonc-tions sous le régime de la présente loi ou parce qu’elle est actionnaire de l’institution fédérale membre ou de l’institution-relais;

e) au ministre des Finances, au sous-ministre des Finances, ou à tout fonctionnaire du ministère des Finances que celui-ci a délégué par écrit;

f) au gouverneur de la Banque du Canada ou à tout fonctionnaire de la Banque du Canada que celui-ci a délégué par écrit, pour l’analyse de la politique en ma-tière de réglementation des institutions financières, pour la réalisation de la mission de la Banque du Canada au titre de la Loi sur les activités associées aux paiements de détail ou, relativement à toute disposition non en vigueur de cette loi, pour la planifica-tion de cette réalisation;

g) à l’Agence du revenu du Canada, uniquement pour l’administration de la Loi de l’impôt sur le revenu ou de la Loi sur la taxe d’accise;

h) à toute autre entité ou personne précisée par règle-ment, dans toute circonstance et selon toute condition réglementaires.

Autres exceptions

(4) L’interdiction ne s’applique pas si la communication est faite :

a) dans l’exercice des activités habituelles de l’institution fédérale membre, de l’institution-relais ou d’une filiale de celles-ci;

b) dans le but de faciliter la vente d’actions ou d’actifs de l’institution fédérale membre, de l’institution-relais ou d’une filiale de celles-ci;

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Confidentiality	Confidentialité
Sections 45.3-47	Articles 45.3-47

(c) for the purpose of any legal proceedings;

(d) for the purpose of preparing the Corporation’s annual report and its corporate plan or if the information is disclosed in those documents;

(e) in any circumstance that is prescribed by regulation; or

(f) in any other circumstance that the board of directors of the federal member institution, the bridge institution or a subsidiary of either of those institutions considers necessary.

Regulations

(5) The Governor in Council may make regulations

(a) specifying the circumstances in which the prohibition does not apply; or

(b) specifying, for the purpose of paragraph (3)(h), the entity to which or person to whom information may be disclosed and the circumstances and conditions under which the information may be disclosed to that entity or person.

2009, c. 2, s. 253; 2016, c. 7, s. 150; 2021, c. 23, s. 179.

Winding-up

Insolvency and winding-up

46 No statute relating to the insolvency or winding-up of any corporation applies to the Corporation and in no case shall the affairs of the Corporation be wound up unless Parliament so provides.

R.S., 1985, c. C-3, s. 46; 2007, c. 6, s. 420(E).

Enforcement Provisions

False statements

47 A person is guilty of an offence if the person prepares, signs, approves or concurs in any account, statement, return, report or other document required to be submitted to the Corporation under the provisions of this Act, the regulations or the by-laws or under an application to become a member institution or a policy of deposit insurance that

(a) contains any false or deceptive information; or

(b) fails to present fairly information required to be submitted to the Corporation.

R.S., 1985, c. C-3, s. 47; 1996, c. 6, s. 45; 2001, c. 9, s. 215; 2016, c. 7, s. 151.

c) dans le cadre de poursuites judiciaires;

d) dans le rapport annuel ou le plan d’entreprise de la Société ou dans le cadre de leur établissement;

e) dans toute circonstance prévue par règlement;

f) dans toute autre circonstance oů le conseil d’administration de l’institution fédérale membre, de l’insti-tution-relais ou d’une filiale de celles-ci juge néces-saire de la faire.

Règlements

(5) Le gouverneur en conseil peut, par règlement:

a) prévoir les circonstances où l’interdiction ne s’ap-plique pas;

b) prévoir, pour l’application de l’alinéa (3)h), l’entité ou la personne à qui la communication peut être faite, les circonstances dans lesquelles elle peut être faite à cette entité ou cette personne et les conditions aux-quelles elle est assujettie.

2009, ch. 2, art. 253; 2016, ch. 7, art. 150; 2021, ch. 23, art. 179.

Liquidation

Insolvabilité et liquidation

46 La Société est soustraite à l’application des lois concernant l’insolvabilité ou la liquidation des personnes morales, et seul le Parlement peut décider sa liquidation.

L.R. (1985), ch. C-3, art. 46; 2007, ch. 6, art. 420(A).

Infractions et peines

Fausses déclarations

47 Commet une infraction la personne qui rédige, signe, approuve ou ratifie un compte, un état, une déclaration, un rapport ou autre document exigés par la Société en application des dispositions de la présente loi, des règle-ments ou des règlements administratifs ou aux termes d’un formulaire pour devenir une institution membre ou une police d’assurance-dépôts contenant des renseigne-ments faux ou trompeurs ou n’indiquant pas fidèlement les renseignements exigés par la Société.

L.R. (1985), ch. C-3, art. 47; 1996, ch. 6, art. 45; 2001, ch. 9, art. 215; 2016, ch. 7, art. 151.

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Canada Deposit Insurance Corporation	Société d’assurance-dépôts du Canada
Enforcement Provisions	Infractions et peines
Sections 48-50.1	Articles 48-50.1

Failure to make report known

48 A person who, being a chief executive officer or chairperson of the board of directors of a member institution, fails or neglects to present, as required by section 30, a report of the Corporation made under that section is guilty of an offence and, if the directors fail or neglect to incorporate that report in the minutes of a meeting of the directors as required by that section, each director present at that meeting who directed, authorized, assented to, acquiesced in or participated in the failure or neglect, is guilty of an offence.

R.S., 1985, c. C-3, s. 48; R.S., 1985, c. 18 (3rd Supp.), s. 69; 1996, c. 6, s. 45.

Failure to provide information, etc.

49 A member institution is guilty of an offence if it fails or neglects

(a) within the time limited for so doing, to provide the Corporation with any account, statement, return, report or other document respecting the affairs of the member institution that is required to be submitted to the Corporation under the provisions of this Act, the regulations or the by-laws or under the policy of deposit insurance of the member institution; or

(b) to respond, within a reasonable time, to a request for information or explanations respecting the member institution made by or on behalf of the Corporation under the provisions of this Act, the regulations or the by-laws or under the policy of deposit insurance of the member institution.

R.S., 1985, c. C-3, s. 49; 1996, c. 6, s. 45; 2016, c. 7, s. 152.

General offence

50 A member institution or other person is guilty of an offence if they, without reasonable cause, contravene a provision of this Act, other than section 47, 48 or 49, or a provision of the regulations or the by-laws.

R.S., 1985, c. C-3, s. 50; R.S., 1985, c. 18 (3rd Supp.), s. 70; 1996, c. 6, s. 45; 2016, c. 7, s. 153.

Punishment

50.1 Every member institution or other person who commits an offence under this Act is liable on summary conviction

(a) in the case of a natural person, to a fine not exceeding $100,000 or to imprisonment for a term not exceeding twelve months, or to both; or

(b) in any other case, to a fine not exceeding $500,000.

1996, c. 6, s. 45.

Omission de faire connaître le rapport

48 Le premier dirigeant, ou le président du conseil d’ad-ministration, d’une institution membre qui contrevient à l’article 30 en omettant ou négligeant de présenter le rapport de la Société qui y est visé commet une infraction; si les administrateurs omettent ou négligent d’incorporer le rapport au procčs-verbal de la réunion des administra-teurs, chaque administrateur présent et qui a ordonné ou autorisé cette omission ou cette négligence, ou encore qui y a consenti ou participé, commet une infraction.

L.R. (1985), ch. C-3, art. 48; L.R. (1985), ch. 18 (3e suppl.), art. 69; 1996, ch. 6, art. 45.

Contravention en matière de publicité

49 Commet une infraction l’institution membre qui né-glige ou omet :

a) dans le temps qui lui est imparti, de faire parvenir à la Société un compte, un état, une déclaration, un rapport ou autre document relatif à ses affaires et exigé par la Société aux termes des dispositions de la pré-sente loi, des règlements ou des règlements adminis-tratifs ou aux termes de sa police d’assurance-dépôts;

b) de répondre, dans un délai raisonnable, à une demande de renseignements ou d’explications de la So-ciété ou faite en son nom en application des dispositions de la présente loi, des règlements ou des règlements administratifs ou aux termes de sa police d’assurance-dépôts.

L.R. (1985), ch. C-3, art. 49; 1996, ch. 6, art. 45; 2016, ch. 7, art. 152.

Infraction

50 Commet une infraction l’institution membre ou toute autre personne qui, sans motif raisonnable, contrevient à une disposition de la présente loi, sauf les articles 47, 48 et 49, ou à une disposition d’un règlement ou d’un règlement administratif.

L.R. (1985), ch. C-3, art. 50; L.R. (1985), ch. 18 (3e suppl.), art. 70; 1996, ch. 6, art. 45; 2016, ch. 7, art. 153.

Sanction

50.1 L’institution membre ou la personne qui commet une infraction à la présente loi est passible, sur déclara-tion de culpabilité par procédure sommaire :

a) dans le cas d’une personne physique, d’une amende maximale de 100 000 $ et d’un emprisonnement maximal de douze mois, ou de l’une de ces peines;

b) dans tous les autres cas, d’une amende maximale de 500 000 $.

1996, ch. 6, art. 45.

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Canada Deposit Insurance Corporation	Société d’assurance-dépôts du Canada
Enforcement Provisions	Infractions et peines
Sections 51-54	Articles 51-54

Court may order compliance

51 If a member institution or other person has been convicted of an offence under this Act, the court may, in addition to any fine or term of imprisonment that may be imposed, order the member institution or person to rectify the contravention of a provision of this Act, the regulations or the by-laws or the policy of deposit insurance in respect of which the member institution or person was convicted.

R.S., 1985, c. C-3, s. 51; R.S., 1985, c. 18 (3rd Supp.), s. 71; 1996, c. 6, s. 45; 2016, c. 7, s. 154.

Additional monetary punishment

52 (1) Where a member institution or other person has been convicted of an offence under this Act, the court may, where it is satisfied that as a result of the commission of the offence the convicted member institution or person acquired a monetary benefit or that a monetary benefit accrued to the benefit of the member institution or person, order the convicted member institution or person to pay, notwithstanding the maximum amount of any fine that may otherwise be imposed under this Act, an additional fine in an amount equal to the court’s estimation of the amount of the monetary benefit.

Restraining or compliance order

(2) If a member institution or other person does not comply with any provision of this Act, the regulations or the by-laws or the policy of deposit insurance that applies in respect of the member institution or person, the Corporation may apply to a superior court for an order directing the member institution or person to comply with or restraining the member institution or person from acting in breach of the provision or the policy and, on the application, the court may so order and make any further order that it thinks fit.

R.S., 1985, c. C-3, s. 52; R.S., 1985, c. 18 (3rd Supp.), s. 71; 1996, c. 6, s. 45; 2016, c. 7, s. 155.

Appeals

53 Any decision or order of a court that tries an issue under this Act may be appealed to the court having jurisdiction to hear appeals from that trial court.

R.S., 1985, c. 18 (3rd Supp.), s. 71; 1996, c. 6, s. 45.

Recovery and application of fines

54 All fines payable under this Act are recoverable and enforceable, with costs, at the suit of Her Majesty in right of Canada, instituted by the Attorney General of Canada and, when recovered, belong to Her Majesty in right of Canada.

1996, c. 6, s. 45.

Ordonnance du tribunal

51 Le tribunal peut, outre toute amende ou peine d’em-prisonnement qui peut ętre infligée, ordonner à l’institu-tion membre ou à la personne condamnée pour une infraction à la présente loi de remédier au manquement à une disposition de la présente loi, des règlements ou des règlements administratifs ou à la police d’assurance-dé-pôts.

L.R. (1985), ch. C-3, art. 51; L.R. (1985), ch. 18 (3e suppl.), art. 71; 1996, ch. 6, art. 45; 2016, ch. 7, art. 154.

Sanction pécuniaire additionnelle

52 (1) Le tribunal peut également, s’il est convaincu que l’institution membre ou la personne condamnée pour l’infraction a tiré des avantages financiers de l’infraction, lui ordonner de payer, malgré toute disposition de la pré-sente loi établissant un plafond à cet égard, une amende supplémentaire jusqu’à concurrence de ces avantages.

Injonction

(2) La Société peut demander à une cour supérieure soit d’enjoindre à l’institution membre ou à la personne de se conformer à une disposition de la présente loi, des règle-ments ou des règlements administratifs ou à la police d’assurance-dépôts, soit de l’empęcher de commettre une infraction à leur égard. La cour peut rendre toute autre ordonnance qu’elle juge indiquée.

L.R. (1985), ch. C-3, art. 52; L.R. (1985), ch. 18 (3e suppl.), art. 71; 1996, ch. 6, art. 45; 2016, ch. 7, art. 155.

Appel

53 Il peut en ętre appelé des décisions rendues par le tribunal de première instance sur toute question soulevée par l’application de la présente loi à la juridiction d’appel compétente.

L.R. (1985), ch. 18 (3e suppl.), art. 71; 1996, ch. 6, art. 45.

Recouvrement des amendes

54 Les amendes imposées en application de la présente loi ainsi que les dépens afférents peuvent être recouvrés en justice par le procureur général du Canada au nom de Sa Majesté, à qui appartient ces sommes.

1996, ch. 6, art. 45.

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Last amended on April 1, 2023		Dernière modification le 1 avril 2023

Canada Deposit Insurance Corporation	Société d’assurance-dépôts du Canada
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SCHEDULE

(Section 2, subsections 11(2.1), 12.1(2) and (3) and 14(1.01), sections 25.4 and 26.01 and subsection 45.2(3))

Interpretation

Definitions

1 In this schedule,

date of deposit means, with respect to any moneys constituting a deposit, the day on which credit for the moneys is given to the account of the depositor or the day on which an instrument is issued for the moneys by the institution, as the case may be; (date du dépôt)

depositor means a person whose account has been or is to be credited in respect of moneys constituting a deposit or part of a deposit or a person to whom a member institution is liable in respect of an instrument issued for moneys constituting a deposit or part of a deposit; (dé-posant)

loan company means a member institution to which the Trust and Loan Companies Act applies and that is not a trust company pursuant to subsection 57(2) of that Act; (société de prêt)

patronage allocation has the same meaning as in section 2 of the Bank Act; (ristourne)

person includes an association of persons and a government; (personne)

registered disability savings plan has the same meaning as in subsection 146.4(1) of the Income Tax Act; (ré-gime enregistré d’épargne-invalidité)

registered education savings plan has the same meaning as in subsection 146.1(1) of the Income Tax Act; (ré-gime enregistré d’épargne-études)

subordinated note [Repealed, 2007, c. 6, s. 421]

subordinated shareholder loan [Repealed, 2007, c. 6, s. 421]

trust company means a member institution to which the Trust and Loan Companies Act applies and that is a trust company pursuant to subsection 57(2) of that Act. (société de fiducie)

Definition of deposit

2 (1) Subject to subsection (2), for the purposes of this Act and the by-laws of the Canada Deposit Insurance Corporation, deposit means the unpaid balance of the

ANNEXE

(article 2, paragraphes 11(2.1), 12.1(2) et (3) et 14(1.01), articles

25.4 et 26.01 et paragraphe 45.2(3))

Définitions et interprétation

Définitions

1 Les définitions qui suivent s’appliquent à la présente annexe.

date du dépôt Date à laquelle les sommes constituant le dépôt soit sont portées au crédit du compte du déposant, soit font l’objet de l’émission d’un document par l’institu-tion. (date of deposit)

déposant La personne titulaire du compte crédité des sommes constituant un dépôt ou une partie de dépôt ou envers laquelle une institution membre engage sa res-ponsabilité aux termes du document délivré relativement à ces sommes. (depositor)

effet de second rang [Abrogée, 2007, ch. 6, art. 421]

personne Y sont assimilés les associations de personnes et les gouvernements. (person)

prêt de dernier rang [Abrogée, 2007, ch. 6, art. 421]

régime enregistré d’épargne-études S’entend au sens du paragraphe 146.1(1) de la Loi de l’impôt sur le revenu. (registered education savings plan)

régime enregistré d’épargne-invalidité S’entend au sens du paragraphe 146.4(1) de la Loi de l’impôt sur le revenu. (registered disability savings plan)

ristourne S’entend au sens de l’article 2 de la Loi sur les banques. (patronage allocation)

société de fiducie Institution membre régie par la Loi sur les sociétés de fiducie et de prêt qui est une société de fiducie au sens du paragraphe 57(2) de cette loi. (trust company)

société de prêt Institution membre régie par la Loi sur les sociétés de fiducie et de prêt qui n’est pas une société de fiducie au sens du paragraphe 57(2) de cette loi. (loan company)

Définition de dépôt

2 (1) Pour l’application de la présente loi et des règlements administratifs de la Société d’assurance-dépôts du Canada, dépôt s’entend, sous réserve du paragraphe (2),

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Canada Deposit Insurance Corporation	Société d’assurance-dépôts du Canada
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aggregate of moneys received or held by a federal institution, provincial institution or local cooperative credit society, from or on behalf of a person in the usual course of the deposit-taking business of the institution, for which the institution

(a) has given or is obligated to give credit to that person’s account or has issued or is obligated to issue a receipt, certificate, debenture (other than a debenture issued by a bank to which the Bank Act applies), transferable instrument, draft, certified draft or cheque, prepaid letter of credit, money order or other instrument in respect of which the institution is primarily liable, and

(b) is obligated to repay the moneys on a fixed day, on demand by that person or within a specified period of time following demand by that person,

including any interest accrued or payable to that person.

Included moneys

(1.1) For greater certainty, an unpaid balance of moneys received or held by an institution from or on behalf of a mortgagor in respect of realty taxes on mortgaged property is a deposit. The moneys are considered to be repayable on the earlier of the due date of the taxes or the date the mortgage is discharged.

Included moneys

(1.2) For greater certainty, moneys are considered to be a deposit or part of a deposit if they are paid in respect of a deposit that is held in a registered education savings plan or registered disability savings plan under or because of

(a) the Canada Education Savings Act or a designated provincial program as defined in subsection 146.1(1) of the Income Tax Act;

(b) any other program that has a similar purpose to a designated provincial program referred to in paragraph (a) and that is funded, directly or indirectly, by a province;

(c) the Canada Disability Savings Act or a designated provincial program as defined in subsection 146.4(1) of the Income Tax Act; or

(d) any other program that has a similar purpose to a designated provincial program referred to in paragraph (c) and that is funded, directly or indirectly, by a province.

du solde impayé de l’ensemble des sommes reçues d’une personne ou détenues au nom de celle-ci par une institution fédérale, par une institution provinciale ou par une société coopérative de crédit locale dans le cadre normal de ses activités en matière de prise de dépôts, celle-ci étant tenue :

a) d’une part, de le porter au crédit du compte de cette personne ou de délivrer un document — notam-ment reçu, certificat, débenture (à l’exclusion de celle émise par une banque régie par la Loi sur les banques), effet négociable, traite, traite ou chèque vi-sés, lettre de crédit payée d’avance ou mandat — aux termes duquel elle est le principal obligé;

b) d’autre part, de rembourser les sommes, sur demande du déposant, à échéance ou dans un délai dé-terminé suivant une demande à cet effet.

Les intérêts afférents à ces sommes font partie du dépôt.

Précision

(1.1) Il est entendu que le solde impayé de sommes déte-nues par une institution au nom du débiteur hypothé-caire à l’égard des impôts fonciers sur le bien hypothéqué constitue un dépôt. Les sommes sont considérées rem-boursables à la date oů ces impôts sont exigibles ou, si elle est antérieure, à la date ou l’hypothèque est annulée.

Précision

(1.2) Il est entendu que sont réputées être un dépôt ou partie d’un dépôt les sommes versées au titre d’un régime enregistré d’épargne-études ou d’un régime enregistré d’épargne-invalidité en vertu ou par l’effet, selon le cas :

a) de la Loi canadienne sur l’épargne-études ou d’un programme provincial désigné au sens du paragraphe 146.1(1) de la Loi de l’impôt sur le revenu;

b) de tout autre programme dont l’objet est semblable à celui d’un programme provincial désigné visé à l’ali-néa a) et qui est financé, directement ou indirectement, par une province;

c) de la Loi canadienne sur l’épargne-invalidité ou d’un programme provincial désigné au sens du paragraphe 146.4(1) de la Loi de l’impôt sur le revenu;

d) de tout autre programme dont l’objet est semblable à celui d’un programme provincial désigné visé à l’ali-néa c) et qui est financé, directement ou indirectement, par une province.

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Excluded moneys

(2) Moneys held by the institution that were received by it when it was not a federal institution, a provincial institution or a local cooperative credit society are excluded from the moneys referred to in subsection (1).

(2.1) [Repealed, 2018, c. 12, s. 211]

(2.2) [Repealed, 2018, c. 12, s. 211]

Obligation deemed

(3) For the purposes of subsection (1), if a trust company has deposited moneys in its own guaranteed trust fund on behalf of itself as trustee, it shall be deemed to be obligated to repay the moneys to the same extent as it would have been obligated to repay the moneys had the moneys been deposited by a trustee other than itself.

(4) [Repealed, 2001, c. 9, s. 216]

Moneys received on or after April 1, 1977

(5) Despite subsection (1), for the purposes of deposit insurance with the Corporation, if moneys are or were received by a member institution on or after April 1, 1977 for which the institution has issued or is obligated to issue an instrument evidencing a deposit, other than a draft, certified draft or cheque, prepaid letter of credit or money order,

(a) the moneys do not constitute a deposit unless the instrument and records of the institution specify the person entitled, at the date of issue of the instrument, to the repayment of the moneys evidenced thereby;

(b) the person referred to in paragraph (a) shall be deemed to be the depositor in respect of the moneys unless particulars of a transfer of the instrument are entered in the records of the institution, in which case the most recent transferee shown in the records shall be deemed to be the depositor; and

(c) the entry of a transfer in the records of a member institution is ineffective for the purposes of paragraph (b), if the entry is made subsequent to the termination or cancellation of the policy of deposit insurance of the member institution.

Moneys received on or after January 1, 1977

(6) Despite subsection (1), moneys received by a member institution on or after January 1, 1977, for which the institution has issued or is obligated to issue an instrument of indebtedness, other than a draft, certified draft or cheque, prepaid letter of credit or money order, do not

Exclusion

(2) Pour l’application du paragraphe (1), ne constituent pas des dépôts les sommes détenues par l’institution et reçues alors qu’elle n’était pas une institution fédérale, une institution provinciale ni une société coopérative de crédit locale.

(2.1) [Abrogé, 2018, ch. 12, art. 211]

(2.2) [Abrogé, 2018, ch. 12, art. 211]

Présomption

(3) Pour l’application du paragraphe (1), les sociétés de fiducie qui déposent des sommes dans leur propre fonds en fiducie garanti, en leur qualité de fiduciaire, sont ré-putées être obligées de les rembourser comme si elles avaient été déposées par d’autres fiduciaires.

(4) [Abrogé, 2001, ch. 9, art. 216]

Sommes reçues le 1er avril 1977 ou par la suite

(5) Malgré le paragraphe (1), les règles suivantes s’ap-pliquent, dans le cadre de l’assurance-dépôts, aux sommes reçues par une institution membre le 1er avril 1977 ou par la suite et relativement auxquelles elle a déli-vré ou est obligée de délivrer un document faisant foi d’un dépôt autre qu’une traite, une traite ou un chèque visés, une lettre de crédit payée d’avance ou un mandat :

a) ces sommes ne constituent un dépôt que si le document et les registres de l’institution mentionnent ex-pressément la personne ayant droit, à la date de déli-vrance de celui-ci, à leur remboursement;

b) la personne visée à l’alinéa a) est réputée ętre le dé-posant des sommes sauf si les détails de la cession du document ont été consignés dans les registres de l’ins-titution; dans ce cas, c’est le dernier cessionnaire figurant sur les registres qui est réputé être le déposant;

c) toute consignation d’une cession postérieure à l’an-nulation de l’assurance-dépôts de l’institution ou à la résiliation de sa police est sans effet.

Sommes reçues le 1er janvier 1977 ou par la suite

(6) Malgré le paragraphe (1), ne constituent pas un dé-pôt les sommes reçues par une institution membre le 1er janvier 1977 ou par la suite et relativement auxquelles elle a délivré ou est obligée de délivrer un document — autre qu’une traite, une traite ou un chèque visés, une

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Canada Deposit Insurance Corporation	Société d’assurance-dépôts du Canada
SCHEDULE	ANNEXE

constitute a deposit where the instrument is payable outside Canada.

Patronage allocation

(7) A patronage allocation does not constitute a deposit.

Not part of deposit

3 If a member institution is obligated to repay to a person any moneys that are received or held by the institution and the date on which the person acquires their interest or right in the moneys is a date subsequent to the date on which the policy of deposit insurance of the member institution is terminated or cancelled, the amount of the moneys is considered not to constitute part of a deposit for the purposes of deposit insurance with the Corporation.

Co-ownership of Deposits

Co-owned deposits

4 (1) If a member institution is obligated to repay moneys to a depositor who is acting as a co-owner with another person and the co-ownership is disclosed on the records of the member institution, in accordance with the by-laws, the deposit of the depositor is, for the purposes of deposit insurance with the Corporation, considered to be a deposit separate from any deposit of the depositor acting in their own right, in a trust capacity or in another co-ownership capacity with the member institution.

Co-ownership

(2) For greater certainty, if two or more persons are co-owners of two or more deposits, the aggregate of those deposits shall be insured to a maximum of one hundred thousand dollars.

Deferred or Other Special Income Arrangements

Registered retirement savings plans

5 (1) Despite subsection 6(2), for the purposes of deposit insurance with the Corporation, if moneys that constitute a deposit or part of a deposit are received by a member institution from a depositor in accordance with a registered retirement savings plan, as defined in subsection 146(1) of the Income Tax Act, and the plan is for the benefit of an individual, then the aggregate of those moneys and any other moneys received from that lettre de crédit payée d’avance ou un mandat — qui est payable à l’étranger.

Ristournes

(7) Les ristournes ne constituent pas un dépôt.

Exclusion du dépôt

3 Les sommes qu’une institution membre a reçues ou détient et qu’elle est tenue de rembourser sont réputées ne pas faire partie d’un dépôt assurable si la date d’acqui-sition des droits ou intérêts sur ces sommes est posté-rieure à celle de l’annulation de l’assurance-dépôts ou de la résiliation de la police.

Dépôts en copropriété

Cas de copropriété

4 (1) En cas d’obligation pour une institution membre de rembourser des sommes à un déposant qui agit en qualité de copropriétaire avec une autre personne, le dé-pôt du déposant est, en ce qui concerne l’assurance-dé-pôts, réputé être un dépôt distinct de tout dépôt effectué par le déposant qui agit en son propre nom, en qualité de fiduciaire pour une autre fiducie ou en qualité de copro-priétaire d’un dépôt à condition d’ętre inscrit dans les registres de l’institution conformément aux règlements ad-ministratifs.

Propriété conjointe

(2) Il est entendu que dans les cas où deux personnes ou plus sont copropriétaires de plusieurs dépôts, l’assurance maximale applicable au total de ces dépôts est de cent mille dollars.

Régime de participation différée et autres arrangements spéciaux

Dépôts effectués au titre d’un régime enregistré d’épargne-retraite

5 (1) Malgré le paragraphe 6(2), les sommes qu’une institution membre reçoit d’un męme déposant, au titre d’un régime enregistré d’épargne-retraite au sens du paragraphe 146(1) de la Loi de l’impôt sur le revenu éta-bli pour un particulier et qui constituent un dépôt ou partie d’un dépôt effectué pour le męme particulier sont,

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depositor in accordance with any other registered retirement savings plan that constitute a deposit or part of a deposit for the benefit of that individual is considered to be a single deposit separate from any other deposit for the benefit of that individual.

Registered retirement income funds

(2) Despite subsection 6(2), for the purposes of deposit insurance with the Corporation, if moneys that constitute a deposit or part of a deposit are received by a member institution from a depositor under a registered retirement income fund, as defined in subsection 146.3(1) of the Income Tax Act, and the plan is for the benefit of an individual, then the aggregate of those moneys and any other moneys that constitute a deposit or part of a deposit received from that depositor under any other registered retirement income fund that is for the benefit of that individual, is considered to be a single deposit separate from any other deposit for the benefit of that individual.

Tax-free savings accounts

(3) Despite subsection 6(2), for the purposes of deposit insurance with the Corporation, if moneys that constitute a deposit or part of a deposit are received by a member institution from a depositor under a tax-free savings account, within the meaning assigned by section 146.2 of the Income Tax Act, and the account is for the benefit of an individual, then the aggregate of those moneys and any other moneys that constitute a deposit or part of a deposit received from that depositor under any other tax-free savings account that is for the benefit of that individual is considered to be a single deposit separate from any other deposit for the benefit of that individual.

First home savings account

(3.1) Despite subsection 6(2), for the purposes of deposit insurance with the Corporation, if moneys that constitute a deposit or part of a deposit are received by a member institution from a depositor under a first home savings account as defined in subsection 248(1) of the Income Tax Act, and the account is for the benefit of an individual, then the aggregate of those moneys and any other moneys that constitute a deposit or part of a deposit received from that depositor under any other first home savings account that is for the benefit of that individual is considered to be a single deposit separate from any other deposit for the benefit of that individual.

ainsi que les autres sommes qui sont reçues du męme dé-posant au titre de tout autre régime enregistré d’épargne-retraite établi pour un particulier et qui constituent un dépôt ou partie d’un dépôt effectué pour ce particulier, sont réputées constituer, dans le cadre de l’assurance-dé-pôts, un dépôt unique, distinct de tout autre dépôt effec-tué pour ce particulier.

Fonds enregistré de revenu de retraite

(2) Malgré le paragraphe 6(2), les sommes qu’une institution membre reçoit d’un déposant au titre d’un fonds enregistré de revenu de retraite, au sens du paragraphe 146.3(1) de la Loi de l’impôt sur le revenu établi pour un particulier et qui constituent un dépôt ou partie d’un dé-pôt effectué pour un individu, ainsi que les autres sommes qui sont reçues du męme déposant au titre de tout autre fonds enregistré de revenu de retraite établi pour un particulier et qui constituent un dépôt ou partie d’un dépôt effectué pour cet individu, sont réputées constituer, dans le cadre de l’assurance-dépôts, un seul dépôt distinct de tout autre dépôt fait pour cet individu.

Compte d’épargne libre d’impôt

(3) Malgré le paragraphe 6(2), les sommes qu’une institution membre reçoit d’un déposant au titre d’un compte d’épargne libre d’impôt — visé à l’article 146.2 de la Loi de l’impôt sur le revenu — établi pour un particulier et qui constituent un dépôt ou partie d’un dépôt effectué pour un particulier, ainsi que les autres sommes qui sont reçues du męme déposant au titre de tout autre compte d’épargne libre d’impôt établi pour un particulier et qui constituent un dépôt ou partie d’un dépôt effectué pour ce particulier, sont réputées constituer, dans le cadre de l’assurance-dépôts, un dépôt unique, distinct de tout autre dépôt effectué pour ce particulier conformément aux règlements administratifs.

Compte d’épargne pour l’achat d’une première propriété

(3.1) Malgré le paragraphe 6(2), dans le cadre de l’assu-rance-dépôt auprès de la société, si les sommes qui constituent un dépôt, ou une partie d’un dépôt, sont re-çues par une institution membre d’un déposant au titre d’un compte d’épargne libre d’impôt pour l’achat d’une première propriété au sens du paragraphe 248(1) de la Loi de l’impôt sur le revenu, et que le compte est établi pour un particulier, l’ensemble de ces sommes et de toutes autres sommes qui constituent un dépôt ou une partie d’un dépôt reçues du męme déposant au titre de tout autre compte d’épargne libre d’impôt pour l’achat d’une première propriété qui est établi pour ce particu-lier, sont réputées constituer un dépôt unique, distinct de tout autre dépôt effectué pour ce particulier.

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Registered education savings plans

(4) Despite subsection 6(2), for the purposes of deposit insurance with the Corporation, if moneys that constitute a deposit or part of a deposit are received by a member institution from a depositor under a registered education savings plan that is for the benefit of an individual, then the aggregate of those moneys and any other moneys that constitute a deposit received from that depositor under any other registered education savings plan that is for the benefit of that individual is considered to be a single deposit separate from any other deposit for the benefit of that individual.

Registered disability savings plans

(5) Despite subsection 6(2), for the purposes of deposit insurance with the Corporation, if moneys that constitute a deposit are received by a member institution from a depositor under a registered disability savings plan that is for the benefit of an individual, then the aggregate of those moneys and any other moneys that constitute a deposit or part of a deposit received from the same depositor under any other registered disability savings plan that is for the benefit of that individual is considered to be a single deposit separate from any other deposit for the benefit of that individual.

Government moneys

(6) For the purposes of subsections (4) and (5) moneys received by a member institution from a depositor in accordance with a registered education savings plan or a registered disability savings plan are considered to include moneys received from the government of Canada or the government of a province under that plan.

Trust Deposits

General

Trust deposits

6 (1) If a member institution is obligated to repay moneys to a depositor who is acting as a trustee for another person and the trusteeship is disclosed on the records of the member institution, in accordance with the by-laws, the deposit of the depositor is, for the purposes of deposit insurance with the Corporation, considered to be a deposit separate from any deposit of the depositor acting in their own right, in a co-ownership capacity or acting in a trust capacity for another person with the member institution.

Régime enregistré d’épargne-études

(4) Malgré le paragraphe 6(2), les sommes qu’une institution membre reçoit d’un déposant au titre d’un régime enregistré d’épargne-études établi pour un particulier et qui constituent un dépôt ou partie d’un dépôt effectué pour un particulier, ainsi que les autres sommes qui sont reçues du męme déposant au titre de tout autre régime enregistré d’épargne-études établi pour un particulier et qui constituent un dépôt ou partie d’un dépôt effectué pour ce particulier, sont réputées constituer, dans le cadre de l’assurance-dépôts, un dépôt unique, distinct de tout autre dépôt effectué pour ce particulier.

Régime enregistré d’épargne-invalidité

(5) Malgré le paragraphe 6(2), les sommes qu’une institution membre reçoit d’un déposant au titre d’un régime enregistré d’épargne-invalidité établi pour un particulier et qui constituent un dépôt ou partie d’un dépôt effectué pour un particulier, ainsi que les autres sommes qui sont reçues du męme déposant au titre de tout autre régime enregistré d’épargne-invalidité établi pour un particulier et qui constituent un dépôt ou partie d’un dépôt effectué pour ce particulier, sont réputées constituer, dans le cadre de l’assurance-dépôts, un dépôt unique, distinct de tout autre dépôt effectué pour ce particulier.

Sommes reçues d’un gouvernement

(6) Pour l’application des paragraphes (4) et (5), les sommes qu’une institution membre reçoit d’un déposant au titre d’un régime enregistré d’épargne-études ou d’un régime enregistré d’épargne-invalidité sont réputées in-clure les sommes reçues du gouvernement du Canada ou du gouvernement d’une province au titre de ce régime.

Dépôts en fiducie

Dispositions générales

Dépôts en fiducie

6 (1) En cas d’obligation pour une institution membre de rembourser des sommes à un déposant qui agit en qualité de fiduciaire pour une autre personne, et si la fiducie est inscrite dans les registres de l’institution, y compris les renseignements inscrits conformément aux règlements administratifs, le dépôt qu’il effectue en fiducie pour une autre personne est, dans le cadre de l’assu-rance-dépôts, réputé constituer un dépôt distinct de tout dépôt effectué par le déposant qui agit en son propre nom en qualité de fiduciaire du dépôt ou en qualité de copropriétaire d’un dépôt.

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Separate trust deposit

(2) If a member institution is obligated to repay moneys to a depositor who is acting as trustee for a beneficiary and the trusteeship is disclosed on the records of the member institution, in accordance with the by-laws, the interest or right of the beneficiary in the deposit is, for the purposes of deposit insurance with the Corporation, considered to be a deposit separate from any deposit of the beneficiary made with the member institution in their own right for their own use and separate from any interest or right of the beneficiary in respect of any other trust deposit made by another depositor of which the beneficiary is a beneficiary.

Deposit of beneficiary

(3) Subject to section 10, if a member institution is obligated to repay moneys to a depositor who is acting as trustee for two or more beneficiaries and the interest or right of a beneficiary in the deposit is disclosed on the records of the member institution, in accordance with the by-laws, the interest or right of that beneficiary in the deposit is, for the purposes of deposit insurance with the Corporation, considered to be a separate deposit.

Multiple deposits

(4) For greater certainty, if a member institution is obligated to repay moneys to a depositor who is acting as trustee for two or more trusteeships under which the same beneficiary is a beneficiary, the aggregate of the interest or right of that beneficiary in those deposits shall be insured to a maximum of one hundred thousand dollars.

Notice to trustees

(5) The Corporation may, in accordance with the bylaws, require a member institution who is obligated to repay moneys to a depositor who is acting as a trustee for another person to provide the trustee with the information specified by the Corporation.

Error or omission

(6) An error or omission that results in a failure to meet a requirement of this schedule does not prevent a deposit from being considered a separate deposit under subsection (1), (2) or (3) if

(a) the trustee is aware of the error or omission and has made their best efforts to correct it; or

(b) the trustee is not aware of the error or omission but has exercised due diligence to be in compliance with the requirements of this schedule.

Dépôt distinct

(2) En cas d’obligation pour une institution membre de rembourser des sommes à un déposant qui agit en quali-té de fiduciaire pour un bénéficiaire, et si la fiducie est inscrite dans les registres de l’institution, y compris les renseignements inscrits conformément aux règlements administratifs, le droit ou l’intéręt du bénéficiaire du dé-pôt en cause est réputé, quant au bénéficiaire, dans le cadre de l’assurance-dépôts, constituer un dépôt distinct des dépôts qu’il effectue en son propre nom ou des dé-pôts en fiducie effectués par un autre déposant dont il est le bénéficiaire.

Dépôt d’un bénéficiaire

(3) Sous réserve de l’article 10, en cas d’obligation pour une institution membre de rembourser des sommes à un déposant qui agit en qualité de fiduciaire pour plusieurs bénéficiaires, le droit ou l’intéręt d’un bénéficiaire sur le dépôt est réputé, dans le cadre de l’assurance-dépôts, ętre un dépôt distinct, à condition d’ętre inscrit dans les registres de l’institution conformément aux règlements administratifs.

Dépôts multiples — précision

(4) Il est entendu qu’en cas d’obligation pour une institution membre de rembourser des sommes à un déposant qui agit comme fiduciaire dans le cadre de deux ou de plusieurs fiducies pour un męme bénéficiaire, l’assurance maximale applicable au total des droits ou intérêts de ce-lui-ci dans les dépôts qu’il détient est de cent mille dollars.

Avis au fiduciaire

(5) La Société peut, conformément aux règlements administratifs, exiger d’une institution membre, si celle-ci a l’obligation de rembourser des sommes à un déposant qui agit comme fiduciaire pour une autre personne, qu’elle fournisse au fiduciaire les renseignements spéci-fiés par la Société.

Erreur ou omission

(6) Une erreur ou une omission entraînant un défaut de se conformer à une exigence de la présente annexe n’em-pęche pas ce dépôt d’ętre réputé constituer un dépôt distinct en vertu des paragraphes (1), (2) ou (3), si:

a) étant au courant de l’erreur ou de l’omission, le fi-duciaire a fait de son mieux pour la corriger;

b) n’étant pas au courant de l’erreur ou de l’omission, le fiduciaire a fait preuve de diligence raisonnable pour se conformer aux exigences de cette annexe.

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Deposit considered separate

6.1 (1) A deposit that is not considered to be a separate deposit under section 6 is considered to be a separate deposit under that section if the trustee of the deposit meets the requirements of this schedule on the determination date or within 90 days after the determination date.

Definition of determination date

(2) In subsection (1), determination date has the same meaning as in subsection 1(1) of the Canada Deposit Insurance Corporation Co-owned and Trust Deposit Disclosure By-law.

Nominee Broker Deposits

Additional conditions

7 (1) The following conditions apply to nominee broker deposits in addition to those set out in section 6:

(a) at the time the deposit is made and each time a change is made to the deposit, the nominee broker must provide the following information to the member institution for it to disclose on its records

(i) the fact that the deposit is made by a nominee broker,

(ii) the unique alphanumeric code for each beneficiary of the deposit, assigned in accordance with the by-laws,

(iii) the amount or percentage of the interest or right of the beneficiary associated with that code, and

(iv) any other information specified in the by-laws; and

(b) the nominee broker must provide, in accordance with the by-laws, the following to the Corporation, within three business days after the day on which a request is made by the Corporation:

(i) each unique alphanumeric code provided under subparagraph (a)(ii),

(ii) the current name and address of the beneficiary associated with that code, and

(iii) any other information specified in the by-laws respecting the deposit.

Dépôt réputé être un dépôt distinct

6.1 (1) Le dépôt qui n’est pas réputé ętre un dépôt distinct en vertu de l’article 6 est tout de même réputé constituer un dépôt distinct, en vertu de cet article, si, à la date-repère ou dans les quatre-vingt-dix jours suivant la date-repère, le fiduciaire du dépôt satisfait aux exigences de la présente annexe.

Définition de date-repère

(2) Au paragraphe (1), date-repère s’entend au sens du paragraphe 1(1) du Règlement administratif de la Socié-té d’assurance-dépôts du Canada concernant les rensei-gnements sur les dépôts en copropriété et en fiducie.

Dépôts de courtiers-fiduciaires

Conditions supplémentaires

7 (1) Les conditions ci-après s’appliquent aux dépôts de courtiers-fiduciaires, en plus de celles qui sont visées à l’article 6 :

a) au moment du dépôt et chaque fois que ce dépôt est modifié, le courtier-fiduciaire fournit à l’institution membre les renseignements ci-après afin qu’ils soient inscrits aux registres de celle-ci :

(i) le fait que le dépôt est effectué par un courtier-fiduciaire,

(ii) le code alphanumérique distinct de chaque bé-néficiaire du dépôt, attribué conformément aux rè-glements administratifs,

(iii) la somme ou le pourcentage représentant le droit ou l’intéręt du bénéficiaire associé à ce code,

(iv) tout autre renseignement prévu dans les règle-ments administratifs;

b) le courtier-fiduciaire doit, conformément aux rè-glements administratifs, fournir à la Société dans les trois jours ouvrables suivant la demande de celle-ci :

(i) un code alphanumérique distinct, fourni au titre du sous-alinéa a)(ii),

(ii) les nom et adresse à jour du bénéficiaire associé à ce code,

(iii) tout autre renseignement réglementaire concernant les dépôts.

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SCHEDULE	ANNEXE

Co-ownership

(2) If two or more persons are co-owners of a deposit, they are, for the purposes of assigning a unique alphanumeric code, considered to be a single beneficiary, separate from any of the persons as a beneficiary — in their own right, in a trust capacity or in another co-ownership capacity — of a deposit made by the same nominee broker with the same member institution.

Member institution requirements — agreements and arrangements

8 (1) If a member institution enters into an agreement or arrangement respecting nominee broker deposits, the member institution must ensure that the agreement or arrangement includes provisions that require the nominee broker

(a) to provide information to the Corporation in accordance with paragraph 7(1)(b);

(b) to make an initial attestation to the Corporation and updated attestations in accordance with the bylaws that state whether the nominee broker is, or is not, capable of fullfilling the obligations set out in paragraph 7(1)(b); and

(c) to provide and update contact information in accordance with the by-laws to the member institution.

Updates

(2) The member institution must ask the depositor to make an updated attestation under paragraph (1)(b) and to provide updated contact information under paragraph (1)(c) each April.

Notice

(3) If a member institution enters into an agreement or arrangement respecting nominee broker deposits, the member institution must notify the Corporation in accordance with the by-laws.

Notice — end of agreement or arrangement

(4) If a member institution that has entered into an agreement or arrangement respecting nominee broker deposits is no longer a party to that agreement or arrangement, the member institution must notify the Corporation in accordance with the by-laws.

Failure to comply with paragraph 7(1)(a)

(5) If the member institution receives moneys from or holds moneys in a nominee broker deposit and the nominee broker fails to comply with paragraph 7(1)(a), the member institution must, as soon as possible after the

Propriété conjointe

(2) Si plusieurs personnes sont copropriétaires d’un dépôt, elles sont, en ce qui concerne l’attribution du code alphanumérique distinct, réputées ętre un seul bénéfi-ciaire, distinct de toute personne qui agit comme bénéfi-ciaire — en leur propre intéręt, en qualité de fiduciaire ou en qualité de copropriétaire — d’un dépôt effectué par le męme courtier-fiduciaire auprès de l’institution membre.

Exigences de l’institution membre — ententes ou arrangements

8 (1) L’institution membre inscrit des clauses imposant au courtier-fiduciaire les obligations ci-après dans toute entente ou tout arrangement visant des dépôts de courtier-fiduciaire :

a) fournir à la Société les renseignements, conformé-ment aux règlements administratifs;

b) fournir à la Société une attestation et des mises à jour périodiques de celle-ci conformément aux règlements administratifs, indiquant s’il peut ou non s’ac-quitter des obligations visées à l’alinéa 7(1)b);

c) fournir à l’institution membre ses coordonnées vi-sées aux règlements administratifs ainsi que leur mise à jour.

Mises à jour

(2) L’institution membre demande au déposant de four-nir la mise à jour de l’attestation visée à l’alinéa (1)b) et de la mise à jour visée à l’alinéa (1)c), chaque mois d’avril.

Avis

(3) Si une institution membre conclut une entente ou un arrangement visant les dépôts d’un courtier-fiduciaire, l’institution membre en avise la Société conformément aux règlements administratifs.

Avis — fin de l’entente ou de l’arrangement

(4) Si une institution membre qui a conclu une entente ou un arrangement visant les dépôts d’un courtier-fidu-ciaire n’est plus partie à cette entente ou à cet arrangement, elle en avise la Société conformément aux règlements administratifs.

Défaut de se conformer — alinéa 7(1)a)

(5) Une institution membre qui reçoit des sommes lors d’un dépôt d’un courtier-fiduciaire au nom d’un individu ou qui détient des sommes pour le courtier-fiduciaire doit, dès que possible après le défaut de celui-ci de se conformer à l’alinéa 7(1)a), lui fournir les

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failure, provide the nominee broker with the information specified in the by-laws.

Professional Trustee Accounts

Professional trustee account

9 A member institution must identify an account as a professional trustee account if the depositor

(a) makes an attestation, in accordance with the bylaws, stating that they are a professional trustee;

(b) provides contact information in accordance with the by-laws; and

(c) requests that the account to be identified as a professional trustee account.

Deposit of beneficiary

10 If a deposit referred to in subsection 6(3) is held in an account identified as a professional trustee account, the interest or right of each beneficiary in the deposit does not have to be disclosed on the records of the member institution. However, the interest or right of each beneficiary in the deposit is not, for the purposes of deposit insurance with the Corporation, considered to be a separate deposit unless the depositor meets the conditions set out in section 11.

Additional conditions

11 In respect of a deposit held in an account identified as a professional trustee account, the following conditions apply in addition to those set out in subsections 6(1) and (2):

(a) the depositor must, in accordance with the bylaws, maintain a record that sets out the current name and address of each beneficiary of a deposit in the account and the amount or percentage of the interest or right of each beneficiary;

(b) the depositor must provide, in accordance with the by-laws, information respecting deposits in the account to the Corporation if a request is made by the Corporation; and

(c) each April, the depositor must provide the member institution with

(i) an attestation, in accordance with the by-laws, stating that they continue to be a professional trustee,

(ii) confirmation that the account is to continue to be identified as a professional trustee account, and renseignements prévus dans les règlements administra-tifs.

Comptes de fiduciaire professionnel

Comptes de fiduciaire professionnel

9 L’institution membre considère un compte comme un compte de fiduciaire professionnel si le déposant :

a) atteste, conformément aux règlements administra-tifs, qu’il est un fiduciaire professionnel;

b) fournit les coordonnées conformément aux règlements administratifs;

c) demande que le compte soit considéré comme un compte de fiduciaire professionnel.

Dépôt d’un bénéficiaire

10 Dans le cas où un dépôt visé au paragraphe 6(3) est détenu dans un compte considéré comme un compte de fiduciaire professionnel, le droit ou l’intérêt de chaque bénéficiaire sur le dépôt n’a pas à être inscrit dans les registres de l’institution membre. Toutefois, le droit de chaque bénéficiaire sur le dépôt, dans le cadre de l’assu-rance-dépôts, n’est pas réputé ętre un dépôt distinct, à moins que le déposant remplisse les conditions visées à l’article 11.

Exigences supplémentaires

11 Les exigences ci-après s’appliquent au dépôt détenu dans un compte considéré comme un compte de fidu-ciaire professionnel, en plus de celles prévues aux paragraphes 6(1) et (2) :

a) le déposant doit, conformément aux règlements ad-ministratifs, conserver des registres dans lesquels sont inscrits les nom et adresse à jour de chaque bénéfi-ciaire d’un dépôt effectué dans ce compte ainsi que la somme ou le pourcentage représentant le droit ou l’in-téręt de chacun de ces bénéficiaires;

b) le déposant doit, conformément aux règlements administratifs, fournir les renseignements concernant les dépôts dans ce compte à la Société, à la demande de celle-ci;

c) le déposant fournit à l’institution membre, en avril de chaque année :

(i) conformément aux règlements administratifs, une attestation indiquant qu’il est encore un fidu-ciaire professionnel,

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SCHEDULE	ANNEXE

(iii) updated contact information in accordance with the by-laws.

Updates

12 (1) A member institution that has identified an account as a professional trustee account must ask the depositor to carry out the actions referred to in paragraph

11(c) each March.

Change of status

(2) A depositor who has requested that the account to be identified as a professional trustee account and who is no longer a professional trustee, must notify the member institution that they are no longer a professional trustee and request that the designation be removed.

Designation removed

(3) A member institution must remove the designation of an account identified as a professional trustee account if

(a) the depositor requests that the designation be removed; or

(b) the depositor fails to carry out the actions referred to in paragraph 11(c) by April 30.

Information privileged

13 For greater certainty, the provision by a depositor to the Corporation of information respecting deposits held in an account identified as a professional trustee account that is subject to solicitor-client privilege or the professional secrecy of advocates and notaries does not constitute a waiver of the privilege or secrecy.

By-laws

By-laws

14 For the purposes of the provisions of this schedule, the Board may make by-laws

(a) respecting information that is to be disclosed on the records of a member institution in respect of a co-ownership interest, a trusteeship or the interest or right of a beneficiary in a deposit;

(b) respecting the assignment of unique alphanumeric codes for beneficiaries of nominee broker deposits;

(ii) la confirmation que le compte continue d’être considéré comme un compte d’un fiduciaire profes-sionnel,

(iii) une mise à jour de ses coordonnées conformé-ment aux règlements administratifs.

Mises à jour

12 (1) L’institution membre qui a considéré un compte comme un compte de fiduciaire professionnel demande au déposant, chaque mois de mars, de fournir les rensei-gnements visés à l’alinéa 11c).

Changement de condition

(2) Un déposant — dont le compte est considéré comme un compte de fiduciaire professionnel — qui n’est plus un fiduciaire professionnel doit aviser l’institution membre qu’il n’est plus un fiduciaire professionnel et demander que sa désignation soit supprimée.

Désignation supprimée

(3) Une institution membre supprime la désignation d’un compte comme compte de fiduciaire professionnel dans les cas suivants :

a) le déposant demande que la désignation soit sup-primée;

b) le déposant a omis de fournir les renseignements visés à l’alinéa 11c) au plus tard le 30 avril.

Renseignements protégés — précision

13 Il est entendu que la communication par un déposant à la Société de renseignements relativement à des dépôts dans un compte considéré comme un compte de fidu-ciaire professionnel qui sont protégés par le secret pro-fessionnel qui lie un avocat à son client ne constitue pas une renonciation à cette protection.

Règlements administratifs

Règlements administratifs

14 Pour l’application de la présente annexe, le conseil peut prendre des règlements administratifs :

a) concernant les renseignements qui doivent ętre inscrits dans les registres d’une institution membre relativement à un droit ou un intéręt dans une copro-priété, à une fiducie ou au droit ou à l’intérêt d’un bé-néficiaire dans un dépôt;

b) concernant l’attribution de codes alphanumériques distincts pour chaque bénéficiaire d’un dépôt de courtier-fiduciaire;

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(c) specifying information that is to be disclosed on the records of a member institution in respect of a nominee broker deposit;

(d) specifying the information a nominee broker is to provide, and the form and manner in which it is to be provided, under paragraph 7(1)(b);

(e) respecting attestations by nominee brokers and professional trustees;

(f) respecting contact information referred to in paragraph 8(1)(c) and 9(b) and subparagraph 11(c)(iii);

(g) respecting notification requirements for agreements or arrangements respecting nominee broker deposits;

(h) specifying information for the purposes of subsection 8(4);

(i) respecting records to be maintained under paragraph 11(a);

(j) specifying the information a professional trustee is to provide, and the form and manner in which it is to be provided, under paragraph 11(b); and

(k) respecting the provision of information to trustees under subsection 6(5).

R.S., 1985, c. C-3, Sch.; R.S., 1985, c. 18 (3rd Supp.), ss. 72, 73; 1991, c. 45, s. 545; 1996, c. 6, ss. 45.1, 46; 1999, c. 28, ss. 108, 109; 2001, c. 9, s. 216; 2005, c. 30, s. 108; 2007, c. 6, s. 421; 2009, c. 2, s. 254; 2010, c. 12, ss. 1892, 2105 to 2107; 2012, c. 5, ss. 204(E), 205(E); 2018, c. 12, s. 208; 2018, c. 12, s. 209; 2018, c. 12, s. 210; 2018, c. 12, s. 211; 2018, c. 12, s. 212; 2021, c. 23, s. 138; 2022, c. 19, s. 59.

c) prévoyant les renseignements qui doivent ętre ins-crits dans les registres d’une institution membre relativement à un dépôt de courtier-fiduciaire;

d) prévoyant les renseignements qu’un courtier-fidu-ciaire doit fournir, et les modalités selon lesquelles les renseignements sont fournis, au titre de l’alinéa 7(1)b);

e) concernant l’attestation fournie par un courtier-fi-duciaire et un fiduciaire professionnel;

f) concernant les renseignements sur les coordonnées visés aux alinéas 8(1)c) et 9b) et au sous-alinéa 11c)(iii);

g) concernant les exigences en matičre d’avis pour les ententes ou les arrangements visant les dépôts d’un courtier-fiduciaire;

h) prévoyant les renseignements pour l’application du paragraphe 8(4);

i) concernant les registres à conserver au titre de l’ali-néa 11a);

j) prévoyant les renseignements qu’un fiduciaire pro-fessionnel doit fournir, et les modalités selon les-quelles les renseignements sont fournis, au titre de l’alinéa 11b);

k) concernant la fourniture de renseignements aux fi-duciaires au titre du paragraphe 6(5).

L.R. (1985), ch. C-3, ann.; L.R. (1985), ch. 18 (3e suppl.), art. 72 et 73; 1991, ch. 45, art. 545; 1996, ch. 6, art. 45.1 et 46; 1999, ch. 28, art. 108 et 109; 2001, ch. 9, art. 216; 2005, ch. 30, art. 108; 2007, ch. 6, art. 421; 2009, ch. 2, art. 254; 2010, ch. 12, art. 1892 et 2105 à 2107; 2012, ch. 5, art. 204(A) et 205(A); 2018, ch. 12, art. 208; 2018, ch. 12, art. 209; 2018, ch. 12, art. 210; 2018, ch. 12, art. 211; 2018, ch. 12, art. 212; 2021, ch. 23, art. 138; 2022, ch. 19, art. 59.

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RELATED PROVISIONS	DISPOSITIONS CONNEXES

RELATED PROVISIONS

— 1992, c. 26, s. 14

Existing security interests

14 Paragraphs 39.15(1)(b) to (d) and subsection 39.15(2) of the said Act do not apply in respect of a remedy under, or a stipulation of, a security agreement creating a security interest in property of a federal member institution if the security interest

(a) was created before the later of

(i) the coming into force of subsection 419(1) of the Trust and Loan Companies Act, in the case of a federal member institution that is a company to which that Act applies, or of subsection 419(1) of the Bank Act, chapter 46 of the Statutes of Canada, 1991, in the case of a federal member institution that is a bank, and

(ii) the coming into force of section 11 of this Act; and

(b) is exempted by the Superintendent from the application of those paragraphs and that subsection.

— 1996, c. 6, s. 45. 1 (2)

(2) Subsection (1) applies only in respect of deposit moneys received by an institution after that subsection comes into force.

— 2007, c. 29, s. 118

Canada Deposit Insurance Corporation Act

118 The amendment to the Canada Deposit Insurance Corporation Act made by section 103 of this Act applies only to a federal member institution in respect of which an order under subsection 39.13(1) of that Act is made on or after the day on which the amendment comes into force.

DISPOSITIONS CONNEXES

— 1992, ch. 26, art. 14

Sûretés existantes

14 Les alinéas 39.15(1)b) à d) et le paragraphe 39.15(2) de la męme loi ne s’appliquent pas aux contrats de garantie créant une sûreté sur un bien d’une institution fédérale membre ni aux recours prévus par ces derniers si, à la fois, la sûreté :

a) a été créée avant la dernière des dates suivantes :

(i) la date d’entrée en vigueur soit du paragraphe 419(1) de la Loi sur les sociétés de fiducie et de prêt, dans le cas oû l’institution est une société régie par cette loi, soit du paragraphe 419(1) de la Loi sur les banques, chapitre 46 des Lois du Canada (1991), dans le cas oů l’institution est une banque,

(ii) la date d’entrée en vigueur de l’article 11 de la présente loi;

b) a été exemptée par le surintendant de l’application de ces alinéas et de ce paragraphe.

— 1996, ch. 6, par. 45.1 (2)

(2) Le paragraphe (1) ne s’applique qu’aux sommes reçues par les institutions après son entrée en vigueur.

— 2007, ch. 29, art. 118

Loi sur la Société d’assurance-dépôts du Canada

118 Toute modification apportée à la Loi sur la Société d’assurance-dépôts du Canada par l’article 103 ne s’applique qu’ à l’institution fédérale membre à l’égard de la-quelle est pris un décret en vertu du paragraphe 39.13(1) de cette loi à la date d’entrée en vigueur de la modification ou par la suite.

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AMENDMENTS NOT IN FORCE	MODIFICATIONS NON EN VIGUEUR

AMENDMENTS NOT IN FORCE

— 2014, c. 39, s. 268

268 Section 39 of the Canada Deposit Insurance Corporation Act is repealed.

— 2021, c. 23, s. 129

129 Section 39.24 of the English version of the Act is replaced by the following:

Determination and decision conclusive

39.24 Except as otherwise provided in this Act, a determination or decision made by the Corporation under section 39.23 or by an assessor appointed under section

39.26 is for all purposes final and conclusive and shall not be questioned or reviewed in any court.

— 2021, c. 23, s. 130

130 Section 39.26 of the Act is replaced by the following:

Appointment of assessor

39.26 (1) In the circumstances prescribed by the regulations, the Governor in Council shall, by order, appoint as assessor a judge who is in receipt of a salary under the Judges Act to review a determination made by the Corporation under subsection 39.23(1).

Review

(2) In reviewing the Corporation’s determination, the assessor shall decide whether the Corporation made its determination based on an erroneous finding of fact that it made in a perverse or capricious manner or without regard for the material before it or on an unreasonable estimate.

Confirmation of determination

(3) If the assessor decides that the Corporation did not make its determination based on such a finding of fact or on such an estimate, the assessor shall confirm the Corporation’s determination.

Determination of amount

(4) If the assessor decides that the Corporation made its determination based on such a finding of fact or on such an estimate, the assessor shall determine, in accordance with the regulations and the by-laws, the amount of compensation, if any, to be paid to the prescribed person and

MODIFICATIONS NON EN VIGUEUR

— 2014, ch. 39, art. 268

268 L’article 39 de la Loi sur la Société d’assu-rance-dépôts du Canada est abrogé.

— 2021, ch. 23, art. 129

129 L’article 39.24 de la version anglaise de la même loi est remplacé par ce qui suit:

Determination and decision conclusive

39.24 Except as otherwise provided in this Act, a determination or decision made by the Corporation under section 39.23 or by an assessor appointed under section

39.26 is for all purposes final and conclusive and shall not be questioned or reviewed in any court.

— 2021, ch. 23, art. 130

130 L’article 39.26 de la même loi est remplacé par ce qui suit:

Nomination d’un évaluateur

39.26 (1) Dans les circonstances prévues par règlement, le gouverneur en conseil nomme, par décret, à titre d’évaluateur un juge qui reçoit un traitement en vertu de la Loi sur les juges pour réviser la décision de la Société prise au titre du paragraphe 39.23(1).

Révision

(2) Dans le cadre de sa révision, l’évaluateur décide si la Société a pris sa décision en se fondant sur une conclusion de fait erronée, tirée de façon abusive ou arbitraire ou sans tenir compte des éléments dont la Société dispo-sait ou sur une estimation déraisonnable.

Confirmation de la décision

(3) S’il décide que la Société n’a pas pris sa décision en se fondant sur une telle conclusion ou estimation, l’évalua-teur confirme la décision de la Société.

Décision quant au montant

(4) S’il décide que la Société a pris sa décision en se fondant sur une telle conclusion ou estimation, l’évaluateur décide, en conformité avec les règlements et les règlements administratifs, du montant de l’indemnité à ver-ser, le cas échéant, aux personnes visées par règlement et substitue sa décision à celle de la Société.

Current to May 29, 2023	109	À jour au 29 mai 2023

Last amended on April 1, 2023		Dernière modification le 1 avril 2023

Canada Deposit Insurance Corporation	Société d’assurance-dépôts du Canada
AMENDMENTS NOT IN FORCE	MODIFICATIONS NON EN VIGUEUR

substitute the assessor’s determination for the Corporation’s determination.

— 2021, c. 23, s. 131

131 Subsection 39.28(2) of the Act is replaced by the following:

By-laws

(2) The Corporation may make by-laws respecting compensation for the purposes of sections 39.23 and 39.26.

— 2021, c. 23, s. 132

132 Section 6.1 of the schedule to the Act is repealed.

— 2021, ch. 23, art. 131

131 Le paragraphe 39.28(2) de la même loi est remplacé par ce qui suit:

Règlements administratifs

(2) La Société peut prendre des règlements administratifs concernant les indemnités pour l’application des articles 39.23 et 39.26.

— 2021, ch. 23, art. 132

132 L’article 6.1 de l’annexe de la męme loi est abrogé.

Current to May 29, 2023	110	À jour au 29 mai 2023

Last amended on April 1, 2023		Dernière modification le 1 avril 2023